As filed with the Securities and Exchange Commission on December 29, 2023

Registration No. -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFRICAN AGRICULTURE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	100	98-1594494
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

445 Park Avenue, Ninth Floor
New York, NY 10022
(212) 745-1164
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan Kessler
Chief Executive Officer
African Agriculture Holdings Inc.
445 Park Avenue, Ninth Floor
New York, NY 10022
(212) 745-1164
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack Levy Anthony M. Saur Morrison Cohen LLP 909 Third Avenue, 27th Floor New York, New York 10022 Tel: (212) 735-8600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities described herein may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 29, 2023

PRELIMINARY PROSPECTUS

AFRICAN AGRICULTURE HOLDINGS INC.

39,557,238 Shares of Common Stock

and

26,201 Warrants to Purchase Common Stock

The selling securityholders named in this prospectus may offer and sell from time to time up to 39,557,238 shares of our common stock, par value $0.0001 per share, and up to 26,201 warrants to purchase common stock, consisting of:

●	up to 26,201 warrants issued to the David Stadlin Trust in connection with certain loans provided to AAGR prior to the consummation of the Business Combination;

●	up to 26,201 shares of common stock that are issuable upon the exercise of warrants issued to the David Stadlin Trust;

●	up to 5,666,667 shares of common stock originally issued in a private placement to the Sponsor and subsequently distributed in part to certain members of the Sponsor;

●	up to 33,209,370 shares of common stock held by other selling securityholders of the Company; and

●	up to 655,000 shares of common stock that were a constituent part of the private placement units

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock. The inclusion of persons listed as selling securityholders does not necessarily represent a present intention on the part of such persons to sell any or all of the securities hereby registered. See “Plan of Distribution” beginning on page 122 of this prospectus.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock and warrants are listed on The Nasdaq Global Market under the symbols “AAGR” and “AAGRW”, respectively. On December 28, 2023, the last reported sales price of our common stock was $1.25 per share and the last reported sales price of our warrants was $0.021 per warrant.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendment or supplements to this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023.

i

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, the following terms shall have the following meanings:

●	“10X II” means 10X Capital Venture Acquisition Corp. II, a Cayman Islands exempted company, prior to the consummation of the Business Combination;

●	“AFRAG” means African Agriculture, Inc., a Delaware corporation;

●	“Common Stock” means our common stock, par value $0.0001 per share;

●	“AAGR Board” means our board of directors;

●	“Anchor Investors” means certain qualified institutional buyers who purchased 10X II units in connection with 10X II’s initial public offering.

●	“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement, collectively;

●	“Closing” means the closing of the Business Combination;

●	“Continental” means Continental Stock Transfer & Trust Company;

●	“DGCL” means the General Corporation Law of the State of Delaware;

●	“GAAP” means the United States generally accepted accounting principles, consistently applied;

●	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

●	“initial public offering” means 10X II’s initial public offering that was consummated on August 13, 2021;

●	“Merger” means, pursuant to the Merger Agreement, the merger of Merger Sub into AFRAG, with AFRAG surviving the Merger as a wholly owned subsidiary of AFRAG PubCo;

●	“Merger Agreement” means that certain Merger Agreement, dated as of November 2, 2022 (as amended, supplemented or otherwise modified from time to time), by and among 10X II, Merger Sub, and AFRAG;

●	“Nasdaq” means the Nasdaq Stock Market LLC;

●	“private placement units” means the 655,000 private placement units that were issued to the Sponsor and Cantor Fitzgerald & Co. (“Cantor”) simultaneously with the consummation of 10X II’s initial public offering, which private placement units were identical to the units sold in 10X II’s initial public offering, subject to certain limited exceptions. Each private placement unit consisted of one placement share and one-third of one private placement warrant.

●	“private placement warrants” means the warrants sold as part of the private placement units, each such whole warrant representing the right to purchase a share of Common Stock;

●	“public shareholders” means holders of public shares, whether acquired in 10X II’s initial public offering or acquired in the secondary market;

●	“public warrants” means the redeemable warrants to purchase Common Stock sold as part of the units in 10X II’s initial public offering or acquired in the secondary market;

●	“SEC” means the Securities and Exchange Commission;

●	“Securities Act” means the Securities Act of 1933, as amended;

●	“Sponsor” means 10X Capital SPAC Sponsor II LLC, a Cayman Islands limited liability company;

●	“transfer agent” means Continental, 10X II’s transfer agent;

●	“Trust Account” means the trust account established at the consummation of 10X II’s initial public offering that held the proceeds of the initial public offering and from the sale of private placement units and was maintained by Continental, acting as trustee;

●	“units” or “10X II units” means the units of 10X II, each unit representing one Class A ordinary share and one-third of one warrant, with such whole warrant representing the right to acquire one Class A ordinary share, that were offered and sold by 10X II in its initial public offering and in its concurrent private placement;

●	“warrant agreement” means the warrant agreement, dated August 10, 2021, between 10X II and Continental Stock Transfer & Trust Company, as warrant agent, which sets forth the expiration and exercise price of and procedure for exercising the warrants; and

●	“warrants” means the public warrants and the private placement warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	Our future financial and business performance, including financial projections and business metrics, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees;

●	the ability to maintain the listing of our Common Stock and the warrants on Nasdaq, and the potential liquidity and trading of such securities;

●	changes in applicable laws or regulations;

●	our success in retaining or recruiting, our officers, key employees and other personnel;

●	macroeconomic conditions resulting from the global COVID-19 pandemic;

●	substantial regulations, which are evolving, and unfavorable changes or our failure to comply with these regulations;

●	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

●	cyber-attacks and security vulnerabilities;

●	factors relating our business, operations and financial performance, including:

●	our strategy, outlook and growth prospects;

●	our operational and financial targets and dividend policy; and

●	general economic trends and trends in the agriculture industry and markets.

●	other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak, or other, similar, pandemic, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company”, “we,” “our,” “us” and other similar terms refer to African Agriculture Holdings Inc. and our consolidated subsidiaries. All references to “10X II” refer to the Company before the Closing.

General

We are a holding company that operates principally through our wholly owned subsidiary, Les Fermes de la Teranga SA (“LFT”). LFT is developing our initial commercial farming business based in northern Senegal focusing on the production and sale of alfalfa for cattle feed and nutrition purposes. We will sell alfalfa to owners and suppliers of cattle for feed and nutritional purposes, primarily in Senegal and the surrounding regions in Africa, the Economic Community of West African States (ECOWAS) region and other export markets including the Middle East. We also initiated commercial farming business operations in Niger and Mauritania, with a local office establishment, business incorporation and performance of initial survey work regarding land and soil fertility.

We intend to expand our business to include aquaculture and the production of carbon offset credits. Aquaculture is the breeding, rearing, and harvesting of fish, shellfish, algae and other organisms in water environments, and we anticipate growing tilapia in our water channels and infrastructure as part of its fertigation program. We anticipate that our carbon offset production will generate carbon credits to be sold on a global carbon emission market via a reforestation program in areas in Niger designated for tree growth. We aspire to conduct a feasibility study on its environmental program to assess the viability of carbon credits as a revenue source.

Our executive offices are located at 445 Park Avenue, Ninth Floor, New York, NY 10022, and our telephone number is (212) 745-1164. Our corporate website address is www.africanagriculture.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Summary Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 4 before making a decision to invest in our common stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

Risks Related to Our Business and Industry

●	We have a limited operating history on which to judge our business prospects and management, and we cannot assure you that we will achieve or sustain profitability;

●	Our business is affected by fluctuations in agricultural commodity prices, transportation costs, energy prices, interest rates, and foreign currency exchange rates, and our risk management strategies may not be successful in minimizing our exposure to these fluctuations;

●	Our earnings may be negatively impacted by declining demand for our product based on a variety of factors, including end-demand for crops, supply and quality issues, or any other reason;

●	We may be unable to successfully negotiate binding offtake agreements, which could harm our commercial prospects;

●	Our use of the 20,000 hectares located at the LFT Farm is subject to a 50-year land use right provided pursuant to a Republic of Senegal Presidential Decree (as of December 29, 2023, approximately 38 years will remain under this decree), which subjects us to risks including early termination or modification of such decree, which may result in a loss of anticipated future revenue, which could have an adverse effect on our ability to operate our business, our financial results and customer demand for our products and services;

●	We rely upon irrigation systems and public water sources, and in the event that the government or another regulatory body limits the Company’s ability to divert stream waters to its irrigation systems, the result could have a negative impact on the Company’s ability to continue with its agricultural operations and development plans;

●	The presence of the novel coronavirus disease, COVID-19, or any other pandemics, public health crisis or disease, such as Ebola virus or dengue, may have an adverse impact our business, including depressing demand for our products and preventing our employees, agents and consumers from travelling and conducting business activities;

●	Due to the international nature of our proposed business, we are exposed to various risks of international operations, including adverse trade policies, changes in laws, inflation, exchange controls, sovereign risk, changes in a region’s economic or political condition, and civil or political instability;

Risks Related to our Future Growth

●	If we fail to manage our recent and future growth effectively, we may be unable to execute our business plan or adequately address competitive challenges.

●	We will require additional financing to achieve our goals and a failure to obtain this capital on acceptable terms, or at all, may adversely impact our ability to support our business growth strategy.

●	Our results of operations may fluctuate from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our common stock.

●	Forecasts of market growth in this prospectus may not be accurate.

Risks Related to Intellectual Property

●	If we fail to protect, or incur significant costs in defending, our intellectual property and other proprietary rights, then our business and results of operations could be materially harmed.

●	Third parties may assert that we are infringing upon their intellectual property rights, which could divert management’s attention, cause us to incur significant costs, and prevent us from selling or using the technology to which such rights relate.

Risk Related to Our Securities

●	Provisions in our Charter may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

●	Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

●	Our stock price may be volatile and may decline regardless of our operating performance.

●	There can be no assurance that our common stock will be able to comply with the continued listing standards of Nasdaq.

●	We are currently an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and that status could make our securities less attractive to investors.

THE OFFERING

Securities offered by the selling securityholders	We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, of an aggregate of 39,557,238 shares of common stock and warrants to purchase 26,201 shares of common stock, which includes:

	●	Up to 26,201 warrants issued to the David Stadlin Trust;

	●	up to 5,666,667 shares of common stock originally issued in a private placement to the Sponsor and subsequently distributed in part to certain members of the Sponsor;

	●	up to 33,209,370 shares of common stock held by other selling securityholders of the Company; and

	●	up to 655,000 shares of common stock that were a constituent part of the private placement units.

In addition, we are registering up to 26,201 shares of common stock issuable upon exercise of the warrant issued to the David Stadlin Trurst.

Terms of the Offering	The selling securityholders will determine when and how they will dispose of the shares of common stock and warrants registered under this prospectus for resale.
Shares outstanding prior to the offering(1)	As of December 28, 2023, we had 57,866,830 shares of common stock issued and outstanding.
Shares outstanding after the offering(1)	57,893,031 shares of common stock (assuming the exercise for cash of warrants to purchase 26,201 shares of common stock).
Use of proceeds

We will not receive any of the proceeds from the sale of the warrants shares of common stock by the selling securityholders except with respect to amounts received by us due to the exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes.

Nasdaq ticker symbol	Our common stock and warrants are listed on Nasdaq under the symbols “AAGR” and “AAGRW.”

(1)	The number of shares of our common stock to be outstanding prior to and after this offering is based on shares of our common stock outstanding as of December 28, 2023, and excludes:

●	10,598,045 shares of our common stock issuable upon the settlement of RSUs outstanding as of December 28, 2023; and

●	5,786,685 additional shares of our common stock reserved for future issuance under our 2023 Incentive Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under our 2023 Incentive Plan; and

●	6,884,899 shares of our common stock issuable upon the exercise of warrants to purchase common stock outstanding as of December 28, 2023, at an exercise price of $11.50 per share.

Unless otherwise indicated, this prospectus reflects and assumes no exercise of outstanding warrants or settlement of outstanding RSUs after December 28, 2023.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have a limited operating history on which to judge our business prospects and management.

We were incorporated in May 2021 and have only recently commenced commercial operations. An evaluation of our business and prospects can only be made through our pilot program and the operations of our wholly owned subsidiaries. Operating results for future periods are subject to numerous uncertainties and we cannot assure that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, our ability to develop and market new products or control costs, and general economic conditions. We cannot assure that we will successfully address any of these contingencies.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern.

Our independent auditor’s report on its financial statements included an explanatory paragraph that indicates that the financial statements were prepared assuming that we would continue as a going concern. As discussed in Note 2 to the financial statements for the year ended December 31, 2022, we have a history of net losses incurred for the current and prior years as of December 31, 2022. We also do not have sufficient cash on hand or available liquidity to meet our obligations through the twelve months following December 31, 2022. These conditions raise substantial doubt about our ability to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. There can be no assurance that we will be successful in our plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from our inability to continue as a going concern.

We have a history of net losses.

For the fiscal year ended December 31, 2022 we incurred a net loss of approximately $26.3 million. and used cash in continuing operations of $2.7 million. We also incurred a net loss of approximately $29.0 million and used cash in continuing operations of $1.1 million for the nine months ended September 30, 2023. Our operations have historically been financed principally by loans from our majority shareholder, Global Commodities and Investments Limited, and its affiliated entities. Our primary sources of liquidity to date are loans from Global Commodities, sales of unneeded fixed assets from the prior ownership, various convertible and short-term debt instruments as well as the sale of alfalfa, which began during the second quarter of 2022.

There can be no assurance that we will be able to bring the business to operating profitability in the near-term or at all. As of September 30, 2023 we did not hold cash and cash equivalents in an amount sufficient to finance our operations for the next twelve months. There can be no assurance that we will obtain sufficient liquidity to continue operations or initiatives or for our business. Our cash flows may be impacted by a number of factors, including changing market conditions, reduction in demand for our crops as well as operating losses that are being incurred. There can be no assurance that we will be successful in raising additional capital necessary to fund our operations in the near or long term. The failure to raise any necessary additional capital on acceptable terms, or at all, may have a material adverse effect on our future business and results of operations.

The loss of any member or change in structure of our senior management team could adversely affect our business.

Our success depends in large part upon the skills, experience and performance of members of our executive management team and others in key leadership positions as we depend on key management to run our business. The efforts of these persons will be critical to us as we continues to develop and scale our business. If we were to lose one or more key executives, including Alan Kessler, our Chief Executive Officer and Chairman, Harry Green, our Chief Financial Officer, and Edward Meiring, our Chief Operating Officer, among others, we may experience difficulties in competing effectively and implementing our business strategy. Only certain of our executives have employment contracts, and the majority of our employees are at-will, which means that either we or any employee may terminate their employment at any time or in the notice period set forth in an executive’s contract. We do not carry key person insurance for any of our executives or employees. The loss of one or more of our executive officers or other key personnel or our inability to locate suitable or qualified replacements could be significantly detrimental to product development efforts and could have a material adverse effect on our business, financial condition and results of operations.

In addition, we must attract and retain highly qualified personnel, including certain foreign nationals who are not citizens or permanent residents of Senegal or Niger, many of whom are highly skilled and constitute an important part of our workforce. Our ability to hire and retain these employees and their ability to remain and work in our countries of operations. are impacted by laws and regulations, as well as by procedures and enforcement practices of various government agencies. Changes in immigration laws, regulations or procedures, including those that may be enacted by the current presidential administrations may adversely affect our ability to hire or retain such workers, increase operating expenses and negatively impact our ability to deliver products and services, any of which would adversely affect our business, financial condition and results of operations.

We may not be able to manage our future growth effectively, which could make it difficult to execute our business strategy.

Our expected future growth could create a strain on the organizational, administrative and operational infrastructure, including farming operations and logistics. We may not be able to maintain the quality of or expected delivery times for its products or satisfy customer demand as it grows. Our ability to manage our growth effectively will require us to continue to improve our operational, financial and management controls, as well as our reporting systems and procedures. As we grow, any failure of our controls or interruption of our facilities or systems could have a negative impact on our business and financial operations. We plan to expand into the fishery logistics and carbon offset production businesses, which will affect a broad range of business processes and functional areas. The time and resources required to implement these new systems is uncertain, and failure to complete these activities in a timely and efficient manner could adversely affect our operations. If we are unable to manage our growth effectively, it may be difficult for us to execute our business strategy and our business could be harmed.

Our use of the 20,000 hectares located at the LFT Farm is subject to a 50-year land use right provided pursuant to a Republic of Senegal Presidential Decree, which subjects us to risks including early termination.

Our right to utilize the 20,000 hectares of land upon which its LFT Farm is located in Les Fermes de la Teranga in Northern Senegal, is granted pursuant to a Republic of Senegal Presidential Decree controlled by our wholly owned subsidiary, Agro Industries. While we have no reason to believe that the Republic of Senegal will terminate the Senegal Presidential Decree, the Republic of Senegal has the right to modify, curtail or terminate such decrees without prior notice at its convenience. In the event of any such termination or modification, we may not be entitled to recover any of our incurred or committed costs relating to the development of the LFT Farm. The termination or any modification or curtailment of the Senegal Presidential Decree would result in a loss of anticipated future revenue attributable to the LFT Farm, which could have an adverse effect on our ability to operate our business, our financial results, and customer demand for our products and services.

Our risk management strategies may not be effective.

Our business is affected by fluctuations in agricultural commodity prices, transportation costs, energy prices, interest rates, and foreign currency exchange rates. We may engage in hedging transactions to manage these risks. However, our exposure may not always be fully hedged, and our hedging strategies may not be successful in minimizing our exposure to these fluctuations. In addition, our risk management strategies may seek to position our overall portfolio relative to expected market movements. While we have implemented a broad range of risk monitoring and control procedures and policies to mitigate potential losses, we may not in all cases be successful in anticipating a significant risk exposure and protecting us from losses that have the potential to impair our financial position.

Our relative crop yields may not be consistent with our pilot experience.

We have undertaken a pilot programs for rice, sweet potato, and most recently alfalfa in order to understand soil quality, water and agronomy that generated substantive growth results. While our alfalfa pilot program has also generated consistent results and, along with the results of our rice and sweet potato programs, enhanced our confidence in potential alfalfa crop yields, these results may have been aberrational and there is no guarantee that they will be sustained in larger commercial practice.

Our earnings can be negatively impacted by declining demand brought on by varying factors, many of which are out of our control.

Demand for our product depends upon a variety of factors, including end-demand for the crops. For example, a severe downturn in the dairy industry could have a negative effect on sales of alfalfa hay, and as a result, the demand for our alfalfa in the markets in which we sell. In addition, demand for our products could decline because of other supply and quality issues or for any other reason, including products of competitors that might be considered superior by end users. A decline in demand for our products could have a material adverse effect on our business, results of operations and financial condition.

We rely upon irrigation systems and public water sources and a loss of access to public water sources could have detrimental effects on our ability to produce alfalfa.

We remain engaged in farming and harvesting operations relating to alfalfa to be utilized for cattle feed. We incur significant risks relating to the cost of growing and maintaining alfalfa and producing and selling the alfalfa. We rely on water sourced from our irrigation systems, which divert water from streams and development tunnels into a network of ditches, tunnels, flumes, siphons and reservoirs. In the event that the government or another regulatory body limits our ability to divert stream waters to our irrigation systems, the result could have a negative impact on our ability to continue with our agricultural operations and development plans.

We may be unable to successfully negotiate binding offtake agreements, which could harm our commercial prospects.

We cannot assure you that we will be able to negotiate one or more offtake agreements or that, if such offtake agreements are completed, the terms would enable us to market our crop at a favorable margin. Although we are engaged in discussions with respect to such offtake agreements, we may fail to successfully negotiate offtake agreements in a timely manner or on favorable terms, which may force us to dedicate additional resources to sales in spot markets. Furthermore, should we remain dependent on spot market sales, our profitability will remain vulnerable to short-term fluctuations in the price and demand for alfalfa and competing substitutes. A failure to have offtake agreements in place may affect the willingness of investors to make an investment in us, which could impair our ability to raise additional capital.

A pandemic, epidemic, outbreak of an infectious disease, including the outbreak of a novel strain of coronavirus (“COVID-19”) or other public health crisis could adversely impact our business operations and financial results.

If a pandemic, epidemic, or outbreak of an infectious disease, including the resurgence of COVID-19 or the outbreak of a novel strain of COVID-19, or other public health crisis were to affect our markets, facilities or our customers, our business could be adversely affected. The global spread of COVID-19 has disrupted certain aspects of our operations, including the ability of certain of our employees to collaborate in-person, and may adversely impact our business operations and financial results, including our ability to execute on our business strategy and goals. Specifically, the continued spread of COVID-19, the potential future spread of other infectious diseases and related precautionary measures may result in delays or disruptions in our supply chain, delays in the launch or execution of certain of our customers’ projects and a decrease of our operational efficiency in the development of our systems, products, technologies and services. We continue to take measures within our business operations to ensure the health and safety of our employees. However, there can be no assurance that these measures will prevent disruptions due to COVID-19 or other infectious diseases within our workforce.

The COVID-19 pandemic has also resulted in, and other infectious diseases could result in, significant disruption and volatility of global financial markets. This disruption and volatility may adversely impact our ability to access capital. In the future, this could negatively affect our liquidity and capital resources. Given the rapid and evolving nature of the impact of the virus, responsive measures taken by governmental authorities and the continued uncertainty about its impact on society and the global economy, we cannot predict the extent to which it will affect our operations, particularly if these impacts persist or worsen over an extended period of time. To the extent COVID-19 adversely affects our business operations and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Outbreaks of other disease may adversely affect our business operations and financial condition.

Significant outbreaks of contagious diseases, and other adverse public health developments, could have a material impact on our business operations and financial condition. Many of our operations are currently, and will likely remain in the near future, in developing countries which are susceptible to outbreaks of disease and may lack the resources to effectively contain such an outbreak quickly. Such outbreaks may impact our ability to operate by limiting access to qualified personnel, increasing costs associated with ensuring the safety and health of its personnel, restricting transportation of personnel, equipment, and supplies to and from its areas of operation and diverting the time, attention and resources of government agencies which are necessary to conduct its operations. In addition, any losses we experience as a result of such outbreaks of disease which impact sales or delay production may not be covered by our insurance policies.

Epidemics of both Ebola virus and dengue have been reported in recent years in West Africa. An epidemic of the Ebola virus disease occurred in parts of West Africa in 2014 and continued through 2015. A substantial number of deaths were reported by the World Health Organization (“WHO”) in West Africa, and the WHO declared it a global health emergency. A localized outbreak of dengue was reported in 2016. It is impossible to predict the effect and potential spread of new outbreaks of the Ebola virus or dengue in West Africa and surrounding areas. Should another Ebola virus or dengue outbreak occur, including to the countries in which we operate, or not be satisfactorily contained, our operations could be delayed, or interrupted after commencement. Any changes to these operations could significantly increase costs of operations.

There is potential for competitive cattle feed or alternate protein sources.

Beef cattle can utilize roughages of both low and high quality, including pasture forage, hay, silage, corn (maize) fodder, straw, and grain by-products. Cattle also utilize nonprotein nitrogen in the form of urea and biuret feed supplements, which can supply from one-third to one-half of all the protein needs of beef animals. Nonprotein nitrogen is relatively cheap and abundant and is usually fed in a grain ration or in liquid supplements with molasses and phosphoric acid or is mixed with silage at ensiling time; it also may be used in supplement blocks for range cattle or as part of range pellets. Other additions to diet include corn (maize), sorghum, milo, wheat, barley, or oats. Whey protein and pea protein have recently emerged as competitive protein sources to alfalfa, albeit at materially lower yields.

We are subject to global and regional economic downturns and related risks.

The level of demand for our products is affected by global and regional demographic and macroeconomic conditions, including population growth rates and changes in standards of living. A significant downturn in global economic growth, or recessionary conditions in major geographic regions, may lead to reduced demand for agricultural commodities and food products, which could adversely affect our business and results of operations. Further, deteriorating economic and political conditions in our major markets affected by the COVID-19 pandemic, such as increased unemployment, decreases in disposable income, declines in consumer confidence, or economic slowdowns or recessions, could cause a decrease in demand for our products.

Additionally, weak global economic conditions and adverse conditions in global financial and capital markets, including constraints on the availability of credit, have in the past adversely affected, and may in the future adversely affect, the financial condition and creditworthiness of some of our customers, suppliers and other counterparties, which in turn may negatively impact our financial condition and results of operations.

Adverse weather and other farming conditions, including as a result of climate change, may adversely affect the availability, quality and price of agricultural commodities and agricultural commodity products, as well as our operations and operating results.

Adverse weather conditions have historically caused volatility in the agricultural commodity industry and consequently in our operating results by causing crop failures or significantly reduced harvests, which may affect the supply and pricing of the agricultural commodities that we sell and use in our business, reduce demand for our fertilizer products and negatively affect the creditworthiness of agricultural producers who do business with us.

Severe adverse weather conditions, such as severe storms, may also result in extensive property damage, extended business interruption, personal injuries and other loss and damage to our business. Our operations also rely on dependable and efficient transportation services. A disruption in transportation services, as a result of weather conditions or otherwise, may also significantly adversely impact our operations.

Additionally, the potential physical impacts of climate change are uncertain and may vary by region. These potential effects could include changes in rainfall patterns, water shortages, changing sea levels, changing storm patterns and intensities, and changing temperature levels that could adversely impact our costs and business operations, the location, costs and competitiveness of global agricultural commodity production and related storage and processing facilities and the supply and demand for agricultural commodities. These effects could be material to our results of operations, liquidity or capital resources.

Although alfalfa is a well-adapted plant that usually gives good production for many years, it can be severely affected by weeds. Weeds compete with alfalfa plants in water and nutrient, resulting in thin and underperforming plants. We may have to consult local farmers and/or agronomists in order to understand the most recent information on the weeds most commonly found in our region. Then we will have to plan a solid (pre and after sowing) weed management policy, taking into account the local legal framework and the agronomist’s suggestion. Some chemicals widely used in some countries are strictly forbidden in other countries.

We operate in areas subject to natural disasters and which may be adversely affected by climate change.

Climate change poses a threat to Senegal’s socio-economic development. In general, climate models suggest that West African countries will likely experience increased temperatures, decreased annual rainfall, increases in the intensity and frequency of heavy rainfall events, and a rise in sea level. Climate change in Senegal will have wide reaching impacts on many aspects of life in Senegal. Climate change is expected to cause an increase in average temperatures over west Africa by between 1.5 and 4 °C (3 °F and 7 °F) by the middle of this century, relative to 1986 – 2005. Projections of rainfall indicate an overall decrease in rainfall and an increase in intense mega-storm events over the Sahel. The sea level is expected to rise faster in West Africa than the global average. Although Senegal is currently not a major contributor to global greenhouse gas emissions, it is one of the most vulnerable countries to climate change. Extreme drought is impacting agriculture, and causing food and job insecurity. More than 70% of the population is employed in the agricultural sector. Sea level rise and resulting coastal erosion is expected to cause damage to coastal infrastructure and displace a large percentage of the population living in coastal areas. Climate change also has the potential to increase land degradation that will likely increase desertification in eastern Senegal, leading to an expansion of the Sahara.

Senegal and other West African countries are also prone to floods, droughts and other natural disasters. The effects of climate change, a significant seismic event where our operations are concentrated, abundance of insects or locusts, or other natural disasters could adversely impact our ability to deliver labor to the crops, deliver crops to the marketplace, and receive water and could adversely affect our costs of operations and profitability.

We are subject to fluctuations in agricultural commodity and other raw material prices, energy prices and other factors outside of our control that could adversely affect our operating results.

Prices for agricultural commodities and their by-products, like those of other commodities, are often volatile and sensitive to local and international changes in supply and demand caused by factors outside of our control, including farmer planting and selling decisions, currency fluctuations, government agriculture programs and policies, pandemics (such as the COVID-19 pandemic), governmental restrictions or mandates, global inventory levels, demand for biofuels, weather and crop conditions, and demand for and supply of competing commodities and substitutes. These factors may cause volatility in our operating results.

Additionally, our operating costs and the selling prices of certain of its products are sensitive to changes in energy prices. Our industrial operations utilize significant amounts of electricity, natural gas and coal, and our transportation operations are dependent upon diesel fuel and other petroleum-based products. Significant increases in the cost of these items and currency fluctuations could adversely affect our operating costs and results. The selling prices of the agricultural commodities and commodity products that we sell are also sensitive to changes in the market price for biofuels, and consequently world petroleum prices.

We are vulnerable to the effects of supply and demand imbalances in our industries.

Historically, the market for some agricultural commodities has been cyclical, with periods of high demand and capacity utilization stimulating new plant investment and the addition of incremental processing or production capacity by industry participants to meet the demand. The timing and extent of this expansion may then produce excess supply conditions in the market, which, until the supply/demand balance is again restored, negatively impacts product prices and operating results. During times of reduced market demand, we may suspend or reduce production.

Our business may require significant capital expenditures.

Our business is capital intensive, particularly in the redevelopment of the land and rehabilitation of water infrastructure. On an annual basis, we could spend significant sums of money for additions to, or replacement of, land, land improvements, irrigation and farming equipment. We must obtain funds for these capital projects from operations or new capital raises. We cannot provide assurance that available sources of funds will be adequate or that the cost of funds will be at levels permitting us to earn a reasonable rate of return.

Ruminant livestock generates Greenhouse Gas Emissions, which contribute to climate change, and any global scrutiny on alfalfa as a source of cattle nutrition could adversely affect our operating results.

Ruminant livestock generates a significant proportion of anthropogenic Greenhouse Gas Emissions, which contributes to climate change. Global scrutiny on Greenhouse Gas Emissions may serve to increase scrutiny on alfalfa as a source of cattle nutrition, which could adversely affect our costs of operations and profitability.

Ruminants such as cattle, sheep, and goats produce meat and milk through enteric fermentation, a digestive process in which microbes decompose and ferment food in the digestive tract or rumen. This process produces methane which is emitted via digestion. The amount of methane produced is directly related to the type of food consumed and the level of intake, in addition to other factors such as animal size, growth rate, production level, and environmental temperature. The loss of methane from ruminants also represents a loss of dietary energy, so initiatives to reduce emissions also represent an opportunity to improve the efficiency of livestock production. Methane is naturally occurring, and typically decomposes over a 10-year half-life, and has recently been recalibrated according to a new scoring methodology, the GWP* methodology, by the University of Oxford.

Crop insurance may not be available or not be adequate to cover losses.

We do not currently have property insurance covering our facilities and the LFT Farm. The insurance industry in Senegal is still at an early stage of development. Insurance companies in Senegal offer limited insurance products and the cost of such insurance is high. We have determined that the risks of disruption or liability from our business, the loss or damage to our property, including our facilities and equipment, the cost of insuring for these risks, and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to purchase such insurance. Any uninsured occurrence of loss or damage to property, or litigation or business disruption may result in the incurrence of substantial costs and the diversion of resources, which could have an adverse effect on our operating results.

In addition, certain crops and certain land locations are either not eligible or eligible at a reduced level for crop insurance. We intend to grow crops in areas where full insurance is available, but the consistent availability and reasonable cost of such insurance cannot be guaranteed. Further, if an insurance claim is made, the amount of funds received might not be sufficient to cover costs and provide debt service.

Our earnings may be affected, to large extent, by volatility in the market value of our crops.

We intend to grow primarily organic alfalfa. The price of alfalfa, like other commodity crops, can vary widely, thereby directly impacting our revenue. In addition, we may not have a diverse customer base to which we are selling our product. If a single material buyer should fail to take or pay for its production, we would have to sell to other purchasers who might pay higher or lower prices than specified in our contracts.

If we are unable to plant enough alfalfa crop during the planting season that occurs in the first quarter of the year prior to the Senegal rainy season to meet our projections and fulfill anticipated demand for that year, the loss of revenue may have a material adverse effect on our results of operations and financial condition.

Should events such as adverse weather, such as drought or floods (which are difficult to anticipate and which cannot be controlled), production or transportation interruptions, delays in obtaining available inputs such as fertilizer or equipment due to supply chain or other local disruptions, or lack of seasonal labor, and contractor availability, we may be unable to plant enough crops during the first quarter of the year, which we refer to as the planting season, to meet our projections and anticipated demand. Failure to plant our targeted crops amounts for any year may result in reduced revenue without the opportunity to recover until the following planting season, which could have a material adverse effect on our results of operations and financial condition.

Our ability to cultivate, husband and harvest our crop may be compromised by availability of labor and equipment.

When the crop is ready to harvest, we are dependent on seasonal labor and contractors for harvesting. During harvest season, there is demand for such seasonal labor from other farming operations which will compete with our demand. The availability of seasonal farm labor is also affected by uncertain national immigration policies and politically volatile enforcement practices. Thus, adequate labor might not be available when our crops are ready to harvest. This could delay revenue or decrease revenue.

The inability to obtain certain materials could adversely impact our ability to deliver on our contractual commitments which could negatively impact our results of operations and cash flows.

Although most materials essential to our business are generally available from multiple sources, some key materials, while currently available to us from multiple sources, are at times subject to industry-wide availability constraints and pricing pressures. If the supply of a key or single-sourced material to us were to be delayed or curtailed or in the event of a delayed shipment of completed products to us, our ability to ship product in desired quantities, and in a timely manner, could be adversely affected. Our business and financial performance could also be adversely affected depending on the time required to obtain sufficient quantities from the original source, or to identify and obtain sufficient quantities from an alternative source. Continued availability of these components may be affected if suppliers were to decide to concentrate on the production of common components instead of components customized to meet our requirements. We attempt to mitigate these potential risks by working closely with these and other key suppliers on product introduction plans, strategic inventories, coordinated product introductions, and internal and external manufacturing schedules and levels. Consistent with industry practice, we aquire materials through a combination of formal purchase orders, supplier contracts, and open orders based on projected demand information. However, adverse changes in our vendors’ supply chain may adversely impact the supply of key materials.

Reliance on third-party manufacturers may result in increased or volatile costs.

The alfalfa products we offer require a limited number of third-party manufacturers to produce, and as a result we may be subject to price fluctuations or demand disruptions. Our operating results would be negatively impacted by increases in the costs of such suppliers, and there is no guarantee that costs will not rise. In addition, as we expand into new categories and product types we expect that we may not have strong purchasing power in these new areas, which could lead to higher costs than it has historically seen in its current categories. We may not be able to pass increased costs on to consumers, which could adversely affect its operating results. Moreover, in the event of a significant disruption in the supply of the materials used in the manufacture of the products we offer, we and our vendors might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price.

Risks Related to Operations Outside of the United States

We are subject to economic, political and other risks of doing business globally and in emerging markets.

We will be a multi-national business and our business strategies may involve expanding or developing our business in emerging market regions, including Eastern Europe, Asia-Pacific, the Middle East and Africa. Due to the international nature of our business, we are exposed to various risks of international operations, including:

●	adverse trade policies or trade barriers on agricultural commodities and commodity products; government regulations and mandates in response to the COVID-19 pandemic;

●	inflation and hyperinflation and adverse economic effects resulting from governmental attempts to control inflation, such as the imposition of wage and price controls and higher interest rates;

●	changes in laws and regulations or their interpretation or enforcement in the countries where AFRAG operate, such as tax laws;

●	difficulties in enforcing agreements or judgments and collecting receivables in foreign jurisdictions;

●	exchange controls or other currency restrictions and limitations on the movement of funds, such as on the remittance of dividends by subsidiaries;

●	inadequate infrastructure and logistics challenges;

●	sovereign risk and the risk of government intervention, including through expropriation, or regulation of the economy or natural resources, including restrictions on foreign ownership of land or other assets; while we may adopt insurance coverage to cover expropriation risk, convertibility, transfer and other risks, this may not sufficient to cover business risks;

●	the requirement to comply with a wide variety of laws and regulations that apply to international operations, including, without limitation, economic sanctions regulations, labor laws, import and export regulations, anti-corruption and anti-bribery laws;

●	challenges in maintaining an effective internal control environment with operations in multiple international locations, including language differences, varying levels of accounting expertise in international locations and multiple financial information systems;

●	changes in a country’s or region’s economic or political condition; and

●	labor disruptions, civil unrest, significant political instability, coup attempts, wars or other armed conflict or acts of terrorism.

Emerging markets are subject to different risks as compared to more developed markets. Operating a business in an emerging market can involve a greater degree of risk than operating a business in more developed markets, including, in some cases, increased political, economic and legal risks. Emerging market governments and judiciaries often exercise broad, unchecked discretion and are susceptible to abuse and corruption. Moreover, financial turmoil in any emerging market country tends to adversely affect the value of investments in all emerging market countries as investors move their money to more stable, developed markets. As has happened in the past, financial problems or an increase in the perceived risks associated with investing in companies in emerging economies could dampen foreign investment and adversely affect the local economy. Generally, investment in emerging markets is only suitable for sophisticated investors who fully appreciate the significance of the risks involved in, and are familiar with, investing in emerging markets.

Finally, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions. We cannot predict the effects that future trade policy or the terms of any negotiated trade agreements and their impact on our business could have. These risks could adversely affect our operations, business strategies and operating results.

We are subject to a number of risks in its supply chain including failure in telecommunication systems, subcontractor and vendor failure to perform and the disruption of transportation networks. The distances between areas of operations in Niger and Senegal are vast, as are the distances between our African operations and that of our consumer markets which leaves us exposed to variability in supply chains.

Our operations in Senegal have resulted in, and as our business expands may result in, claims that these operations have had or will have a detrimental effect on the local communities in which the operations are located.

Historically, certain areas of Africa have a limited history of formal land ownership, and as a result certain communities have made, and may in the future make additional, land claims with respect to our properties or insist on further involvement in our operations.

Claims may continue to be made that will require substantial management resources to address. There can be no assurance that any such claim will not be adjudicated to be valid, and if so determined may result in concessions of granted land or other compensation.

Our operations in Senegal have resulted in, and as its business expands may result in, claims from local communities asserting ownership of certain of our properties.

Historically, certain areas of Africa have a limited history of formal land ownership, and as a result certain communities have made, and may in the future make additional, land claims with respect to our properties or insist on further outside involvement in our operations. For example, certain organizations purporting to advance the interests of Senegalese communities recently sent a letter to one of our technical advisors highlighting such a land claim and questioning the propriety of the advisor’s relationship with us. While we believe the claims and questions set forth in the letter are without merit, there can be no assurance that such claims or any similar future claims will not be adjudicated to be valid, and if so determined may result partially or wholly in the loss of land granted to us that are subject to such claims or the payment of other compensation to claimants. Claims may continue to be made that will require substantial management resources to address.

Our ongoing operations in Niger may be affected by the geopolitical instability in the country.

The U.S. issued a travel advisory related to Niger on August 2. 2023. On July 26, 2023, President Mohamed Bazoum was placed under house arrest amidst efforts to overthrow the democratically elected government of Niger. Subsequent events have severely limited flight options to and from Niger. Given this development, on August 2, 2023, the U.S. government ordered the departure of non-emergency U.S. government employees and eligible family members from Embassy Niamey. The U.S. Embassy in Niamey has temporarily reduced its personnel, suspended routine services, and is only able to provide emergency assistance to U.S. citizens in Niger. Current, and future, instability in Niger could adversely affect our operations, business strategies and operating results.

Our operations in Africa are subject to risk associated with lack of infrastructure.

Our growth strategy depends in part on its ability to expand its operations in Africa. However, Africa may have greater political, economic and currency volatility and greater vulnerability to infrastructure and labor disruptions than more established markets. Engaging in business practices prohibited by laws and regulations with extraterritorial reach, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended, or local anti-bribery laws may be more common. These laws generally prohibit companies and their employees, contractors or agents from making improper payments to government officials, including in connection with obtaining permits or engaging in other actions necessary to do business. Failure to comply with these laws could subject us to civil and criminal penalties that could materially and adversely affect our reputation, financial condition and results of operations.

Disruptions in water and power supply may adversely affect our operations.

Our operations are reliant upon stable supply of electricity, availability of water and access to transportation routes in order to optimally run its operations and/or move its products. The infrastructure in some countries in which we operate, such as rail infrastructure, inland water systems, electricity and water supply, may need to be further upgraded and expanded, and in certain instances, possibly at our own cost. Should we not have access to reliable electricity supply, or should we have limited access to water or experience infrastructure challenges in the regions in which we operate, this could have a material adverse effect on our business, operating results, cash flows, financial condition and future growth. Reliable supply of electricity is important to run our business optimally. The African power system remains very tight. Unplanned power outages may have a negative impact on our production volumes, cost and profitability.

Water, as a resource, is becoming increasingly limited as global demand for water increases. A significant part of our operations requires the use of large volumes of water. Africa is generally an arid continent and prolonged periods of drought or significant changes to current water laws could increase the cost or availability of our water supplies or otherwise impact our operations. A deterioration in water quality may contribute to an increase in costs. Although various technological advances may improve the water efficiency of our processes, they are capital intensive. We may experience limited water availability due to periodic drought events, deterioration in water quality and other infrastructure challenges related to our African operations, which could have a material adverse effect on our business, operating results, cash flows, financial condition and future growth.

Senegal and other countries in which we may operate may experience civil or political unrest or acts of terrorism.

Outbreaks of civil and political unrest and acts of terrorism have occurred in countries in Europe, Africa, South America, and the Middle East, including countries where we currently operate or plan to operate. For example, in May 2023 Senegal experienced political unrest and rioting predicated on the incarceration of a government opposition leader for criminal activity. The Senegalese government’s response to the rioting resulted in deaths of Senegal citizens and the slowdown of commercial activity throughout the country. Continued or escalated civil and political unrest and acts of terrorism in the countries in which we operate could result in our curtailing operations or delays in project completions. In the event that countries in which we operate experience civil or political unrest or acts of terrorism, especially in events where such unrest leads to an unseating of the established government, our operations could be materially impaired. our potential international operations may also be adversely affected, directly or indirectly, by laws, policies, and regulations of the United States affecting foreign trade and taxation, including U.S. trade sanctions. Realization of any of the factors listed above could materially and adversely affect our financial condition, results of operations, or cash flows.

Risks Related to Cybersecurity, Privacy and Information Technology

Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

We collect, store, process, and use personal information and other customer data, and rely in part on third parties that are not directly under our control to manage certain of these operations and to collect, store, process and use payment information. Due to the volume and sensitivity of the personal information and data we and these third parties manage and expect to manage in the future, as well as the nature of our customer base, the security features of our information systems are critical. A variety of federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of this information. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may not be harmonized, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations.

We expect that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions. We cannot yet determine the impact such future laws, regulations and standards may have on our business. Complying with these evolving obligations is costly.

As we expand our international presence, we may also become subject to additional privacy rules, many of which, such as the General Data Protection Regulation promulgated by the European Union (the “GDPR”) and international laws supplementing the GDPR, such as in the United Kingdom, are significantly more stringent than those currently enforced in the United States. The law requires companies to meet stringent requirements regarding the handling of personal data of individuals located in the EEA. These more stringent requirements include expanded disclosures to inform customers about how we may use their personal data through external privacy notices, increased controls on profiling customers and increased rights for data subjects (including customers and employees) to access, control and delete their personal data. In addition, there are mandatory data breach notification requirements. The law also includes significant penalties for non-compliance, which may result in monetary penalties of up to the higher of €20.0 million or 4% of a group’s worldwide turnover for the preceding financial year for the most serious violations. The GDPR and other similar regulations require companies to give specific types of notice and informed consent is required for the placement of a cookie or similar technologies on a user’s device for online tracking for behavioral advertising and other purposes and for direct electronic marketing, and the GDPR also imposes additional conditions in order to satisfy such consent, such as a prohibition on pre-checked tick boxes and bundled consents, thereby requiring customers to affirmatively consent for a given purpose through separate tick boxes or other affirmative action.

A significant data breach or any failure, or perceived failure, by us to comply with any federal, state or foreign privacy or consumer protection-related laws, regulations or other principles or orders to which it may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, investigations, proceedings or actions against us by governmental entities or others or other penalties or liabilities or require us to change our operations and/or cease using certain data sets. Depending on the nature of the information compromised, we may also have obligations to notify users, law enforcement or payment companies about the incident and may need to provide some form of remedy, such as refunds, for the individuals affected by the incident.

Failures in our technology infrastructure could damage our business, reputation and brand and substantially harm our business and results of operations.

If our main data center or cloud infrastructure were to fail, or if it were to suffer an interruption or degradation of services at our main data center, we could lose important manufacturing and technical data, which could harm our business. Our facilities are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures and similar events. In the event that our or any third-party provider’s systems or service abilities are hindered by any of the events discussed above, our ability to operate may be impaired. A decision to close the facilities without adequate notice, or other unanticipated problems, could adversely impact our operations. Any of the aforementioned risks may be augmented if our or any third-party provider’s business continuity and disaster recovery plans prove to be inadequate. The facilities also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that we experience could result in unauthorized access to, misuse of or unauthorized acquisition of our or our customers’ data, the loss, corruption or alteration of this data, interruptions in our operations or damage to our computer hardware or systems or those of our customers. Moreover, negative publicity arising from these types of disruptions could damage our reputation. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in its service. Significant unavailability of our services and due to attacks could cause users to cease using our services and materially and adversely affect our business, prospects, financial condition and results of operations.

Risks Related to Legal, Regulatory and Compliance

Government policies and regulations affecting the agricultural sector and related industries could adversely affect our operations and profitability.

Agricultural commodity production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, import and export restrictions, price controls on agricultural commodities and energy policies (including biofuels mandates), can influence industry profitability, the planting of certain crops versus other uses of agricultural resources, the location and size of crop production, whether unprocessed or processed commodity products are traded, and the volume and types of imports and exports. Additionally, regulation of financial markets and instruments internationally may create uncertainty as these laws are adopted and implemented and may impose significant additional risks and costs that could impact our risk management practices. Future governmental policies, regulations or actions impacting our industries may adversely affect the supply of, demand for and prices of our products, restrict our ability to do business in existing and target markets, or engage in risk management activities and otherwise cause our financial results to suffer.

Expenses or liabilities resulting from litigation could materially adversely affect our results of operations and financial condition.

We have and may become party to various legal proceedings and other claims that arise in the ordinary course of business, or otherwise in the future. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. In addition, any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our platform or have other adverse effects on its business. While we cannot assure the ultimate outcome of any legal proceeding or contingency in which we are or may become involved, we do not believe that any pending legal claim or proceeding arising in the ordinary course will be resolved in a manner that would have a material adverse effect on its business. However, if one or more of these legal matters resulted in a substantial monetary judgment against us, such a judgment could harm its results of operations and financial condition.

African Agriculture Holdings Inc. is a holding company with no operations of its own and, as such, it depends on its subsidiaries for cash to fund all of its operations and expenses, including future dividend payments, if any.

Our operations are conducted entirely through our subsidiaries and our ability to generate cash to meet our debt service obligations or to make future dividend payments, if any, is highly dependent on the earnings and the receipt of funds from our subsidiaries via dividends or intercompany loans. Some of our subsidiaries may become subject to agreements that restrict the sale of assets and significantly restrict or prohibit the payment of dividends or the making of distributions, loans or other payments to stockholders, partners or members. In addition, Delaware law may impose requirements that may restrict our ability to pay dividends to holders of our common stock.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Following the consummation of the Business Combination, we became subject to the reporting requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. We expect that the requirements of these rules and regulations will increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls, internal control over financial reporting and other procedures that are designed to ensure that information required to be disclosed in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers.

As part of the SEC review process in connection with our Form S-1 initially filed on March 31, 2022, AFRAG identified certain errors in its financial statements related to the acquisition of its wholly owned subsidiary, LFT, in 2018 as follows:

AFRAG determined that its acquisition LFT in 2018 should have been accounted for as an asset acquisition instead of a business combination. As a result, in 2018 AFRAG overstated its land use right intangible asset and should not have recognized a bargain purchase gain.

AFRAG determined that a related party payable owed to the prior owner of LFT was relinquished in the acquisition of LFT and, as a result, AFRAG should not have recognized this related party payable in 2018. As a result, AFRAG should not have accrued an operating expense for this related party payable in 2018.

As a direct result of the above two error corrections imputed interest on the related party payable and amortization of the land use right asset were overstated. The reduction in the related party payable also impacted the calculation of the foreign currency translation adjustment and the allocation to the non-controlling interest.

See Note 3 to the unaudited consolidated financial statements of AFRAG for the year ended December 31, 2022 and 2021 contained elsewhere in this prospectus.

While we are taking action to update our controls to identify any future errors, any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could adversely affect our operating results or cause us to fail to meet our reporting obligations and may result in additional restatements of our financial statements for prior periods. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports to be filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended and anticipate that we will continue to expend significant resources, including accounting-related costs, and provide significant management oversight in the regular context of business operations. Any failure to maintain the adequacy of our internal controls, or our consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially and adversely affect our ability to operate its business. In the event that our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our stock could decline.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an emerging growth company or a non-accelerated filer. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results.

Risk Related to Our Securities

We may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future farm acreage development, future acquisitions, repayment of outstanding indebtedness or under the African Agriculture Holdings Inc. 2023 Incentive Plan, without stockholder approval, in a number of circumstances.

The issuance of additional shares of Common Stock or other equity securities of equal or senior rank could have the following effects:

●	your proportionate ownership interest will decrease;

●	the relative voting strength of each previously outstanding share of Common Stock may be diminished; or

●	the market price of your shares of Common Stock may decline.

We will incur increased costs as a result of being a public company

As a publicly traded company, we will incur significant legal, accounting, and other expenses that AFRAG was not required to incur in the past, particularly after we are no longer an “emerging growth company.” In addition, new and changing laws, regulations, and standards relating to corporate governance and public disclosure, including changing regulations of the SEC and Nasdaq, have created uncertainty for public companies and have increased the costs and the time that our board of directors and management must devote to compliance. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could negatively affect our business, results of operations, and financial condition.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare its performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of the Common Stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of its reliance on these exemptions, the trading prices of its securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of the Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, we may also make comparison of our financial statements with other public companies difficult or impossible.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of o Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Common Stock.

AFRAG Holders own, collectively, approximately 59.6% of the outstanding Common Stock and (ii) 10X II’s initial shareholders own approximately 20.4% of the outstanding Common Stock. Although the Sponsor and certain of AFRAG’s stockholders are subject to certain restrictions regarding the transfer of Common Stock, these shares may be sold after the expiration or early termination of the respective applicable lock-ups under the Acquiror Support Agreement and the AFRAG Lock-Up Agreements, respectively. This prospectus, when effective, may also be used by the selling stockholders in connection with resales of their Common Stock. As restrictions on resale end and the registration statement is available for use, the market price of Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Our directors, executive officers and principal stockholders have substantial control over the company, which could limit our ability to influence the outcome of key transactions, including a change of control.

Our executive officers, directors and principal stockholders and their affiliates own 42,741,705 shares of Common Stock, or approximately 75.9% of the outstanding shares of Common Stock. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to our interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale and might ultimately affect the market price of our Common Stock.

Warrants will become exercisable for Common Stock, which, if exercised, would increase the number of shares eligible for future resale in the public market and result in dilution to its shareholders.

Outstanding warrants to purchase an aggregate of 6,911,100 shares of Common Stock will become exercisable in accordance with the terms of the warrant agreement. These warrants will become exercisable 30 days after Closing. The exercise price of these warrants is $11.50 per share. To the extent such warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to the holders of Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the prevailing market prices of Common Stock. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

The terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment.

The public warrants were issued in registered form under a warrant agreement between us and Continental, as warrant agent. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a warrant.

We may redeem a warrant holder’s unexpired warrants prior to their exercise at a time that may be disadvantageous to such warrant holder, thereby making its warrants worthless.

We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like for certain issuances of public shares and equity-linked securities for capital raising purposes in connection with the closing of its initial business combination) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force a warrant holder to: (i) exercise its warrants and pay the exercise price at a time when it may be disadvantageous for such warrant holder to do so; (ii) sell its warrants at the then-current market price when a warrant holder might otherwise wish to hold its warrants; or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of a warrant holder’s warrants.

The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants. None of the private placement warrants will be redeemable, subject to certain circumstances, so long as they are held by their initial purchasers or their permitted transferees.

A warrant holder may only be able to exercise its public warrants on a “cashless basis” under certain circumstances, and if a warrant holder does so, such warrant holder will receive fewer shares of Common Stock from such exercise than if a warrant holder were to exercise such warrants for cash.

The warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Common Stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption. If you exercise your public warrants on a cashless basis, you would pay the warrant exercise price by surrendering all of the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of the Common Stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. As a result, you would receive fewer shares of Common Stock from such exercise than if you were to exercise such warrants for cash.

There can be no assurance that our public warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding public warrants is $11.50 per share. There can be no assurance that such warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

The warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes.

The warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the warrants shall be deemed to have notice of and to have consented to the forum provisions in the warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

An active, liquid trading market for our securities may not develop, which may limit your ability to sell such securities.

Although our Common Stock and public warrants are listed on Nasdaq under the ticker symbols “AAGR” and “AAGRW”, respectively, an active trading market for such securities may never develop or be sustained. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of Common Stock and warrants. An inactive market may also impair our ability to raise capital to continue to fund operations.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of its common shares.

Securities research analysts may establish and publish their own periodic projections for us. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of our competitors;

●	operating results failing to meet the expectations of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate in general;

●	operating and stock price performance of other companies that investors deem comparable to ours;

●	ability to grow and sell certain crops;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation;

●	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

●	the volume of shares Common Stock available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of our Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which it was acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

We may fail to meet our publicly announced guidance or other expectations about our business, which would cause our stock price to decline.

We expect to provide guidance regarding our expected financial and business performance, such as projections regarding sales and product development, as well as anticipated future revenues, gross margins, profitability and cash flows. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process and our guidance may not be accurate. If our guidance is not accurate or varies from actual results due to our inability to meet our assumptions or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our Common Stock could decline significantly.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends for the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant. As a result, capital appreciation, if any, of Common Stock will be your sole source of gain for the foreseeable future.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in increased general and administrative expenses and a diversion of management time and attention.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us our our management based on foreign laws.

Although we are a Delaware corporation, we anticipates conducting a substantial part of our business in certain foreign jurisdictions such as the Middle East and Africa, and a significant portion of our assets are located in Africa. In addition, our officers may reside within Africa for a significant portion of the time. Countries where we operate may not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. As a result, it may not be possible for investors to serve process upon those persons, or to enforce against them, any judgments obtained from U.S. courts. As a result, it may be difficult for you to effect service of process upon us or those persons. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our officers and directors who do not reside in the United States or have substantial assets located in the United States. In addition, there is uncertainty as to whether the courts in Senegal or other non-U.S. jurisdictions would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws.

Our business and operations could be negatively affected if we become subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Common Stock or other reasons may in the future cause us to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our board of directors’ attention and resources from our business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with suppliers, service providers and customers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters.

Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

We will need, but may be unable to obtain, funding on satisfactory terms, which could dilute our stockholders and investors, or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we intend to rely on revenues generated from operations to fund all of the cash requirements of our activities. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants may cause an event of default and acceleration of the obligation to pay the debt, which would have a material adverse effect on our business, prospects, financial condition and results of operations and we could lose existing sources of funding and impair our ability to secure new sources of funding. There can be no assurance that we will be able to generate any further investor interest in our securities or other types of funding, in which case investors would likely lose the entirety of their investment.

We could be subject to changes in tax rates or the adoption of new tax legislation, whether in or out of the United States, or could otherwise have exposure to additional tax liabilities, which could harm our business.

As a multinational business, we will be subject to income and other taxes in both the United States and various foreign jurisdictions. Changes to tax laws or regulations in the jurisdictions in which we will operate, or in the interpretation of such laws or regulations, could significantly increase our effective tax rate and reduce our cash flow from operating activities, and otherwise have a material adverse effect on our financial condition. For example, the Inflation Reduction Act of 2022 signed into law in the United States on August 16, 2022 introduced a 15% corporate minimum tax on certain corporations and a 1% excise tax on certain stock repurchases by certain corporations, among other changes. There can be no assurance regarding whether other such changes will occur and, if so, the ultimate impact on our business or results of its operation.

In addition, other factors or events, including business combinations and investment transactions, changes in the valuation of our deferred tax assets and liabilities, adjustments to taxes upon finalization of various tax returns or as a result of deficiencies asserted by taxing authorities, increases in expenses not deductible for tax purposes, changes in available tax credits, changes in transfer pricing methodologies, other changes in the apportionment of our income and other activities among tax jurisdictions, and changes in tax rates, could also increase our effective tax rate.

Our tax filings will be subject to review or audit by the U.S. Internal Revenue Service (the “IRS”) and state, local and foreign taxing authorities. We may also be liable for taxes in connection with businesses we acquire. Our determinations will not be binding on the IRS or any other taxing authorities, and accordingly the final determination in an audit or other proceeding may be materially different than the treatment reflected in our tax provisions, accruals and returns. An assessment of additional taxes because of an audit could harm our business.

Further changes in the tax laws of foreign jurisdictions could arise, in particular, as a result of the base erosion and profit shifting project that was undertaken by the Organization for Economic Co-operation and Development (the “OECD”). The OECD, which represents a coalition of member countries, recommended changes to numerous longstanding tax principles. As of November 4, 2021, 137 member jurisdictions of the G20/OECD Inclusive Framework on BEPS have joined the “Statement on a Two-Pillar Solution to Address the Tax Challenges Arising from the Digitalisation of the Economy” which sets forth the key terms of such two-pillar solution, including a reallocation of taxing rights among market jurisdictions under Pillar One and a global minimum tax rate of 15% under Pillar Two. These changes, if adopted, could increase tax uncertainty and may adversely affect our provision for income taxes and increase its tax liabilities.

Delaware law and our Governing Documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Governing Documents, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the AAGR Board and therefore depress the trading price of the Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the AAGR Board or taking other corporate actions, including effecting changes in our management. Among other things, the Governing Documents include provisions regarding:

●	providing for a classified board of directors with staggered, three-year terms;

●	the ability of the AAGR Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	our Charter prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the limitation of the liability of, and the indemnification of, our directors and officers;

●	removal of the ability of our stockholders to take action by written consent in lieu of a meeting;

●	the requirement that a special meeting of stockholders may be called only by or at the direction of the AAGR Board, the chairperson of the AAGR Board or our chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

●	the ability of the AAGR Board to amend the bylaws, which may allow the AAGR Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

●	advance notice procedures with which stockholders must comply to nominate candidates to the AAGR Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the AAGR Board, and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of AFRAG PubCo.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the AAGR Board or management.

Our Charter designates the Delaware Court of Chancery or the United States federal district courts as the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, stockholders, employees or agents.

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees, agents or stockholders to to us or to our stockholders, (iii) any action, suit or proceeding asserting a claim against us, our current or former directors, officers, employees, agents or stockholders arising pursuant to any provision of the DGCL or our Charter or Bylaws, or (iv) any action, suit or proceeding asserting a claim against us, our current or former directors, officers, employees, agents or stockholders governed by the internal affairs doctrine. The foregoing provisions will not apply to any claims as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of such court, which is rested in the exclusive jurisdiction of a court or forum other than such court (including claims arising under the Exchange Act), or for which such court does not have subject matter jurisdiction, or to any claims arising under the Securities Act and, unless we consent in writing to the selection of an alternative forum, the United States District Court for the District of Delaware will be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules or regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Charter provides that, unless we consent in writing to the selection of an alternative forum, United States District Court for the District of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce the forum provision with respect to claims under the federal securities laws.

This choice of forum provision in the Charter may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition. Furthermore, investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

Our Charter provides for indemnification of our officers and directors at our expense, which may result in a significant cost and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Charter and applicable Delaware law provide for the indemnification of our directors and officers, under certain circumstances, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions, other than such liability (if any) that they may incur by reason of their own actual fraud, dishonesty, willful neglect or willful default. We will also bear the expenses of such litigation for any of our directors or officers, upon such person’s undertaking to repay any amounts paid, advanced, or reimbursed by us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

USE OF PROCEEDS

All of the shares of common stock offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $301,312 from the exercise of the warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the financial information of 10X II and AFRAG adjusted to give effect to the Business Combination and other transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial information of 10X II was derived from the unaudited financial statements of 10X II as of and for the nine months ended September 30, 2023 included in 10X II’s Form 10-Q filed on November 27, 2023 and the audited financial statements of 10X II as of and for the year ended December 31, 2022 included in the Proxy Statement/Prospectus. The historical financial information of AFRAG was derived from the unaudited financial statements of AFRAG as of and for the nine months ended September 30, 2023 included elsewhere in this 8-K and the audited consolidated financial statements of AFRAG as of and for the year ended December 31, 2022 included in the Proxy Statement/Prospectus. This information should be read together with 10X II’s and AFRAG’s audited financial statements and related notes

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, 10X II, who is the legal acquirer, is being treated as the “acquired” company for accounting purposes and AFRAG is being treated as the accounting acquirer. AFRAG was determined to be the accounting acquirer based on evaluation of the following facts and circumstances under the redemption scenarios:

●	AFRAG’s existing stockholders have 59.6% of the voting interest of the Company;

●	AFRAG’s senior management comprise the senior management of the Company;

●	the directors nominated by AFRAG represent the majority of the board of directors of the Company;

●	AFRAG is the larger entity, in terms of substantive operations and employee base;

●	the executive officers of AFRAG became the initial executive officers of the Company; and

●	AFRAG’s operations comprise the ongoing operations of the Company.

Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of a capital transaction in which AFRAG issued stock for the net assets of 10X II. The net assets of 10X II were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of AFRAG.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Business Combination occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 give pro forma effect to the Business Combination as if it had occurred on January 1, 2022, the earliest date presented.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination actually been completed on the assumed dates or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

General Description of the Business Combination Agreement

On November 2, 2022, 10X II entered into an Agreement and Plan of Merger (the “AA Merger Agreement”) with 10X AA Merger Sub, Inc., a Delaware corporation and the wholly-owned subsidiary of 10X II (the “AA Merger Sub”) and AFRAG. Pursuant to the AA Merger Agreement, 10X II changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). Following the Domestication, AA Merger Sub merged with and into AFRAG (the “Merger”), with AFRAG surviving the Merger as 10X II’s wholly-owned subsidiary. In connection with the Domestication, changed its name to “African Agriculture Holdings Inc.”. The Domestication, the Merger and the other transactions contemplated by the AA Merger Agreement are hereinafter referred to as the “Business Combination.” The Business Combination was accounted for as a reverse recapitalization.

Merger Consideration

In accordance with the terms and subject to the conditions of the AA Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of AFRAG issued and outstanding immediately prior to the Effective Time, was converted into the right to receive the number of shares of duly authorized, validly issued, fully paid and nonassessable common stock of African Agriculture Holdings Inc. (“Common Stock”) equal to the quotient of (i) the sum of (1) $450,000,000 and (2) the aggregate amount of any Company Pre-Closing Financing (as defined in the Merger Agreement), divided by (ii) ten dollars ($10.00), divided by (iii) the sum, without duplication, of the aggregate number of shares of AFRAG common stock that are (A) issued and outstanding immediately prior to the Effective Time, (B) issuable upon the exercise or settlement of options or restricted stock units of AFRAG (whether or not then vested or exercisable) that are outstanding immediately prior to the Effective Time, or (C) issuable upon conversion of any AFRAG convertible note issued prior to the date of the AA Merger Agreement and outstanding at the Effective Time.

In addition, in consideration of the Company waiving certain closing conditions set forth in the Merger Agreement, at Closing each share of Common Stock for which redemption was not requested (a “Former SPAC Share”) was granted a pro rata right to receive a portion of 3,000,000 additional shares of Common Stock, with (i) holders of Former SPAC Shares that were public holders receiving shares in the form of Common Stock that were assigned to a pool for the benefit of such holders by a former stockholder of AFRAG and (ii) holders of Former SPAC Shares that were not public holders receiving Common Stock in the form of newly issued shares on a private placement basis.

Pursuant to the AFRAG Sponsor Promissory Note (as defined in the Merger Agreement), AFRAG agreed, among other things, to reimburse Sponsor on a one for one basis for the Class B ordinary shares to be transferred by Sponsor in connection with the the 10X II special meetings of shareholders to approve the extension of its redemption deadline in the form of newly-issued shares of Common Stock in connection with the Closing. In accordance with this agreement 1,233,167 shares of Common Stock were issued to Sponsor.

Entry into Cash-Settled Equity Derivative Transaction

On November 29, 2023, 10X II and AFRAG entered into an agreement (the “CSED”) with Vellar Opportunities Fund Master, Ltd. (“Vellar” or “Seller”) for a Cash-Settled Equity Derivative Transaction. Capitalized terms that are not defined in this section (Entry into a Cash-Settled Equity Derivative Transaction) have the meaning given to those terms in the CSED.

Pursuant to the terms of the CSED, the Seller received shares of common stock of AFRAG from a former holder of AFRAG common stock (the “Share Transfer”). Upon the occurrence of the Business Combination, shares of common stock of AFRAG that were held by the Seller converted into 11,500,000 shares of common stock of the post-Business Combination Company (the “Pubco Shares”) in the aggregate (the “Recycled Shares”). Subject to certain conditions contained in the CSED, the Seller shall provide up to $11,500,000 (the “Additional Funds”) in funds in the aggregate to the Company in five tranches: (i) the first tranche of $5,750,000 will be funded two trading days following the transfer to the Seller’s brokerage account of the Pubco Shares issued as consideration pursuant to the terms of the Merger Agreement, (ii) the second tranche of $1,437,500 will be funded 30 days after the first tranche, (iii) the third tranche of $1,437,500 will be funded 30 days after the second tranche, (iv) the fourth tranche of $1,437,500 will be funded 30 days after the third tranche, and (v) the fifth tranche of $1,437,500 will be funded 30 days after the fourth tranche (collectively, the “Funding Election”). Pursuant to the terms of the CSED, the agreed on the Cash Settlement Payment Date that, except in certain specified situations, provided that the Pubco Shares received by the Seller have been registered under the registration statement on Form S-4 filed by 10X II or are freely tradable by the Seller without restriction, they will each pay to the Company a cash amount equal to (1) the sum of (x) the number of Recycled Shares less (y) the number of Pubco Shares with actual aggregate proceeds equal to the Additional Funds Seller provided pursuant to a Funding Election, and less (z) the number of Terminated Shares (as defined below) (the sum of (x), (y) and (z), the “Number of Shares”) as of the Valuation Date (as defined below), multiplied by the VWAP Price over the Valuation Period less (2) a cash amount equal to the product of (x)(a) 11,500,000 PubCo Shares (the “Maximum Number of Shares”) less (b) any Terminated Shares as of the Valuation Date, multiplied by (y) $2.00.

The “Valuation Date” for the Seller will occur upon the earliest of (a) the date that is 24 months after the Closing, (b) the date specified by the Seller upon the occurrence of (i) the volume-weighted average price of Pubco Shares trading below $2.00 per share for any 20 trading days during a 30 consecutive trading day period or (ii) the Pubco Shares ceasing to be traded on a national exchange, (c) any date specified by the Seller at its sole discretion, and (d) the date specified by the Company in a written notice to be delivered to the Seller at the Company’s sole discretion (which Valuation Date shall not be earlier than the date of an occurrence of an Event of Default by Seller as provided for under the ISDA Form and that is the subject of the notice) for an Event of Default by the Seller (and such specification of a Valuation Date shall be the sole right of the Company upon the occurrence of an Event of Default by Seller in lieu of Section 6(a) of the ISDA Form); provided that, so long as the transfer to the Seller’s brokerage account of the Pubco Shares issued as consideration pursuant to the terms of the Merger Agreement has occurred, the Seller will not issue any notice contemplated in clauses (b) or (c) of this sentence until the earlier of (x) the delivery to the Company by the Seller of the first tranche of the Funding Election (as described above) and (y) in the event the transfer to the Seller’s brokerage account of the Pubco Shares issued as consideration pursuant to the terms of the Merger Agreement has not occurred, 10 calendar days following the closing of the Business Combination.

From time to time following the date of the Closing (any such date, an “OET Date”), the Seller may, in its sole discretion, terminate the CSED in whole or in part with respect to any number of Pubco Shares by giving notice (such notice, an “OET Notice”) of such termination with respect to the specified number of Recycled Shares included in an OET Notice (such quantity, the “Terminated Shares”). An amount equal to the product of (a) the number of Terminated Shares and (b) the Reset Price, which shall initially be $10, but may be reduced by a Dilutive Offering Reset (as defined below), in respect of such OET Date will be paid by Seller to the Company or its designee.

In the event the Valuation Date for the Seller is determined by clause (c) in the definition of “Valuation Date” above, at the Cash Settlement Date, the Seller will pay an amount in cash to the Company equal to the closing price of the PubCo Shares on the business day immediately preceding the Valuation Date, multiplied by the Number of Shares as of the Valuation Date. In the event the Valuation Date for a Seller is determined by clause (d) in the definition of “Valuation Date” above, at the Cash Settlement Date, provided that the Pubco Shares received have been registered under the registration statement on Form S-4 filed by 10X II or are freely tradable by the Seller without restriction, the Seller will pay an amount in cash to the Company equal to the Number of Shares as of the Valuation Date, multiplied by the VWAP Price over the Valuation Period.

To the extent the Company, following the closing of the Business Combination, sells, enters into any agreement to sell or grants any right to reprice, or otherwise dispose of or issues any common stock or any securities of it or any of its subsidiaries which would entitle the holder thereof to acquire at any time Pubco Shares at an effective price per Share less than the then existing Reset Price, then, subject to certain exceptions, the Reset Price shall be modified to equal such reduced price (a “Dilutive Offering Reset”).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2023

(in thousands, except share and per share data)

			Pro Forma
	AFRAG (Historical)	10X II (Historical)	Adjustments		Balance Sheet

Current assets:
Cash and cash equivalents	$34	17	$22,442	A	$5,282
			(500)	B
			(1,986)	C
			(19,575)	H
			4,850	I
Accounts receivable	37				37
Other receivables	11				11
Inventory	260				260
Prepaid expenses and other current assets	964	93	(795)	E	262
Total current assets	1,306	110	4,436		5,852

Non-current assets:
Cash settled equity derivative			51,350	I	51,350
Long term inventory	110				110
Cash and marketable securities held in Trust Account		22,442	(22,442)	A	-
Intangibles, net	4,457				4,457
Operating lease right-of-use asset	6,642				6,642
Deposits	12				12
Property and equipment, net	2,043				2,043
Total non-current assets	13,264	22,442	28,908		64,614
TOTAL ASSETS	14,570	22,552	33,344		70,466

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	8,083	11,990	(1,237)	C	18,538
			(298)	J
Operating lease - liabilities	16				16
Other payables	176				176
Short term convertible notes	1,969		(1,587)	J	382
Short term debt	989		(500)	B	489
Seller note payable	1,958				1,958
Related party payables	626	1,625	(800)	I	2,026
			575	C
Non redemptions agreements liabilities		401	(401)	K	-
Total current liabilities	13,817	14,016	(4,248)		23,585

Non-current liabilities:
Contingent liabilities	2,237				2,237
Operating lease -liabilities	6,796				6,796
Related party payables	211				211
Forward purchase agreement liability		-			-
Deferred underwriting fee payable		7,000			7,000
Total non-current liabilities	9,244	7,000	-		16,244
TOTAL LLIABILITIES	23,061	21,016	(4,248)		39,829

COMMITMENTS AND CONTINGENCIES

Temporary equity:
Common stock subject to possible redemption		22,342	(22,342)	D	-

Stockholders’ equity (deficit):
Class A common stock	4	-	1	F	6
			1	I
Class B common stock		1	(1)	F	-
Additional paid-in capital	61,116		22,342	D	101,265
			(20,807)	G
			1,885	J
			(19,575)	H
			(795)	E
			57,099	I

Accumulated deficit	(69,575)	(20,807)	20,807	G	(70,598)
			(100)	I
			(1,324)	C
			401	K
Accumulated other comprehensive loss	(36)				(36)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(8,491)	(20,806)	59,934		30,637
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	14,570	22,552	33,344		70,466

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR NINE MONTHS ENDED SEPTEMBER 30, 2023
(in thousands, except share and per share data)

			Pro Forma
	AFRAG (Historical)	10X II (Historical)	Adjustments		Statement of Operations
Revenues	$1,451	$-	$-		$1,451
Cost of revenue	1,031	-	-		1,031
Gross profit	420		-		420

Operating costs and expenses:
Selling, general and administrative expenses	28,110	3,161			31,271
Administrative expenses - related party	-	180	(180)	bb
Operating lease expense	165				165
Depreciation and amortization	264				264
Other operating expenses	272				272
Total operating costs and expenses	28,811	3,341	(180)		31,972
Income (Loss) from operations	(28,391)	(3,341)	180		(31,552)

Other income (expense):
Income from investments held in Trust Account		1,201	(1,201)	aa	-
Change in fair value of forward purchase agreement		331	(331)	cc	-
Change in fair value of non redemption agreements liabilities		(478)
Loss in connection with non redemption agreements		(130)
Foreign currency exchange gain	18				18
Gain on sale of assets	-				-
Interest expense - related party	(33)		22	dd	(11)
Interest expense - other	(619)		239	ee	(380)
Other income (expense)	8				8
Total other income (expense)	(626)	924	(1,271)		(365)
Net income (loss) before income tax provision	(29,017)	(2,417)	(1,091)		(31,917)
Income tax provision	-	-			-
Net income (loss)	(29,017)	(2,417)	(1,091)		(31,917)

	AFRAG	10X II	Pro forma
	(Historical)	(Historical)	Combined
Weighted average shares outstanding - Common stock	39,141,705	-	57,966,829
Basic and diluted net income per share - Common stock	(0.75)	-	(0.55)
Weighted average shares outstanding - Class A and Class B common stock subject to redemption	-	4,481,227
Basic and diluted net income per share - Class A and Class B common stock subject to redemption	-	(0.23)
Weighted average shares outstanding - Class A and Class B non-redeemable common stock	-	6,161,172	-
Basic and diluted net income per share - Class A and Class B non-redeemable common stock	-	(0.23)	-

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

			Pro Forma
	AFRAG (Historical)	10X II (Historical)	Adjustments		Statement of Operations
Revenues	$679	$-	$-		$679
Cost of revenue	784	-	-		784
Gross profit	(105)		-		(105)

Operating costs and expenses:
Selling, general and administrative expenses	24,427	10,273	5,485	cc	40,185
Administrative expenses - related party	-	240	(240)	bb
Operating lease expense	346				346
Depreciation and amortization	369				369
Other operating expenses	419				419
Total operating costs and expenses	25,561	10,513	5,245		41,319
Income (Loss) from operations	(25,666)	(10,513)	(5,245)		(41,424)

Other income (expense):
Change in fair value of derivative liability		(36)	-		(36)
Income from investments held in Trust Account		2,165	(2,165)	aa	-
Loss on Forward Purchase Agreement		(295)	295	dd	-
Foreign currency exchange gain	171				171
Gain on sale of assets	154				154
Interest expense - related party	(519)		519	ee	-
Interest expense - other	(436)		217	ff	(219)
Other income (expense)	43				43
Total other income (expense)	(587)	1,834	(1,134)		113
Net income (loss) before income tax provision	(26,253)	(8,679)	(6,379)		(41,311)
Income tax provision	-	-			-
Net income (loss)	(26,253)	(8,679)	(6,379)		(41,311)

	AFRAG	10X II	Pro forma
	(Historical)	(Historical)	Combined
Weighted average shares outstanding - Common stock	39,141,705	-	57,966,830
Basic and diluted net income per share - Common stock	(0.72)	-	(0.71)
Weighted average shares outstanding - Class A and Class B common stock subject to redemption	-	18,677,398
Basic and diluted net income per share - Class A and Class B common stock subject to redemption	-	(0.34)
Weighted average shares outstanding - Class A and Class B non-redeemable common stock	-	6,666,667	-
Basic and diluted net income per share - Class A and Class B non-redeemable common stock	-	(0.34)	-

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The Business Combination is being accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, 10X II, who is the legal acquirer, is being treated as the “acquired” company for financial reporting purposes and AFRAG is being treated as the accounting acquirer. This determination was primarily based on the following facts and circumstances:

●	AFRAG’s stockholders have 59.6% of the voting interest of the Company;

●	AFRAG’s senior management comprise the senior management of the Company;

●	the directors nominated by AFRAG represent the majority of the board of directors of the Company;

●	AFRAG is the larger entity, in terms of substantive operations and employee base;

●	the executive officers of AFRAG became the initial executive officers of the Company; and

●	AFRAG’s operations comprise the ongoing operations of the Company.

Accordingly, for accounting purposes, the Business Combination is being treated as the equivalent of a reverse recapitalization transaction in which AFRAG issued stock for the net assets of 10X II. The net assets of 10X II are being stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of AFRAG. The unaudited pro forma condensed combined balance sheet as of September 30, 2023, assumes the Business Combination occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022, present the pro forma effect of the Business Combination as if it had been completed on January 1, 2022, the beginning of the earliest period presented. These periods are presented on the basis of AFRAG as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	10X II’s unaudited balance sheet as of September 30, 2023, and the related notes thereto; and

●	AFRAG’s unaudited balance sheet as of September 30, 2023, and the related notes thereto.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	10X II’s unaudited statement of operations for the nine months ended September 30, 2023, and the related notes thereto; and

●	AFRAG’s unaudited statement of operations for the nine months ended September 30, 2023, and the related notes thereto.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain available information as of the date of these unaudited pro forma combined financial statements and certain assumptions and methodologies that 10X II and AFRAG believed were reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in Note 2, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. 10X II and AFRAG believed that their assumptions and methodologies provided a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the actual results of operations and financial position as of the Closing of the Business Combination, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of each of 10X II and AFRAG.

Note 2 — Adjustments to Unaudited Pro Forma Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Business Combination. AFRAG and 10X II have not had any historical relationship prior to the AA Merger Agreement. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had AFRAG PubCo filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of AFRAG PubCo’s shares outstanding, assuming the Business Combination had been completed on January 1, 2022, the beginning of the earliest period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

(A)	Reflects the release of $22.4 million of cash currently held in the Trust Account.

(B)	Reflects the repayment of $0.5 million of short-term AFRAG debt.

(C)	Represents estimated direct and incremental transaction costs incurred by 10X II after the balance sheet date and paid in cash as well as costs incurred as of the balance sheet date and paid in cash.

(D)	Reflects the reclassification of approximately $22.3 million of Class A ordinary shares subject to possible redemption to permanent equity.

(E)	Reflects the closing of deferred offering costs to equity.

(F)	Represents the conversion of Class B shares to Class A shares.

(G)	Reflects the elimination of the historical accumulated deficit of 10X II.

(H)	Reflects the redemption of 1.9 million shares ($19.6 million) prior to closing.

(I)	Represents the recognition of the cash payment from the Cash-Settled Equity Derivative Transaction of $5.75 million, before reduction for up to $0.1 million of CSED counterparty legal fees and $0.8 million utilized to repay Sponsor loans, and the CSED Transaction asset, measured at fair value, with regard to 11.5 million shares. The CSED asset will be remeasured at fair value with changes in earnings in the future periods.

(J)	Partial settlement of convertible debt in shares.

(K)	Reflects the elimination of the FPA Liability.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations For the Nine Months Ended September 30, 2023 (in thousands, except share and per share data)

(aa)	Represents the elimination of historical interest income earned on the Trust Account.

(bb)	Represents the elimination of related party administrative expenses that will not continue after the completion of the Merger.

(cc)	Represents the elimination of the FPA liability.

(dd)	Reflects the elimination of interest expense for related party loans repaid at Closing of the Business Combination.

(ee)	Reflects the elimination of interest expense for converted loans and other short-term debt repaid at Closing of the Business Combination.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2022 (in thousands, except share and per share data)

(aa)	Represents the elimination of historical interest income earned on the Trust Account.

(bb)	Represents the elimination of related party administrative expenses that will not continue after the completion of the Merger.

(cc)	Represents the following post December 31, 2022 transaction costs:

10X transaction costs (legal, accounting and advisors)	4,485

Fair value of shares issued to Yorkville for the commitment fee ($10.00 per share)	1,000

Total post December 31, 2022 transaction costs	5,485

(dd)	Represents the elimination of the FPA liability.

(ee)	Reflects the elimination of interest expense for related party loans repaid at Closing of the Business Combination.

(ff)	Reflects the elimination of interest expense for converted loans and other short-term debt repaid at Closing of the Business Combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the audited consolidated financial statements and related notes thereto included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. Factors that could cause such differences are discussed in “Forward-Looking Statements” and “Risk Factors.”

Overview

Our wholly owned subsidiary, LFT, is developing a commercial farming business based in Northern Senegal initially focusing on the production and sale of alfalfa for cattle feed and nutrition purposes. We will sell alfalfa to owners and suppliers of cattle for feed and nutritional purposes. Over the next 2-3 years we expect to raise sufficient capital to enable the development of 25,000 hectares, or 62,000 acres, of land located at LFT. We further aim to expand the growing footprint within Senegal, Niger and potentially to other West African countries.

Our predecessor company acquired LFT during the first quarter of 2018. Since that time considerable effort has been expended on preparing the farm for commercial operations, including ensuring the integrity of the water channels and other water assets, conducting soil analysis and feasibility studies, and beginning to clear and prepare the farm pivots for commercial operations. As such, prior to 2022, there has been no commercial revenue and related contribution. The growing activity to that point has been on a small pilot scale with the resultant produce of rice and sweet potato largely being donated to the local communities. In addition, the intended strategy of the prior owners was to focus on farming a crop significantly different than alfalfa and as such various assets that had been acquired by the prior owners and taken over by our company were not suitable for farming of alfalfa.

During the third quarter of 2021, we began preparing the soil, land, pivots, irrigation and infrastructure to begin planting our pilot program. We began planting alfalfa in January 2022 across 305 hectares. Since our initial harvest in April 2022, we have experienced harvests on average of approximately two tons of alfalfa per hectare, including the initial cuts, and a 15% to 24% protein yield. Initial cuts are typically lower yield in an alfalfa system due to the establishment of the root systems, and therefore the result of our initial planting is in line with global averages and our expectations. After the initial period of root establishment, it is our expectation, based on global historical experience and published scientific data, that the crop rotation cycle will occur approximately every four to six weeks, allowing up to ten turns during an annual period. From a seasonality perspective, it is our expectation that after the initial crops have been planted, other than potentially during a short rainy season, little seasonality should impact the rotation. Based on the yield and protein outcome results of the pilot, we expect to expand the pilot program to further test input and conditions to maximize yield before we begin the program of incremental planting expansion that we anticipate will grow to 10,000 hectares within 12-18 months and ultimately to occupy as much of the 25,000 hectares as is practical. At 10,000 hectares, we would expect our annualized run-rate yield to be approximately 250,000 tons. Our initial expectations are that we will yield approximately 25 tons of alfalfa per hectare per year, based on 10 cuts per year and 2.5 tons per cut. Warmer climate experiences in geographies such as California, and colder climates such as Romania and Canada, give credence to these historical yield expectations. While the results of our pilot program enhanced our confidence in our potential alfalfa crop yields, there is no guarantee that our production estimates will be sustained in a larger commercial practice. Further, any expansion of our operations beyond our 305 hectare pilot program will be dependent on the amount of proceeds received by AFRAG in the Business Combination, our ability to generate future revenue from operations and sourcing additional outside investment into AFRAG, none of which are guaranteed.

For our initial production, we took the added step of complementing our deeply experienced team with the services of FGM International, a leader in agricultural project implementation, particularly in Africa. In addition, we engaged ICS, a leading agronomist specialist in crops, soil, water, agricultural machinery and more. ICS has been a successful supplier of efficient machines and high-quality seeds to farms in the Middle East and Africa for approximately 30 years. We have an invoiced relationship with ICS for equipment provided and services rendered. Through September 30, 2023, we have paid ICS $834,934. We also have an invoiced relationship with Valley Irrigation, a worldwide leader in precision irrigation for the development of our pivots. Through September 30, 2023, we have paid Valley Irrigation $674,000 for equipment. We also have an agreement with Dr. Daniel Putnam, a global expert on forage quality and water use efficiency under irrigation and on mitigation strategies for sub-optimal conditions, who has significant expertise in alfalfa production, to consult to the Company and bring worldwide best practices to Senegal.

We targeted alfalfa as a strategic crop. Alfalfa delivers high protein content as a cattle feed, which can deliver meaningful weight gain for cattle. The demand for global consumption of protein is expected to grow at 6.8% per year over the next 10 years and the United Nations projected that global agricultural output will need to grow by 70% to meet the growing population by 2050. West Africa is home to as many as 100 million head of cattle offering a vibrant domestic market for our product. In addition, the Gulf region is currently hamstrung by legislation preventing the growth of forage crops, its scarce water and limited arable land, and hence the region imports approximately 85 percent of total food consumed, according to the 2022 GCC Food Report.

The strength of the demand for our products is evidenced by the increasing spot prices in various domestic and international markets based on the weekly Hoyt report and the USDA Kansas City alfalfa weekly pricing reports, as well as considerable interest from a number of strong credit worthy potential customers seeking to enter into long-term offtake/supply agreements. While the prices for the offtake are attractive, they are often at a discount to the spot markets. We are contemplating if this is a favorable risk mitigation strategy to begin our entry into the market to the extent we are able to agree to a dedicated offtake with one or more of these potential counterparties. The production volume dedicated to these offtake agreements only represents a small portion of our potential capacity hence does not prohibit our ability to benefit from stronger local prices once we establish production and begin to ramp up capacity.

We are also committed to advancing the interests of the communities where we operate by providing long-term career opportunities to the local workforce, partnering with educational institutions, such as Louisiana State University (LSU) and Michigan State University (MSU), to create programs that mutually benefit students, researchers and our own operations and to lay the foundation for our ambition for our LFT operations to become the agricultural technology capital of West Africa. Our partnership with LSU will also be focused on studying and benefiting from research comparing U.S. and world leading crop yields, fertigation processes and other leading edge industry leading practices and research. We recently signed a letter of intent with the College of Agriculture and Natural Resources at MSU College of Agriculture and Natural Resources (CANR), to further develop the fields of soil science, agronomy, cattle nutrition, emissions, and animal genetics in Mauritania.

The Business Combination

On November 2, 2022, we entered into the Merger Agreement by and among the Company, Merger Sub and AFRAG.

Prior to the Closing of the Business Combination, the Company carried out the Domestication pursuant to which (i) the Company’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware, (ii) the Company changed its name to “African Agriculture Holdings Inc”, (iii) each issued and outstanding Class A ordinary share of the Company was converted, on a one-for-one basis, into a share of Class A Common Stock, (iv) each issued and outstanding Class B ordinary share of the Company was converted, on a one-for-one basis, into a share of Class B Common Stock, and (v) each issued and outstanding whole warrant to purchase Class A ordinary shares of the Company became exercisable for Class A Common Stock beginning 30 days after the Closing at an exercise price of $11.50 per share.

Upon Closing of the Business Combination on December 6, 2023, Merger Sub merged with and into AFRAG, with AFRAG being the surviving company. On December 7, 2023, the shares of Common Stock began trading on Nasdaq under the symbol “AAGR”.

In accordance with the terms and subject to the conditions set forth in the Merger Agreement, the Company agreed to pay to equity holders of AFRAG, as merger consideration, a number of shares of newly issued Common Stock, valued at $10.00 per share, equal to the product of the number of outstanding shares of common stock of AFRAG at the Closing, multiplied by the Exchange Ratio.

The “Exchange Ratio” was equal to the quotient of (A) the sum of (i) $450.0 million and (ii) the aggregate amount of principal and accrued interest underlying certain convertible promissory notes of AFRAG issued by AFRAG after the signing of the Merger Agreement that were converted into shares of Common Stock at the Closing, divided by (B) ten dollars ($10.00), divided by (C) the fully diluted common stock of AFRAG immediately prior to Closing.

In addition, in consideration of the Company waiving certain closing conditions set forth in the Merger Agreement, at Closing each share of Common Stock for which redemption was not requested (a “Former SPAC Share”) was granted a pro rata right to receive a portion of 3,000,000 additional shares of Common Stock, with (i) holders of Former SPAC Shares that were public holders receiving shares in the form of Common Stock that were assigned to a pool for the benefit of such holders by a former stockholder of AFRAG and (ii) holders of Former SPAC Shares that were not public holders receiving Common Stock in the form of newly issued shares on a private placement basis.

Factors Affecting Our Financial Condition and Results of Operations

We expect to expend substantial resources as we:

●	complete the development of LFT to full capacity production covering the majority of the 62,000 acres available;

●	implement a world class technology driven scalable operation that will result in high yields, and low costs driven by scale, technology, unique access to water and AI driven processes that can be expanded to other locations;

●	enhance all aspects of our supply chain, distribution systems and logistics;

●	develop and operate an owned renewable power supply program with adequate generation capability to, at a minimum, provide LFT with a reliable continuous and cheap source of power to operate;

●	conduct further feasibility programs and develop the aquaculture program locally with a view for expansion across other coastal areas on the continent;

●	conduct feasibility programs and develop the reforestation carbon credit program locally with a view for expansion across suitable areas on the continent; and

●	incur additional general administration expenses, including increased finance, legal and accounting expenses, associated with being a public company and growing operations.

Business Combination and Public Company Costs

On June 24, 2021, the Company entered into a Contribution Agreement with Global Commodities & Investments, Ltd, (“Global Commodities”), the shareholders of Agro Industries Corp., a limited company organized under the law of the Cayman Islands as an exempted company (“Agro Industries”), pursuant to which all the shareholders of Agro Industries agreed to contribute their shares of Agro Industries to the Company in exchange for shares of the Company. Following the closing of the transactions contemplated in the Contribution Agreement, the shareholders of Agro Industries became the 100% shareholders of the Company and Agro Industries became a wholly owned subsidiary of the Company. LFT, remains a 100% owned subsidiary of Agro Industries. The Company was deemed the accounting predecessor and will be the successor registrant for SEC reporting purposes, meaning that Agro Industries’ financial statements for previous periods will be disclosed in our future periodic reports filed with the SEC.

While the legal acquirer in the Contribution Agreement is the Company, for financial accounting and reporting purposes the consolidated financial statements of the combined entity represent the consolidated financial statements of Agro Industries prior to the formation of the Company in May 2021 and the Contribution Agreement. For all results post the effectiveness of the Contribution Agreement the consolidated financial statements of the Company will reflect the consolidation of the Company and its subsidiaries in accordance with US GAAP. Accordingly, the consolidated assets, liabilities and results of operations of Agro Industries became the historical consolidated financial statements of the combined company, and the Company’s assets, liabilities and results of operations were consolidated with Agro Industries beginning on the effective date of the Contribution Agreement. Operations prior to the Contribution Agreement are presented as those of the Company and Agro Industries in future reports. There were negligible net assets of the Company prior to the Contribution Agreement, with no goodwill or other intangible assets recorded as part of the Contribution Agreement.

As the Business Combination has now closed, we are an SEC-registered and Nasdaq-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees, media, market data, public and investor relations.

Our future results of consolidated operations and financial position may not be comparable to historical results as a result of the expanded business operations of the Company.

Critical Accounting Policies and Use of Estimates

Accounting policies are an integral part of our financial statements. A thorough understanding of these accounting policies is essential when reviewing our reported results of operations and our financial position. Management believes that the critical accounting policies and estimates discussed below involve the most difficult management judgments, due to the sensitivity of the methods and assumptions used. Our significant accounting policies are described in Note 2 to our consolidated financial statements included elsewhere in this report.

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other accounting standards setting bodies that we adopt as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued accounting standards that are not yet effective will not have a material impact on our consolidated financial position or consolidated results of operations under adoption.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States, or GAAP, requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amount of assets, liabilities and provisions, income and expenses and the disclosure of contingent assets and liabilities at the date of these financial statements. Estimates are used for, but not limited to, the selection of the useful lives of fixed assets, allowance for doubtful debt associated with accounts receivable, fair values, revenue recognition, and taxes. Management believes that the most material areas involving the use of estimates are the determination of the intangible asset relating to the land use right provided by the Senegal Presidential Decree, the most likely outcome of the claims incorporated in the contingent liability, the imputed interest rate related to the related party payable and the discount rates used for leases.

Intangible Asset — The intangible asset consists of a land use right of 20,000 hectares provided by way of a Senegal Presidential decree. The value of the intangible was established based on the allocation of the purchase price for LFT to the fair value of the assets, including this intangible asset, at the time of the acquisition of LFT by Agro Industries in 2018. Amortization of the intangible asset is calculated on a straight-line basis over the remaining term of the decree, which at the time of the acquisition had 44 years of a 50-year term remaining. Refer to Note 6 and Note 7 of the consolidated audited financial statements for further discussion.

Contingent Liability — The Company has created a contingent liability representing, in the Company’s opinion, based on our outside counsel’s review, probable loss outcome for legal claims. As of September 30, 2023, and December 31, 2022, the contingent liability provision is approximately $2.3 million. Refer to Note 14 in the audited consolidated financial statements of AFRAG for December 31, 2022 included in the Proxy Statement/Prospectus (the “Audited AFRAG Statements”) for further discussion.

Imputed interest in related party payable — As the related party payables have no stated interest rate, an imputed interest rate has been applied against such loan to represent an arms-length arrangement between the Company and the related party. Refer to Note 9 of the Audited AFRAG Statements and Note 7 in the unaudited financial statements of AFRAG for the nine months ended September 30, 2023 included elsewhere in this Form 8-K (the “3Q AFRAG Statements”) for further discussion.

Interest rate in right-of-use lease assets and the associated lease liabilities — The present value of our lease liability and the right-of-use lease asset is determined using an incremental borrowing rate, which we estimate to be the rate of interest that we would have to pay to borrow on a collateralized basis over a similar lease term an amount equal to the lease payments in a similar economic environment.

Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results could differ from those estimates and assumptions.

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other accounting standards setting bodies that we adopt as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued accounting standards that are not yet effective will not have a material impact on our consolidated financial position or consolidated results of operations under adoption.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (“$”), which is the reporting currency of the Company. The functional currency of the Company is the United States dollar. The functional currency of the Company’s subsidiaries located in Senegal and Niger is the West African Franc (“CFA”). CFA is the official currency of eight countries in West Africa and is issued by the Central Bank of West African States. The CFA is pegged to the euro. For the entities whose functional currencies are the CFA, results of operations and cash flows are translated at average exchange rates during the period, per the table below. Assets and liabilities are translated at the current exchange rate at the end of the period as per the table below, and equity is translated at historical exchange rates. The resulting translation adjustments are included in determining other comprehensive loss. Transaction gains and losses are reflected in the consolidated statements of operations.

1 CFA:$	Period Average	Period End
December 31, 2022	$0.001604	$0.001628
December 31, 2021	$0.001795	$0.001720
Nine months ended September 30, 2023	$0.001651	$0.001614
Nine months ended September 30, 2022	$0.001614	$0.001484

Key Components of Statement of Operations

Basis of Presentation

Currently, we conduct business through one operating segment. Our activities to date were conducted in the United States and locally in Senegal at LFT. For more information about our basis of presentation, refer to Note 2 in the Audited AFRAG Statements.

The consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern within one year from the date of issuance of these consolidated financial statements.

The Audited AFRAG Statements include a summary of our significant accounting policies and should be read in conjunction with the discussion below.

Revenue

The Company began generating sales from its pilot program during the second quarter of 2022. The Company recognizes revenue for its products based upon purchase orders, contracts or other persuasive evidence of an arrangement with the customer that include fixed or determinable prices and that do not include right of return or other similar provisions or other post-delivery obligations. Revenue for products is recognized upon delivery, customer acceptance and when collectability is reasonably assured.

Cost of Sales

The costs for establishing the pivots including seeds, land preparation and various phytosanitary products that are applied prior to and in conjunction with the initial seeding, but which will not be reapplied during the growing and harvesting stages are allocated quarterly to the cost of production over the seed cycle, which we estimate will be three years. The remaining direct costs related to the growth and harvesting of alfalfa, including additional fertilizer and phytosanitary products, direct labor, power, water, crop maintenance costs, depreciation of machinery cost, among others are included in the cost of sales based on the number of bales harvested and sold in that period calculated using a first in first out methodology.

Results of Operations

Our operating results for the nine months ended September 30, 2023 and 2022 are compared below:

	For the Nine Months Ended September 30,		Increase/
	2023	2022	(Decrease)
Revenue	$1,451,236	$330,291	1,120,945
Cost of goods sold	1,031,135	319,711	711,424
Gross profit	420,101	10,580	409,521
General and administrative expenses:
Employee compensation	24,163,737	561,492	23,602,245
Professional fees	3,760,393	2,896,365	864,028
Equipment rental	19,329	77,826	(58,497)
Operating lease expense	165,079	302,027	(136,948)
Amortization	87,009	87,009	-
Depreciation	177,194	196,349	(19,155)
Utilities and fuel	61,410	67,578	(6,168)
Travel and Entertainment	104,920	117,697	(12,777)
Program development and design	-	101,893	(101,893)
Other operating expenses	272,234	308,032	(35,798)
Total G&A expense	28,811,305	4,716,268	24,095,037
Loss from operations	(28,391,204)	(4,705,688)	(23,685,516)

Other expenses/(Income):
Foreign currency exchange gain	(17,563)	(297,886)	280,323
Loss on sale of assets	-	21,281	(21,281)
Interest expense – related party	33,078	517,085	(484,007)
Interest expense – other	618,588	276,642	341,946
Other income	(8,443)	-	(8,443)
Total other expense (income)	625,660	517,122	108,538
Loss before provision for income tax	(29,016,864)	(5,222,810)	(23,794,054)
Provision for income tax	-	-	-
Net loss	$(29,016,864)	$(5,222,810)	$(23,794,054)

General and administrative expenses

Total general and administrative expenses for the nine months ended September 30, 2023 increased by $24.1 million or 510.9%, over the nine months ended September 30, 2022. The primary reason for the increase were higher employee compensation, and professional fees incurred in connection with the pilot program and expanding commercial operations in earnest. These higher costs reflect approximately $24 million of share-based compensation relating to the amortization of the RSU awards made by the Company in November 2022, as described in detail in Note 12 of the 3Q AFRAG Statements.

Other Income/Expense

Other expense increased by $108,538 in the nine months ended September 30, 2023 compared to the prior year period due to higher interest accrued on the short term debt issued during 2022, offset by a lower foreign exchange gain and significantly reduced related party interest compared to the prior period as a result of the conversion of the related party loan to equity that took place in November 2022.

Net Loss

Net loss for the nine months ended September 30, 2023 increased by $23.8 million, or 455.6%, compared to the prior year period. The principal reasons, as described above, relate to the recognition of the share-based compensation expense compared to the prior period that had no impact of these charges.

There was no income tax expense from continuing operations for the nine months ended September 30, 2023 or 2022.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity include funds generated by operations, the availability of credit facilities, levels of accounts receivable and accounts payable, and capital expenditures.

Since the acquisition by Agro Industries of LFT during the first quarter of 2018, we financed our operations primarily from loans from shareholders, sales of alfalfa production, and through the sale of non-usable equipment and inventory. During 2022 and 2023 the Company also raised capital from the issuance of short-term convertible debt and non-convertible debt.

During the second quarter of 2022 we began generating revenue from sales of alfalfa from our initial pilot program, which we commenced late in 2021.

We are seeking to implement our expansion plans, and for these we will require additional capital to expand production, over time, to as much of the full available capacity of LFT’s 25,000 hectares as is practical, to implement all the systems and processes for production, recording and reporting and to initiate wider scale marketing efforts.

Over time, it is our intention to acquire control of additional farmland in Senegal and elsewhere in Africa, as well as implement two additional growth programs, aquaculture and creating carbon offset credits. We believe that we will require significant additional capital to achieve these short and medium-term objectives. We have developed a detailed business plan for covering the period 2024 through 2025 that sets forth expected costs, expenses and sales under normal growing conditions and in the current business and regulatory climate and our assumptions regarding our broader strategic initiatives. We began commercial farming operations at LFT during 2022. While LFT was not cash flow positive for the nine months ended September 30, 2023, for the nine months ended September 30, 2022 or for the year ended December 31, 2022, we have made considerable progress in developing the local market for selling alfalfa, generating considerable interest in our product locally, regionally and in various international markets, and we have gained considerable knowledge and confidence with respect to the farming yields and potential for expansion by being able to replicate and expand our existing footprint. The speed and scale of our expansion will depend on the amount of capital available following Closing of the Business Combination. We intend to allocate the net proceeds following the Business Combination to the development of the alfalfa growth at LFT and to fund various corporate expenses. In addition, the Company is entitled to receive up to $11,500,000 pursuant to that certain agreement for a Cash-Settled Equity Derivative Transaction (the “CSED”) entered into on November 29, 2023 with Vellar Opportunities Fund Master, Ltd. Any proceeds received from the CSED will also be used to fund the development of the alfalfa growth at LFT and various corporate expenses. We also intend to continue to raise both debt and equity capital to continue the build out of our operations as our business plan had anticipated. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities. We might not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to develop our farm as quickly as anticipated, or at all, and to respond to business challenges could be significantly limited. To date, our majority stockholder funded the business through loans and may continue to loan money to us in the future, though the majority shareholder is under no obligation to do so. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”

During our first five years of operation we expect that our principal costs and expenses will include labor for agricultural processes, agricultural supplies (seeds, fertilizer and pesticides), farming and laboratory equipment, facilities construction, utilities and fuel costs, fees for technical consulting services and general administrative expenses, including rent, management salaries, implementation and maintenance of agricultural infrastructure and attestation, marketing and internal controls monitoring. In addition, we may incur rent, costs in connection with the acquisition of new leasehold interests in land. We expect that all net revenue generated from the sale of alfalfa will be reinvested into business for the foreseeable future.

At September 30, 2023 we had a working capital deficit of $7.0 million compared with a deficit of $4.2 million at December 31, 2022. Our working capital has decreased primarily due to an increase in payables and accrued expenses, offset by a small decrease in prepaid expenses and receivables. At September 30, 2023, we had $34,497 in cash. The net cash losses and expenses of the business during the nine months of 2023 have largely been funded by short term debt issued, short term payables and accruals and from related parties.

Cash Flows

The following table presents summary cash flow information for the periods indicated.

	For the Nine Months Ended September 30,
	2023	2022
Net Cash Produced From/(Used)
Operating Activities	$(1,096,794)	$(2,767,309)
Investing Activities	(13,563)	(159,244)
Financing Activities	1,131,500	2,986,076
Effects of Exchange Rate Changes	3,296	(73,195)
Net Increase/(Decrease) in Cash	$24,439	$(13,672)

Cash Flows Used in Operating Activities

Cash flows used in operating activities for the nine months ended September 30, 2023, totaled approximately $1.1 million during which we incurred a net loss of $29.0 million. The net loss included the non-cash impacts of share-based compensation, depreciation, amortization, non-cash interest, and non-cash lease expenses. The cash flows for operating activities also reflected the decrease in working capital compared to the prior year period.

Cash Flows from Investing Activities

For the nine months ended September 30, 2023, total cash used in investing activities was $13,563 used for the acquisition of small equipment at the farm. For the nine months ended September 30, 2022, cash used in investing activities was $159,244 for equipment acquired for use in the pilot program.

Cash Flow from Financing Activities

For the nine months ended September 30, 2023, the cash from financing activities reflects the proceeds from short debt that the Company raised during the that period and principal loan amounts received from various related parties. The related party payable with the majority shareholder is non-interest bearing and has no fixed repayment terms. The short-term debt includes debt with an 18-month duration and a 2.5% monthly coupon. Additional short-term debt issued bears a simple interest rate of 16% per annum and has a four-month maturity, with an option of the Company to extend the maturity an additional four months. In addition, the Company issued to a related party a Promissory Note bearing no interest. This Note was due to be repaid at Closing of the Business Combination and the Company intends to repay this Note using proceeds from the CSED. For the nine months ended September 30, 2022, the cash generated from financing activities reflected Convertible Promissory Notes issued during that period and loans from the majority shareholder. The convertible notes bear a simple interest rate of twelve percent (12%) per annum based on a 365-day year, and have a one-year maturity. Convertible notes with an aggregate principal amount and accrued but unpaid interest of approximately $1.92 million automatically converted into common stock of AFRAG immediately prior to the closing of the Business Combination Agreement at a 20% discount to the transaction price per share. Approximately $459 thousand in principal amount plus accrued but unpaid interest of the convertible notes remain outstanding and the Company intends to repay this outstanding amount using proceeds from the CSED.

Off Balance Sheet Arrangements

As of September 30, 2023 and December 31, 2022, we had no off-balance sheet financing arrangements.

Our operating results for the years ended December 31, 2022 and 2021 are compared below:

	For the Year Ended December 31,		Increase/
	2022	2021	(Decrease)
Revenue	$679,196	$—	$679,196
Gross profit	(105,155)	—	(105,155)
General and administrative expenses:
Employee compensation	5,933,664	344,943	5,588,721
Professional fees	18,059,427	2,146,057	15,913,370
Equipment rental	89,875	95,207	(5,332)
Operating lease expense	346,436	—	346,436
Amortization	116,012	116,012	—
Depreciation	252,603	187,711	64,892
Utilities and fuel	107,024	112,092	(5,068)
Travel and Entertainment	134,364	20,551	113,813
Program development and design	101,893	—	101,893
Other operating expenses	419,134	490,450	(71,316)
Total G&A expense	25,560,432	3,513,023	22,047,409
Loss from operations	(25,665,587)	(3,513,023)	(22,152,564)

Other expenses/(Income):
Foreign currency exchange gain	(170,530)	(397,895)	227,365
Gain on sale of assets	(153,978)	(79,517)	(74,461)
Interest expense – related party	518,582	310,522	208,060
Interest expense – other	436,186	183,360	252,826
Other income	(42,350)	(45,351)	3,001
Total other expense (income)	587,910	(28,881)	616,791
Loss before provision for income tax	(26,253,497)	(3,484,142)	(22,769,355)
Taxation	—	—	—
Net loss	(26,253,497)	(3,484,142)	(22,769,355)
Less: Net loss attributable to non-controlling interests	—	75,750	(75,750)
Net loss attributable to controlling interests	$(26,253,497)	$(3,408,392)	$(22,845,105)

Revenue and gross margin

We began harvesting our initial crop in the second quarter of 2022. The majority of the production was sold to local buyers but we also sent various samples and promotions to prospect regional and international customers. We experienced a gross loss on our revenue for 2022 due to various factors including: sales of the first cut, which is typically low quality alfalfa at highly discounted prices, lower selling prices initially as we introduced the local market to the product, which proved to be a successful strategy to engage the local market; sales at low prices of rain damaged product, as well as the cost of promotional, sample and community provided product all of which had no associated revenue. Notwithstanding the negative gross margin during this initial year, we are encouraged by our results from this initial period with respect to yield, quality and the unit economics of our alfalfa and expect to achieve positive margins as we reach steady state with our initial pilot program.

General and administrative expenses

Total general and administrative expenses for the year ended December 31, 2022 increased by $22.0 million over the year ended December 31, 2021 total of $3.5 million. Of this increase $19.1 million was share compensation expense. In 2022, the Company’s Board of Directors approved the adoption of the African Agriculture, Inc. 2022 Incentive Plan (the “Plan”). The Plan, as amended by the Board of Directors, permits the Company to grant up to 2,885,640 shares (at December 31, 2022) of the Company’s common stock as well as a separate award to African Discovery Group, Inc. of 2,700,000 RSUs. The Plan provides for the granting of incentive and nonqualified stock options, share appreciation rights (SARs), restricted stock, and restricted stock units to employees, non-employee directors, and consultants of the Company. Instruments granted under the Plan generally become exercisable ratably over the stated vesting terms in each award agreement following the date of grant and expire ten years from the date of grant. All stock awards are exercisable only to the extent vested. Approximately $5.3 million was the cost related to recognizing the fair value of restricted stock awards granted by the Company on a straight-line basis over the requisite service period. In addition, we recognized an expense of approximately $13.7 million with respect to an additional grant of shares to Global Commodities & Investments Ltd, the Company’s majority shareholder, which was made during the year as a reward for services provided to the Company since its formation. In addition to these share compensation expenses, professional fees increased over 2021 as a result of expanding commercial operations in earnest, increased legal and audit expenses incurred preparing the Company for an initial public offering which has now transitioned to completing the Combination, expenditure on various program development and design primarily related to aquaculture programs and increased costs relating to operating lease expense increased in connection with expenses relating to the land use agreements in Niger and the impact of the adoption of ASC 842.

Other Income/Expense

Other expense increased by $616,791 in the year ended December 31, 2022 compared to the prior year due to higher related party interest resulting from higher average related party loan balances, interest accrued on the convertible short term debt issued during 2022, lower exchange rate gains offset by higher gains on sale of non-usable equipment compared to the prior year.

Net Loss

Net loss for the year ended December 31, 2022 increased by $22.8 million, or 670.3%, compared to the prior year. The principal reasons, as described in above relate to the share compensation expense, and the commencement of our commercial alfalfa business in 2022, including supplementing the management team and the preparation for the public existence of the Company and the allocation of resources to these various initiatives.

There was no income tax expense from continuing operations for the year ended December 31, 2022 or 2021.

Liquidity and Capital Resources

At December 31, 2022 we had a working capital deficit of $4.2 million compared with $0.45 million at December 31, 2021. Our working capital has decreased primarily due to an increase in payables and accrued expenses and a small decrease in inventory, offset by an increase in prepaid expenses, reflecting the increase in expanding commercial farming operations and preparing for the Business Combination. At December 31, 2022, we had $10,058 in cash. The net cash losses and expenses of the business have largely been funded by shareholder loans from the majority shareholder and short term debt issued during 2022.

During the year ended December 31, 2022, the Company issued Convertible Promissory Notes (“Notes”) the proceeds of which would be used to fund general corporate purposes. The Notes bear a simple interest rate of twelve percent (12%) per annum based on a 365-day year. Notes representing approximately $1.92 million in principal amount plus accrued interest automatically converted immediately prior to the Business Combination at a 20% discount to the transaction price. In addition, the Company issued Promissory Notes (“Short Term Notes”) the proceeds of which would be used to fund general corporate purposes. The Notes bear a simple interest rate of sixteen percent (16%) per annum based on a 365-day year. There were no Short-Term Notes outstanding as of December 31, 2021.

The Company entered into a Payoff, Waiver and Release Agreement in October 2022 with Global Commodities & Investments Ltd, the Company’s majority shareholder, whereby $16,130,522 of the related party payable was converted into equity.

Cash Flows

The following table presents summary cash flow information for the periods indicated.

	For the Year Ended December 31,
	2022	2021
Net Cash Produced From/(Used)
Operating Activities	$(2,700,347)	$(3,539,647)
Investing Activities	(163,912)	(874,986)
Financing Activities	2,948,779	4,145,634
Effects of Exchange Rate Changes	(93,555)	199,605
Net Increase/(Decrease) in Cash	$(9,035)	$(69,394)

Cash Flows Used in Operating Activities

Cash flows used in operating activities for the year ended December 31, 2022, totaled approximately $2.7 million during which we incurred a net loss of $26.3 million. The net loss included the non-cash impacts of the share compensation expenses, depreciation, amortization, non-cash interest, and non-cash lease expenses. The cash flows for operating activities also reflected the decrease in working capital compared to the prior year period.

Cash Flows from Investing Activities

For the year ended December 31, 2022, total cash used in investing activities was $163,912. For the year ended December 31, 2021, cash used in investing activities was $874,986. The cash used in investing activities during the year ended December 31, 2022 and 2021 reflected equipment acquired for use in the pilot program offset by the proceeds of sales of older equipment not useful in alfalfa production.

Cash Flow from Financing Activities

For the year ended December 31, 2022, the cash from financing activities of approximately $3.0 million reflects the principal loan amounts received from our majority shareholder as well as the proceeds from the short debt that the Company raised during 2022 offset by payments made for the repayment of the seller note. The related party payable is non-interest bearing and has no fixed repayment terms. The short term debt includes convertible debt with a 12% coupon. Approximately $1.92 million in principal amount plus accrued but unpaid interest converted into common stock of AFRAG immediately prior to the Business Combination, with Approximately $459 thousand of such debt remaining outstanding. The short-term debt bears a simple interest rate of 16% per annum and has a four-month maturity, with an option of the Company to extend the maturity an additional four months. For the year ended December 31, 2021, the cash generated from financing activities reflected loans from the majority shareholder offset by the amount paid on the seller note payable relating to the original LFT acquisition.

Off Balance Sheet Arrangements

As of December 31, 2022 and December 31, 2021, we had no off balance sheet financing arrangements.

Contractual Commitments

Our contractual obligations as of September 30, 2023, consist primarily of the seller note payable relating to the original LFT acquisition, the agreement with the Fass Ngom community in Senegal that provides for the right to use 5,000 hectares, and an obligation to begin supporting the local municipalities with whom we have partnered for significant land in Niger in accordance with agreements signed in December 2021, and the agreement signed between the Company, the community of Gie Dynn and the Government of Mauritania that provides for the right to develop 2,033 hectares of land in Mauritania together with the obligation to invest up to $30 million into this project over the next 20 years. These contractual obligations impact our short-term and long-term liquidity and capital needs.

The balance of the seller note payable was $1,958,486 as of September 30, 2023 and $1,976,050 as of December 31, 2022. In November 2022, Tampieri Financial Group agreed to a delayed payment of the balance of the seller note payable. The resultant amendment fee is being amortized monthly over the remaining period of the seller note payable. A portion of the payment was due on March 31, 2023. The parties subsequently agreed to delay this payment to be made concurrently with the balance of the amount due on October 31, 2023. Interest of 6.3% will be payable on the delayed portion only. Other than the interest related to the delayed payment on March 31, 2023, the seller note payable does not bear an interest rate. As a result, the fair value of the seller note payable was less than face value when issued in the LFT asset acquisition. The seller note payable is presented net of unamortized discount and the unamortized amendment fee as reflected in the table below.

	September 30, 2023	December 31, 2022
Seller note payable	$1,958,486	$1,976,050
Less: unamortized discount	—	—
Less: unamortized amendment fee	31,141	311,419
Add: interest on delayed instalment	30,988	—
Total	$1,958,333	$1,664,631

The remaining balance was due on October 31, 2023. The Company is in negotiation regarding the settlement or extension of this seller note payable.

Land use agreement, Niger and Mauritania land use agreements

As of September 30, 2023, future minimum rental payments under the operating leases are approximately as follows:

2023 (remaining)	$324,436
2024	825,657
2025	826,533
2026	827,426
2027	828,338
Thereafter	17,490,989
$21,123,379

The table above does not include any obligations related to the 20,000 hectares land use right obtained by way of a Senegal Presidential Decree. The Senegal Presidential Decree provides for the use by LFT of the land until 2062. There are no annual payments required in accordance with the Senegal Presidential Decree. This land use right was recognized as an intangible asset in connection with the asset purchase of LFT and is being amortized over the remaining term of the decree.

The table does however include obligations relating to the recent agreements signed with the mayor and local governments of Aderbissinat and Ingall, respectively, in Niger each under a 49-year term for the right to use and development 2.2 million hectares of their land. While there is no binding obligation under these agreements to plant a minimum number of hectares of trees, we agreed to pay approximately $86,000 per year under each agreement during the construction of the greenhouses and plantation. Once the sale of carbon credits commences the annual payment amount will increase to approximately $1.1 million. In addition, during the first year of the sale of carbon credits we are required to pay an additional $129,000 for each agreement for budgetary support to each region. As the timing of the sale of carbon credits is uncertain, we have reflected only the known and required, as of today, payments for the duration of these agreements.

The table also includes obligation reacting to the agreement signed between the Company, the community of Gie Dynn and the Government of Mauritania. This lease is for 20 years and covers 2,033 hectares of land. Of this land, 80%, or 1,626 hectares will be used by the Company for farming alfalfa with the balance being farmed, at the Company’s cost, at the direction of the community. The Company has agreed to invest up to $30 million into this project over the next 20 years. The annual cost of the 1,626 hectares will be $300 per hectare per annum, subject to an annual increase consistent with the household consumption index (a proxy for local inflation). In addition, the Company will pay 5% of annual net profits earned on the 1,626 hectares to the community subject to an annual minimum payment of approximately $122,000.

The Company maintains cash in banks in the United States as well as in Senegal. The aggregate cash balances shown on the consolidated balance sheets as of September 30, 2023 and December 31, 2022 were held at JPMorgan Chase Bank, N.A. as well as in various banks in Senegal and Niger. There is no insurance securing these deposits, other than FDIC insurance that governs all commercial banks in the United States. The Company has not experienced any losses in such deposits. There are no excess cash balances, beyond those required for short term operations, held in Senegal or Niger bank accounts.

BUSINESS

Company Overview

We are a holding company that operates principally through our wholly owned subsidiary, Les Fermes de la Teranga SA (“LFT”). LFT is developing our initial commercial farming business based in northern Senegal focusing on the production and sale of alfalfa for cattle feed and nutrition purposes. Alfalfa is a vegetation based protein primarily used in dairy cattle for milk and beef production.

We will sell alfalfa to owners and suppliers of cattle for feed and nutritional purposes, locally, regionally and for export. Over the next 2-3 years we expect to largely develop 25,000 hectares, or 62,000 acres, of land located at LFT. We further aim to expand the growing footprint within Senegal, Niger and potentially to other African countries.

Predecessor Company

Our predecessor company acquired LFT during the first quarter of 2018. Since that time considerable effort has been expended on preparing the farm for commercial operations, including ensuring the integrity of the water channels and other water assets, conducting soil analysis and feasibility studies, and beginning to clear and prepare the farm pivots for commercial operations. As such, prior to 2022, there has been no commercial revenue and related contribution. The growing activity to that point has been on a small pilot scale with the resultant produce of rice and sweet potato largely being donated to the local communities. In addition, the intended strategy of the prior owners was to focus on farming a crop significantly different than alfalfa and as such various assets that had been acquired by the prior owners and taken over by our company were not suitable for farming of alfalfa.

Current Company

During the third quarter of 2021, we began preparing the soil, land, pivots, irrigation and infrastructure to begin planting our pilot program. We began planting alfalfa in January 2022 across 305 hectares. We began our initial harvest in April 2022, and we have continued harvesting the crop to date which resulted in an average of approximately 2.4 tons of alfalfa per hectare, excluding the initial cuts, and a 15% to 24% protein yield. Initial cuts are typically lower yield in an alfalfa system due to the establishment of the root systems, and therefore the result of our initial planting is in line with global averages and our expectations. After the initial period of root establishment, it is our expectation, based on global historical experience and published scientific data, that the crop rotation cycle will occur every four-six weeks, allowing up to ten harvests during an annual period. From a seasonality perspective, it is our expectation that after the initial crops have been planted, other than potentially during a short rainy season, little seasonality should impact the rotation. Based on the yield and protein outcome results of the pilot, we expect to expand the pilot program to further test input and conditions to maximize yield before we begin the program of incremental planting expansion that we anticipate will grow to 10,000 hectares within 18-24 months and ultimately to occupy as much of the 25,000 hectares as is practical. At 10,000 hectares, we would expect our annualized run-rate yield to be approximately 250,000 tons. Our initial expectations are that we will yield approximately 25 tons of alfalfa per hectare per year, based on 10 cuts per year and 2.5 tons per cut. Warmer climate experiences in geographies such as California, and colder climates such as Romania and Canada, give credence to these historical yield expectations. While the results of our pilot program enhanced our confidence in our potential alfalfa crop yields, we are a relatively new company with a history of losses and there is no guarantee that our production estimates will be sustained in a larger commercial practice. Our independent auditors have expressed substantial doubt about our ability to continue as a going concern. For the fiscal year ended December 31, 2022 AFRAG incurred a net loss of approximately $26.3 million. and used cash in continuing operations of $2.7 million. AFRAG also incurred a net loss of approximately $29.0 million and used cash in continuing operations of $1.1 million for the nine months ended September 30, 2023. Our operations have historically been financed principally by our majority shareholder, Global Commodities and Investments Limited and its affiliated entities, and there is no guarantee that we will generate enough sales or obtain additional financing necessary to support our continuation as a going concern. Further, any expansion of our operations beyond our 305 hectare pilot program will be dependent on our ability to generate future revenue from operations and sourcing additional outside investment, none of which are guaranteed.

For our initial production, we took the added step of complementing our deeply experienced team with the services of FGM International, a leader in agricultural project implementation, particularly in Africa. In addition, we engaged ICS, a leading agronomist specialist in crops, soil, water, agricultural machinery and more. ICS has been a successful supplier of efficient machines and high-quality seeds to farms in the Middle East and Africa for approximately 30 years.

Our Business Strategy

We have three primary business strategies: Agriculture, Aquaculture and Environmental Carbon Offsets.

In agriculture, our primary asset is the 25,000-hectares in Senegal. After its 305-hectare pilot, our focus will be on the development of the additional acreage in a methodical fashion at the LFT Farm, optimized on a non-dormant alfalfa variety. While the market for cattle feed is expected to develop locally and regionally, the immediate customer base will likely be Asia and the middle East, including Saudi Arabia and the United Arab Emirates. In certain of these markets, the production of forage crops is banned and a large quantity of the 14 million tons per year necessary is imported from the United States. This supply conduit’s sustainability is challenged for water supply related reasons. We anticipate growing identical crops in a similar fashion outside of Senegal, in the Niger River Valley and Mauritania. We expect to ultimately supply approximately a third of the current market with these three locations. The advantage of alfalfa, which we expect to produce ten cuts per year, is that it is a profitable and relatively fast production crop that can be produced efficiently in the environment where we will operate.

In aquaculture, we anticipate growing tilapia in its water channels as part of its fertigation program in conjunction with Willing Hands. It generally takes between seven and nine months for a tilapia to grow to maturity and we anticipate harvesting them then at approximately 1.25 pounds, which yields two four-ounce fillets. The fish achieve optimal growth potential at 73°F regardless of environment, which make our channels at the LFT Farm an optimal environment. The system will contribute to the sustainable fertilizer nature of our approach, by using the fish’s waste as a natural fertilizer saving 95% of the water used in traditional agriculture. Leaf surface fertilization with liquid fertilizer produced from amino acids constitutes a potentially important source of nitrogen and is important for plant production. Fish emulsion is a fertilizer that is a half-decomposed mixture of finely ground up fish. It is then dried to kill micro-organisms. Fish emulsion contains up to 5% nitrogen with several trace elements that help improve soil microbes, resulting in more plant building blocks. We intend to participate in both marine and freshwater aquaculture when refrigeration facilities are established. We also intend to manage the wholesale purchase of fish from local fisherman, initially in Senegal and secondarily in East Africa, and in conjunction with processing, refrigeration, financing and logistics locally, ultimately adding sales and distribution to wholesalers in consumption markets in Europe and the Middle East.

We intend to deploy certain of its cash flow from operations into the creation of a carbon sequestration and reforestation program. We anticipate that its carbon offset production will generate carbon credits to be sold on a global carbon emission market via a reforestation program in areas adjacent to the LFT Farm initially, specifically from the Aleppo pine species, typically indigenous to semi-arid conditions. The markets for these credits increased substantially due to both corporate and government awareness and acceleration in terms of timing and magnitude. Typically, each metric ton of reduced emissions is represented by a financial instrument known as a carbon offset. In Niger, we have entered into agreements with the mayor and local governments of Ingall and Aderbissinatt under a 49-year lease term for the development of agricultural and carbon credit projects on the periphery of the Sahara desert. The project will involve the planting of a minimum of one million (1,000,000) hectares of trees in each area, for an aggregate of 2 million hectares to optimize the production of carbon credits in an area to be mutually agreed upon by the Parties with access to an underground aquifer for irrigation purposes for the sale of carbon footprints as well as water and usage rights. Each Municipality has also allocated an additional one hundred thousand (100,000) hectares of land in favorable areas for commercial production for local and industrial consumption of alfalfa (or other biomass products) on a large scale following hydrogeological and soil studies.

On May 14, 2022, we signed an agreement with the Directorate General of Water and Forests (“DGEF”) of Niger who manages forest reserves for a total area of 624,568 hectare to be reforested and developed by us for the identification and development of carbon credit projects in Niger. The agreement tenure is for 25 years duration, renewable after project assessment. After the start of the project, its duration may be extended for 20 years upon agreement between the parties. Pursuant to the DGEF agreement, we will provide logistical support and up to approximately $80,000 in funding to identify and develop carbon-absorbing activities. Following the first sale of carbon credits pursuant to the terms of the agreement, we will work with DGEF to support the project through training and provision of scholarships to Nigerian executives.

On July 25, 2023 we formed African Agriculture Mauritania LLC SARL as a wholly owned subsidiary. Following the formation of the Mauritanian subsidiary, we entered into a Partnership Contract the community of Gie Dynn and the Government of Mauritania effective as of September 27, 2023. The Partnership Contract provides us with a lease covering approximately 2,033 hectares of land in Mauritania. Approximately 80%, or 1,626 hectares, of land subject to the lease will be used by us for farming alfalfa with the balance being farmed, at our cost, at the direction of the Gie Dynn community. The Partnership Contract provides that we will invest $30 million into this project during the 20-year term of the lease. The timing and use of such $30 million investment will be at our sole discretion. The Partnership Contract stipulates that we will pay an annual royalty of $300 per hectare for the 1,626 hectares managed by us, subject to an annual increase consistent with the household consumption index (a proxy for local inflation). In addition, we will pay 5% of annual net profits earned on the 1,626 hectares to the Gie Dynn community, with a minimum annual payment of $122,000. Gie Dynn will also receive representation on the Mauritanian subsidiary’s board of directors. The Partnership Contract also stipulates that we will provide training in agricultural techniques to the local community, development of local technical vocational schools, with no cost to the local communities. Pursuant to the terms of the Partnership Contract, we intend to begin work on the Gie Dynn project and make a $975,600 cash deposit guaranteeing the lease’s annual rent payments within three months of the Partnership Contract’s effective date.

Given its access to large customers with a variety of nutritional needs, the potential for by-products, logistics and technology applications, scalable land and water assets, we anticipates additional business lines and revenue opportunities may emerge over time. This may include the production of additional breadth of crops, the management of cattle, opportunities in dairy, more expansive fish breeding, and ammonia and fertilizer production.

Current operations

We sell alfalfa to owners and suppliers of cattle for feed and nutritional purposes, primarily in Senegal and the surrounding regions in Africa (including the Economic Community of West African States (ECOWAS) region) and are targeting expansion for sale into Asia and the Middle East. Forage crops, such as Alfalfa have been banned from production in Saudi Arabia and the United Arab Emirates. In August 2021, we began preparing the pivots, irrigation and infrastructure to begin planting its pilot program. Center-pivot irrigation, also called water-wheel and circle irrigation, is a method of crop irrigation in which equipment rotates around a pivot and crops are watered with sprinklers, resulting in a circular area centered on each pivot that is irrigated. We began our pilot alfalfa program late in the fourth quarter of 2021 across 305 hectares. The initial harvesting of the pilot program crop began in the second quarter of 2022. To date, certain of the individual center pivot farm sections have been harvested between fifteen to seventeen times with yields to date averaging approximately 2.4 tons per hectare, excluding the first cut. Studies have suggested that it takes three to four harvests of the alfalfa crop before consistent yields are achieved. with yields increasing from the first harvest as the alfalfa root system is established. Therefore, certain of the results to date are in line with our expectations of being able to achieve 2.5 tons per hectare in later harvests.

Pursuant to a Presidential Decree in Senegal, dated March 20, 2012, we can utilize 20,000 hectares, of land in conjunction with an additional 5,000 hectares of land leased from the local community in Fass Ngom. As of December 31, 2022, more than $30 million had been invested by previous owners of the LFT Farm, including our majority shareholder, Global Commodities & Investments Ltd., which is controlled by Mr. Frank Timis. Beginning in March 2022, we initiated its business operations in Niger, with business incorporation and performing initial survey work regarding land and soil fertility. Water evaluation and hydrogeological studies are ongoing, along with preliminary recruiting of farming operators and development.

As part of its initial strategy, we have initiated commercial shipments of alfalfa to Arab States of the Gulf (Cooperation Council for the Arab States of the Gulf) customers and anticipates potential expansion to Europe and Asia as the market for exports grows in conjunction with global population growth. Beyond that we are actively selling to Senegalese owners and suppliers of cattle.

Because of the fragmented nature of the agriculture industry, we must make a commercial decision between selling our product to larger volume purchasers at lower price points with higher consistency and certainty of longer-term contracts versus the local less-developed market for alfalfa in the ECOWAS region, where a large amount of cattle exist and are malnourished. According to our estimates, based on a world average for meat pricing of $10 per kg, cattle bred for meat purposes will imply a potential five times return on an alfalfa nutrition regimen and potentially up to seven times for dairy purposes, given enhanced productivity driven by alfalfa. Additionally, the measured dairy productivity in Sahelian regions of 8 liters per day, compares to European and North American averages in excess of 30 liters per cow per day.

The local customer base is expected to develop rapidly. Based on an increasing cohesion as a community, farmers in the region are progressively replacing their indigenous cattle that produce only 1 – 2 liters of milk a day with exotic cattle that can produce between 20 and 40 liters a day, substantially increasing both productivity and income. Over 1,200 milking cows including Holstein variety have recently been imported under government initiatives to begin expanding the dairy production in an effort to begin addressing food security concerns. Various cooperatives partnered with the USAID’s West Africa Trade and Investment Hub, including the Association for the Promotion of the Livestock in the Sahel and the Savanna that cover 12 African countries involving about 15,000 members, and the West Africa’s regional livestock association, which works with national federations across the region. Additionally, in 2020 the World Bank approved a US$150 million credit from the International Development Association (IDA) to support Senegal in strengthening agricultural productivity and helping build resilient, climate-smart and competitive food systems. We believe vertical integration into livestock management may be justified given the material revenue potential.

Livestock production involves at least 20 million people across West Africa, where vertically integrated distributor chains connect producers in the Sahel with consumption basins in urban areas and the coast. Estimated heads of cattle in ECOWAS alone is 100 million according to the World Bank, which given archaic measurement techniques may be conservative. Livestock production, marketing, and processing generate income for participants along the value chain and provide food and nutrition security in the region. Intraregional livestock trade is highly informal, and it appears revenue derived from such commerce is not measured officially. Livestock, consisting mostly of cattle and small ruminants, are traded live and lead the intraregional food trade. The African feed industry is predominantly driven by the poultry market. In most countries, poultry is the main source of animal protein, accounting for 80% of the commercial feed locally produced. With a current population of 1.2 billion inhabitants, a level expected to reach 2 billion by 2050 according to the Economist, Africa faces a major challenge to supply animal protein to its people, with a consumption of two to five kilograms of animal protein consumption anticipated per year.

Projected Business Operations

We expect to expand alfalfa sales into the cattle market in the ECOWAS region that incorporates Senegal, recently tabulated by the Organisation for Economic Co-operation and Development estimating that there are 60 million head of cattle, 160 million small ruminants and 400 million poultry in West Africa and the Sahel, translating to about 44% of the agricultural GDP in the region. Given a large number of artisanal cattle rearing, and minimal auditing and measurement, We believe this estimate may be conservative. According to the African Union, about 40% of the African landmass is used for pastoralism, though this differs between countries, with a pastoralist population estimated at 268 million. The market for alfalfa is expected to expand substantially in Africa as protein incorporated in diets grows to mirror the estimate of 25% of that of western consumption. While the cattle market reflects an evident need for alfalfa, due to the relatively small amount of heads of cattle per owner in Senegal, and a minimal amount of dairy or milking herds, and our limited experience in the Senegalese market thus far, we anticipate that the local Senegalese market will take some time to develop.

Over the next three to four planting seasons, we plan to develop 25,000 hectares, or 62,000 acres, of land in the Saint Louis region of northern Senegal (the “LFT Farm”) that will be capable of producing up to 625,000 tons of alfalfa per year in conjunction with a crop yield of approximately 25 tons per hectare per year. We expect that the crop harvest cycle will occur every four to six weeks, allowing up to approximately ten turns during an annual period. From a seasonality perspective, it is our expectation that after the initial crops have been planted before the rainy season little seasonality should impact the rotation. We expect that this will begin the program of incremental planting expansion that it anticipates will grow to 10,000 hectares within 18-24 months and ultimately to the predominance of the 25,000 hectares. The fulfilment of these growth goals is largely dependent on access to capital necessary for growth. Based on the foregoing, and by way of example, at 10,000 hectares we expect our annualized yield to be approximately 250,000 metric tons, and at 25,000 hectares, we expect our annualized yield to be approximately 625,000 tons. Our initial expectations are that it will yield approximately 25 tons of alfalfa per hectare per year. Such expectations are based on global averages that vary in regions which have lower yielding crops per year given winter or dormancy environments to those in more optimal growth conditions such as those in Senegal and Niger that have both sun, year-round conditions and water prevalence. This assumption is predicated on 10 cuts per year and two and a half tons per cut. Colder climates such as Romania and Canada give credence to these lower yield expectations by virtue of their temperatures. On expansion in Niger, using the same metrics, we expects our production to be approximately 5,000,000 tons per year. If a commercial strategy of solely forage crop development is pursued, our farming operations in Niger are expected to develop in sequence with its further commercialization of its Senegalese properties. However, there are risks and uncertainties associated with completing our developments on schedule, which include access to capital, global supply chain issues and issues related to shipping logistics. While the results of our pilot program enhanced our confidence in our potential alfalfa crop yields, we are a relatively new company with a history of losses and there is no guarantee that our production estimates will be sustained in a larger commercial practice or result in enough sales to support our continuation as a going concern. Any expansion of our operations beyond our 305 hectare pilot program will be dependent on our ability to generate future revenue from operations and sourcing additional outside investment, none of which are guaranteed. In addition, while our pilot program enhanced its confidence in its potential alfalfa crop yields, there is no guarantee that our production estimates will be sustained in a larger commercial practice.

Relative Crop Yields

Our pilot yields in both sweet potato and rice point towards crop yields approximately 67% and 30% higher, respectively than other global environments due to soil quality, sun index and water abundance. Our alfalfa pilot study produced plant growth and yield characteristics that exceed global averages, similar to its rice program. While we cannot guarantee that our future alfalfa yields will continue to exceed global averages, the results of the initial pilot program for alfalfa that began to be harvested in the second quarter of 2022 depicted a similar result of exceeding global averages and we believe is predictive of the yield and resultant of future operations.

Alfalfa

Alfalfa plays a significant role as a type of livestock forage for animal feed, due to its high protein and digestible fiber content. The crop is mainly used for feeding dairy cows, cattle, horses, sheep, and goats. The crop is highly adapted to hot and arid conditions, typical of the Sahara desert in which we operate, which allows for particular sun-cured alfalfa hay (dehydrated) to grow in a favorable environment. Abundant and regular irrigation by pivots allows high yields and, under optimum conditions, approximately a harvest every 28-30 days, when not impacted by the wet, rainy season, which based on the last 30 year history typically occurs 45-50 days per year. An alfalfa crop is usually planted for four or five years, with on average a cut each month in a country with the same heat and humidity as Senegal, such as the Imperial Valley of California where data is available. In North America, despite its seasons, the average total yield is 20 to 35 tons per hectare (or 8 to 14 tons per acre) per year (distributed in five or six cuts). Top yields (intensive farming) can exceed 40 tons per hectare or 16 tons per acre per year, and have been recorded in the Imperial Valley in California and Minais Gerias in Brazil. The alfalfa plant is highly adaptable to varying cultivation and weather conditions, showing great tolerance to drought. This can be achieved due to its root system, that can penetrate up to 15 to 30 feet. (4.5 to 9 meters), searching for water and nutrients. The average length of the root is four to five feet (1.2 – 1.5 m). The upper part of the plant is shorter compared to the root system. The plant’s height ranges from two to four feet (60 to 120 cm). The alfalfa plant thrives in well drained soils, as moist water laden soils promote the development of various diseases.

Furthermore, alfalfa has a high impact on carbon sequestration, and we believe alfalfa can generate over 4 tons per hectare per year of carbon credits, an additional commercial strategy to which we aspire. Alfalfa is effective at sequestering carbon for a number of reasons, including its status as a perennial and a deeply rooting plant. While crops like corn and soy often have a net neutral or negative impact on carbon sequestration, carbon levels in the soil are elevated when alfalfa is included as part of the rotation. The root system of the alfalfa plant also lends itself to decreased amount of erosion potential with minimal amounts of soil leaving a field under alfalfa cultivation providing an additional key positive. Alfalfa is a nitrogen fixer that invests resources into its roots, keeping the soil dry thereby reducing decomposition, even in degraded soils.

Alfalfa is a high-protein roughage which is usually about 15 – 25% crude protein, over 50% total organic nitrogen and high in fiber and calcium. Alfalfa and corn generally complement each other, and in concert can form the basis for cattle diets. Grass hays are frequently low in protein and some alfalfa can raise the protein level for beef cattle or dairy purposes at the time of feeding. Low quality grass hay also spends more time in the rumen during digestion than alfalfa hay (70 compared to 36 hours). Therefore, animals fed some alfalfa hay can generally eat more, gain weight faster, produce more milk and maintain themselves in better condition. Alfalfa has an initial rate of ruminal digestion that is five to ten times greater than that of most grasses. The rapid microbial colonization and digestion of alfalfa reduces particle size and increases the passage of digesta from the rumen, enabling the animal to consume greater quantities of forage. Alfalfa is an excellent forage for high-producing cows. Cows efficiently use the high levels of protein, calcium and high-quality fiber in alfalfa for producing milk. Alfalfa has the potential to double the weight of livestock in as few as seven weeks, based on the U.S. experience.

According to the USDA, livestock requires the following amounts of protein per day:

Crude Protein (lbs per day)
Required	1.80
Supplied by Forage	0.88
Supplemental Need	0.92

In general, consumption of the original forage resource declines when cattle are fed concentrate feeds at the rate of 0.5 percent of body weight (six pounds for 1,200 — pound cows) or more. Substitute feeding is more frequently used for growing cattle than it is for mature beef cows. A lactating dairy cow can consume 14 to 16 lbs/day of alfalfa hay as a part of a mixed ration, or higher amounts on a more forage-intensive diet.

There are over 200 known varieties of alfalfa, but only six to eight are used commercially in scale. We chose three varieties to refine our strategy in Saint Louis, Senegal derived from semi-arid conditions in Australia in our pilot studies, and anticipate purchases for its expansion to be derived from TopNotch Seeds, Inc., a seed producer in California. Further study and dynamic refinement of optimal culture will be conducted simultaneously with additional harvests of the pilot, and during additional phases of the commercialization. Generally, different alfalfa varieties perform differently in various growing regions. The preparation for the cultivation of alfalfa starts during the summer of the previous year. Most farmers initiate preparation by fixing soil pH and gypsum levels. Many farmers add lime, through deep tillage, at a quantity of three to four tons per hectare. Lime is believed to increase the activity of nitrogen-fixing Rhizobium bacteria, while functioning as a soil conditioner. It is typical to add two to three tons of fertilizer per hectare before applying any nutrition or tillage method. Specific soil bacteria, called rhizobia, can infect the roots of legumes, like alfalfa. Unlike the response to pathogenic bacteria, legumes produce specialized root structures called nodules, into which the rhizobia grow. There they are fed and protected by the plant, they multiply, and they capture Nitrogen gas from the air and convert it to amino acids that the plant uses for growth.

Harvest of alfalfa normally takes place just before the flowering season in North America, in contrast to Africa and Senegal where seasons are less distinct. The machines used to harvest alfalfa typically cut the alfalfa as low as possible, without damaging the crown of the plant. The most common alfalfa harvesting technique is to use a harvest machine to chop the plants, arrange them in rows and allowing them to dry in the field. In this case, an unexpected rain will make the plants incur mold and may result in the decrease of the production’s quality. Following this step, a machine passes and turns two rows of harvested plants into one. After ensuring that the plants have dried, a tractor pulling a baler arranges the hay into bales that weigh from 100 to 2800 lbs. (50 to 1300 kg). The typical customer purchase for destination Saudi Arabia is 500-1,000kg bales, while Korea and certain markets in Asia prefer smaller bale sizes (below 100kg). While some of the global industry utilizes dehydration units to reduce water content for export, which facilitates an ability to transport large quantities, our customer base reflected a large intent to purchase a sun-dried variety which commands a price premium.

Due to its climate, and year-round heat, we will be using a non-dormant variety of seed for our pilot and our additional follow-up commercial program. Due to the nature of the shipping distances, and supply chain delays, the distance from Australia and California, we will investigate and compare yields in the initial stages of its planning, and may experience small variability in outcome.

Alfalfa in the United States and Global Markets

The alfalfa market in the United States is expected to grow at a compound annual growth rate of 5.89% over the forecast period to reach a market size of $20.5 billion in 2025 from $14.6 billion in 2019, according to industry analysis Marketwatch. Marketwatch also indicated that the global alfalfa hay market size was valued at USD $30 billion in 2022 and is forecast to a readjusted size of USD $36.4 billion by 2029 with a compound annual growth rate of 2.6% during the review period. As a component of the projected global growth, overall meat consumption is expected to account for 82% of the needs of the growth of alfalfa supply. The Asia-Pacific region led by China and the Latin American countries, with Brazil leading the region, are estimated to contribute to most of the global supply expansion of alfalfa. Growth in demand will be led by Organization for Economic Cooperation and Development (OECD) countries in the next decade. Capacity building, improved agriculture, increasing integration of modernized, and intensive production technologies are expected to increase the growth in supply in these countries.

The United States production of alfalfa accounts for 51.7% globally. In addition, the United States is also the world’s largest exporter of alfalfa. Over the past 10 years, as water shortages have become more common, the shrinkage in alfalfa acreage has become a driver to increased pricing. According to the National Agricultural Statistics Service, of the United States Department of Agriculture (USDA), California farmers in 2020 harvested just 515,000 acres of alfalfa, down from more than 1 million acres in 2010. Alfalfa plays a central role in the United States as a feed crop that complements high energy feed sources and substitutes, to some extent, for other sources of protein and roughage. For these reasons, the market for alfalfa is closely linked with markets for other feeds and grain and oilseed markets more broadly. Alfalfa is used in livestock rations, and especially dairy rations in the west. For this reason, alfalfa markets are closely linked to the commercial market for milk. The market for grains and oilseeds is global, as are the markets for meat, processed dairy products and, to an increasing extent, alfalfa hay. Fluid milk and high moisture content roughages have relatively low prices per unit of weight and are expensive to ship long distances. The USDA’s Foreign Agricultural Service (FAS) estimated 2020 total alfalfa and other hay (mostly grass) exports from the United States at almost 4.1 million MT, from non-existent production in 1980.

The USDA National Agricultural Statistics Service (NASS) estimates the value of alfalfa hay and hay products produced in the United States at $8.8 billion per year. Alfalfa is the fourth most widely grown crop in the country behind only corn, soybeans, and wheat Approximately 40% of the alfalfa produced in the United States is located in 11 western states. This region also supplies the vast majority of the seed for the nation’s alfalfa plantings, and it contributes significantly to exports of alfalfa hay and seed to Asia and the Middle East. Western states played a crucial historical role during the development of alfalfa in the United States, with production developing nationally the latter half of the 19th Century. A recent survey of western states showed a wide variety of production practices, ranging from 2 to 10 cuts per year, from very dormant to non-dormant varieties grown on soils from heavy clays to beach sands. While alfalfa is a relatively non-complex crop to grow, water, relative logistics and irrigation management are considered key limiting factors to large scale development.

All global agriculture markets have been impacted by supply chain disruptions directly attributed to the COVID-19 pandemic. The agricultural supply chain connects livestock and crop producers to processing and packing firms who in turn supply wholesalers, who then supply commercial, institutional, and retail customers who ultimately deliver agriculture products directly to individuals and households. Traditionally, disruptions to the supply chain resulted from regional disasters like fire, seasonal impacts like drought, or industry-specific disturbances such as labor disputes or regulatory challenges. However, disruptions stemming from COVID-19 have been global rather than regional, occurring with uncertainty of resolution rather than seasonal, and impact all sectors along the supply chain including producers, transportation, processors, points-of-purchase, and consumers. The health and economic fallout felt globally from this pandemic is impacting world trade. Global markets have been reduced since the outset of the pandemic, including those for agricultural products. Beef trade was hit by both a reluctance to allow shipments into some countries and the economic impacts of the pandemic. The same general health and economic forces that impacted the meat sector also disrupted the dairy sector. Processing was curtailed by workers contracting the virus in milk processing plants. Demand has been hampered by constraints to consumption, particularly from closures at restaurants and institutions such as schools, but also by loss of income. With reduced bottling and processing, prices fell sharply to historically recorded levels. There has been recent recovery in processing and prices. Additionally, by virtue of U.S.-China trade tensions, shipments to China have fallen appreciably during the same period.

Saudi Arabia is unable to grow alfalfa because previous cultivation of these crops drained the country’s ancient aquifer. In 2015, the Saudi Arabian government banned the local production of green forage for animals, for which groundwater would be used, on farms over 120 acres. Saudi Arabia, with 10 million tons per year of imports of forage crops, and the United Arab Emirates (UAE) with 2.5 million tons per year of imports, and large growing populations and regional distribution systems are globally reliant on consistent foreign alfalfa supply chains. For that reason Almarai, Saudi Arabia’s largest dairy, and the UAE’s Al Dahra started a trend of acquiring farmland in the southwest of the United States. Over the past 20 years, foreign companies have purchased more than 250,000 acres in six southwestern states for agricultural use. In addition to the Gulf countries, China, South Korea and Japan are substantial importers of alfalfa hay from the United States. Due to banning on local production of forage crops in many high demand countries, We believe that the demand dynamic for alfalfa will be impervious related to dynamics concerning the COVID-19 pandemic and future similar occurrences. Furthermore, the scrutiny on water administration in the Western United States is further expected to reduce supply and subsequently increase pricing for the commodity.

Additional applications of Alfalfa

Furthermore, alfalfa has considerable potential as a feedstock for production of biofuels and other industrial materials because of its high biomass production, perennial nature, ability to provide its own nitrogen fertilizer, and valuable co-products. Utilization of alfalfa as a biomass crop has numerous environmental advantages. There is an urgent need to increase the use of perennials in agricultural systems to decrease erosion and water contamination. Annual row crop production is a major source of sediment, nutrient (nitrogen and phosphorus), and pesticide contamination of surface and ground water. Perennial crops such as alfalfa can reduce nitrate concentrations in soil and drainage water and prevent soil erosion. Alfalfa cultivation also increases soil fertility through nitrogen fixation, improves soil quality, increases soil organic matter and promotes water penetration into soil. Alfalfa leaves and stems can be easily separated. The stem fraction is high in cellulose, the substrate needed for ethanol production. The leaves of alfalfa constitute approximately 45% of the total harvested crop and can be used as a valuable co-product. The leaf fraction contains 26 to 30% protein. Cutting frequency and pasture age are strategic variables in defining alfalfa crop management aimed at increasing biomass yield.

The concept of value-added agriculture is a portfolio of agricultural practices that enable farmers to align with consumer preferences for agricultural or food products with form, space, time, identity, and quality characteristics that are not present in conventionally-produced raw agricultural commodities. As defined by the U.S. Department of Agriculture, value-added products are (i) a change in the physical state or form of the product, (ii) the production of a product in a manner that enhances its value, as demonstrated through a business plan (such as organically produced products), and (iii) the physical segregation of an agricultural commodity or product in a manner that results in the enhancement of the value of that commodity or product (such as an identity preserved marketing system). As a result of the change in physical state or the manner in which the agricultural commodity or product is produced and segregated, the customer base for the commodity or product is expanded and a greater portion of revenue derived from the marketing, processing or physical segregation is made available to the producer of the commodity or product. We believe that this approach has not been magnified on the African continent, and is integral to our long term strategy.

Alfalfa undergoes various stages of processing to attain final customized product form such as pellets and cubes. The chain of processes includes harvesting, drying and densification of alfalfa. The goals of harvesting or to cut alfalfa at the growth stage provides the optimum combination of yield and quality and to maintain quality and minimize losses through proper preservation. The main difference between the alfalfa products is moisture content. Pelletizing may have a precipitous impact on the selling price of a ton of Alfalfa. However, only some markets have a preference for this form of feed and due to the generation of bicarbonates during the chewing and rumination process by cattle enabling digestion, not all markets and customers are focused on pellet form delivery. We intend to commercialize cubing units for up to 50 percent of our production capacity in Senegal for markets such as the United Arab Emirates and China that prefer delivery in this form. This will require additional capital expenditure and management focus.

Alfalfa grown at our LFT facility in Senegal is expected to have a competitive advantage versus that of United States origin. For decades, a significant portion of alfalfa grown in the western United States, as much as 17 percent in 2017, has been loaded onto trucks, driven substantial distances to ports on the west coast, and shipped to global destinations, primarily to China, Japan, Korea, Taiwan, the United Arab Emirates, and Saudi Arabia. The nautical distance from Dakar to the Persian Gulf is exactly half versus to the western United States, or 7,346 nautical miles vs 14,602 nautical miles. While port congestion and supply chain disruptions are temporary based on pandemic related aberrations, transportation distance and logistics are anticipated to be a major differentiator of our business operations. Additionally, because of the relative one-sided nature of cargo towards destinations in West Africa, with relative trade imbalance and lower export at present, there are vast resources, including empty containers available.

Corporate farms, researchers and policymakers warn drained aquifers threaten access to water for drinking and future crop production. The export of crops and the water used to grow them, known as virtual water, has been accelerating despite concerns that in drought-stricken areas such as the southwest of the United States, this system is unsustainable in the long term. Although virtual water itself is not inherently problematic — and can even reduce water usage in some cases — its extraction from water-stressed communities is sounding the alarm as water crises become more acute. Even as the Colorado River Basin enters its 21st year of sustained drought and climate change threatens to further exacerbate water scarcity, virtual water trading is expected to triple globally by 2100, with a large share moving from the United States to other countries. With scant rainfall, the southwestern aquifers, as well as the Colorado River, provide the main sources of irrigation water in the region, and both are threatened by drought and over drafting. Agriculture uses about 80 percent of the water in the Colorado River basin. In August 2021, the Federal government officially declared the first-ever water shortage in the Colorado River basin, which are expected to lead to mandatory water cuts in some states and Mexico in 2022. The shortage was triggered because water levels in Lake Mead on the Nevada-Arizona border, the largest reservoir in the United States, are projected to drop to a level where it can’t meet the water and energy demands of communities in the western United States.

Water policy advocates have long criticized the practice of growing water-intensive crops for export in water-scarce areas, focusing mainly on American companies and farmers. Now, though, foreign companies buying land to export those same crops are starting to receive more scrutiny under recent drought initiative acts of Congress. According to the USDA, as of 2019, 35 million acres of land are held directly by foreign investors, a number that doubled between 2004 and 2014. In January 2023, the states belonging to the Colorado River Compact of 1922 missed a federal deadline to resolve an agreement to make water use meet the Colorado River’s declining capacity, leaving the decision in the hands of the federal Bureau of Reclamation. On May 23, 2023 representatives from the seven Colorado River Basin states agreed to the submission of a Lower Basin, consensus-based system conservation proposal. The three Lower Basin states of California, Arizona and Nevada committed to measures to conserve at least 3 million-acre-feet (maf) of system water through the end of 2026, when the current operating guidelines under the compact are set to expire. Of those system conservation savings, 2.3 maf will be compensated through funding from the Inflation Reduction Act. Once officially approved by the Bureau of Reclamation, which operates the dams on Lake Mead and Lake Powell, the new agreement would be in place through 2026. We are aware of numerous federal, state and municipal considerations in the Western United States that will affect water usage for purposes of Alfalfa for export that are currently under revision given the water crisis.

Of vital concern to Chinese national interests, the Ministry of Agriculture, Government of China reportedly issued the “National Alfalfa Industry Development Plan (2016 – 2020)” with the aim to boost the production of alfalfa. The objective was to achieve production capacity of 5.4 million tons by 2020. The plan is reportedly a part of the recent changes in agricultural policies of China which is to promote planting of fodder among others, given the population growth. The growth of the organic segment of the alfalfa market is also expected during the next few years. This is particularly due to the cognizance of high-quality feed that results in the production of quality and safe products of animal origin. Further, in the European Union, Regulation (EU) No 2018/848 came into force on January 1, 2021 with the rationale of ensuring the integrity of organic production at all stages of the production and processing and distribution processes of animal feed, among others.

The United States, at 61% of global value, is the world’s leading hay exporting country, followed by Australia, Spain, Canada and Italy. While some forage is exported from other countries such as Argentina, Sudan, Morocco, France, Germany, Mongolia and Romania, these countries make up less than 11% of the world trade according to the International Trade Center. An important development in the past decade has been the emergence of China and Middle Eastern markets. These markets rose from negligible amounts in 2007 to millions of MT per year in 2017 for alfalfa. This increase was driven primarily by rapid expansion of modern dairy farms in China and Korea, and limitations of water resources in Saudi Arabia and the UAE. Water limitations and distance to markets are also major limitations in China. In 2007, about 85% of United States exports went to Japan and Korea. Over the past decade, China has become the largest importer of alfalfa from the United States, accounting for over 40 percent of total U.S. alfalfa exports. Shipments to Japan and Korea have grown as well, but Korea has been surpassed by Saudi Arabia and the UAE. The Middle East is second to Asia as the most important market for exported United States alfalfa. Water resource availability in many parts of the world plays a key part in the demand, as well as the supply, for international trade in forage crops. UAE and Saudi Arabia, both water-poor countries, have made domestic policy decisions which aim to stop the utilization of groundwater for forages.

With an effective rooting zone of four to six feet and the potential to reach 20 feet, alfalfa is capable of extracting nearly 70% of the available water in the soil. Growing demand for water-intensive products like meat and dairy are expected to spur even more virtual water exports. In a 2020 study in the journal Nature Communications, researchers estimated that virtual water exports around the world could triple by the end of the century, from 961 billion cubic meters in 2010 to 3,370 billion in 2100. The trade in non-renewable groundwater is expected to form a significant share of that increase, growing fivefold by 2050 and doubling its 2010 value by 2100. The United States is expected to be the biggest exporter of non-renewable groundwater according to the study, with exports going to the Middle East, South Asia, and Africa.

Because to this date, the Western United States commands such a material part of the world’s Alfalfa exports, we are watching the development of land use and expense in the Colorado River Basin which is a primary source for farm and rangeland irrigation across 5.5 million acres of land and is also used for municipal and industrial purposes by the region’s 40 million-plus residents. The region’s hydroelectric infrastructure provides up to 42 gigawatts of electrical power annually to area customers. As a result of the Colorado River Compact of 1922, the basin was split into two separate water apportionment regions, the Upper Basin, which covers Colorado, New Mexico, Utah, Wyoming and a small section of Arizona, and the Lower Basin, which covers the majority of Arizona and provides water to populated sections of Southern California and Nevada. Under the compact, each basin is allocated 7.5 million acre-feet (maf) yearly, with an additional 1.5 maf dedicated to Mexico. As the 100-year anniversary of the Compact lapses, 29 Native American tribes are renegotiating water allocations, along with other environmental issues. The tribes hold as much as 20% of the Basin’s water rights, equating to 2.9 million acre feet.

The State of California historically profited from other states not using their full water allocations. California has traditionally been diverting unused water apportioned to other states. Although allocated 4.4 maf of Colorado River water, California was using about 5.2 maf approximately 75 years after the compact was signed, 25% more than its allocation. In response to a directive from the Secretary of the Interior, California is working on a plan to limit its use of Colorado River water to 4. 4 maf per year, its legally apportioned amount. Nevada is seeking to obtain additional Colorado River water for the rapidly growing Las Vegas area, and Arizona is devising plans to use its entire entitlement, by banking or recharging water not presently needed. Further state-wide disputes are expected to contribute further to the water use efficiency, and to help our competitive positioning.

The Department of the Interior declared the first-ever Colorado River Basin water shortage on August 16, 2021. Arizona and Nevada, which combined generate nearly $6 billion in agricultural receipts, are expected to be directly impacted by additional cuts to water allocation. Continued drought conditions risk additional cuts across the Colorado River Basin, jeopardizing thousands more farm and ranch operations’ access to vital water resources. Agriculture is not expected to eliminated, just materially curtailed and more expensive, experiencing a jump thus far of over 40% in the cost of water per acre foot in 2021. It is expected that unavoidable reductions in farm water supplies and hydropower generation, ecosystem degradation, and urban areas will be needed to conserve water. In October 2022, U.S. Rep. Ruben Gallego (Phoenix, Democrat) filed the Domestic Water Protection Act of 2022, attempting to impose an excise tax of up to 300% on foreign entities exporting crops from dry parts of the country, an issue faced by Arizona, but certainly encompassed by other states that are governed by the Colorado River Compact.

Agriculture is a major component of the Colorado River Basin’s economy. This acreage provides economic inputs to both the U.S. and Mexico. As an example, in 2012, the seven U.S. states located in the Colorado River Basin produced roughly $37 billion in crops and $24 billion in livestock (USDA 2014). In Colorado, 85% of the water goes toward agriculture. A substantial portion of this is alfalfa. It is largely expected that these highly sensitive federal water issues will continue to undermine the cost structure of our competitors, and act as a major competitive edge for our operations and expansion.

We believe that access to an abundant and inexpensive water will remain an uncompromising barrier to entry for its competitors. The LFT Farm is surrounded by the Senegal River and the Lac du Guiers, and is 60km from the Atlantic Ocean, providing surface water access. Such access provides our water at approximately 1/100th of the cost of its foreign competitors, which also dramatically decreases our logistical challenges. Furthermore, the Senegal river is emptying to the Atlantic Ocean at the point where water is being extracted for irrigation, thereby not impacting other areas of commerce or environment.

We believe that alfalfa farming represents a sustainable agriculture product that can reconcile high productivity with preservation of the environment, and at the same time allow us to compete in a global market. Alfalfa can help to meet the challenges of climate change and pollution reduction, by favoring crop rotations capable of better preserving the soil and controlling weeds. The utilization of alfalfa through grazing may also reduce risks of pollution and production costs. Alfalfa will keep an important place in European agriculture, because it sustainably supports high quality dairy productions. These unique features can be further improved through technical and varietal innovation.

In addition, approximately half of the world’s farmers utilize livestock as a source of organic fertilizer enabling them to respond to the growing demand for organically produced food products. Alfalfa is a three-to-five-year cycle crop, and every year 20% of the alfalfa is pulled out and replanted as a part of the crop’s normal cycle. Additionally, Alfalfa is used to make biochar, a super charcoal made by heating any biomass oxygen. All of the cellulose, lignin and other, non-carbon materials gasify and are burned away. What remains is pure carbon — 40% of the carbon originally contained in the biomass, with an ability to create organic content in the soil.

We anticipates that our LFT Farm will deploy recent scientific and technical advances available throughout our development, and the processing and distribution processes to maximize its alfalfa output. We will incorporate U.S.-style good agricultural practices, or GAP, into our operations and will seek to integrate our customer’s agricultural and other practices into its processes and procedures so that buyers will have confidence that the product they purchase from us satisfies their standards. We believe that we will be among the only independent alfalfa manufacturers in Africa to employ these practices in its operations as we seek the highest quality products to sell in their home countries.

Biofuels Market

Because of alfalfa’s protein as well as its energy content, the relevance of alfalfa as a biofuel promises another area of our evaluation. Alfalfa leaves constitute approximately 45% of the total harvested alfalfa crop and can be used as a valuable co-product. The leaf fraction contains 26% to 30% protein. Cutting frequency and pasture age are strategic variables in defining alfalfa crop management aimed at increasing biomass yield. Alfalfa is a high-protein roughage which is usually about 15% to 25% crude protein, over 50% total organic nitrogen and high in calcium. By virtue of our access to by-products, its sun exposure and water access, We believe we will be able to participate in the global biofuels market. Replacing fossil fuels with biofuels has the potential to generate a number of benefits. In contrast to fossil fuels, which are exhaustible resources, biofuels are produced from renewable feedstocks, with substantially lower emissions. Thus, their production and use could, in theory, be sustained indefinitely. Bioenergy, derived from plants that use sunlight and CO2 to assimilate carbon into biomass, has emerged as a potentially sustainable energy source with low climate impact. Biomass quality depends on the plant composition, as cellulosic biomass is primarily comprised of cellulose, hemicellulose, lignin, and lesser amounts of other extractable components such as pectins and proteins that make up the plant cell wall. As the world transitions to sustainable energy systems, we are confident that we can agronomically select alfalfa for increased biomass should the needs of our customer base transition over time to simple supply of cattle feed, by selecting alfalfa that is left for longer duration with longer growth, which is typically deemed more appropriate for biofuel.

Livestock, which consume alfalfa, produce significant amounts of methane as part of their normal digestive processes. Direct livestock emissions account for about 70% of greenhouse gas emissions by the agricultural sector and approximately 10% of total greenhouse gas emissions, the third largest source of greenhouse gas emissions after the energy and transport sectors, according to the Environmental and Protection Agency (EPA). We are evaluating technology that will integrate additives for digestion with its alfalfa product and reduce methane emissions, that is derived from the use of algae as a probiotic.

Research suggests that reduced lignin alfalfa genotypes, currently in early commercial development for improved forage quality for dairy cows, will also have a higher ethanol yield compared to standard alfalfa types given experiences in recent studies that showed a more than 50% increase in sugar yield. (Current Opinion in Biotechnology; Volume 56, April 2019, Pages 49 – 55; Development and commercialization of reduced lignin alfalfa; Jaime Barros; Stephen Temple; Richard Dixon.) New transgenes conferring increased drought tolerance, increased biomass and improved protein quality are also being evaluated and will also likely have applications for both dairy and biofuels uses. Recent technological breakthroughs in harvesting technology and lignin modification further enhance the potential of alfalfa as a key biofuel feedstock. While we believe it will be able to compete in the biofuels market, and that its participation in such market can be a key part of its growth strategy, we have not incorporated any anticipated biofuel revenues into its forecasts and does not intend to do so until its specific strains and varieties have been identified.

Road transportation, flights, and shipping are heavily dependent on fossil fuels, generating 29% of greenhouse gas emissions during 2019 and approximately 7.3 billion metric tons of carbon dioxide annually, the last year of relevance prior to the outset of the pandemic. Biofuel replaces traditional fuels with those made from plant material or other renewable feedstocks. The two most common types of biofuels in use today are ethanol and biodiesel, both of which represent the first generation of biofuel technology. The International Energy Agency’s in a report from November 2021 on transport biofuels stated biofuel demand needs to increase form the 5% growth per year on average from 2010 – 2019 to average growth of 14% per year to 2030 to reach net-zero emissions by 2050, hence boosting targets for sustainable growth. The biofuel market has been hampered by lack of commercial scale, as well as the need for conversion technologies. The integration of our downstream ability to feeds animals, and derive animal fats as byproducts, coupled with optimal conditions for vegetable oils give us confidence in our aspiration to participate in the biodiesel space.

As our ability to work with dairy customers is established, a relatively nascent industry in Senegal, we anticipate the ability to capture naturally produced methane gas, which capture methane gases from cow waste, are the most efficient way to mitigate dairy emissions. The state of California has thus far spent over $300mm developing this technology. Typically, manure is flushed from cow stalls into an anaerobic digester, a sealed dam-like structure. Microbes that develop without oxygen break down the manure, thus releasing biogas, that is trapped under the cover, ultimately transported via pipeline to a facility that converts it into electricity or renewable natural gas for transportation fuel. This is an aspirational example of a new industry that could be derived from our alfalfa production.

Alternatives to diesel fuel include biodiesel and renewable diesel. Biodiesel, derived from fats such as vegetable oil, animal fat, and recycled cooking grease, can be blended with petroleum-based diesel. Some buses, trucks, and military vehicles in the U.S. run on fuel blends with up to 20% biodiesel, but pure biodiesel can be compromised by cold weather and may cause problems in older vehicles. Renewable diesel, a chemically different product that can be derived from fats or plant-based waste, is considered a “drop-in” fuel that does not need to be blended with conventional diesel. Other types of plant-based fuel have been created for aviation and shipping. More than 150,000 flights have used biofuel, but the amount of aviation biofuel produced in 2018 accounted for less than 0.1% of total consumption. An industry clearly in transition, in March 2022, Airbus conducted the first ever flight of its giant A380 jumbo jet using 100 percent biofuel, aspiring to bring the world’s first zero-emission aircraft to market by 2035. Adoption of biofuel by the shipping industry is also at levels far below the 2030 targets set by the International Energy Agency.

Renewable natural gas, or biomethane, is another fuel that could be used for transportation as well as heat and electricity generation. Gas can be captured from dairy operations, landfills, livestock operations, wastewater, or other sources. This captured biogas is then refined further to remove water, carbon dioxide, and other elements so that it meets the standard needed to fuel natural-gas-powered vehicles. A variety of feedstocks are currently under investigation for use as a source of biogas, all of which we believe we are well positioned to commercialize. Transitioning to biofuel only requires a modest reconfiguration, and not a full replacement, of existing infrastructure such as buses, gas stations, airplanes, refineries, automobiles and trucking fleets. For that reason, we believe the utilization of carbon mitigation strategies such as those provided by biofuel will act as an additional tool for climate change strategies.

Vegetable oils and animal fats are converted into biodiesel via a chemical process called transesterification, after which they are blended with diesel and used in trucks. Today, biodiesel accounts for about 3% of the diesel fuel sold globally. For comparison, 10% ethanol is blended into most of the gasoline sold today. Today, more than 78% of diesel vehicles coming off production lines are approved for up to B20 (a blend of 6% to 20% biodiesel) use. Biodiesel has several environmental benefits when compared to petroleum-based diesel fuel: it reduces lifecycle greenhouse gases by 86%; lowers particulate matter by 47%, reduces smog and makes air healthier to breathe; and reduces hydrocarbon emissions by 67%. Because of a livestock population in abundance in the ECOWAS region, we believe we are well positioned to participate in the growth of the commercial scale of this industry, via growth and production of the most cost effective and efficacious product varieties. While we have access in both geographic environments of Senegal and Niger ample scale to generate all of these products, and despite alfalfa being the foundation of its approach, we recognize there are significant challenges to enter this aspirational business, including barriers to entry, heightened competition, and significant time lags from return on investment.

In conjunction with our academic partners, we intend to conduct a feasibility study in 2024 on the growth of algae and its viability of use both as a pro-biotic to reduce emissions from cattle, as a biofuel with absorptive carbon properties, and additionally as a protein source for cattle feed and human nutrition purposes. Algae, being the fastest growing plant in the world, have potential of producing 23,000 liters of biofuel per acre which is an improvement compared to crop-based feedstocks, according to EIA International energy: outlook. Energy Information Administration, Office of Integrated Analysis and Forecasting US Department of Energy, Washington, DOE/EIA- 0484, 2006) Algae-based biofuels are also known as “third-generation biofuel” which do not compete for agricultural land, water and food. Although algae-based biofuels have a better potential than crop-based biofuels, algae do not accumulate significant quantities of storage lipids or triacylglycerols unless they are subjected to stress conditions. Thermal degradation of algae biomass produces hydrocarbon gas and oil. The bio-oil may not only be used as a fuel but also for the production of useful chemicals such as resins, fertilizers, solvents, and alcohols. A feasibility would entail an analysis to (I) extract the lipids of the selected algae variety for biodiesel production through transesterification and analyze the FAME (Fatty Acid Methyl Ester) necessary for biodiesel production, (II) conduct degradation of the remaining algae biomass for fuel production and test its quality, (III) assess the energy efficiency of such approach, and (IV) assess the integration of algae as a probiotic for methane degradation in conjunction with our alfalfa production and its impact on protein content. However, this study is aspirational in nature and will require further clarification of our current protein and fiber content.

Relative Logistics

We believe that the infrastructure at its LFT facility will be a driving factor behind our quality and consistency in reliably providing products for export. The LFT Farm currently approximately 235 km on paved roads from the Dakar port where freight passage to Dammam port in Saudi Arabia or Dubai in the United Arab Emirates is easily managed. The Blaise Diagne International Airport, 43 km east of the capital city of Dakar and 275km from the LFT Farm, commenced operations in December 2017. Furthermore, the current port cargo traffic supports an abundance of empty containers, that will be necessary to forward cargo onwards to its customers in the Gulf region.

We anticipate building a 20MW solar power plant on the facility of the farm, with expansion potential for up to an additional 40MW should it be necessary and grid derived power prove inadequate. The absence of consistent and inexpensive power is a large reason for large scale commercial farming not having been pursued on the African continent with successful results thus far, and we expect having our independent power plant to be a major competitive advantage when it is commissioned, due to consistency and long term economic benefit. The solar photovoltaic power plant developer is MPS Infrastructure Inc, (“MPS”) which will commission the design and will finance, build and operate the solar plant. The design for the plant has been provided by ABB (Switzerland) which concluded analysis of power needs with respect to 53% of power to be provided directly by the solar power generation and 42% of power to be provided by battery storage. An analysis by ABB has shown that no more than 5% of total power annually would be drawn from the national grid. We entered into a Framework Agreement with MPS on July 16, 2021 related to such power plant, and which we anticipate will be superseded by a 25 year Power Purchase Agreement which we believe will be executed prior to the commissioning of the project. We intend to advance the project when we have obtained commitments for sufficient capital to fund this initiative. There is no current commitment by any third party to fund such capital, and there is no guarantee that we will be able to obtain such capital in the future. Until and if we are able to commission such a power plant, we will continue to rely on Senegal’s national power grid and the use of diesel generators. We believe that such existing power sources do and will provide sufficient electricity to support our business and contemplated expansion for the next eighteen months. Should our planned expansion beyond eighteen months take place, and sufficient capital is raised to finance such further expansion, it is management’s expectation that the solar plant development will be viable. While there is sufficient grid power available, the solar plant provides the potential for lower power costs that are not grid dependent. ABB, which is part of our proposed development team, has extensive experience developing solar power programs in Africa in considerably less time than eighteen months. Furthermore, the current telecommunications provider to the farm has developed a solar installation with grid connectivity adjacent to the Senegal farm. This provides advantages for the feasibility of our intended solar development.

We provided MPS with substantive information required to complete the engineering and design for the power plant. We are in the process of working with MPS to determine the final location for the power plant and the future placement of the photovoltaic solar panels for expansion to 40MW. It is MPS’s obligation to design, finance, build and operate the power plant and determine the cost of building the plant. To expand the plant, MPS must verify that the location for the expansion is suitable both for providing power for irrigation and other needs and determining whether any outbuildings or service/administrative buildings are required or whether the Phase 1 administrative structure is sufficient.

Upon execution of the definitive agreements relating to the power plant, we expect MPS will have the following responsibilities: to contract, finance, build, commission and deliver a Solar PV Plant with a minimum power output of 40MW during peak hours with battery storage capacity to provide determined capacity at during non-peak hours; provide appropriate transformers in order to deliver power based on requirements and technical specifications; provide metering at the power generation source; provide management for the Solar PV Plant operations, as well as personnel to conduct maintenance and repairs; conduct operations in an environmentally friendly fashion. Upon execution of such definitive agreements, we expect to have the following responsibilities: negotiate and enter into a concession agreement with MPS and arrange for all agreements, consents and approvals by the local or federal government needed to operate the Solar PV Plant and to generate and deliver power; negotiate and enter into a 25-year power purchase agreement incorporating a take or pay provision with MPS; provide an interconnection point to receive the power generated; provide a workforce comprised of local residents to be available for all site preparation and for training and operation of the Solar PV Plant under supervision by MPS personnel; prepare the site for the Solar PV panels and other equipment to be delivered and installed per specifications provided by MPS; arrange for ground transport of the Solar PV Plant elements from the port of delivery to the site and for security during transport; assist MPS with local requirements and information regarding environmental; impact study (EIS), health and safety and other local requirements; and arrange for security at the site.

The terms of the power purchase agreement will specify delivery dates and penalties for delays. The power purchase agreement will include a tariff to be paid by us per kwhr and will stipulate that we must satisfy MPS as to our ability to pay the tariff during the term of the power purchase agreement. The tariff will be calculated once the pre-engineering and engineering are completed and the costs of the equipment plus the cost of operations will be agreed and determined in final definitive agreements.

The main challenges to the delivery of power per the schedule agreed by us and MPS are the delivery of long lead time items, including solar panels and battery storage units. These are not unique to this project but are global related to supply chain and logistics. ABB will secure commitments for delivery of these items within the time frame that will enable MPS to deliver power to the LFT farm within the contracted time frame, and will include non-performance penalties. ABB is a contractor working under and for MPS with regard to the technical design of the power plant. We have no direct contractual relationship with ABB.

The power plant is privately owned, located on the LFT premises, and there will be no sale of power to third parties. Therefore, no licenses, certifications or permissions are required.

The road system, access to an in-country oil refinery and pending further infrastructure development such as roads, port access and telecommunications systems will all contribute to our elevated logistics capability.

Further Expansion

In 2007, the African Union and the UN Convention to Combat Desertification mutually launched the Great Green Wall initiative (the “Great Green Wall of Africa”), spanning 11 countries west to east from Senegal to Djibouti, across the expanse of the Sahara desert. The initiative aims to restore degraded soil by creating a mosaic of different land uses, including sustainable farming, biodiversity, and restored patches of natural habitat. We intend to expand throughout the ECOWAS region and Africa, commensurate with the sustainability of its corporate margins and the ability of local agricultural conditions to facilitate its growth in a sustainable and economically meaningful fashion. This pertains to all aspects of its business including Agriculture, Aquaculture and Environmental offsets. As of June 2023, approximately 20 million hectares of land have been restored, of the 100 million hectares targeted.

Our expansion plans include a multiplication of its agricultural farmland in Niger and Mauritania. We have entered into definitive agreements with the mayor and local governments of Ingall and Aderbissinat under a 49-year lease term for the development of agricultural and carbon credit projects. The project will involve the planting of a minimum of one million (1,000,000) hectares of trees in each area, for an aggregate of 2 million hectares to optimize the production of carbon credits in an area to be mutually agreed upon by the parties with access to an underground aquifer for irrigation purposes for the sale of carbon footprints as well as water and usage rights. Each Municipality will also allocate an additional one hundred thousand (100,000) hectares of land in favorable areas for commercial production for local and industrial consumption of alfalfa (or other biomass products) on a large scale following hydrological and soil studies. The program would be a component of the Great Green Wall. We have also been granted exclusive rights over the land for agricultural projects involving alfalfa (or any other biomass products) and environmental projects involving the sale of carbon credits, as well as rights to use the subsurface water for forty-nine (49) years over and under the areas of land allocated as to be confirmed post geological surveillance. This positions us, by virtue of its land and water footprint, to have substantial market share in global Alfalfa production as a single producer. The project in Niger brings fertility characteristics very similar to the soil, sun and water access of its property in Saint Louis, Senegal. To its detriment, Niger’s logistics are still under development but are expected to improve imminently with the completion of the Niger-Nigeria railroad system and other infrastructure initiatives of the current Presidential administration. It is expected that the majority of the production that will be derived from Niger will be made available to local and regional demand in Northern Nigeria and the ECOWAS region.

A large part of our Niger production is anticipated to be used for local and regional consumption. Livestock meat and products are jointly the largest source of animal protein in the Nigerien diet. Niger is a landlocked, import-dependent, Sahelian country with very strong commercial ties to neighboring Nigeria, Benin, and Burkina Faso, among others. Niger relies on the port of Cotonou (Benin) for the majority of international imports. Livestock rearing of cattle, sheep, and goats is practiced by over 80% of the population. Livestock export earnings are also essential for the national economy, contributing to 21% of total export earnings. Over 95% of livestock exports are destined for Nigeria at this time. Approximately three-quarters of the national territory is desert with minimal and erratic rainfall. In the more humid areas located in the southern part of the country, average annual rainfall ranges between 300 – 850 mm. Approximately 98% of the arable land is located in this southern area.

As noted above, effective September 27, 2023 we entered into a Partnership Contract with the Government of Mauritania, which has oversight of a land bank, and the local community of Gie Dynn, a contributor of the land to the land bank. We feel that this tripartite agreement is an attractive model for future growth as it emphasizes the importance of government support together with an active partnership with the local communities to drive food security, employment and socio-economic improvement for such communities. The contracted land in Mauritania is across the river from our Senegal operations and therefore shares the same favorable growing conditions as our Senegal farm and also benefits from favorable logistics considering its relatively easy access to the ports in Mauritania.

We are exploring the potential for additional crop work in conjunction with some of its potential offtake customers. This may include crops that have utility in the field of livestock and cattle feed such as cottonseed, as well as additional forage crops such as Sudan grass or Rhodes grass, that may be used to prepare for and alternate with alfalfa crops, and to promote fertility in cycles where the biological activity of the alfalfa crop may be paused. Additionally, we are also investigating the configuration of a tract of land for fish feed, to further feed the fish varieties that are growing in our water channels, as well as for algae-based biofuel. We are evaluating, via feasibility studies in Niger, the optimal crops and revenue maximization potential relative to the environment, as well as evaluation of water quality and quantity relative to our business strategy.

Fishery Business

Aquaculture is the breeding, rearing, and harvesting of fish, shellfish, algae, and other organisms in all types of water environments. There are two main types of aquaculture, marine and freshwater. Most of the growth in global fish production comes from aquaculture, as global wild catches have levelled off since 1990. Although production from African fisheries mirrors the global trend, growth of aquaculture in Africa has not significantly contributed to the global share. Aquaculture production in Africa only accounted for 2.5% of the production share in 2016, of which Egypt accounted for about two-thirds and Nigeria for one-sixth. That number grew to a 2.7% share by 2019. Compared to Asia, which represented 89% of global aquaculture share, aquaculture development in Africa has lagged far behind. Nevertheless, African aquaculture output has doubled in the past seven years and experienced accelerated growth at 10.1% annually for the last decade. By contrast, the U.S. National Oceanic and Atmospheric Administration (NOAA) efforts primarily focus on marine aquaculture, which refers to farming species that live in the ocean and estuaries. We intend to participate in both marine and freshwater aquaculture when its refrigeration facilities are established. We also intend to manage the wholesale purchase of fish from local fisherman, initially in Senegal and secondarily in East Africa, which we deem as another substantive growth region beyond ECOWAS in conjunction with processing, refrigeration, financing and logistics locally, ultimately adding sales and distribution to wholesalers in consumption markets in Europe and the Middle East. We expect the market for responsibly sourced fish for export to grow substantially in conjunction with global population growth and increase focus on sustainability by virtue of its increase in dietary protein.

We also conducted an aquaculture feasibility study, which concluded in January 2022, covering several issues, including evaluation of the biophysical attributes and topography of the proposed site, bathymetry of the water body, water quantity and water quality (temperature, alkalinity, dissolved oxygen, hardness, salinity, ammonia, PH, turbidity and water current/flow). Based on the findings of the study, we produced a design of the hatchery, the fish farm and the processing plant with bills of quantities, and a range of financial sensitivities. The study evaluated the site and the surrounding areas with regards to the needed infrastructure such as access to electricity, roads, fish landing, shipping, processing facilities, and accommodation for training. Additionally, the study evaluated buyers, comprised of both industries and individuals who purchase fish farm products and suppliers whose product and inputs are needed by the fish farm, such as hatcheries with ready-to-purchase fingerlings. The study compared proposed site attributes with the needs of cultured organisms and proper functioning of an aquaculture farm, considered biosecurity upon which allowable fish and farm density will be based, identified the required distance between farm sites, the distance between farm sites and other activities, the presence of critical infrastructure (i.e., roads, power facilities, feed mills, processing facilities, fish landing, shipping, input and output markets), issues and risks associated with the proposed site (such as those related to climate, water contamination, waste management, electricity supply, personal and physical security), the existence of any indigenous/artisanal fishing community rights, adjacent industries and housing, and other logistics. species based on the site analysis. Additionally, the study evaluated supporting industries for the aquaculture production process and choice of species based on the site analysis.

Commercial aspects of the aquaculture study included a review of potential buyers of the product(s), which included an analysis of the local market, regional market and international market, a review of capacity of the buyers to inform the production-capacity, review of the market requirements (i.e., live, iced, frozen, whole, headed and gutted or fillet), review of seasonal prices and seasonal demand for each product form, review of market options for excess and undersized production and review of the possibility of using any of the waste products resulting from the entire production cycle. Finally, there was an evaluation of the value-chain, which involved engaging quantity surveyors, civil engineers, architects, and land surveyors, to evaluate the viability of installing the hatcheries, fish farm, fish processing factory, and production facilities for fish oils and/or fish meal and other processed fish products. The conceptual planning determined what kind of buildings to include and where they should be located on the land we provided. Additionally, there was a structural planning analysis of the proposed facilities, planning of the design and layout of the hatchery, fish farm, and processing factory, and evaluation of altitude and the land elevation of the water bodies and surrounding areas. Lastly, there was a water quality assessment of neighboring water to determine its suitability for fish farming, including confirming that all of the requisite parameters are within acceptable and recommended ranges. This same assessment will also determine the type and quantity of phytoplankton and zooplankton species that are good natural food prey items for the tilapia in our water channels. It is expected that capital expenditure will enable this program, with the byproducts of the fish ecosystem, as well as the commercial opportunity attached to the fish itself to drive the value creation from this program.

With a 530 km coastline, fishing is the principal livelihood for the population of Senegal. Primary challenges for the industry include the low value creation of the fish at local wholesale versus the end user retail, and the need to modernize processes through investment. The sector contributes only 4% to gross domestic product but employs 17% of the working population. Directly and indirectly, it creates about 600,000 jobs in a country where full-time employment remains scarce. Fish also accounts for half of Senegalese people’s animal protein intake according to the World Bank. The country’s national dish, “ceebu jen” in the Wolof language or “thieboudienne” in French, has marinated fish as a main ingredient and is served with flavored rice and vegetables.

The dominance of artisanal fishermen who work in teams in canoes or as individuals using net or line to catch sardine or grouper creates several problems. Such fishing has expanded six-fold in 30 years, according to the World Wide Fund for Nature, and accounts for 80%, or 400,000 tons, of total local annual catch, most of it for Senegalese consumption. However, that practice is hard to monitor and regulate. Licenses are required by the Senegalese government, but this requirement is rarely enforced. The situation contributes to the depletion of fish stocks caused mainly by high volume trawlers operating, legally and illegally, in Senegal’s waters. Illegal fishing is a problem all along the west African coast. The most damage is caused by large trawlers, mostly foreign, operating under flags of convenience or acting in violation of national maritime sovereignty. Such trawlers scoop up huge catches in poorly monitored coastal waters. To date, Senegal is one of only a few African countries to have adopted a national strategy to combat illegal fishing, but national efforts are curbed due to the issue transcending national and regional borders.

Little processing, packaging or cold storage takes place in Senegal, at extreme heat, so the country is deprived of the revenues such activities could provide. Investments in infrastructure and storage facilities for the fishing industry are part of the government’s Plan for an Emerging Senegal (Plan du Sénégal Emergent, or PSE). According to “Western Africa’s missing fish: the impacts of illegal, unreported and unregulated fishing and under-reporting catches by foreign fleets”, a study published by the Overseas Development Institute in June 2016, Senegal loses over $300 million in revenue per year, or 2% of GDP, to illegal fishing. West Africa as a whole is estimated to lose $2.3 billion in revenues to illegal and illicit fisheries every year. Most of the large fishing vessels operating illegally are from the EU, China and Russia, according to researchers at Greenpeace and Oceana, the environmental campaign groups. Additionally, erosion as part of rising sea levels due to global warming has destroyed part of the sea wall and fishing infrastructure.

We anticipate growing tilapia in its water channels and infrastructure as part of our fertigation program. It generally takes between seven and nine months for a tilapia to grow to maturity and we anticipate harvesting them then at approximately 1.25 pounds, which yields two four-ounce fillets. Tilapia are considered a fresh water, warm water fish. The plants grown in aquaponics systems grow faster in a warm environment, which requires warm water flowing through the systems. Plants achieve optimal growth potential at 73°F regardless of environment, which make the channels at our LFT Farm an optimal environment. The system is a closed circle, by using the fish’s waste as a natural fertilizer saving 95% of the water used in traditional agriculture. Leaf surface fertilization with liquid fertilizer produced from amino acids constitutes a potentially important source of nitrogen and is important for plant production. Fish emulsion is a fertilizer that is a half-decomposed mixture of finely ground up fish. It is then dried to kill micro-organisms. Fish emulsion contains up to 5% nitrogen with several trace elements that help improve soil microbes, resulting in more plant building blocks. We intend to participate in both of marine and freshwater aquaculture when its refrigeration facilities are established.

Key challenges observed in Africa’s fish sector include fish supply deficit, low per capita fish consumption, and low contribution of aquaculture to total fish output produced in Sub-Saharan Africa. With a potential for similar consumptions characteristics driving demand for Alfalfa, in local, regional and export markets, demand for seafood products in the Middle East and Africa has been rising steadily, a trend that is likely to persist through the next decade. The value of the seafood market in the Middle East and Africa regions is projected to grow from $9.3 billion in 2019 to $10.7 billion in the next six years. Rising seafood per capita consumption, increasing demand for imported seafood products, and the emergence of specialty seafood restaurants are some of the factors anticipated to drive market growth in the region. An anticipated continued growth of seafood consumption will be the primary expansion driver. Africa’s economic growth is estimated at 3.4% for 2019 and 2020, according to the African Development Bank, with growth increasing to 3.6% in 2022, according to the World Bank. The growth is expected to expand the continent’s middle class, giving them more disposable income, which may accelerate that income group’s increasing preference for premium seafood products.

Growing urbanization is an additional factor of growth of the seafood market in both the Middle East and Africa, with demand surpassing supply, requiring a surge in imported products to plug the deficit, according to the Food and Agriculture Organization (FAO) and the OECD, which point to urbanization as a key driver shaping consumption trends, especially in Africa. The OECD estimates Africa’s urban population rose to 567 million in 2015 from 27 million in 1950, giving the continent one of the fastest urban growth rates in the world. The OECD further predicts Africa’s population will double by 2050, with 75 percent of the growth absorbed by urban areas. Growth in urbanization has shaped the nature and extent of fish consumption in many countries, according to the FAO in the 2020 edition of The State of World Fisheries and Aquaculture.

Urban inhabitants typically have more disposable income to spend in animal protein such as fish, and they eat away from home more often, according to FAO. Furthermore, infrastructure in urban areas allow for more efficient storage, distribution, and marketing of fish and fish products. The rising number of households with discretionary spending in Africa could underpin faster growth of the region’s consumer market according to Deloitte. The business advisory firm estimated the number of Africans with a capacity for discretionary spending on seafood at 375 million, or 34% of the continent’s population.

The African population is increasingly looking toward imported product to meet its demand. Africa imports up to 35% of the fish consumed in the continent, which we deem as a substantial opportunity given the abundance of coastline and ocean access. African fish imports, mainly affordable small pelagic varieties and tilapia, present an important source of protein and nutrition, especially for populations that are otherwise dependent on a narrow range of staple foods. The WHO (World Health Organization) Technical Report on protein and amino acid requirements in human nutrition states that the best estimate for a population average requirement is 105 mg nitrogen/kg body weight per day, or 0·66 g protein/kg body weight per day. More than two thirds of low-income countries’ burden of disease is related to communicable diseases, maternal and perinatal conditions and nutritional deﬁciencies, in contrast to developed countries where non-communicable diseases, such as cardiovascular disease, diabetes and hypertension, often related to over nutrition, contribute to nearly 80% of the burden of disease. Based on these reports, we believe there is a need to increase animal production and consumption in Africa to increase the intake of good quality protein along with other essential nutrients. Animal foods, as sources of protein, are likely to play a continued role in human diets. The global consumption of total protein in 2005/7, based on disappearance values of food, was estimated to be 85g protein per person, per day. This is more than the WHO recommendation of 75 g protein required by a 90 kg adult male per day. Africa has a daily per capita value of 62g per person per day.

Our commercial strategy in the management of fish involves a multi-pronged approach to corporate, community and customer priorities. Access to a consistent power supply acts as a unique competitive advantage as we intend to have an ability to refrigerate and manage logistics and storage in tandem with global competitors, with an ability to optimize yields. We aspire to work with local fisherman to optimize the selling point of their daily catch, and with Willing Hands to grow and manage tilapia in its irrigation channels, which will enhance our ability to combine irrigation with fertilizer, or fertigate. We will work with local communities to provide fish for local consumption and with foreign off takers for export and global nutrition. Additionally, a byproduct of the tilapia growth, the bones, scales and oils will be processed for creation of additional fertilizer additives. We engaged Willing Hands AS to pursue a feasibility study on our water quality, our ability to develop a commercial strategy around tilapia growth, our ability to generate revenue from the sale of fish, and the generation of excreta for enhanced crop fertility in our water channels, and intend to develop our relationship into commercial operations.

Carbon Credit Business

We anticipate that our carbon offset production will generate carbon credits to be sold on a global carbon emission market via a reforestation program in areas in Niger designated for tree growth, specifically from the Aleppo pine species, typically indigenous to semi-arid conditions. We aspire to conduct a feasibility study on our environmental program to assess the viability of carbon credits as a revenue source, relative to the tree species that are indigenous to the Sahara. Third party verification of such credits is essential to the commercial aspects of this business, and the ability to meet the legal and performance standards established in such a protocol is mandatory to its success.

The market for these credits has increased substantially due to both corporate and government awareness, and acceleration in terms of timing and magnitude. Typically, each metric ton of reduced emissions is represented by an instrument known as a carbon offset. Businesses buy the offsets, with proceeds from the sale of credits accruing to the landowners and The Nature Conservancy. Buyers then use those credits to subtract an equivalent amount of emissions from their own ledgers. The urgency of the planet’s climate crisis is scientifically well appreciated, leading scientific bodies to warn that global emissions must be cut by half by 2030. Private sector participation has dramatically increased, but much of that corporate emissions-cutting is accomplished through buying offsets. There are four major online registries where companies buy offsets. These registries create methodologies outlining rules that offset projects have to follow. Once a project is set up, a third-party verifier must confirm that it follows these rules. Offsets can be sold only when the verifier has signed off.

There are numerous examples supporting this. A number of recent examples of recent corporate activity reducing their carbon footprints include:

●	J.P. Morgan Chase & Co., Inc. which paid almost $1 million to preserve forestland in eastern Pennsylvania.

●	The Walt Disney Company spent hundreds of thousands of dollars to keep the city of Bethlehem, Pennsylvania from aggressively harvesting a forest that surrounds its reservoirs.

●	BlackRock Inc. paid the city of Albany, New York to refrain from cutting trees around its reservoirs;

●	In 2020, Delta Air Lines Inc. vowed to allocate $1 billion over the next decade, much of it on carbon offsets, aiming to become the first carton neutral airline globally.

●	In 2019, Royal Dutch Shell plc announced plans to spend $300 million over three years on reforestation projects that will eventually generate offsets by increasing the amount of carbon trees and soil absorb.

●	Microsoft Corp. announced a goal to be carbon negative by 2030 and to remove its historical carbon emission by 2050.

●	Google LLC has announced it has eliminated its legacy carbon emissions since 1998 and will become carbon free by 2030, which will require them to buy millions of offsets.

In October 2022, Business-software provider Salesforce Inc. launched a marketplace for carbon credits that will tackle transparency and quality issues called Net Zero Marketplace, with close to 90 projects selling carbon credits that support programs such as forestry, soil health and renewable-energy in the developing world.

We believe that the future of the world’s energy supply will include a substantive mix of low emission energy supply, as well as offsets to existing carbon utilization. For decades scientists, companies, and lawmakers searching for inexpensive ways to ratchet down emissions have viewed carbon offsets with great promise. By allowing companies or governments to pay, and take credit for, cheaper emissions reductions beyond their fence lines, the cost of addressing climate change becomes less formidable. It also allows industries with little flexibility, such as airlines, where cleaner biofuels are not yet widely available to power fleets, to start taking action to reduce their net emissions. Offsets will need to grow by at least fifteen times current production amount if the world is to eliminate carbon emissions by 2050, as estimated by Mark Carney, special envoy on climate action and finance to the United Nations and former governor of the Bank of Canada and the Bank of England, who started a task force, Taskforce on Scaling Voluntary Carbon Markets (TSVCM), to help boost the credibility and supply of offsets. The carbon offset market, originally introduced after the Kyoto Protocol took effect in 2005, required wealthy countries via the international climate treaty to reduce their greenhouse gas emissions and created a market for buying and selling carbon offsets to lower the cost of hitting these targets. However, about two-thirds of offset projects allowed into this market did not represent true emissions reductions, per analysis.

The trading of carbon credits can help companies, and the world, meet ambitious goals for reducing greenhouse-gas emissions. The TSVCM, sponsored by the Institute of International Finance (IIF) with knowledge support from McKinsey, estimates that demand for carbon credits could increase by a factor of 15 or more by 2030 and by a factor of up to 100 by 2050. Overall, the market for carbon credits could be worth upward of $50 billion in 2030. The market for carbon credits purchased voluntarily, rather than for compliance purposes, is important for other reasons. Voluntary carbon credits direct private financing to climate-action projects that would not otherwise get off the ground. These projects can have additional benefits such as biodiversity protection, pollution prevention, public-health improvements, and job creation. Carbon credits also support investment into the innovation required to lower the cost of emerging climate technologies. Scaled-up voluntary carbon markets would facilitate the mobilization of capital to the “Global South”, where there is the most potential for economical nature-based emissions-reduction projects. Given the demand for carbon credits that could ensue from global efforts to reduce greenhouse-gas emissions, it’s apparent that the world will need a voluntary carbon market that is large, transparent, verifiable, and environmentally robust.

Today’s market, though, is fragmented and complex. Some credits have turned out to represent emissions reductions with questionable origin. Limited pricing data make it challenging for buyers to know whether they are paying a fair price, and for suppliers to manage the risk they take on by financing and working on carbon-reduction projects without knowing how much buyers will ultimately pay for carbon credits. The evolution of EU Emissions Trading System (EU ETS) acts as a cornerstone of the EU’s policy to combat climate change and its key tool for reducing greenhouse gas emissions cost-effectively. It is the world’s first major carbon market and has served to streamline the consistency of supply and payment, and the creation of a commercial market. Because our program is not expected to generate credits prior to 2024, the commercialization risk and capital expenditure to finance the project is largely expected to be funded by ongoing business operations.

Carbon credits can help companies to meet their climate-change goals. Under the 2015 Paris Agreement, nearly 200 countries have endorsed the global goal of limiting the rise in average temperatures to 2.0 degrees Celsius above preindustrial levels, and ideally to no more than 1.5 degrees. Reaching the 1.5-degree target would require that reduction of global greenhouse gas emissions by 50% from current levels by 2030 and reduced to net zero by 2050. Carbon credits are anticipated to be integral to meet these goals, especially in hard-to-abate sectors such as oil, aviation, steel and cement. At the COP26 conference in Glasgow in November 2021, adding to the momentum, financial services firms with around $130 trillion in assets pledged to align their business with the net-zero goal. Specifically, The Net Zero Asset Managers initiative, which includes BlackRock, Vanguard and 126 others managing US$43 trillion of assets, are targeting net-zero emissions by 2050 across all their holdings. According to BlackRock, climate change is the #1 ESG issue for asset managers in the United States. We believe climate-related disclosures will encourage the purchase of carbon credits for those emissions that cannot yet be eliminated so companies can avoid reputational risk. The number of S&P 500 companies publishing sustainability reports in 2011 were 20%, by 2019 that number had grown to 90%. In 2019, 500 companies held net-zero targets; and by 2020 that number had grown to 1,565 companies. The number of companies with net-zero targets in May 2023 was over 1,800 according to the Net Zero Stocktake report.

To meet the worldwide net-zero target, companies will need to reduce their own emissions as much as possible while also measuring and reporting on their progress, to achieve the transparency and accountability that investors and other stakeholders increasingly want. For some companies, however, it is prohibitively expensive to reduce emissions using today’s technologies, though the costs of those technologies might go down in time. Moreover, at some businesses, certain sources of emissions cannot be eliminated. For example, making cement at industrial scale typically involves a chemical reaction, calcination, which accounts for a large share of the cement sector’s carbon emissions. Because of these limitations, the emissions-reduction pathway to a 1.5-degree warming target effectively requires negative emissions, which are achieved by removing greenhouse gases from the atmosphere.

Purchasing carbon credits is a mechanism for a company to address emissions it is unable to eliminate. Carbon credits are certificates representing quantities of greenhouse gases that have been kept out of the air or removed from it. While carbon credits have been in use for decades, the voluntary market for carbon credits has grown significantly in recent years. McKinsey estimates that in 2020, buyers retired carbon credits for some 95 million tons of carbon-dioxide equivalent (MtCO2e), which would be more than twice as much as in 2017. We believe that the future of the world’s energy supply will include a substantive mix of low emission energy supply, as well as offsets to existing carbon utilization. Under the 2015 Paris Agreement, nearly 200 countries have endorsed the global goal of limiting the rise in average temperatures to 2.0 degrees Celsius above preindustrial levels, and ideally to no more than 1.5 degrees. Reaching the 1.5-degree target would require that reduction of global greenhouse gas emissions by 50% from current levels by 2030 and reduced to net zero by 2050. Carbon credits are anticipated to be integral to meet these goals, especially in hard-to-abate sectors such as oil, aviation, steel and cement. At the COP26 conference in Glasgow in November 2021, adding to the momentum, financial services firms with around $130 trillion in assets pledged to align their business with the net-zero goal.

As efforts to decarbonize the global economy increase, demand for voluntary carbon credits could continue to rise. Based on stated demand for carbon credits, demand projections from experts surveyed by the TSVCM, and the volume of negative emissions needed to reduce emissions in line with the 1.5-degree warming goal, McKinsey estimates that annual global demand for carbon credits could reach up to 1.5 to 2.0 gigatons of carbon dioxide (GtCO2) by 2030 and up to 7 to 13 GtCO2 by 2050. Depending on different price scenarios and their underlying drivers, the market size in 2030 could be between $5 billion and $30 billion at the low end and more than $50 billion at the high end. While the increase in demand for carbon credits is significant, analysis by McKinsey indicates that demand in 2030 could be matched by the potential annual supply of carbon credits of 8 to 12 GtCO2 per year. These carbon credits would come from four categories, avoided nature loss including deforestation, nature-based sequestration such as reforestation, avoidance or reduction of emissions such as methane from landfills, and technology-based removal of carbon dioxide from the atmosphere.

However, several factors could make it challenging to mobilize the entire potential supply and bring it to market. The development of projects would have to ramp up at an unprecedented rate. Most of the potential supply of avoided nature loss and of nature-based sequestration is concentrated in a small number of countries. All projects come with risks, and many types could struggle to attract financing because of the long lag times between the initial investment and the eventual sale of credits. Once these challenges are accounted for, the estimated supply of carbon credits drops to 1 to 5 GtCO2 per year by 2030.

On 18 January 2023, the British newspaper the Guardian published an article that included claims about the value of carbon credits issued by Verra, Verra registers REDD projects that meet its Verified Carbon Standard and issues carbon credits for projects that have successfully implemented and achieved emission reductions by reducing deforestation or forest degradation The premise of the claims challenged emission reductions that are typically calculated by comparing the difference between: (a) baseline emissions (i.e., the emissions that would have occurred without the REDD project); and (b) actual emissions (i.e., the emissions that occurred with the REDD project).The claims refuted the measurement from baseline, used insufficient data sampling, and cited peer reviewed literature, one of the three scientific studies never having been published. While the technical review published by Verra refuted these claims, it is conceded and anticipated that as the industry matures, the validity of standards, techniques will be challenged, measured and subsequently upgraded.

High-quality carbon credits are scarce because accounting and verification methodologies vary and because credits’ co-benefits such as community economic development and biodiversity protection are seldom well defined. When verifying the quality of new credits, an important step in maintaining the market’s integrity, suppliers tend to endure long lead times. When selling those credits, suppliers face unpredictable demand and can seldom fetch economical prices. Overall, the market is characterized by low liquidity, scarce financing, inadequate risk-management services, and limited data availability. These challenges will require verification methodologies to be strengthened, and verification processes streamlined. Clearer demand signals would help give suppliers more confidence in their project plans and encourage investors and lenders to provide with financing. All these requirements could be met through the careful development of an effective, large-scale voluntary carbon market. Because of the disjointed nature of the market we believe a significant opportunity exists for us on the African continent. Today’s voluntary carbon market lacks the liquidity necessary for efficient trading, in part because carbon credits are highly heterogeneous. Overall, the inconsistency among credits, from aspect such as derivation, quality, or from volumes too small to generate reliable daily price signals means that matching an individual buyer with a corresponding supplier is a time-consuming, inefficient process transacted over the counter.

To streamline efficiency, a typical strategy would be for a company to establish its need for carbon credits by disclosing its greenhouse-gas emissions from all operations, along with its targets and plans for reducing emissions over time. To compensate for emissions from sources that it can eventually eliminate, we might purchase and “retire” carbon credits, claiming the reductions as our own and taking the credits off the market, so that another organization is not able to claim the same reductions. We could also use carbon credits to neutralize the so-called residual emissions that it would not be able to eliminate in the future. The establishment of a digital and efficient reporting process would enable the transparency for the development of the market.

Limiting the rise of global temperatures to 1.5 degrees Celsius will require a rapid, drastic reduction in net greenhouse-gas emissions. While companies and other organizations can achieve much of the necessary reduction by adopting new technologies, energy sources, and operating practices, many will need to use carbon credits to supplement their own abatement efforts to achieve net-zero emissions. A robust, effective voluntary market for carbon credits would make it easier for companies to locate trustworthy sources of carbon credits and complete the transactions for them. Just as important, such a market would be able to transmit signals of buyers’ demand, which would in turn encourage sellers to increase supplies of credits. By enabling more carbon offsetting to take place, a voluntary carbon market would support progress toward a low-carbon future.

Limiting global warming to 1.5 degrees Celsius requires that global annual greenhouse-gas emissions be cut by 50% of current levels by 2030 and reduced to net zero by 2050. To achieve these goals, deep, broad-ranging, and rapid action to lower emissions must begin immediately across all sectors of the economy. As more companies commit to reaching net-zero emissions, they will be expected to show how they plan to meet these targets with an appropriate mix of direct emissions reductions and emissions offsets using carbon credits.

The world’s largest recorded reforestation project to date, the “Great Green Wall of Africa”, has covered only 4% of its target area but is more than halfway towards its 2030 completion date. The Great Green Wall was conceived in 2007 by the African Union as a 7,000km, or 4,350-mile, cross-continental barrier stretching from Senegal to Djibouti that would hold back the deserts of the Sahara and Sahel. Its supporters said it would improve livelihoods in one of the world’s poorest regions, capture carbon dioxide and reduce conflict, terrorism and migration.

To achieve the 2030 target for the Great Green Wall, it is estimated more than twice that area will need to be restored every year at an annual cost of $4.3 billion. By 2030, the initiative intends to restore 100 million hectares of currently degraded land, sequester 250 million tons of carbon and create 10 million green jobs. The results varied enormously from country to country. Ethiopia, which started reforesting earlier than other nations in the region, is a frontrunner, having reportedly planted 5.5 billion seedlings on 151,000 hectares of new forest and 792,000 of new terraces. Once complete, the Ethiopian initiative, which they named the “Great Green Wall,” will be the largest living structure on the planet, an 8,000 km natural wonder of the world stretching across the entire width of the continent. The initiative brings together African countries and international partners, under the leadership of the African Union Commission and Pan-African Agency of the Great Green Wall. The 11 countries selected as intervention zones for the Great Green Wall are Burkina Faso, Chad, Djibouti, Eritrea, Ethiopia, Mali, Mauritania, Niger, Nigeria, Senegal, and Sudan.

Other countries have lagged due to different geographies, levels of governance and economic development. Burkina Faso planted 16.6 million plants and seedlings and Chad 1.1 million, though both nations received more financial support for the project. A major problem is monitoring. Individual nations provide their own estimates, but there are doubts as to how many of the 12 million trees planted in Senegal, for example, have survived. Some scientists have expressed skepticism about creating walls of trees when grasslands can be more effective in certain regions. Shifting climate patterns have also slowed or reversed the expansion of some deserts. There is also greater political support for investing in soil restoration and water management of productive areas rather than planting trees in remote, sparsely inhabited areas. This has affected the objectives, if not the enthusiasm and effectiveness, of the project. Monitoring and evaluation are arguably the greatest of the obstacles.

Our reforestation commercialization program is expected to take longer than the balance of the agriculture and aquaculture programs to mature in terms of revenue generation. The initial phases will involve the initiation of a feasibility study on the Aleppo Pine species, a review of the applicability Conditions of Verified Carbon Standard (VCS), CCBS, and Relevant Methodologies, examination of risks including policy risks, market risks and project-level risks, and identification of Local Biologists and Local Community Specialists outline of approved VCS Auditors. Further steps to commercialization will include the project potential, Including co-Benefits and registration of project with VCS-Approved Registry. A First Verification Event is expected within approximately the next 24 months, which will initiate our ability to make commercial sales.

Expansion in Niger

Our expansion plans include a multiplication of its agricultural farmland in Niger. Our definitive agreements with the mayor and local governments of Ingall and Aderbissinat — for the development of agricultural and carbon credit projects will involve the planting of a minimum of one million (1,000,000) hectares of trees in each area, for an aggregate of 2 million hectares to optimize the production of carbon credits in an area to be mutually agreed upon by the parties with access to an underground aquifer for irrigation purposes for the sale of carbon footprints as well as water and usage rights. Each municipality will also allocate an additional one hundred thousand (100,000) hectares of land in favorable areas for commercial production for local and industrial consumption of alfalfa (or other biomass products) on a large scale following hydrological and soil studies. The program would be a component of the Great Green Wall. We will be granted exclusive rights over the land for agricultural projects involving alfalfa (or any other biomass products) and environmental projects involving the sale of carbon credits, as well as rights to use the subsurface water for forty-nine (49) years over and under the areas of land allocated as to be confirmed post geological surveillance. In addition, in May 2022, we signed an agreement with the Directorate General of Water and Forests of Niger who manages forest reserves for a total area of 624,568 hectare to be reforested and developed by us. The agreement tenure is for 25 years duration, renewable after project assessment. After the start of the project, its duration may be extended for 20 years upon agreement between the parties.

Niger, which is located in the heart of the Sahel, has a concentrated economy with agriculture accounting for approximately 40% of its GDP. Foreign direct investment in Niger reached US$8.2 billion in 2020. The mining sector, in particular uranium, has traditionally constituted the largest share of foreign direct investment in Niger. Niger is ranked 132 (out of 190 countries) in the 2020 Doing Business report published by the World Bank. This represents an increase of 11 positions compared to the previous ranking. Niger improved access to credit information by expanding the activities of the credit bureau and starting to provide data on utility companies. The government of Niger adopted various measures to attract more investment. These include revising the process of obtaining building permits, strengthening the system for settling disputes relating to the execution of contracts, improving the performance of the electricity sector and improving the registration and transfer of title deeds. Adopting a new investment code, reducing the minimum capital required to start a business and improving access to water are all efforts to encourage investment, mainly in the resource sector the main asset of the country. The government also improved its anti-corruption system and has asked to reinstate the Extractive Industries Transparency Initiative.

Mohamed Bazoum was elected president in elections held in December 2020 and February 2021, marking the first democratic transfer of power in the country’s history. It is largely expected that agriculture will benefit from the reopening of the border with Nigeria while the industrial sector will benefit from the increase in the global demand for, and boom in, oil production. Real GDP is projected to reach 6.2% in 2022 and approximately 10% as of 2023 with the initiation of oil exports post construction of an export crude pipeline.

In September 2017, Niger adopted a new Economic and Social Development Plan (PDES), which the World Bank used to prepare its Country Partnership Framework (CPF) with Niger for the 2018 to 2022 period. The World Bank’s strategy in Niger is based on three basic pillars that include boosting productivity and income in rural areas, developing human capital and social protection and strengthening governance. The goal is to accelerate economic and social development in Niger by tackling the obstacles that impede growth and poverty reduction efforts. On September 20, 2021, the World Bank was financing 19 national projects and 13 regional projects valued at $3.19 billion, including grants and loans. These projects support the development of several sectors including energy and extractive industries (15.1%), water and sanitation (13.5%), agriculture (10.2%), transport and infrastructure (9.9%), social protection and employment (9.1%), assistance with reforms (7.8%), health and nutrition (7.5%), education (7.4%), urban development, disaster management and resilience (6.4%), social sustainability and inclusion (5%), governance (4.4%), digital development (3.1%) and poverty and equitable growth (0.6%).

While fertility levels have declined rapidly in most parts of the world, many countries in the sub-Saharan African region of the Sahel have seen acceleration, leading to rapid population growth. The average woman in Niger, for example, has 7.2 children according to the Population Reference Bureau 2018 World Population Data Sheet. The average in developing countries is 2.6 children per woman.

With an annual growth rate of 3.8%, the world’s highest, Niger could see its population of 22.2 million nearly triple to 63.1 million by 2050. Half of the population of Niger is under the age of 15, representing a higher proportion than any other country.

Niger has one of the lowest electrification rates in the world at 10% of the population, or less than 1% in rural areas, according to the state-controlled electric power generator and transmission company, Société Nigérienne d’Electricité (Nigelec). The country is also ranked 189 out of 189 on UNDP’s Human Development Index and 3rd to last on the World Bank Human Capital index. Extreme poverty is an estimated 41.5% in 2019, affecting more than nine million people. It also faces many challenges to increase access to sanitation and potable water, particularly in rural areas where access to water is 44.2% and 7% for sanitation. 42% of children are stunted in Niger, and at risk of cognitive and physical limitations that can endure a lifetime. According to the Food and Agriculture Organization, 51.7% of the population, or 11.1 million people, suffered from severe food insecurity during the period from 2016 to 2018, whereas the average for Sub-Saharan Africa is 25.1%.

The agricultural resources in Niger offer significant potential. Freshwater rivers and lakes are subject to seasonal floods and droughts that can limit their availability for people and for agriculture. At present only 5% of arable land is irrigated. A study, the results of which were published by the International Atomic Agency, has quantified the water that is hidden under the surface in aquifers. Due to changes in climate that turned the Sahara into a desert over centuries, many of the aquifers underneath were last filled with water over 5,000 years ago. The scientists conducting the study collated their information from existing hydro-geological maps from national governments as well as 283 aquifer studies. The studies depict the total volume of water in aquifers underground, at 100 to 250 meters below ground level, is 100 times the amount found on the surface and the continent of Africa is sitting on a vast reservoir of groundwater. This correlates to the footprint of our land grant at Ingall and Aderbissinat. The team produced the most detailed map yet of the scale and potential of this hidden resource. Demand for water is set to grow markedly in coming decades due to population growth and the need for irrigation to grow crops. A study by the United Nations Environment Program (UNEP) and the World Agroforestry Centre found there is enough water falling as rain over Africa to supply the needs of approximately nine billion people.

We intend to explore numerous crops in its commercialization efforts in Niger, including the continuation of its alfalfa program, in the identical fashion, both duration, crop variety and sale process as we are pursuing in Senegal. Due to the inland nature of the operations in Niger, we anticipate the timing of the regional market development for alfalfa will coincide with commercial activities, and will mitigate the need for export and sea borne trade. Additionally, we intend to explore an additional variety of alfalfa configured for biomass, and its potential for use as a power source.

The Niger River, with a total length of about 4100 km, is the third-longest river in Africa after the Nile, Congo and Zaire Rivers, and the longest and largest river in West Africa. The irrigation potential has been estimated at 556,000 hectares, of which about 200,000 hectares fully controlled and the rest for partially controlled schemes. At present about 187,000 hectares are equipped in the Niger basin, but of this 57,000 hectares are already abandoned and of the remaining 130,000 hectares irrigated more than 60% need to be rehabilitated.

Through a technical cooperation (TC) regional project carried out from 2012 to 2017, the International Atomic Energy Agency (IAEA) initiated a study of confirmation of the British Geologic Survey of 2012. These studies had confirmed African subterranean water resources, identifying a substantial water reserve of up to 300 billion liters underneath Niger. The water is estimated to measure at two thirds of a million cubic kilometers. The water that’s available for human extraction measures at 100 times the total surface water on the entire continent, at a water of depth of 20m – 600m.

The Lullemeden sedimentary basin is located in Mali, Niger and Nigeria, with minor areas in Algeria and Benin. The study included location, overall topography, climatology, land use and vegetation types, exploitation and water supply, geology and hydrogeology of the Lullemeden Aquifer System. The Lullemeden Aquifer System provided water balance equipment and trained local scientists from 13 Member States — Algeria, Benin, Burkina Faso, Cameroon, Central African Republic, Chad, Ghana, Mali, Mauritania, Niger, Nigeria, Senegal, and Togo — to help manage joint water resources in support of sustainable socioeconomic development. Five main cross-border aquifer systems were studied and mapped during the initial phase: the Lullemeden aquifer system, the Liptako-Gourma-Upper Volta system, and the Senegal-Mauritania, Chad and Taoudeni basins.

The Lullemeden sedimentary basin covers a region of approximately 525,000 square kilometers with about 31,000 square kilometers in Mali, 434,000 square kilometers in Niger and 60,000 square kilometers in Nigeria. The current population in this area is approximately 15 million, with 65% in Niger and 34% in Nigeria. The Lullemeden basin is being utilized by wells from 40m to 100m deep, with a few deeper exploratory and production boreholes up to 600m depth, with flow rates generally between 20 and 100 cubic meters per hour (m3/hr). Our area of land allocated covers the basin.

The Kandadji Dam, is a large multipurpose dam under construction on the Niger River, and is a site of potential further expansion. The site is situated near the small town of Kandadji, Tillabéri Department, Tillabéri Region, Niger, 180 km northwest of the capital Niamey. It is being built by the Haut Commissariat à l’Aménagement de la Vallée du Niger (High Commission for Niger Valley), a public body under the Prime Minister’s Office. The dam will generate hydropower and is control the flow of the Niger River, holding water during the dry season to maintain a minimum flow and making downstream irrigation possible. It is this historically fertile area where our land and business operations are located.

According to the World Bank, the Kandadji Program will be implemented in three phases: Phase I, which started in 2009, comprises the Kandadji dam and its reservoir, the hydro-mechanical equipment for the 18 gates, economic and local community development, and implementation of environmental and social mitigation measures for resettled people; Phase II comprises construction of the hydropower plant, transmission lines, road, irrigated agricultural development, and expanded local and community development in the reservoir area and downstream, and Phase III focuses on the development of irrigated agriculture and the scaling-up of the economy and local community development of the region (including fisheries, livestock, agribusiness and trade).

In April 2021, the members of the National Assembly of Niger approved a bill authorizing the ratification of a financing agreement for the Kandadji dam. Other than the construction of the dam, the Kandadji dam project also includes building new access roads, the rebuilding of the town of Ayorou, and construction of a dozen new resettlement villages along the shores of the future reservoir.

Upon completion, the project especially the dam and reservoir will support irrigation of up to 45,000 hectares of land, which will increase agricultural production, boost food security, and improve living conditions downstream. It will also strengthen the country’s energy security through the production of electricity from the hydropower plant, supply clean and safe drinking water to those living nearby, and create jobs by providing opportunities for people to learn and develop new skills and supporting livelihoods.

Our reforestation program would be a component of The Great Green Wall project. We intend to explore the growth of both species such as the Aleppo Pine or Acacia Gum for their sequestration potential, as well as other species native to semi-arid conditions that have the potential to generate VCUs, as well as to generate concurrent revenue via our existing product. As a business model, we intend over time to replicate and build upon successes in Senegal and Niger in order to scale our impact and profitability. We expect to use a plant species named Portulacaria afra that will enhance our ability to enhance carbon sequestration. This succulent shrub, more commonly known as “Spekboom”, has small, round leaves and is indigenous to the desert areas of Southern Africa. Spekboom, also called the dwarf jade plant or porkbush, doesn’t need to be cultivated in a nursery before planting, which requires capital and time resources. The intentional result is that one ton of CO2 can be captured for approximately less than a tenth of the cost of sinking the equivalent carbon by planting trees in temperate or tropical forests. Spekboom’s resilience is also driven by its ability to switch between daytime and night-time photosynthesis for the additional resilience it affords. The maximum recorded rate of carbon sequestration in a spekboom thicket is 15.4 tons of CO2 per hectare per year.

Expansion in Mauritania

Mauritania spreads across 1,030,700 km2 of West Africa, more than two thirds of which is desert. Its 4 million people are rapidly urbanizing, but half of the population derive their livelihoods from raising crops and livestock and fishing, according to World Bank 2013 data. However, domestic cereal production in this arid country only meets about one-third of the national food needs, forcing reliance on imports, especially for sorghum, millet, and wheat. Although it is a large country, most of Mauritania is desert. Arable land in a traditional context is scarce, with crop production is limited to a narrow band along the southern borders with Senegal and Mali on the Senegal river. Because of our agronomy and soil understanding of our Senegal project, we anticipate expansion into Mauritania to expand our footprint. On December 19, 2022 African Agriculture agreed to a public-private partnership with the Government of Mauritania and the communities of Boghé, (18 agricultural cooperative societies incorporating approximately 6,000 farmers, organized under GIE DYNN), on the Senegal River Valley for a phased commercial farming buildout. The initial program will launch with approximately 2,000 hectares to further the farming of Alfalfa for the purpose of providing superior quality feed for dairy cattle and providing increased agricultural production for the community, in parallel to the Senegal project located on the opposite side of the River valley.

The agreement was signed in conjunction with the visit of His Excellency President Mohamed Cheikh Ghazouani’s visit to Washington, DC as part of the US — Africa Leaders’ Summit hosted by the United States Government and President Biden, and became effective in July following the establishment of a Mauritanian entity. After full development, the program is expected to have substantial impact on the Gross Domestic Product (GDP) of Mauritania and permanent job creation. The private sector investment is anticipated to contribute to employment and economic development directly, and will include a Corporate Social Responsibility (CSR) program that will enhance the agricultural and agronomy tertiary education at ENFVA (Ecole Nationale de Formation et de Vulgarisation Agricole), an established agricultural education center in the city of Kaédi, and a women’s reinsertion program in Mauritania. On February 13, 2023 Michigan State University (MSU) College of Agriculture and Natural Resources (CANR) signed a letter of intent to explore collaboration opportunities with us, whereby MSU will explore training, research and technology transfer opportunities with farmers and students in Mauritania, West Africa. Michigan State University was recognized as the first land-grant college in the United States and the model for the nation’s land-grant system, leading advancements in agricultural and natural resources research, education and outreach. In 1855, the Agricultural College of the State of Michigan, was founded to provide a practical education to all citizens regardless of social class. It was the first institution of higher learning in the United States to teach scientific agriculture and has educated students to become farmers, engineers, educators, scientists, entrepreneurs and agricultural leaders.

Market Overview

Commercial Farming

Senegal is one of the most stable countries in Africa, with S&P Global Ratings maintaining a B+ with a stable outlook for the country. Senegal is a strong regional performer with respect to measures of perceptions of corruption. This positive result is the result of long-term development processes by the local government, principally traditions of respect for the rule of law and competitive democratic government. Senegal’s positive ranking relative to neighboring countries in West Africa on international corruption indices owes much to its history of respect for the rule of law, democratic government, and openness to civil society and a free press. Senegal’s score is 57.7 on a scale of 0 to 100 and ranks 103th out of 180 countries measured on Transparency International’s Corruption Perceptions Index for 2023. For comparison, the top index score is Singapore and Switzerland, with 84 points. North Korea comes last, with 3 points. Senegal’s favorable geographic position, strong and sustained growth, and generally open economy offer attractive opportunities for foreign investment. Additionally, the Government of Senegal welcomes foreign investment. According to UNCTAD’s 2022 World Investment Report, in 2021 Senegal foreign direct investment (FDI) inflows increased to $2.23 billion, from $1.85 billion in 2020, an increase of 21%. The country registered a 27% rise in announced greenfield projects. The total stock of FDI stood at $10.5 billion at the end of 2021.

On June 7, 2021, the International Monetary Fund (IMF) approved a US$650 million Stand-By Arrangement (SBA) for Senegal. Fitch Ratings Inc. predicts Senegal’s gross domestic product (GDP) will grow by 5.2 percent in 2021, which surpasses estimates for the broader Sub-Saharan African region. The President of Senegal, Macky Sall, estimates the growth in GDP to reach 7.2% in 2022 and 13.7% in 2023. President Sall said that this double-digit GDP growth expected in 2023 will be the result of the first year of exploitation of oil and gas resources. On May 12, 2020, the World Bank approved a US$150 million loan from the International Development Association, a member of the World Bank Group that makes loans to eligible countries on a concessional basis, to support Senegal in strengthening agricultural productivity and helping build resilient, climate-smart and competitive food systems. On December 10, 2018, the U.S. Government’s Millennium Challenge Corporation (MCC) and the government of Senegal signed the new five-year $550 million MCC Senegal Power Compact. On April 23, 2021, during the government meeting, President Sall reinforced his support for agriculture with the objective of developing the country’s food security and to produce and consume locally. President Sall decided to renew the financial subsidies support of 60 billion CFA francs ($110.8 million) for the 2021/2022 agricultural campaign. Senegal also holds a bilateral trade agreement with the United States, that has been in place since 1990.

The cattle market in the ECOWAS region, that incorporates Senegal and Niger, was tabulated at 100 million heads of cattle by the World Bank in 2020, but for various reasons these estimates are deemed conservative by our management. The market in Senegal for alfalfa and cattle feed related products significantly exceeds the global price point, a number that correlates with the price point for fertilizers and other agricultural equipment such as tractors. This is partly due to logistical challenges and the high prices of imports that may incorporate items that attract duties and taxes as high as 200%. The market is expected to expand substantially in Africa as protein incorporated in diets grows from an estimate of 25% of that of western consumption. While the necessity for alfalfa is transparently evident, due to the relatively small amount of heads of cattle per owner, the market will take some time to develop. We expect access to animal fats by-products, as we expand commercially into biofuels, to be an additional major competitive advantage for that sphere of market participation.

United States Interests in Africa

In November 2021, Secretary of State Antony Blinken affirmed that “Africa will shape the future — and not just the future of the African people but of the world.” Economic development initiatives in Africa are beneficial to the United States for numerous reasons, according to the George W. Bush Institute at Southern Methodist University. They include, amongst others:

●	The United States’ interests are served when it gains access to consumers of goods and services in hypergrowth economies. For example, the African Growth and Opportunity Act (AGOA), which Congress passed in 2000, targeted Sub-Saharan Africa. The program fosters market-based economic growth and develops trade relationships by providing eligible nations duty-free access to the U.S. for certain products. AGOA ensures African entrepreneurs can take advantage of access to the U.S. market at no cost to U.S. taxpayers.

●	Strong economic growth in Sub-Saharan Africa, where average GDP growth in the region was two points higher than the world average from 2001 – 2013, has the potential to consume large amounts of goods and services. The first phase of agricultural development at our LFT Farm contemplates the use of U.S. irrigation, channeling, research, feasibility studies, tractors, machinery and agronomy material, all derived from U.S. sources.

●	The opportunity in Africa is substantial. With 200 million people between the ages of 15 and 24, a figure anticipated to double by 2045, Africa has the youngest population in the world, with the continent standing at the early stages of a demographic explosion.

●	There are more women entrepreneurs across the continent of Africa than anywhere else in the world. In places like Ghana, Nigeria, and Zambia, women business owners outnumber their male counterparts. When women have equal access to the economy, their children are healthier and more educated, their communities more prosperous, and their countries more stable. Global economic integration in Africa, especially for women, creates a ripple effect, breaking poverty cycles and ensuring stability at local, national, and global levels.

●	In 2019, prior to the COVID-19 crisis, there were 64 countries globally with public debt over a threshold of 60% of GDP. Only a third of these were African. However, 100% of the 12 countries from the 64-country grouping that were classified by the IMF and World Bank as high-risk or in debt distress were African.

An August 2022 White House white paper outlined four initiatives, all of which we deem our operations to be compatible with:

1.	Foster Openness and Open Societies

2.	Deliver Democratic and Security Dividends

3.	Advance Pandemic Recovery and Economic Opportunity

4.	Support Conservation, Climate Adaptation, and a Just Energy Transition

In December 2022, President Biden also hosted leaders from across the African continent for the U.S.-Africa Leaders Summit, and numerous U.S. state department representatives have visited the African continent over the course of 2023.

Fishery and Aquaculture

Aquaculture, the breeding, rearing, and harvesting of fish, shellfish, algae, and other organisms in all types of water environments, was introduced in the early 1980s but grew slowly until 2010. Following the establishment of the National Aquaculture Agency, Global production increased significantly. The fisheries sector represents 3.2% of Senegal’s gross domestic product (GDP), accounts for 10.2% of Senegal’s exports, and generated $400 million in value in 2022. There is a growing demand for high quality fish and seafood products because overfishing and illegal, unreported, and unregulated (IUU) fishing have led to depleted fish stocks.

Aquaculture involves interventions in aquatic rearing process to enhance production, such as regular stocking, feeding, and protection from predators. Aquaculture farming involves 580 species that are currently farmed all over the world, representing a wealth of genetic diversity both within and among species. The growth of the aquaculture market can be attributed to changes in the food consumption pattern of people all around the world. The expansion of retail market and easy availability of the product through various sales channels make it convenient for consumers to purchase packaged aquaculture, which drive the sales figures. The aquaculture industry provides high-quality and disease-free fish by rearing fish in an environment that meets hygiene standards. Aquaculture activity is also utilized by industries to conserve species that are on the verge of extinction.

Senegal has good potential for rice-fish culture development in irrigated areas. Fish and seafood contributed to about 43 percent of the intake of animal proteins in 2013, with a yearly consumption of 23.9 kg per person. Many production farms have closed, with the most common reasons being the lack of access to fry and quality fish feed. Such access is hampered by costs and obstacles to financing. The Senegalese aquaculture sector to this point has lacked organized professionals capable of improving the sector’s access to resources and of defending its stakeholders’ interests.

Roughly 90 percent of Senegal could be considered appropriate for commercial production of Nile tilapia and African catfish. The majority of the country sits on sedimentary-unconsolidated and consolidated-intergranular/fracture flow aquifers with high to very high productivity. Annual precipitation totals range from in excess of 140 cm in the southernmost region to less than 40 cm in the north. At the present time there are several programs in Senegal involved with aquaculture and training. These include:

●	PRIAS: Projet de Résilience au Changement Climatique (Project for Climate Change Resilience);

●	PROVAL: Programme de Valorisation des Eaux et Chaînes de Valeurs (Waters and value Chains Promotion Program);

●	AGRI JEUNE: Agricultural Project for Youth;

●	PPDC: Projet de Pôle de Développement de la Casamance (Casamance Development Pole Project);

●	PUMA: Programme d’Urgence pour la Modernisation des Axes Frontaliers (Urgency Project for Border Sites Modernization);

●	FAO programs in country; and

●	ANA Agence Nationale de l’Aquaculture (Aquaculture National Agency) programs.

The dairy protein market in Africa attained a value of US$0.7 billion in the year 2020 and is expected to reach US$1 billion by 2026, growing at a CAGR of 6.2% in the forecast period 2021 to 2026. The dairy protein market in Africa is driven by the rapidly rising adoption of a healthy lifestyle by the consumers, coupled with growing awareness about the dairy protein benefits. The protein supply is dominated by the vegetal sources of protein, followed by meat, dairy, fish, and shellfish, and other products.

Global Average Protein Consumption (grams per person per day)

	Year
	1990 – 92	1995 – 97	2000 – 02	2005 – 07
World	76	80	82	85
Developing countries	69	74	76	80
Africa	57	58	59	62
United States of America	109	111	113	114

Source: Dietary protein requirements, British Nutrition Journal, Cambridge University Press: August 1, 2012

Carbon Offset

A carbon offset broadly refers to a reduction in greenhouse gas emissions or an increase in carbon storage, for example through land restoration or the planting of trees, that is utilized to compensate for emissions that occur elsewhere. A carbon offset credit is a transferrable instrument certified by governments or independent certification bodies to represent an emission reduction of one metric ton of carbon dioxide, or an equivalent amount of other greenhouse gasses. The purchaser of an offset credit can retire it to claim the underlying reduction towards their own greenhouse gas reduction goals. Offset credits are used to convey a net climate benefit from one entity to another. The rationalization behind the carbon offset program is that because greenhouse gasses mix globally in the atmosphere, it does not matter where exactly they are reduced. From a climate change perspective, the effects are the same if an organization ceases an emission-causing activity or enables an equivalent emission-reducing activity somewhere else in the world. Carbon offsets are intended to make it easier and more cost-effective for organizations to pursue the second option.

The original credits were traded on the Clean Development Mechanism established via the Kyoto Protocol in 1997, but shortly thereafter the carbon markets experienced a large correction in carbon prices due to the unreliability and non-standardization of projects. With improvement in baseline and monitoring methodologies, the market has dramatically expanded. Over eight billion carbon allowances changed hands in the EU ETS in 2020, almost 20% more than in 2019, according to a report by Refinitiv, with the value of the global carbon market increasing by 20% in 2020 to $272 billion. Global growth factors include a 2030 climate target for Europe, the Western Climate Initiative and the Regional Greenhouse Gas Initiative. CORSIA, or the United Nation’s effort to mandate carbon offsetting by airlines for their emissions growth, and well as new IMO standards in shipping are additionally expected to substantially boost demand. On December. 8, 2020, seven U.S. senators introduced the 45Q Carbon Capture, Utilization, and Storage Tax Credit Amendments Act of 2020 to optimize the 45Q tax credit that supports carbon capture and storage deployment as a critical means for achieving a net-zero emissions in the U.S. economy by mid-century. On December 11, 2020, exactly one year after the European Commission proposed to strengthen the bloc’s climate ambition as part of its Green Deal, European leaders solidified a target to bring emissions down by at least 55% compared with 1990 levels from a previous 40% reduction target. On February 1, 2021, the China national carbon market rules were adopted. The value of traded global markets for carbon dioxide (CO2) permits reached a record $909 billion in 2023, according to analysts at Refinitiv.

Carbon markets exist under both mandatory (compliance) schemes and voluntary programs. Compliance markets are created and regulated by mandatory national, regional, or international carbon reduction regimes. Voluntary markets function outside of compliance markets and enable companies and individuals to purchase carbon offsets on a voluntary basis with no intended use for compliance purposes. Compliance offset market credits may in some instances be purchased by voluntary, non-regulated entities, but voluntary offset market credits, unless explicitly accepted into the compliance regime, are not allowed to fulfil compliance market demand. The Taskforce on Scaling Voluntary Carbon Markets, sponsored by the Institute of International Finance, estimates that demand for carbon credits could increase by a factor of 15 or more by 2030 and by a factor of up to 100 by 2050.

The worldwide power related biomass market is projected to be worth US$108.64 billion by 2027, registering a CAGR of 10.5% during the forecast period of 2021 to 2027, The biomass market was valued at US$54.1 billion in 2020. Technologies such as green ammonia, where hydrogen derived from water electrolysis powered by alternative energy replaces hydrocarbon-based hydrogen, making ammonia production virtually carbon dioxide — free, biodiesel as a renewable, biodegradable fuel manufactured from vegetable oils, animal fats renewable diesel fuel or R50 made from used cooking oil, non-consumable food waste and 50% diesel fuel, and bio-aviation fuel will have its future in lignocellulosic biomass, of which alfalfa holds the largest caloric content, in the most available commercial quantities (Cheng and Brewer, 2017), all form the major constituents of this market growth and substantiation. These products are chemically identical to petroleum gasoline, diesel, or jet fuel. Since they meet the same ASTM fuel quality standards as the petroleum fuels they replace, these biofuels can be used in existing engines and infrastructure. The opportunities associated with the use of renewable biomass, plants that take in sunlight and carbon dioxide and make solid materials, will be represented by our operations. Biomass has many benefits, primarily that it cannot be depleted like fossil fuels. With an abundance of plants in Africa, biomass could be a primary source of renewable energy that’s used as a sustainable alternative to fossil fuels.

Our Competitive Advantages

We believe that we have a number of competitive advantages in the management of our operations in Senegal that should be applicable to our enduring growth strategy elsewhere in the continent. These competitive advantages include the following:

Scalable Business Strategy

According to current World Bank data, approximately 60% of the world’s arable land is in Africa, with approximately 30,500 km (18,950 miles) of coastline, creating a scalable business strategy. Africa is composed of 54 sovereign countries, and three autonomous territories, with the world’s youngest and fastest growing population of any continent. The Sahara desert covers 3.6 million square miles (9.4 million square kilometers), nearly a third of the African continent, which is approximately the size of the United States (including Alaska and Hawaii). We believe that after a successful commercialization strategy in Senegal we will be in a position to replicate our desert agriculture model in numerous territories.

Potential For Significant Economies of Scale of Farming Operations

The Senegal operations are located on 25,000 hectares, or approximately 62,000 acres of land. Due to economies of scale efficiencies, larger farming properties are believed to be of higher value than smaller properties, given the ability to improve yields, maximize revenue, and minimize costs. As a reference point, the average farm size in the United States is approximately 435 acres. While there is no guarantee that we will expand our operations to the extent necessary to take advantage of large scale farming operations, and any such expansion would be dependent on our ability to generate future revenue from operations and sourcing additional outside. If we are able to expand our farm operations to the available 25,000 hectares of land we believe it has the potential to leverage such scale in order to lower our cost structure to be cost advantageous as opposed to smaller scale operators. The advantages of potential large-scale operations may be evidenced in bulk purchasing and scale efficiencies in numerous categories including water irrigation and channels, farming equipment, labor resources, power access and corporate overhead. Our land arrangement in Niger, 200,000 hectares for agricultural purposes and approximately 2,700,000 hectares for trees for purposes of carbon credits, and its recent expansion opportunity in Mauritania further contribute to this potential scale efficiency.

Water Operations

The LFT Farm has sufficient water for irrigation. It is located between the Atlantic Ocean, the Lac de Guiers and the Senegal River. The Lac de Guiers, adjacent to LFT, is approximately 43,000 acres and is directly connected to the Senegal River through a channel. The price of water in Senegal is substantially lower than the cost of water on an acre-foot basis compared to Europe or the United States. The LFT Farm has over 110 km of water channels that have been developed and integrated with pivot systems. Because of the heightened drought and water shortfall in the western United States, which account for approximately 53% of the world’s exports of alfalfa, the cost and supply dynamics globally are expected to be sustainably disrupted, increasing the competitive profile of the LFT operations. In Niger, access to the underground water aquifer is a unique aspect of our operations, given the historically arid environment.

Natural Resources

Africa holds superior sun exposure, soil fertility, air quality, lower density of population, and the potential for higher cuts per crop versus other continents, yet due to inaccessibility to fertilizer and tractor technology and deprivation of modern farming techniques, reports one-seventh of the farming productivity yields of North America and Europe. The LFT Farm engaged AGQ Labs, a leading agronomy company, specializing in agricultural chemistry, to perform an extensive and comprehensive soil and water analysis. AGQ Labs combines its focus in agricultural chemistry and specialized chemical engineering to monitoring plant-soil-water systems.

Operations and Experience

Our management and Board of Directors collectively have over 200 years of experience on the African continent, in all spheres of agronomy, financing, management, auditing and systems management, farming management, farming operations, agriculture, aquaculture, commercial operations, export and diplomacy, making the team well suited to execute on our corporate strategy. We believe that in-country experience, local knowledge and operational reputation has a dramatic impact relative to hiring and retention of employees and government relations. Technical knowledge and skills transfer can further drive its competitive advantage.

Logistics

Expanded port access within reach of the farm greatly expands our ability to export product, and converges the pricing of its alfalfa products to global pricing, especially in the area of the Arab States of the Gulf (Cooperation Council for the Arab States of the Gulf) where the price of alfalfa is at a considerable premium. The LFT Farm is located less than 85 km from the city of Saint Louis in Senegal, which is situated on the Atlantic coast of the country and includes port facilities, and approximately 300 km from the Port of Dakar and the new Blaise Diagne International Airport serving the country’s capital, Dakar. The new port in Saint Louis is anticipated to be completed later in 2023, and is located approximately 60km from our farming operations. The new infrastructure will include a fishing port, a marina and a trade port. On December 2, 2020, local and state officials of Senegal held the inauguration ceremony for the Port of Saint Louis dredging and beacon project, with construction by China Harbour Engineering Company. Nouakchott, the capital of Mauritania and a regional transportation hub, is only 230 kilometers from the LFT Farm and is accessible through well-maintained road infrastructure. Dakar Port is managed by Dubai Ports World. The Blaise Diagne International Airport, completed in 2017, is operated by an international consortium formed to operate the airport for a 25-year period. We have business relationships in place with Maersk, which, as the world’s largest shipping container company, provides shipping services from 300 ports globally, delivering over 12 million containers globally per year. This will cover both the current port of Dakar, the newly constructed port of Dakar at Port du Futur, and Saint Louis which is in the late stages of construction.

Access to Power and Electricity

We anticipate building a 20MW solar power plant on the facility of the farm, with expansion potential for up to an additional 40MW, with expansion potential pending its power necessity and corporate growth trajectory. Access to our own independent consistent power source, given the dearth of consistent power generation in West Africa, is seen as a differentiating feature of our energy intensive corporate strategy.

Cost of Financing

Central bank policy rates in most countries in Africa are in excess of 10 percent per year and, in some extreme circumstances, around 30 percent. This makes access to financing for basic farming equipment such as tractors and farmers, and yield enhancing supplies such as fertilizer difficult to the average farmer in the United States. Additionally foreign exchange is typically inaccessible, and expensive to access should this be available. When coupled with long lead times to rotate crops, high financing costs negatively impact a farmer’s ability to optimize crops relative to sale price or end user demand. Additionally, short-term credit and borrowing facilities are relatively scarce compared with the abundance of financing sources available in the United States. This offers us a distinct competitive advantage in its ability to access liquidity in both equity and debt capital markets.

Material Contracts

We have collaborations and contracts in place with various suppliers, customers, academic, third-party management and government institutions. These relationships vary from exclusive to semi-exclusive to preferred based on the contract, and create the efficiency of our business operations, access to training, and access to capital resources. Below is a summary of the material terms of the material contracts we have in place.

FGM International. In July 2021, we entered into a service contract with FGM International, a leader in agricultural project implementation, to provide independent advice to secure the first year of alfalfa production for the 25,000 hectare project we are developing in the St. Louis region of Senegal. Pursuant to the service contract, FGM International began providing consulting services, agricultural advice, agronomy optimization, pre-feasibility and farm planning based on their similar template experiences to LFT, from July 2021 and we will continue to use their services for the foreseeable future. Both we and FGM International have the right to terminate the agreement upon 30 days’ prior written notice if, as a result of force majeure, either party was unable to perform a substantial part of the services for a period of at least 30 days or if either party did not fulfil its obligations pursuant to the agreement. The total price for the services paid to FGM International was €14,500.

Willing Hands AS. In December 2021, we entered into an agreement with Willing Hands AS, a non-profit organization seeking to reduce food waste to develop a commercial fish farming and capture fisheries project in Senegal. Pursuant to the agreement, we paid Willing Hands AS a total of $100,000. The agreement will remain in effect until the completion of the services or the earlier termination of the agreement by either party. Either party has the right to terminate the agreement if the other party is in material breach of the agreement and has not remedied the situation within 60 days after written notification despite being requested to do so by the other party.

Dr. Putnam. In September 2021, we entered into an Engagement and Advisory Agreement with Dr. Daniel H. Putnam, a global expert on forage quality and water use efficiency under irrigation and on mitigation strategies for sub-optimal conditions who has significant expertise in alfalfa production and comparative alfalfa yields to consult to us and bring worldwide best practices to Senegal. The initial term of the agreement commenced on September 13, 2021 and is subject to mutual renewal or non-renewal on 30 days’ prior written notice. As compensation for Dr. Putnam’s services performed pursuant to the agreement, we agreed to pay Dr. Putnam a monthly retainer of $7,000/month and on-site visit consulting fees to be determined at a later date. Dr. Putnam’s scope of responsibilities entail agronomy advice, commercial advice, comparative yield assessment, and general technical and research support.

Relationship with U.S. Government and Academic Institutions

We have been approved to be a member of the U.S. Agency for International Development’s Finance and Investment Network, an international development agency. USAID is an independent agency of the United States federal government that is primarily responsible for administering civilian foreign aid and development assistance. This will enable us to apply for United States grants, as well as give it access to United States government resources on a selective basis. We signed a non-binding collaborative agreement with The Louisiana State University AgCenter to train, develop and transfer educational skills to local Senegal communities and technically enhance knowledge in the fields of cattle nutrition, carbon absorption and offsets, and management of fish resources and sustainability. We are working with LSU to finalize the terms of the training and developmental project under the collaborative agreement.

First mover advantage

While the crop itself has two millennia history, and even in the United States traces its history to George Washington and Thomas Jefferson, we are to our knowledge, the only producer of scale of cattle feed in West Africa. While the time and start-up cost to develop, and certainly the scale to do so will act as a deterrent, we would not expect to be the only market participant over time. We would certainly consider the potential market growth and pricing improvements to offset potential competition.

Environmental, Sustainable and Governance (ESG) aspects of Corporate Behavior

We are committed to promote all aspects of environmental, social and governance issues in our conduct and business. Doing Business 2020 Senegal of World Bank Group has measured the strength of minority shareholder protections against misuse of corporate assets by directors for their personal gain as well as shareholders rights, governance safeguards and corporate transparency requirements that reduce the risk of abuse. The Doing Business project’s 2020 Protecting Minority Investors Score for Senegal is 44.0, which is above the 38.5 regional average for Sub-Saharan Africa.

Carbon offset production will generate verifiable carbon units (VCUs) via a reforestation program in areas adjacent to our commercial farming properties, specifically from the Aleppo pine species for sale to the growing global carbon emission market. Furthermore, the program will further act to prevent desertification of the Sahara desert, and the encroaching elimination of arable land, fertile topsoil and water reservoirs. Global adherence to Kyoto Protocol and COP26 strategies for global emission offsets is expected to grow substantially at both at private sector and government level globally as both public and private sector companies adopt and accelerate environmentally aware corporate strategies.

The Sustainable Development Goals (“SDGs”), also known as the Global Goals, were adopted by the United Nations in 2015 as a universal approach to end poverty, protect the planet, and ensure that by 2030 all people enjoy peace and prosperity. The seventeen SDGs are integrated, and recognize that action in one area will affect outcomes in others, and that development must balance social, economic and environmental sustainability. We believe that the intent and goals of our current and potential future operations are aligned with the SDGs. These goals include elimination of poverty, zero hunger, health and well-being, quality education, gender equality, clean water and sanitation, affordable and clean energy, economic growth, industry, innovation and infrastructure, reduced inequalities, sustainable cities and communities, responsible consumption and production, climate action, life below water, life on land, peace, justice and strong institutions. We hope our business will address the 17 SDGs as follows:

1.	Elimination of Poverty. We are creating employment in a region with 22.6% unemployment as of the first quarter of 2021.

2.	Zero Hunger. We will create protein for animals, thereby feeding dairy cattle for milk production and cattle for beef production on the African continent. The global consumption of total protein in 2005 through 2007, based on disappearance values of food, was estimated to be 85g protein per person, per day. Africa has a daily per capita value of 62g per person per day, per the WHO. Alfalfa is a high-protein roughage which is usually about 15% to 25% crude protein, over 50% total organic nitrogen and high in calcium. Alfalfa and corn generally complement each other and can form the basis for cattle diets.

3.	Health and Well-Being. By providing economic development and job creation, we aspire to enhance lives, as the injection of spending may increase the average income in local communities and regions in which we will operate. Directly, we also provide a maternal health program for a regular sonograms, as well as a dental health program.

4.	Quality Education. We are working with leading academic institutions such as the non-binding Master Research and Training Agreement we entered into with LSU in Senegal to transfer skills and broaden education access through training and educational curriculum. In the case of Michigan State University, genetic understanding of cattle types and skills transfer will further be enhanced in Mauritania.

5.	Gender Equality. We compensate all our employees and consultants predicated on skill and meritocracy, agnostic to gender, and is committed to equality and promotion.

6.	Clean Water and Sanitation. We are utilizing water filtration and pumping technology to enhance the cleanliness and availability of the water supply for the local populations in the regions where we operate.

7.	Affordable and Clean Energy. We are working to commission an 100% fully solar renewable power plant on our LFT Farm.

8.	Decent Work and Economic Growth. We hope to create employment in each environment where we operate, having already created direct employment for over 80 individuals.

9.	Industry, Innovation and Infrastructure. As the cost of alfalfa production continues to rise in the United States, which accounted for 53% of the world’s alfalfa exports in 2019 (Source NAFA National Alfalfa and Forage Association), we are creating a large scale alfalfa farm increasing alfalfa production in an emerging market country. In addition, we are applying recent scientific and technical practices available to enhance productivity, mitigate emissions and open up a new industry in the Senegalese region.

10.	Reduced Inequalities. We are deeply committed not only to philanthropy, but to employment and promotional practices related to gender equality.

11.	Sustainable Cities and Communities. From energy to water to food production and consumption, to its fertilizer use to promote growth, to its byproduct management of nitrogen and animal fats, we aspire to have a closed-loop sustainable system and community.

12.	Responsible Consumption and Production. We allocated part of our land to the community as part of our philanthropy and community service and has no by-products or emissions, while striving to absorb carbon. Alfalfa plays a significant role as a type of livestock forage for animal feed, due to its high protein and digestible fiber content.

13.	Climate Action. To build its reforestation program, we have binding agreements with local governments in the Ingall and Aderbissinat to plant a minimum of one million hectares of trees in each area, for an aggregate of 2 million hectares. This also allows us to create a carbon sequestration program destined to lower carbon emissions and encourage Western companies to do the same. Additional Alfalfa’s root system creates anchorage to prevent desert encroachment.

14.	Life Below Water. We anticipate our aquaculture program will manage the wholesale purchase of fish from local fisherman, initially in Senegal and secondarily in East Africa and in conjunction with processing, much needed refrigeration, financing and logistics locally helping them to open up new markets in Europe and the Middle East. The commercial strategy for our aquaculture initiatives will be created in a sustainable manner by not overfishing in regions where bycatch is of great concern. In fact, we aspire to be challenging the trawler business in those environments.

15.	Life on Land. We expect our ability to grow alfalfa, which has the highest source of vegetation-based protein, will drive nutrition, local job creation and community development. In Niger, 60% of the entire economy involves cattle and livestock.

16.	Peace, Justice and Strong Institutions. We are working with communities, philanthropy, and academia, such as Louisiana State University (LSU), Michigan State University (MSU), UNICEF and the U.S. Agency for International Development (USAID). We are committed to sustainability, economic growth, education, and increasing jobs locally. We are working with local municipalities such as Fass Nagom in Senegal, and Aderbissinat and Ingall in Niger. In Senegal, we have a commercial dialogue with ANPIL, the local livestock association for local needs, specifications and requirements.

17.	Partnerships to Achieve the Goal. We ues local partners, municipalities and communities to further our development aspirations.

Government Regulation

The United States is responsible for 53% of the world’s alfalfa exports, the majority of which is located in the western states. 80% of the Colorado river usage is for agriculture, half of which is for alfalfa. While the primary demand drivers of global nutrition had created investor optimism, the supply side contracting is anticipated to create upward price pressure for the commodity pricing and demand. On August 16, 2021 the United States federal government declared the first-ever shortage of water on the Colorado River, triggering cutbacks in several states. The large-scale production of alfalfa during a megadrought is, in a large part, possible because the Imperial Valley is the single biggest controller of rights to Colorado River water. Given the two biggest reservoirs along the river, Lake Mead and Lake Powell, that work to provide power and water to over 40 million Americans in 7 states, are each close to hitting inoperable levels such that the Colorado River could stop flowing entirely, it is highly anticipated that the expiration of the river compact governing usage which lapsed at the end of 2022, will precipitate government scrutiny, heightened taxation and eventually in a curb in United States exports. In January 2023, the states belonging to the compact missed a federal deadline to resolve an agreement to make water use meet the river’s declining capacity, leaving the decision in the hands of the federal Bureau of Reclamation. On May 23, 2023 representatives from the seven Colorado River Basin states agreed to the submission of a Lower Basin, consensus-based system conservation proposal. The three Lower Basin states of California, Arizona and Nevada committed to measures to conserve at least 3 million-acre-feet (maf) of system water through the end of 2026, when the current operating guidelines are set to expire. Of those system conservation savings, 2.3 maf will be compensated through funding from the Inflation Reduction Act. Once officially approved by the Bureau of Reclamation, which operates the dams on Lake Mead and Lake Powell, the new agreement would be in place through 2026.

In terms of customs regulations, Senegal is a member of the West African Economic and Monetary Union (WAEMU) as well as the Economic Community of West African States (ECOWAS). Through these organizations, Senegal has adopted broad economic, import, customs, tariffs, and export regulations. Senegal abides by the ECOWAS Common External Tariff (CET) with a special import tax (TCI) on selected food products. The following documents are typically required for importing goods into Senegal: the supplier’s commercial invoice and the freight bill; the certificate of origin issued by the Chamber of Commerce of the country of origin; the packing list (document listing all parcels and their characteristics); authorization to import goods subject to quota (if applicable); the insurance certificate; the preliminary declaration of import (DPI) on values higher than or equal to CFA 1 000 000 (USD 2000). This declaration must be domiciled in a local bank. Agricultural related machinery and phytosanitary products generally operate without tax or duties. Senegalese Customs, “les douanes Sénégalaises”, clears all traded goods at the Port of Dakar, the Blaise Diagne International Airport, and road borders, and uses an online system called Gaïndé that covers all customs operations. According to the Investment Climate Facility for Africa, customs clearance in Senegal generally takes one day. At the Port of Dakar, imports are generally transported from the port facility in two days; the average truck turnaround time is about 23 minutes according to the United States Department of Agriculture.

In 2006, the Government of Abu Dhabi decided to gradually ban growing alfalfa and other animal feed grass to conserve the underground water reserves. To augment the shortfall in local production, the government entered the global hay importers market, awarding 600 thousand metric tons of hay to importers to be sourced globally. Over the years, the scheme has been extended to benefit farmers across the UAE, and importation of hay reached 2.5 million metric tons per year in 2016. On November 5, 2018, the Saudi government’s ban on cultivating green fodder became effective. The ban aims to reduce the pressure on the country’s already exhausted renewable water resources. According to an estimate by United National Development Programme (UNDP), 89% of freshwater in Saudi Arabia is spent in agriculture sector, and 57% of it is from non-renewable aquifers. The plan to phase out the local cultivation of green fodder by 2019 was issued by the Saudi Ministry of Water, Energy and Agriculture (MEWA) in December 2015.

Competition

The agriculture industry is highly competitive and subject to rapid and significant technological change. While AFRAG has agricultural and farming experience and related scientific knowledge, we will face competition from both large and small agricultural companies in multiple countries, including Senegal and the United States.

The alfalfa market in which we operate is competitive and rapidly evolving. The market is largely dependent on cattle for dairy cattle nutrition and meat production, with many new brands and product offerings emerging in the marketplace. In the field of agriculture, we face competition from both established, well-known legacy alfalfa suppliers and emerging competitors in areas such as eastern Europe and central Asia and competes with both alfalfa producers and producers of alternate sources of cattle feed and protein. We compete based on various product attributes including protein content, fiber content, moisture, logistics, long term availability and price. We believe that we competes favorably across these factors taken as a whole. Select competitors include Anderson Hay, ACX Global, Bailey Farms, Aldahra, Grupo Oses, Gruppo Carli, Border valley Trading, Barr-Ag, Alfa tec, Standlee Hay, Sacate Pellet Mills, Oxbow Animal Health, M&C Hay, Accomazzo, Hiushan Dairy, Qiushi Grass Industry, Beijing HDR trading, Modern Grasslands and Inner Mongolia Dachen Agriculture, and numerous other small scale and local producers.

In the fisheries and aquaculture business, we will have numerous, local, regional, national and global competitors, both at the wholesale purchase level in Senegal, and African east coast and at the wholesale sale level in Europe, the Middle East and the United States.

In the carbon offset and reforestation business, there are numerous groups operating under the Verified Carbon Standard (VCS), the Climate, Community & Biodiversity Standards (CCBS), and the American Carbon Registry (ACR). Numerous global companies are self-generating offsets, and carbon trading markets have been established in the European Union, Norway and the United States.

Partnerships

We are a partner and member of the USAID Finance and Investment Network. The United States Agency for International Development (USAID) is an independent agency of the United States federal government that is primarily responsible for administering civilian foreign aid and development assistance. USAID’s programs are authorized by Congress in the Foreign Assistance Act, which Congress supplements through directions in annual funding appropriation acts and other legislation. As an official component of U.S. foreign policy, USAID operates subject to the guidance of the President, Secretary of State, and the National Security Council. Congress passed the Foreign Assistance Act on September 4, 1961, which reorganized U.S. foreign assistance programs and mandated the creation of an agency to administer economic aid. USAID was subsequently established by the executive order of President John F. Kennedy, who sought to unite several existing foreign assistance organizations and programs under one agency. USAID became the first U.S. foreign assistance organization whose primary focus was long-term socioeconomic development.

In June 2021, we entered into a non-binding understanding with LSU to provide for a mutually beneficial research project. The final terms of the project and total amount to be paid to LSU have not yet been determined, but the intent of the partnership will be to train, develop and transfer educational skills to local Senegal communities and technically enhance knowledge in the fields of cattle nutrition, carbon absorption and offsets, and management of fish resources and sustainability. We are working to finalize the terms of the training and development project under the collaborative agreement.

We are working with A.P. Moller-Maersk, a large Danish multinational on the transportation, logistics and cold-chain implementation on an invoice basis, and a formal agreement is in process.

For its aquaculture development, we have an agreement in place with Willing Hands AS, a Norwegian company. The focus of Willing Hands AS is on the scoping, design, financing, building, operating and transferring of complete value chains, especially in industries where Norway is globally competitive. They enable industrial and sustainable development that catalyzes the creation of a competitive labor force, especially targeting emerging African markets. Willing Hands has active programs in Nigeria, Kenya and Uganda, amongst others. Willing Hands intends to build in collaboration with us, first in Senegal and then in Niger, a dedicated aquaculture facility for the breeding, nurture, commercialization and production of Tilapia for human consumption. In December 2021 we entered into an agreement with Willing Hands AS. Pursuant to the agreement, we paid Willing Hands AS a total of $100,000. The agreement will remain in effect until the completion of the services or the earlier termination of the agreement by either party. Either party has the right to terminate the agreement if the other party is in material breach of the agreement and has not remedied the situation within 60 days after written notification despite being requested to do so by the other party. Under the terms of the agreement, Willing Hands will provide technology and knowledge transfer and provision of training. We will provide land and water resources.

The economics of the agreement are expected to be included in a detailed matrix of responsibilities and profit and cost allocations in a definitive agreement, be executed by all parties, at or around the time of conclusion of the feasibility study.

Employees

As of December 2023, we had 86 full-time employees. We also utilize independent contractors for various agricultural related services. Sixteen of our employees belong to a labor union. We have never experienced a labor-related work stoppage. We treat our employees with respect and dignity and consider our relations with our employees to be very good.

Community Relations

We have numerous community and social development initiatives in place and intends to grow these with the progression of large-scale commercial activities. We hope to become a source of over 1,000 created jobs for the community. Additionally, we already utilized over 1,000 hectares over local land for rice and sweet potato from those pilots for the local community. Additionally, alfalfa for the benefit of local livestock and dairy cattle will be donated as part of a community program to the local community, and we further allocated irrigated land to the local community. We also funded a local school for elementary education and a clinic which provides healthcare services free of charge to the local community. We also intend to directly support numerous local and international charities in Senegal and the ECOWAS region, including those causes focused on historical preservation. We funded and created a dental health program, a sports program and a maternal health program.

In Senegal, we are building a museum dedicated to African Art and History. We are supporting a non-governmental organization (NGO) dedicated to abused women and children, and are supporting protein nutrition in diets. We will also host a bi-annual farm day in conjunction with harvests for the benefit of local communities. Additionally, we are funding and developing women dedicated schooling regionally. We are evaluating additional community service-related programs including soccer stadiums, Malaria vaccines and environmental protection for the bird community in Saint Louis. Additionally, we initiated maternal health programs for the community.

Legal Proceedings

We may be subject to various legal proceedings and claims that arise in the ordinary course of our business. Although the outcome of these and other claims cannot be predicted with certainty, we do not believe the ultimate resolution of the current matters will have a material adverse effect on our business, financial condition, results of operations or cash flows.

Frank Timis is the majority shareholder of Global Commodities, our largest shareholder as well as the majority owner of Timiscorp. On June 13, 2019, an investigation was launched by the Dean of the Investigating Judges of the General High Court of Dakar in Senegal over the sale of gas contracts to British energy multinational BP. The contracts had been acquired by Timiscorp, a company of which Mr. Timis is the controlling shareholder. The 19-month investigation involved two other publicly traded companies in the United States, BP and Kosmos. The BBC reported BP bought the Timiscorp stake in certain Senegalese gas fields for a cash consideration in 2017, in addition to a royalty payout. The examining magistrate heard evidence regarding allegations from numerous sources per court transcripts over 18 months and found all allegations unproven. On December 29, 2020, the High Court’s conclusion was that there were no grounds to pursue any persons for any offenses related to the allegations contained in the BBC report. The judge dismissed the case in its entirety, citing lack of evidence, on all counts.

MANAGEMENT

Board of Directors and Management

The following is a list of our directors and executive officers following and their ages and positions.

Name	Age	Position
Executive Officers:
Alan Kessler	48	Chief Executive Officer and Chairman
Harry Green	55	Chief Financial Officer
Non-Employee Directors:
Orim Graves	64	Director
Ambassador Modest Jonathan Mero	64	Director
Russell Read	60	Director
Daphne Michelle Titus	66	Director
Ambassador Bisa Williams	70	Director
Osman Ahmed	37	Director

Board of Directors

Alan Kessler, Chairman and Chief Executive Officer. For the past decade, Mr. Kessler has been focused solely on the development of the African continent, integrating growth businesses in Africa with access to US based capital. Mr. Kessler has over 20 years of experience on Wall Street, starting his career in investment banking at Morgan Stanley, and subsequently investment research at Goldman Sachs. On the principal side, he has worked for various firms, including Oracle Partners and Frontpoint Partners, an investment vehicle owned by Morgan Stanley focused on emerging markets. Mr. Kessler has served as the Founder, Director and Chief Executive Officer of African Discovery Group, Inc. (“AFDG”), a publicly held, dedicated African business development company since its founding in 2017, and Mr. Kessler had been responsible for numerous advisory and capital raise for the benefit of Africa. Prior to founding AFDG, he served from 2014-17 as Managing Director at Ladenburg Thalmann, an investment bank that was one of the original founders of the New York Stock Exchange in 1876. Mr. Kessler serves as a board member of Ogelle, a Nigerian-based social media company. Mr. Kessler is the Founder of African Discovery Foundation, a philanthropic organization focused on charitable contributions for education and health care resources in Africa. Mr. Kessler holds a Bachelor of Arts degree in Economics from the University of Pennsylvania (cum laude) and a Master of Business Administration (MBA) degree from Columbia Business School. Mr. Kessler’s global financial and operational experience, and value creation history on the African continent, coupled with his management role as Chief Executive Officer, acted as testimony to his value to serve as a non-independent director of AFRAG PubCo.

Harry Green, Chief Financial Officer. Mr. Green has decades of experience on the buy-side on both private equity and hedge fund platforms, where he has focused primarily on control investments across multiple industries. He previously served as the Chief Financial Officer of African Discovery Group, Inc. (“OTC: AFDG”). Mr. Green also acts as a consultant to a fund which was raised to invest in minority depository institutions that primarily lend or facilitate lending to small businesses in low-and moderate-income areas or to low-and moderate-income individuals in order to promote community development, generate job growth and economic development. He assists the fund in establishing its back office operational and financial controls. Beginning in March of 2018, Mr. Green worked with Onset Capital Partners, an opportunistic merchant bank platform focused on advising and investing in companies, from startups to established companies, within various industries. From 2012 until February 2018, he served as a Senior Member of Houlihan Lokey’s Illiquid Financial Assets practice, where he focused on providing strategic advice for Fund Mergers and Acquisitions, non-core asset disposition and strategic fund raising. Prior to that, Mr. Green worked on various hedge fund and private equity platforms including Plainfield Asset Management (a $5.5 billion hedge fund platform), ArcherPoint Capital Management (a partnership-based private equity platform he co-founded) and Doughty Hanson & Co. (a multi-billion international private equity sponsor). He has previously served on the boards of Choice Payment Solutions, a privately owned fintech SAAS business focused on providing point of service financing solutions, Skylink Aviation Limited, a privately-held air logistics business; MTI Holdings, Inc., a high mix, low volume contract manufacturer; North American Membership Group, the world’s largest lifestyle affinity membership organization; Dunlop Standard Aerospace Group, an integrated supplier of aftermarket parts and services to the aerospace and defense industry; PQS Acquisition Corp, North American business of FL Group, the largest independent blender and distributor of automotive lubricants; Knowles Electronics Holdings, Inc., a leading international manufacturer of technologically advanced products in micro-acoustics; and Tumi Inc., a leading, high-end luggage and business accessory brand amongst others. Mr. Green holds a Bachelor of Commerce and a postgraduate honors degree in Financial Accounting from the University of Witwatersrand in Johannesburg, South Africa, and an MBA from The Wharton School at the University of Pennsylvania.

Orim Graves. Prior to joining the Board of AFRAG in August 2021, Mr. Graves served as the Executive Director of the National Association of Securities Professionals (“NASP”) for more than ten years ending in 2020. NASP, founded in 1987, remains a trade organization advocating for diverse professionals and women within the financial services industry with more than 150 firms represented as members across the globe. Currently, Mr. Graves operates an independent consultancy to provide strategic and tactical investment advisory services, ESG integration, market strategy, and diversity equity and inclusion consulting to diverse clients across the global investment sector.

Mr. Graves previously served as a senior partner in a leading investment firm, as a senior consultant with a global investment consulting firm and as Chief Investment Officer for the City of Philadelphia Board of Pensions and Retirement where he provided expertise in investment performance attribution and evaluation, as well as asset allocation strategies specializing in non-traditional asset categories. Mr. Graves serves on numerous boards, including as investment committee chair of Dillard University, a historically black university in New Orleans, Louisiana. Mr. Graves earned his Bachelor of Science in Finance from Hampton University and an MBA in Finance from the University of Wisconsin. He is a CFA charter holder. Mr. Grave’s breadth of corporate finance experience and deep knowledge of managing institutional US investment assets into the African continent, as well as operational experiences in growth businesses, acted as testimony to his value to serve as an independent director of AFRAG PubCo.

Ambassador Modest Jonathan Mero. Mr. Mero has been a member of AFRAG’s Board since August, 2021. From 2016 to 2019, Mr. Mero served as Ambassador of the United Republic of Tanzania to the United Nations. Following his resignation from the United Nations in 2019, he co-founded and acted as Director of Independent Planners Ltd., focused on land use planning, land surveys, real estate, consulting and advisory services in Tanzania. Mr. Mero also consults on business strategies, international trade and risk management. Until his appointment on December 3, 2016, Mr. Mero was his country’s Permanent Representative to the United Nations, World Trade Organization and all international organizations in Geneva. Holding that position until May 2013, he was accredited simultaneously to the International Atomic Energy Agency, United Nations Industrial Organization, Comprehensive Nuclear-Test-Ban Treaty Organization and the United Nations system in Austria. Between 2007 and 2013 Mr. Mero was stationed at his country’s Permanent Mission to the United Nations in New York, where he served as Minster Plenipotentiary, Economic Adviser and Head of Chancery. From 2005 to 2006, he served as Head of Policy in the Ministry of Foreign Affairs and International Cooperation. Previously, Mr. Mero was a senior economist at the Ministry of Industry and Trade, from 1987 to 2004, and a trade policy adviser to the Executive Secretary of the Southern African Development Community from 2004 to 2005. Mr. Mero holds a Bachelor of Science degree from the University of Dar es Salaam in the United Republic of Tanzania, as well as a master’s degree in finance from the University of Strathclyde in the United Kingdom. Ambassador Mero’s breadth of political experience on the African continent, and established knowledge of East Africa, a vital part of our corporate expansion strategy, acted as testimony to his value to serve as an independent director of AFRAG PubCo.

Russell Read. Russell Read, CFA, Ph.D. has been a member of AFRAG’s Board since August, 2021. In November 2022, Dr. Read joined 10X Capital as its Chief Investment Officer. Since January 2020, Dr. Read founded and led as Manager Partner, the C Change Group LLC (a Delaware Statutory Public Benefit Limited Liability Company), dedicated to developing transformative and sustainable infrastructure and related private equity, capable of materially improving the world’s utilization of natural resources, with a geographic focus on the Arctic/near-Arctic and the MEASA Region (Middle East, Africa, Southern Asia). From September 2018 through 2019, he served as Senior Advisor and Member of the Executive Committee for MSCI, engaging major international institutional investors for MSCI’s analytics and index product solutions. From May 2016 through August 2018, he served as Chief Investment Officer of the Alaska Permanent Fund Corporation, responsible for asset allocation and the investment class programs for America’s largest state sovereign fund. Previously, Dr. Read served the Chief Investment Officer for the California Public Employees’ Retirement System (CalPERS, America’s largest pension system) and Chief Investment Officer and Deputy Chief Executive Officer for the Gulf Investment Corporation (“GIC-Kuwait”, the development investor for the six GCC countries of the Arabian Peninsula). At CalPERS he launched its infrastructure program along with new initiatives in timberland, commodities, infrastructure, and environmentally-sensitive investing. He developed the first commodities-based mutual fund and related institutional products while at Oppenheimer Funds during the 1990’s. Dr. Read received his undergraduate degree in Statistics and graduate degree in Finance (MBA) from the University of Chicago and his master’s degree in Economics and doctorate in Political Economy from Stanford University (MA, PhD). He is a member of the Investment Funds Committee (IFC) for the US State of Wyoming and its sovereign wealth funds, and he formerly served as Chairman of the Investor’s Committee for the President’s Working Group on Financial Markets under Treasury Secretary Paulson. Dr. Read’s breadth of global financial and operational experience, coupled with his fiduciary background, and investment management history on behalf of Sovereign and government entities acted as testimony to his value to serve as an independent director of AFRAG PubCo.

Daphne Michelle Titus. Ms. Titus has been a member of AFRAG’s Board since August 2021. Ms. Titus is an alumna of the United States Department of State (DOS) Senior Foreign Service and a member of the United Nations Senior Women’s Talent Pipeline. Ms. Titus founded Mapasa Strategies, a renowned international consultant that assists both domestic and international clients in the realm of foreign affairs, with a special focus on Africa, Asia and the Americas, where she has worked since 2017. Prior to that, as one of the Department of State’s premier Africanists, senior consular officers and public diplomacy professionals, she was most recently detailed to the United States Agency for International Development (USAID) to serve as its Senior Advisor for the Addis Ababa Peace, Security and Cooperation Framework for the Great Lakes Region, based at USAID in Kinshasa, DRC. Ms. Titus’ most recent assignments before her detail were as the Counselor for Consular Affairs for U.S. Mission Nigeria, as the Senior Director/Diplomat in Residence for the National Capitol Region (DC, MD, DE, WV, NOVA, based at Howard University) and as the Foreign Policy Advisor (POLAD) for the Combined Joint Task Force — Horn of Africa in Djibouti. Diplomats in Residence are detailed from the Department of State to universities throughout the country to assist the Department with recruitment, build awareness of Foreign Affairs as a career path for candidates from all realms of endeavor and to assist universities and other entities in their assigned region with creating/enhancing Foreign Affairs-related programming and curricula. Foreign Policy Advisors are detailed from the Department of State to the Department of Defense (DOD) to assist selected commanders and their staff with identifying and addressing the foreign policy aspects of their military duties. Her previous positions include service as Embassy Nairobi’s Somalia Political Advisor in Djibouti, Regional Affairs Director/Senior Public Diplomacy Advisor/Policy and Coordination Officer in the Department’s Bureau of African Affairs Office of Public Diplomacy and Public Affairs, Deputy Chief of Mission/Charge d’Affaires in Banjul, The Gambia and at the U.S. Mission to the African Union, Addis Ababa, Ethiopia and as Senior Advisor/Domestic Operations Supervisor in the Bureau of Consular Affairs Office of Visa Services. Ms. Titus has also served overseas in Haiti, Cameroon, Kenya and Congo-Kinshasa (twice, both times as the Regional Consular Officer that provided daily support/personal service to consular offices throughout sub-Saharan Africa) as well as in Washington as a member of the Department’s Foreign Service Board of Examiners, its tenure/promotion/selection-out boards and as its Bilateral Western Hemisphere Affairs Officer in the Bureau of Democracy, Human Rights and Labor. She has traveled throughout Africa (including many visits to Sierra Leone) and Europe as well as to Saudi Arabia, Canada, Russia, Mexico, the Canary Islands, Guatemala, Turkey, Nicaragua, Honduras, Costa Rica, Martinique, Jamaica, the United Arab Emirates, Qatar, India, Burma, Cambodia, Japan, Korea, Hong Kong, the Dominican Republic and China. The recipient of numerous DOS, USAID and DOD performance awards, she is most notably an alumna of the London School of Economics and Political Science, the original International Career Advancement Program Fellowship cohort, The New College of California and the Industrial College of the Armed Forces (ICAF, now the Eisenhower School) at the National Defense University.

A member of the ICAF Class of 2005, she also received a diploma in Strategic Communications as well as ICAF’s Antonelli Award. Ms. Titus’s strong understanding of public and private sector interaction of the African continent, and breadth of political experience on the African continent, acted as testimony to her value to serve as an independent director of AFRAG PubCo.

Ambassador (ret) Bisa Williams. Ms. Williams has been a member of AFRAG’s Board since August, 2021. Ambassador (ret) Bisa Williams co-founded Williams Strategy Advisors, LLC (WSA) with her brother, Paul T. Williams, Jr., in 2016. As managing director, she led WSA’s efforts to identify international and domestic clients seeking problem-solving advisory services. She also began providing pro-bono advisory services to the University of Chicago-affiliated NigerHeritage project to build a state-of-the-art dinosaur museum and cultural resource center in Niger. In 2017, Amb. Williams was contracted as Special Advisor on Mali by The Carter Center and charged with leading The Carter Center’s efforts as Independent Observer of Implementation of the Peace Agreement in Mali. She continues in that capacity to this day. She joined Yale University’s Jackson Institute for Global Affairs as Senior Fellow and Lecturer in 2020 teaching a graduate course on peacebuilding and continues in that capacity, as well. In addition, in 2021, the U.S. Department of State contracted Amb. Williams to serve as Senior Advisor on Africa for the U.S. Mission to the United Nations. She chairs the Board of Directors of Health & Development International (HDI), a not-for-profit development NGO which works in Africa, and is a Trustee on the Board of World Learning, a not-for-profit NGO focused on education, development, and international exchange. For most of her career, Ambassador Williams was a career member of the Foreign Service of the U.S. Department of State, serving tours in Guinea, Panama, Mauritius, Niger, France, the US Mission to the UN (NY), and Washington, DC, including two years at the National Security Council of The White House. As Acting Deputy Assistant Secretary of State for Western Hemisphere Affairs, she led the U.S. delegation to talks in Havana, Cuba, ending a seven-year hiatus of high level direct discussions. Her accomplishments were recognized in LeoGrande/Kornbluh book “Back Channel to Cuba.” Appointed by President Barack Obama in 2010 as Ambassador to Niger, Ambassador Williams holds the distinction of being the first Department of State officer to be awarded the “Agency Seal Medal” from the Director of the Central Intelligence Agency for exceptional contributions to U.S. national security while serving as Ambassador. Immediately after her tour in Niger, she served as Deputy Assistant Secretary in the Bureau of African Affairs. Ambassador Williams retired from the Foreign Service in 2015, having received numerous Superior and Meritorious Honor Awards from the Department of State. Ambassador Williams has authored or co-authored articles for Foreign Affairs Magazine, Al Jazeera, and Air Mauritius Magazine and appeared on various TV, radio, podcast, and webinar programs. She holds a Master of Science degree in National Security Strategy from the National War College of the National Defense University in Washington, DC and a Master of Arts degree in Comparative Literature from the University of California, Los Angeles. She received her Bachelor of Arts degree cum laude from Yale University. Ambassador William’s deep political experience on the African continent, and life-time history of foreign service, philanthropy and commitment to social responsibility acted as testimony to her value to serve as an independent director of AFRAG PubCo.

Osman Ahmed. Mr. Ahmed is a Managing Director and Head of Private Equity at 10X Capital. He has over 12 years of principal investment, advisory, and operating experience. Prior to joining 10X Capital, Mr. Ahmed was the CEO of Founder SPAC, a $321M special purpose acquisition company focused on digital transformation. Founder SPAC successfully completed its merger with Rubicon Technologies (NYSE: RBT) in August 2022. Previously, Mr. Ahmed was an investor at KCK Group, a private markets investor. He also served as CFO of Beehive Industries, a KCK Group Portfolio company. Mr. Ahmed previously has held roles at Volition Capital, Scale Venture Partners, and Stifel Financial (NYSE: SF). Throughout his career, Mr. Ahmed has executed leveraged buyout, special situations, and growth equity investments in technology, business services, industrials, and healthcare. Prior closed deals include: Harvest Food Distributors, Sherwood Food Distributors, Hibernia Networks (acquired by GTT), RingCentral (NYSE: RNG), TraceLink, Al Fakher Tobacco, Better.com (NASDAQ: BETR), and others. Mr. Ahmed holds a B.S. in Computer Science from the University of Southern California and an M.B.A. from the University of Chicago Booth School of Business. He currently sits on the board of directors of Rubicon Technologies (NYSE: RBT) and serves as the company’s lead independent director.

Executive Officers

Alan Kessler, Chief Executive Officer. Please see “Board of Directors — Alan Kessler, Chairman and Chief Executive Officer” in this proxy statement/prospectus.

Harry Green, Chief Financial Officer. Please see “Board of Directors — Harry Green, Chief Financial Officer” in this proxy statement/prospectus.

Other Officers

The following are brief biographies describing the backgrounds of certain non-executive officers that we believe provide key services to our business.

Kiran Peethambaran Shylaja, Chief Technical Officer, Mr. Shylaja has over 15 years of experience in the field of plant tissue culture, specializing in horticulture and floriculture crops. Most recently, he has built and managed commercial high-tech tissue culture labs with the capacity to produce 7 to 10 million plants seedlings annually with 150 to 200 professional staff and has experience in large-scale farming, greenhouse production, and research and development. He has worked extensively in India and Africa serving as the former technical advisor at the Mekkele Institute of Technology, Ethiopia in the plant tissue culture and greenhouse division, where he played a vital role in producing 22 million sugar cane tissue culture plantlets to the Ethiopian sugar corporation in Addis Ababa. He has also held leading positions with well-known agriculture biotech companies in India and the Netherlands. His last 5-year tenure was with the subsidiary company of C Change Group LLC, USA where he served as the Chief Operating Officer of FAIM Africa LTD, Rwanda starting from January 2016 and then he served as the Chief Executive Officer of C Change Africa, Mauritius (a subsidiary company of C Change Group LLC) with agriculture operations in Rwanda, DR Congo, Burundi, etc. starting from May 2018 until February 2021. He earned a Master of Science (MSc) degree in Biotechnology from Bharathidasan University, India, and his MBA is in international business from Annamalai University in India.

Edward Meiring, Chief Operating Officer. Mr. Meiring holds over 30 years of experience in the farming sector and as an Agricultural Specialist. He has produced numerous crops including tobacco, wheat and maize, serving previously as chairperson of a tobacco farmers study group of South Africa. For 14 years, he ran farming operations for Woolworths South Africa, supplying multinational conglomerates, including Woolworths South Africa, Marks and Spencer and Sainsbury’s with fresh produce. In 1996, Mr. Meiring introduced iceberg lettuce into the South African market. His agricultural projects on the African continent include the South African Government Department Rural Development and Land Reform; planning phase for sugarcane production in the Lavumisa area, Swaziland; feasibility studies in conjunction with the Dutch government on the agricultural opportunity in 4 countries (Botswana, Zambia, Kenya and Angola); in the Solwezi area in Zambia to production of bamboo sugarcane and pongamia (diesel tree); in Congo-Brazzaville, the identification of 50,000 hectares of arable land in the Niara valley close to Dolisi; in Sierra Leone the identification and mapping of 70,000 hectares over several kingdoms in the Mayomba district earmarked for agriculture development. He also acted as Project Director for the development of 124,000 hectare in Nigeria exclusively for agricultural use. In cattle farming and game breeding, he has been involved in the farming of cattle (beef) and game breeding since 1998 consulting South African farmers. Mr. Meiring holds a Bachelor of Science (BSc) degree in Agriculture and a Plant Production degree from the University of Pretoria, having studied courses on Sustainable and Biological Farming under Doctor Graham Said (Australia). He holds numerous international accreditations (Hazard Analysis and Critical Control Point, EurepGAP and GLOBALG.A.P.) on sustainable farming and manufacturing of high-quality compost from University of Stellenbosch.

Elad Harzahav, Head of Logistics, and Technology Integration. Mr. Har-Zahav has more than 20 years of military experience and expertise, in the last 20 year holding service at the highest levels of Israel’s security and intelligence and responsible for safeguarding both internal and external state security. In the last 10 years he served in key roles in the Israeli Government at the Prime Minister Office, In operational and staff positions, as the Head Of Projects at the forefront of Israel’s security and intelligence, and was responsible for driving complex technological projects integrating, innovating, developing, implementing and managing comprehensive technological and operational solutions, systems, platforms, and capabilities.

Technical Advisor

Dr. Daniel Putnam, Forage extension specialist, Department of Plant Sciences, College of Agricultural and Environmental Sciences, UC Davis. In his 27 years at the university, he has developed an outstanding applied research and outreach program in alfalfa — the largest acreage crop in California — and in other forage crops. He is a global expert on forage quality and water use efficiency under irrigation and on mitigation strategies for sub-optimal conditions, with a focus on the critical issue of salinity. He has developed a network of collaborators across the University of California and in industry, and he helped found the California Alfalfa and Forage Association, National Alfalfa Alliance, and the Western Alfalfa and Forage Symposium. He serves as the Chair, UC California Alfalfa Workgroup, Chair, California Hay Testing Consortium, Chair, California Alfalfa Symposium and the President, National Forage Testing Association.

Role of Board in Risk Oversight

The AAGR Board has extensive involvement in the oversight of our risk management process and accomplishes this oversight through the regular reporting to the AAGR Board by the audit committee. The audit committee represents the AAGR Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the AAGR Board all areas of risk and the appropriate mitigating factors. In addition, the AAGR Board will receive periodic detailed operating performance reviews from management.

Board Composition

Our business and affairs are managed under the direction of the AAGR Board. Upon closing of the Business Combination, each of Alan Kessler, Orim Graves, Ambassador Modest Jonathan Mero, Russell Read, Daphne Michelle Titus, Ambassador Bisa Williams and Osman Ahmed were elected to serve as directors on the AAGR Board. The AAGR Board appointed Mr. Kessler as the Chairman of the AAGR Board. The primary responsibilities of the AAGR Board is to provide oversight, strategic guidance, counseling and direction to our management. The AAGR Board will meet on a regular basis and additionally as required.

In accordance with the terms of our Charter, the AAGR Board is divided into three classes, Class I, Class II and Class III, with, only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Ambassador Modest Jonathan Mero and Daphne Michelle Titus were appointed to serve as Class I directors, with a term expiring at the Company’s first annual meeting of stockholders following the Closing; Russell Read and Orim Graves were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Ambassador Bisa Williams, Osman Ahmed and Alan Kessler were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified, or their earlier resignation, removal, retirement or death. This classification of the AAGR Board may have the effect of delaying or preventing changes in our control or management.

Independence of the Board of Directors

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (a) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (b) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

(i)	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and

(ii)	whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The AAGR Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the AAGR Board determined that Orim Graves, Modest Mero, Russell Read, Ambassador Bisa Williams, Osman Ahmed and Daphne Titus are considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act.

Board Committees

The standing committees of the AAGR Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The AAGR Board may, from time to time, establish other committees.

Our president and chief executive officer and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of the AAGR Board provides appropriate risk oversight. Copies of the charters for each committee are available on the investor relations portion of our website.

Audit Committee

Our audit committee consists of Orim Graves, who serves as the chairperson, Russell Read and Daphne Titus. Each of the members of AFRAG PubCo’s audit committee satisfies the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of Nasdaq.

The AAGR Board determined that Orim Graves qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the AAGR Board considered Mr. Graves’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the AAGR Board to (A) oversee: (i) audits of the financial statements; (ii) the integrity of our financial statements; (iii) processes relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures; (iv) the qualifications, engagement, compensation, independence and performance of our independent auditor, and the auditor’s conduct of the annual audit of our financial statements and any other services provided to us; (v) the performance of our internal audit function, if any; and (B) produce the annual report of the committee required by the rules of the SEC.

Compensation Committee

Our compensation committee consists of Osman Ahmed, who serves as the chairperson, Modest Mero and Daphne Titus. Each of the members of the compensation committee meet the requirements for independence under the under the applicable rules and regulations of the SEC and rules of Nasdaq.

The purpose of the compensation committee is to assist the AAGR Board to (A) carry out the AAGR Board’s overall responsibility relating to organizational strength and executive compensation; (B) assist the AAGR Board in overseeing our employee compensation policies and practices, including (i) determining and approving the compensation of our Chief Executive Officer and other executive officers, and (ii) reviewing and approving incentive compensation and equity compensation policies and programs, and exercising discretion in the administration of such programs; and (C) produce the annual report of the committee required by the rules of the SEC.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Russell Read, who serves as the chairperson, Bisa Williams and Orim Graves. Each of the members of the nominating and corporate governance committee meet the requirements for independence under the applicable rules and regulations of the SEC and rules of Nasdaq.

The purpose of the nominating and corporate governance committee is to assist the AAGR Board to (i) identify and screen individuals qualified to serve as directors and recommend to the AAGR Board candidates for nomination for election at the annual meeting of stockholders or to fill AAGR Board vacancies; (ii) develop, recommend to the AAGR Board and review our Corporate Governance Guidelines; (iii) coordinate and oversee self-evaluations of the AAGR Board, its committees, individual directors and management in our governance; (iv) review and approve, if appropriate, any related person transactions and other potential significant conflicts of interest; and (v) review on a regular basis our overall corporate governance and recommend improvements for approval by the AAGR Board where appropriate.

Code of Business Conduct

Our code of business conduct that applies to all of its directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on the investors relations portion of our website. Our code of business conduct is a “code of ethics”, as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was at any time during fiscal year 2022, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of the AAGR Board or member of our compensation committee.

AFRAG EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Throughout this sub-section, unless otherwise noted, “we”, “us”, “our”, “the Company” and similar terms refer to AFRAG prior to the Closing, and to African Agriculture Holdings Inc. and its subsidiaries after the business combination.

In 2022, our “named executive officers” and their positions were as follows:

●	Alan Kessler, Chief Executive Officer; and

●	Harry Green, Chief Financial Officer.

Summary Compensation Table

The following table sets forth the information concerning the compensation of our named executive officers for our fiscal year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)		Other Compensation ($)		Total ($)
Alan Kessler – Chief Executive Officer	2022	—	(2)	27,000,000	(3)	27,500	(4)	$27,027,500
Harry Green – Chief Financial Officer	2022	—		9,000,000		20,000	(5)	$9,020,000

(1)	The amounts reported in this column represent the aggregate grant date fair value of RSUs awarded to the named executive officers in 2022, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that may be realized from such awards.

(2)	Mr. Kessler serves as the Company’s Chief Executive Officer and Executive Chairman pursuant to the terms of that certain Amended and Restated Advisor Agreement, dated May 21, 2022 (the “Advisor Agreement”), by and between AFRAG and African Discovery Group, Inc. (“AFDG”). Mr. Kessler is not an employee of AFRAG and does not receive any direct compensatory payments or equity issuances from AFRAG. Mr. Kessler is the Chief Executive Officer and majority stockholder of AFDG and, as such, has an indirect interest in any payments or equity issuances made by AFRAG to AFDG. Pursuant to that certain Transaction Bonus and Release Agreement, dated November 1, 2022, by and between AFDG and AFRAG, AFDG agreed to permanently waive all claims to any unpaid wages, bonuses, commissions or other compensation arising prior to the consummation of the Business Transaction in consideration for the right to receive a one-time transaction bonus of $300,000 upon consummation of the Business Transaction, subject to AFDG’s continued services with AFRAG through such date.

(3)	Represents RSUs awarded to AFDG pursuant to the terms of the Advisor Agreement.

(4)	In 2022, AFDG received aggregate fees of $27,500 pursuant to the terms of the Advisor Agreement, and prior to the parties’ mutual agreement to waive unpaid fees.

(5)	In 2022, AFRAG determined to compensate Mr. Green as a contractor as he was not expected to devote his full working time to AFRAG. Mr. Green agreed to permanently waive all claims to any unpaid wages, bonuses, commissions or other compensation arising prior to the consummation of the Business Transaction in consideration for the right to receive a one-time transaction bonus of $400,000 upon consummation of the Business Transaction, subject to Mr. Green’s continued employment with AFRAG. As a contractor, Mr. Green received $20,000 in cash compensation during 2022 prior to his release of claims.

Narrative Disclosure to the Summary Compensation Table

2022 Base Salary

Mr. Kessler serves as the Company’s Chief Executive Officer and Executive Chairman pursuant to the terms of the Advisor Agreement. Mr. Kessler is not an employee of AFRAG and does not receive any direct compensatory payments or equity issuances from AFRAG. Mr. Kessler is the Chief Executive Officer and majority stockholder of AFDG and, as such, has an indirect interest in any payments or equity issuances made by AFRAG to AFDG. Pursuant to that certain Transaction Bonus and Release Agreement, dated November 1, 2022, by and between AFDG and AFRAG (the “Kessler Release Agreement”), AFDG agreed to permanently waive all claims to any unpaid wages, bonuses, commissions or other compensation arising prior to the consummation of the Business Transaction, subject to the consummation of the Business Transaction, in consideration for the right to receive a one-time transaction bonus of $300,000 upon consummation of the Business Transaction, subject to AFDG’s continued services with AFRAG through such date. On November 27, 2023, we amended the Kessler Release Agreement to provide that the bonus contemplated by such Kessler Release Agreement will be recharacterized as a retention bonus payable no later than August 21, 2024, subject to AFDG’s continued service as of the payment date. In 2022, AFDG received $27,500 in fees related to the provision of Mr. Kessler’s services pursuant to the terms of the Advisor Agreement and prior to the signing of the Kessler Release Agreement.

We entered into an Amended and Restated Employment Agreement with Mr. Green, effective as of May 21, 2022 (the “Employment Agreement”). Pursuant to terms of the Employment Agreement, Mr. Green is entitled to a base salary of $240,000. However, we subsequently determined that Mr. Green would be more appropriately classified as an independent contractor based on the nature of his services and the fact that he was not expected to devote his full working time to AFRAG for the remainder of 2022. Pursuant to that certain Transaction Bonus and Release Agreement, dated November 1, 2022, by and between Mr. Green and AFRAG (the “Green Release Agreement”), Mr. Green agreed to permanently waive all claims to any unpaid wages, bonuses, commissions or other compensation arising prior to the consummation of the Business Transaction, subject to the consummation of the Business Transaction, in consideration for the right to receive a one-time transaction bonus of $400,000 upon consummation of the Business Transaction, subject to Mr. Green’s continued employment with AFRAG through such date. On November 27, 2023, we amended the Green Release Agreement to provide that the bonus contemplated by such Green Release Agreement will be recharacterized as a retention bonus payable no later than August 21, 2024, subject to Mr. Green’s continued service as of the payment date. In 2022, Mr. Green received $20,000 in fees for his services as an independent contractor.

2022 Bonuses

We entered into the Kessler Release Agreement, as amended, with AFDG pursuant to which AFDG is entitled to receive a $300,000 retention bonus, payable no later than August 21, 2024, subject to its continued provision of services through the payment date. Mr. Kessler is the majority shareholder of AFDG, and will therefore benefit indirectly from any bonus paid to AFDG.

We also entered into the Green Release Agreement, as amended, pursuant to which Mr. Green is entitled to receive a $400,000 retention bonus, payable no later than August 21, 2024 subject to his continued employment through the payment date.

No bonuses were otherwise paid to our named executive officers in 2022.

2022 Plan

The African Agriculture, Inc. 2022 Incentive Plan (the “2022 Plan”) became effective on November 1, 2022 and will expire upon termination by the AAGR Board or after ten years from the effective date. Following the effective date of the African Agriculture Holdings Inc. 2023 Incentive Plan (the “2023 Plan”), we will not grant any additional awards under the 2022 Plan.

The 2022 Plan permits the grant of non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), other stock-based awards, other cash-based awards and dividend equivalents to eligible participants. The maximum number of shares of common stock available for issuance under the 2022 Plan is 2,881,727 shares. Shares of common stock underlying an award that is (i) withheld in connection with the exercise of such award, (ii) withheld to satisfy tax or deduction liabilities arising from the award or (iii) forfeited, cancelled, expire unexercised or settled in cash will again become available for issuance under the 2022 Plan. Our board of directors has the authority to amend, alter, suspend, discontinue or terminate the 2022 Plan or any portion thereof, provided that no such action may be taken without stockholder approval if the approval is necessary to comply with a tax or regulatory requirement or other applicable law for which the administrator of the 2022 Plan deems it necessary or desirable to comply. Any amendment that would adversely and materially affect a participant’s rights under any award shall not be effective without such participant’s consent.

2023 Plan

The 2023 Plan became effective as of December 6, 2023 and has a term of not more than ten years, and no further awards may be granted under the 2023 Plan after that date. Under the 2023 Plan, we are authorized to grant cash and equity incentive awards to certain eligible service providers in order to attract, motivate and retain the talent for which we compete.

Purpose of the 2023 Plan

The purpose of the 2023 Plan is to provide a means through which we and our affiliates may attract and retain key personnel and to provide a means whereby certain directors, officers, employees, consultants and advisors (and certain prospective directors, officers, employees, consultants, and advisors) can acquire and maintain an equity interest, or be paid incentive compensation, which may be measured by reference to the value of the Common Stock, thereby strengthening their commitment to our and our affiliates’ welfare and aligning their interests with those of our stockholders.

Material Terms of the 2023 Plan

Administration. The Compensation Committee will administer the 2023 Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act, it is intended that each member of the Compensation Committee will, at the time it takes any action with respect to an award under the 2023 Plan, be an “eligible director” within the meaning of Rule 16b-3 of the Exchange Act. The Compensation Committee generally has the authority to designate participants, determine the type or types of awards to be granted to a participant, determine the terms and conditions of any agreements evidencing any awards granted under the 2023 Plan, accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, modify any performance criteria and/or periods and to adopt, alter and repeal rules, guidelines and practices relating to the 2023 Plan. The Compensation Committee has full discretion to administer and interpret the 2023 Plan and to make any other determinations and/or take any other action that it deems necessary or desirable for the administration of the 2023 Plan, and any such determinations or actions taken by the Compensation Committee shall be final, conclusive and binding upon all persons and entities. The Compensation Committee may delegate to one or more or any affiliate the authority to act on behalf of the Compensation Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Compensation Committee in the 2023 Plan and that may be so delegated as a matter of law, except for grants of awards to persons subject to Section 16 of the Exchange Act. Notwithstanding any other provision of the 2023 Plan to the contrary, awards granted to non-employee directors shall be administered by the full AAGR Board, and any authority reserved under the 2023 Plan for the Compensation Committee with regard to awards granted to non-employee directors shall be exercised by the full AAGR Board.

Eligibility. Certain employees, directors, advisors or consultants, or prospective employees, directors, or consultants who have accepted offers of employment or consultancy, of us or our affiliates are eligible to participate in the 2023 Plan.

Number of Shares Authorized. The 2023 makes available a maximum number of 5,786,685 shares of Common Stock; provided that the total number of shares that will be reserved, and that may be issued, under the 2023 Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2025 and ending with calendar year 2029, by a number of shares equal to 1% of the total outstanding shares of Common Stock on the last day of the prior calendar year. Notwithstanding the foregoing, the AAGR Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options (“ISOs”) granted under the 2023 Plan, will be limited in an amount as yet to be determined. The maximum aggregate value on the date of grant for awards (in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) paid to any non-employee director pursuant to the 2023 Plan, when taken together with any cash fees paid to such non-employee director in respect of his service as a non-employee director, during any fiscal year may not exceed a total value of $500,000, provided that the non-employee directors who are considered independent (under the rules of the Nasdaq Stock Market or other securities exchange on which the shares of Common Stock are traded) may make exceptions to this limit for a non-executive chair of the AAGR Board, if any, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Shares of Common Stock underlying awards under the 2023 Plan that are tendered or withheld to exercise awards or to satisfy tax liabilities arising from awards or that are forfeited, canceled, expire unexercised or are settled in cash will be available again for issuance as new awards under the 2023 Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares of Common Stock reserved for issuance under the 2023 Plan, the number of shares of Common Stock covered by awards then outstanding under the 2023 Plan, the limitations on awards under the 2023 Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.

Awards Available for Grant. The Compensation Committee may grant awards of nonqualified stock options, ISOs, stock appreciation rights (“SARs”), restricted stock, restricted stock units, other stock-based awards, other cash-based awards, and dividend equivalents, or any combination of the foregoing.

Options. The Compensation Committee are authorized to grant options to purchase shares of Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2023 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. In general, the exercise price per share of Common Stock for each option granted under the 2023 Plan will not be less than the fair market value of such share at the time of grant or, for purposes of ISOs, if granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all of our classes of stock, or of any parent or subsidiary (a “10% Stockholder”), less than 110% of the fair market value of such share at the time of grant. The maximum term of an option granted under the 2023 Plan will be ten years from the date of grant (or five years in the case of ISOs granted to a 10% Stockholder). However, if the option would expire at a time when the exercise of the option by means of a cashless exercise or net exercise method (to the extent such method is otherwise then permitted by the Compensation Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws or any securities trading policy adopted by us, the expiration date applicable to the option will be automatically extended to a date that is thirty (30) calendar days following the date such cashless exercise or net exercise would no longer violate applicable securities laws or applicable securities trading policy (so long as such extension does not violate Section 409A of the Code), but not later than the expiration of the original exercise period. Payment in respect of the exercise of an option may be made in cash, by check or other cash equivalent, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, the surrender of other property having a fair market value on the date of exercise equal to the exercise price or by such other method as the Compensation Committee may determine to be appropriate and in accordance with applicable law.

Stock Appreciation Rights. The Compensation Committee will be authorized to award SARs under the 2023 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee and to such other conditions not inconsistent with the 2023 Plan as may be reflected in the applicable award agreement. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of Common Stock or any combination of cash and shares of Common Stock, the appreciation, if any, in the value of a common share over a certain period of time. An option granted under the 2023 Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs. The exercise price of SARs cannot be less than 100% of the fair market value of a share of Common Stock at the time of grant.

Restricted Stock. The Compensation Committee will be authorized to award restricted stock under the 2023 Plan. Each award of restricted stock will be subject to the terms and conditions established by the Compensation Committee, including any dividend or voting rights. Restricted stock awards are shares of Common Stock that generally are non-transferable and subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited. Dividends, if any, that may have been withheld by the Compensation Committee will be distributed to the participant in cash or, at the sole discretion of the Compensation Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to such dividends (except as otherwise provided in the applicable award agreement).

Restricted Stock Unit Awards. The Compensation Committee will be authorized to award restricted stock unit awards under the 2023 Plan. The Compensation Committee will determine the terms of such restricted stock unit awards, including any dividend rights. Restricted stock units are an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain performance or time-based restrictions for a specified restricted period. Unless the Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to vest, then any unvested units will be forfeited.

Other Stock-Based Awards. The Compensation Committee may grant to participants other stock-based awards under the 2023 Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock. The form of any other stock-based awards will be determined by the Compensation Committee and may include a grant or sale of unrestricted shares of Common Stock. The number of shares of Common Stock related to other stock-based awards and the terms and conditions, including vesting conditions, of such other stock-based awards will be determined by the Compensation Committee when the award is made. Other stock-based awards will be paid in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Compensation Committee, and the Compensation Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Other Cash-Based Awards. The Compensation Committee may grant to participants a cash award that is not otherwise described by the terms of the 2023 Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the 2023 Plan. The form, terms, and conditions, including vesting conditions, of any other cash-based awards will be established by the Compensation Committee when the award is made, and any other cash-based awards will be paid to participants in cash. The Compensation Committee will determine the effect of a termination of employment or service on a participant’s other cash-based awards.

Dividend Equivalents. The Compensation Committee may provide for the payment of dividend equivalents with respect to shares of Common Stock subject to an award, such as restricted stock units, but not on awards of stock options or SARs. However, no dividend equivalents will be paid prior to the issuance of stock. Dividend equivalents may be credited as of the dividend payment dates, during the period between the grant date and the date the award becomes payable or terminates or expires, as determined by the Compensation Committee; however, dividend equivalents will not be payable unless and until the issuance of shares underlying the award and will be subject to forfeiture to the same extent as the underlying award. Dividend equivalents may be paid in cash, shares of Common Stock, or converted to full-value awards, calculated and subject to such limitations and restrictions as the Compensation Committee may determine.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Compensation Committee, however, may permit awards (other than ISOs) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment and Termination. In general, the AAGR Board may amend, alter, suspend, discontinue, or terminate the 2023 Plan or any portion thereof at any time. However, stockholder approval may be required to be obtained for any amendment to the extent necessary to comply with applicable laws or other tax or regulatory requirements. No amendment, alteration, suspension, discontinuance or termination may materially and adversely affect the rights of any participant or any holder or beneficiary of any award without the consent of such participant, holder or beneficiary.

Change in Control. In the event of a “Change in Control” (as defined in the 2023 Plan), the Compensation Committee may adjust the number of shares of Common Stock or our other securities (or number and kind of other securities or other property) subject to an award, the exercise or strike price of an award, or any applicable performance measure, and may provide for the substitution or assumption of outstanding awards in a manner that substantially preserves the terms of such awards, the acceleration of the exercisability or lapse of restrictions applicable to outstanding awards and the cancellation of outstanding awards in exchange for the consideration received by our stockholders in connection with such Change in Control transaction.

Repricings. The Compensation Committee may, without approval of the stockholders, reduce the exercise price per share of outstanding stock options or SARs, or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

2022 Equity Grants

On November 1, 2022, we awarded AFDG 2,356,496 RSUs outside of the 2022 Incentive Plan, which will fully vest on March 1, 2024. The award was in full satisfaction and in lieu of the equity compensation terms in the Advisor Agreement. AFRAG obtained a release of claims in connection with the granting of RSUs instead of restricted stock. Pursuant to the terms of the restricted stock unit agreement, if AFDG is terminated without “cause” or resigns for “good reason” (each as defined in the restricted stock unit agreement) prior to March 1, 2024, the RSUs will immediately vest upon termination. In addition, if AFDG’s service is terminated due to Mr. Kessler’s death or “disability” (as defined in the restricted stock unit agreement), the RSUs will immediately vest upon termination. If AFDG is terminated prior to March 1, 2024 for any other reason, the RSUs will be immediately forfeited and cancelled upon such termination. Mr. Kessler is the majority shareholder of AFDG, and will therefore benefit indirectly from the grant of RSUs to AFDG and any proceeds realised from the sale of shares received upon vesting thereof.

On November 1, 2022, we also awarded Harry Green 785,499 RSUs under the 2022 Plan, which will vest as to 25% on January 2, 2024 and 75% on May 16, 2024. The award was in full satisfaction and in lieu of the equity compensation terms in Mr. Green’s amended and restated employment agreement. AFRAG obtained a release of claims in connection with the granting of RSUs instead of restricted stock. Pursuant to the terms of the restricted stock unit agreement, if Mr. Green is terminated by reason of death or “disability” or without “cause” or resigns for “good reason” (each as defined in the restricted stock unit agreement), any unvested RSUs will immediately vest upon termination. If Mr. Green is terminated for any other reason, the unvested RSUs will be immediately forfeited and cancelled upon such termination.

2022 Other Compensation

Alan Kessler serves as our Chief Executive Officer and Executive Chairman pursuant to the terms of the Advisor Agreement. Mr. Kessler is not an employee and does not receive any direct compensatory payments or equity issuances from us. Mr. Kessler is the Chief Executive Officer and majority stockholder of AFDG and, as such, has an indirect interest in any payments or equity issuances made by us to AFDG. In 2022, AFDG received aggregate fees of $27,500 pursuant to the terms of the Advisor Agreement, and prior to its waiver of any unpaid fees under the Kessler Release Agreement.

AFRAG determined that Mr. Green would be more appropriately classified as an independent contractor based on the nature of his services and the fact that he was not expected to devote his full working time to AFRAG during 2022. In 2022, Mr. Green received $20,000 in fees for his services as an independent contractor prior to his execution of the Green Release Agreement.

Outstanding Equity Awards at Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have not Vested		Market Value of Shares or Units of Stock that Have Not Vested(3)
Alan Kessler	2,356,496	(1)	$27,000,000
Harry Green	785,499	(2)	$900,000

(1)	The RSUs fully vest on March 1, 2024, subject to AFDG’s continued services to AFRAG.

(2)	The RSUs vest as to 25% on January 2, 2024 and 75% on May 16, 2024, subject to Mr. Green’s continued employment.

(3)	Based on $10.00 per share, which is the value assigned to AFRAG’s common stock as of March 31, 2023 based upon a good faith valuation as determined by our Board of Directors.

Employment and Advisor Agreements with Named Executive Officers

Alan Kessler

We are party to the Advisor Agreement with AFDG pursuant to which Alan Kessler serves as our Chief Executive Officer and chairman of the Board of Directors. The Advisor Agreement contains a five-year term and automatically extends for consecutive one-year periods, subject to a 60-day notice of non-renewal by either party. Pursuant to the terms of the Advisor Agreement, AFDG has an annual base salary of $300,000 and is eligible to receive an annual discretionary cash bonus.

AFDG is also eligible to participate in two bonus programs, whereby we will fund a (i) $25 million bonus pool in the event that we achieve a $2.5 billion average market capitalization during any 30-day period following the Advisor Agreement effective date and (ii) $50 million bonus pool in the event that we achieve a $5.0 billion average market capitalization during any 60-day period following the Advisor Agreement effective date. Any bonuses payable under the bonus pools will be paid within 30 days of each bonus pool being achieved, subject to AFDG’s continuous engagement on the applicable bonus payment dates.

AFDG was granted 2,356,496 restricted stock units (“RSUs”) on November 1, 2022, in full satisfaction and in lieu of the equity compensation terms in the Advisor Agreement. In turn, the terms of the equity compensation in the Advisor Agreement are no longer in effect. In addition, the Advisor Agreement provides that we will grant restricted stock to AFDG. We obtained a release of claims in connection with the granting of RSUs instead of restricted stock.

Upon a termination of employment for any reason, AFDG is entitled to receive (i) any base salary earned but unpaid prior to the termination date, (ii) any earned but unpaid prior year annual bonus, and (iii) any authorized but unreimbursed business expenses. In addition, is AFDG is terminated other than for “cause” or by AFDG for “good reason” (as defined in the Advisor Agreement), AFDG will also be entitled to (x) the remaining balance of the advisor fee for the current term of the agreement, and, if (y) termination occurs before the additional one-percent (1%) equity grant (described above) has been made, AFDG will be entitled to receive such additional equity grant if the requisite market capitalization occurs within three years of AFDG’s termination; however, as noted above, ADFG has already received an RSU grant in satisfaction of the additional one-percent (1%) equity grant, and so would not receive any additional equity grant under clause (y).

As the majority shareholder of AFDG, Mr. Kessler will benefit indirectly in connection with any salary, bonus or severance payments AFDG receives pursuant to the Advisor Agreement.

Mr. Kessler and AFDG are subject to a perpetual confidentiality and non-disparagement provisions.

Harry Green

We entered into the Employment Agreement, pursuant to which Mr. Green serves as our Chief Financial Officer. The employment agreement contains a two-year term that automatically extends for up to two consecutive two-year periods (with the last automatic renewal expiring immediately prior to the sixth anniversary of the effective date), subject to a 60-day notice of non-renewal by either party. Mr. Green has an annual base salary of $240,000 and is eligible to receive an annual discretionary cash bonus.

Mr. Green is also eligible to participate in two bonus programs, whereby we will fund a (i) $25 million bonus pool in the event that we achieve a $2.5 billion average market capitalization during any 30-day period following the employment agreement effective date and (ii) $50 million bonus pool in the event that we achieve a $5.0 billion average market capitalization during any 60-day period following the employment agreement effective date. The Chief Executive Officer and majority shareholder will determine Mr. Green’s portion of such bonus pools, with payment of any such bonus subject to Mr. Green’s continuous employment on the bonus payment date.

Mr. Green was granted 785,499 RSUs on November 1, 2022, under the 2022 Plan, in full satisfaction and in lieu of the equity compensation terms in his Employment Agreement. In turn, the terms of the equity compensation in the Employment Agreement are no longer applicable. In addition, the Employment Agreement provides that the Company will grant restricted stock to Mr. Green. We obtained a release of claims in connection with the granting of RSUs instead of restricted stock.

Upon a termination of employment for any reason, Mr. Green is entitled to receive (i) any base salary earned but unpaid prior to the termination date, (ii) any earned but unpaid prior year annual bonus, and (iii) any authorized but unreimbursed business expenses; provided, that if he is terminated for “cause” (as defined in his Employment Agreement), he will not be eligible to receive the bonus payment in (ii). If Mr. Green resigns for “good reason” (as defined in his Employment Agreement) or is terminated without “cause”, he is also eligible to receive severance equal to twelve months of base salary continuation and COBRA continuation payments.

Mr. Green is subject to a perpetual confidentiality provision, and one-year post-termination of employment restrictions against competing and soliciting customers and employees.

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
Russell Read	60,000	1,155,380	1,215,380
Orim Graves	60,000	1,155,380	1,215,380
Daphne Michelle Titus	60,000	1,155,380	1,215,380
Ambassador Modest Jonathan Mero	60,000	1,155,380	1,215,380
Ambassador Bisa Williams	60,000	1,155,380	1,215,380

(1)	Stock awards consist solely of RSUs. All such awards vest as to 25% on January 2, 2024, 25% on May 16, 2024, 25% on May 16, 2025 and 25% on May 16, 2026. The amounts reported in this column represent the aggregate grant date fair value of the RSUs awarded to the non-employee directors in 2022, calculated in accordance with FASB ASC Topic 718.

Fee Arrangements

Each non-executive director is entitled to receive a monthly fee of $5,000 in consideration for their service on our Board of Directors. There is no written agreement with respect to such fees, and each director elected to defer payment of such fees.

Equity Grants

AFRAG awarded each of Orim Graves, Ambassador Jonathan Modest Mero, Russell Read, Ambassador Bisa Williams, and Daphne Michelle Titus (“RSU Grantees”) 100,839 RSUs under the 2022 Plan. Pursuant to the RSU Grantees’ respective restrictive stock unit agreements, the RSUs vest as to 25% on January 2, 2024, 25% on May 16, 2024, 25% on May 16, 2025 and 25% on May 16, 2026. If an RSU Grantee is terminated by reason of death or “disability” or without “cause” or resigns for “good reason” (each as defined in the respective restricted stock unit agreement), any unvested RSUs of such RSU Grantee will immediately vest upon such termination. If an RSU Grantee is terminated for any other reason, such RSU Grantee’s respective unvested RSUs will be immediately forfeited and cancelled upon such termination.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

The Charter authorizes the issuance 350,000,000 shares of capital stock, consisting of (i) 300,000,000 shares of Common Stock and (ii) 50,000,000 shares of Preferred Stock. Immediately after giving effect to the Business Combination (including as a result of the Domestication and the redemptions described above), there were approximately 57,866,830 shares of Common Stock issued and outstanding and warrants to purchase approximately 6,884,899 shares of Common Stock issued and outstanding.

Common Stock

Voting Rights

Holders of Common Stock are entitled to cast one vote per share of Common Stock. Generally, holders of all classes of Common Stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Common Stock are not entitled to cumulate their votes in the election of directors.

Dividend rights

Subject to the rights of the holders of Preferred Stock and any other provisions of the Charter, as it may be amended from time to time, holders of Common Stock are entitled to receive such dividends and other distributions in cash, stock or property when, as and if declared thereon by the AAGR Board, in its discretion, from time to time out of assets or funds legally available therefor. See “— Preferred Stock,” below for more information regarding the dividend rights of the holders of Preferred Stock.

Preferred Stock

The Charter provides that the AAGR Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of assets, which rights may be greater than the rights of the holders of the common stock.

The purpose of authorizing the AAGR Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the dividend or liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Common Stock.

Warrants

Public Shareholders’ Warrants

There are currently outstanding an aggregate of 6,666,575 public warrants, which, following the consummation of the Business Combination, will entitle the holder to acquire 6,666,575 shares of Common Stock.

Each whole public warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing, provided that we have an effective registration statement under the Securities Act covering the Common Stock issuable upon exercise of the public warrants and a current prospectus relating to them is available (or we permit holders to exercise their public warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of Common Stock. This means only a whole public warrant may be exercised at a given time by a public warrant holder. The public warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares underlying the public warrants is then effective and a prospectus relating thereto is current, subject to satisfying our obligations described below with respect to registration. No public warrant will be exercisable and we will not be obligated to issue a share upon exercise of a public warrant unless the share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant.

The shares of Common Stock issuable upon the exercise of the public warrants were registered pursuant to that certain registration statement on Form S-4, originally filed by 10X II on January 20, 2023 and declared effective by the SEC on November 7, 2023. Pursuant to the warrant agreement, we are required to maintain a current prospectus relating to the shares issuable upon exercise of the public warrants until the expiration of the public warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the public warrants is not effective or the prospectus therein is not current by the sixtieth (60th) business day after the Closing, public warrant holders may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of Common Stock are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants for cash

Once the public warrants become exercisable, we may call the public warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per public warrant;

●	upon not less than 30 days’ prior written notice of redemption to each public warrant holder; and

●	if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the public warrant holders.

If and when the public warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 public warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise

If we call the public warrants for redemption as described above, we will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the public warrants. If we take advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the public warrants, multiplied by the excess of the “fair market value” of the Common Stock over the exercise price of the public warrants by (y) the fair market value. The “fair market value” will mean the average closing price of a share of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option if we do not need the cash from the exercise of the public warrants. If we call the public warrants for redemption and we do not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other public warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a share capitalization payable in Common Stock, or by a split-up of Common Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Common Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding Common Stock. A rights offering to holders of Common Stock entitling holders to purchase Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such common stock (or other securities into which the public warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding share of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Common Stock (other than those described above or that solely affects the par value of such Common Stock), or in the case of any merger or consolidation with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.

The public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and 10X II. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of warrants we may issue in connection with a business combination, or Post-IPO warrants (as defined in the warrant agreement), at least 50% of the then outstanding Post-IPO Warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their public warrants and receive common stock. After the issuance of Common Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the public warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including the Common Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to 10X II officers and directors and other persons or entities affiliated with the Sponsor and Cantor) The private placement warrants have terms and provisions that are identical to those of the public warrants, as described above.

Quorum; Voting

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Charter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chairperson or holders of a majority of the voting power present in person or represented by proxy, has the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the AAGR Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Except as otherwise provided by statute or by applicable stock exchange rules, or by the Charter or the Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be the act of the stockholders. Except as otherwise provided by statute, the Charter or the Bylaws, directors will be elected by a plurality of the votes cast by shareholders present in person, by remote communication, if applicable, or represented by proxy at the meeting.

Registration Rights

On December 6, 2023, we entered into that certain Amended and restated Registration Rights Agreement with the Sponsor and certain stockholders (the “Registration Rights Agreement”), pursuant to which, among other things, the Sponsor, such stockholders and the other parties thereto were granted certain registration rights, on the terms and subject to the conditions therein.

Exclusive Forum

The Charter provides that, to the fullest extent permitted by law, unless we otherwise consent in writing, the Court of Chancery shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (c) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL, the Charter or the Bylaws, (d) any action to interpret, apply, enforce or determine the validity of any provisions of the Charter or the Bylaws or (e) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act.

Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law

Certain provisions of the Charter, the Bylaws, and laws of the State of Delaware may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Common Stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Number of Directors

The Charter and the Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible. Class I directors shall initially serve until the first annual meeting of stockholders following the initial effectiveness of the Charter (the “Classification Effective Time”); Class II directors shall initially serve until the second annual meeting of stockholders following the Classification Effective Time; and Class III directors shall initially serve until the third annual meeting of stockholders following the Classification Effective Time. Commencing with the first annual meeting of stockholders following the Classification Effective Time, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the AAGR Board or a committee of the AAGR Board. In order to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Limitations on Stockholder Action by Written Consent

The Charter provides that, subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Amendment of the Charter and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s charter, unless the charter requires a greater percentage. The d Charter provides that it may be amended in the manners provided therein or prescribed by statute. Generally, under the DGCL, the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision of the Charter; provided that certain provisions that require a supermajority vote under the Charter. The Charter provides that that the affirmative vote of the holders of at least two-thirds (66⅔%) of the voting power of all of the then outstanding shares of voting stock is required for amendments of certain provisions of the Charter relating to: (i) actions taken by our stockholders, (ii) exculpation of personal liability of a director and indemnification of persons serving as directors or officers, (iii) forum for certain legal actions, (iv) renunciation of certain corporate opportunities, and (v) amendments to the Charter and the Bylaws.

The Charter also provides that the AAGR Board has the power to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Charter. The holders of at least 66⅔% of the voting power of the outstanding shares of Common Stock entitled to vote at an election of directors, voting together as a single class also have the power to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

Business Combinations

Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Charter, we opted out of Section 203 of the DGCL, but provide other similar restrictions regarding takeovers by interested stockholders.

Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Charter does not authorize cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to our best interests or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar; Warrant Agent

The transfer agent and registrar for our capital stock, and the warrant agent for our warrants, is Continental Stock Transfer & Trust Company.

Listing of common stock

Our shares of Common Stock and public warrants are listed on Nasdaq under the symbols “AAGR” and “AAGRW,” respectively.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding (as of December 6, 2023, there were 57,866,830 shares of our common stock outstanding); or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our stockholders are able to sell their shares pursuant to Rule 144 without registration one year after we completed our initial business combination.

We are no longer a shell company following the Closing, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our common stock by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of any series of our voting common stock;

●	each of our current executive officers and directors;

●	all executive officers and directors of the Company, as a group, upon the closing of the Business Combination.

The beneficial ownership of common stock of the Company is based on 57,866,830 shares of common stock issued and outstanding as of December 28, 2023.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Directors and Executive Officers
Alan Kessler(2)	13,678	*
Harry Green(3)	198,297	*
Russell Read(4)	25,209	*
Orim Graves(4)	25,209	*
Daphne Michelle Titus(4)	25,209	*
Ambassador Bisa Williams(4)	25,209	*
Osman Ahmed	-	-
Modest Jonathan Mero(4)	25,209	*
All directors and executive officers as a group (8 individuals)(5)	331,265	*
Five Percent Holders
Global Commodities & Investments Ltd.(6)	28,080,047	48.5%
10X Capital SPAC Sponsor II LLC(7)	8,347,329	14.4%
Vellar Opportunities Master Fund, Ltd. (8)	5,750,000	9.94%
ACM ARRT L LLC(9)	5,607,212	9.69%
Gora Seck(10)	2,787,725	4.8%

*	Less than 1%

(1)	Unless otherwise noted, the business address of each of the entities, directors and executives in this table is 445 Park Avenue, Ninth Floor New York, NY 10022.

(2)	Consists of (i) 6,160 shares of Common Stock held of record by Mr. Kessler, (ii) 763 shares of Common Stock held of record by Gillian Kessler, and (iii) 6,755 shares of Common Stock held by African Discovery Group, Inc. (“ADG”). Mr. Kessler is the Chief Executive Officer and majority stock holder of ADG and has voting and dispositive power with respect to the shares owned by ADG. Gillian Kessler is Mr. Kessler’s wife. Mr. Kessler disclaims ownership of the shares held by ADG and his wife, except to the extent of his pecuniary interest therein.

(3)	Consists of 1,923 shares of Common Stock held of record by Mr. Green and 196,374 shares of Common Stock issuable upon the settlement of RSUs vesting within 60 days of December 6, 2023.

(4)	Consists of shares of Common Stock issuable upon the settlement of RSUs vesting within 60 days of December 6, 2023.

(5)	Consists of (i) 8,846 shares of Common Stock and (ii) 322,419 shares of Common Stock issuable upon the settlement of RSUs vesting within 60 days of December 6, 2023.

(6)	Vasile Frank Timis is the majority owner of Global Commodities & Investments Ltd., and has voting and dispositive power with respect to the shares held by Global Commodities & Investments Ltd. The address of Mr. Timis and Global Commodities & Investments Ltd. is Second floor, Strathvale House, 90 North Church Street, George Town, Grand Cayman. Mr. Timis disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(7)	Consists of (i) 8,195,663 shares of Common Stock and (ii) 151,666 shares of Common Stock underlying Warrants that are exercisable within 60 days of December 6, 2023 directly held by 10X Capital SPAC Sponsor II LLC (the “Sponsor”). The Sponsor is controlled by its manager, 10X Capital Advisors, LLC (the “Manager”). The Manager has the sole voting and dispositive power of the securities held by the Sponsor. Hans Thomas and David Weisburd are the managing members of the Manager and accordingly may be deemed to have beneficial ownership of securities reported herein. Each of Mr. Thomas and Mr. Weisburd disclaims any ownership of securities reported herein other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The Sponsor’s address is 1 World Trade Center, 85th Floor, New York, NY 10007.

(8)	The address of the reporting person is 3 Columbus Circle, Suite 2400 New York, New York 10019.

(9)	Atalaya Capital Management LP has the power to vote and direct the disposition of all shares owned by ACM ARRT L LLC. The stockholder’s principal business address is One Rockefeller Plaza, 32nd Floor, New York, NY 10020.

(9)	Mr. Seck’s address is Liberty 6 Extension, Cité des Jeunes Cadres Lébou, Villa N*25, Dakar, Senegal.

SELLING SECURITYHOLDERS

This prospectus covers the offer and resale, from time to time, of (i) up to 26,201 warrants issued to the David Stadlin Trust; (ii) up to 5,666,667 shares of common stock originally issued in a private placement to the Sponsor and subsequently distributed in part to certain members of the Sponsor, (iii) up to 33,209,370 shares of common stock held by other selling securityholders of the Company; and (iv) up to 655,000 shares of common stock that were a constituent part of the private placement units.

In addition, this prospectus relates to the offer and sale of up to 26,201 shares of common stock underlying warrants issued in a private placement to the David Stadlin Trust.

The term “selling securityholders” includes the securityholders listed in the table below and their permitted transferees.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock of each selling securityholder, the number of shares of common stock that may be sold by each selling securityholder under this prospectus and that each selling securityholder will beneficially own after this offering. We have based percentage ownership on 57,866,830 shares of common stock outstanding as of December 28, 2023.

Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling securityholder and further assumed that the selling securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
10X Capital SPAC Sponsor II LLC(1)	8,195,663	8,195,663	-	*	151,666	-	151,666	*
Cantor Fitzgerald & Co.(2)	279,112	279,112	-	*	66,666	-	66,666	*
Polar Multi-Strategy Master Fund(3)	346,824	346,824	-	*	659,763	-	659,763	*
PSAM WorldArb Master Fund Ltd(4)	203,638	203,638	-	*	493,145	-	493,145	*
Lumyna Specialist Fund(5)	57,436	57,436	-	*	121,263	-	121,263	*
Alberta Investment Management Corporation(6)	93,036	93,063	-	*	251,133	-	251,133	*
Brian Feldman(7)	115,086	115,086	-	*	-	-	-	*
Utah State Retirement Investment Fund(8)	70,988	70,988	-	*	-	-	-	*
Gundy Co ITF The HGC Fund LP(9)	168,036	168,036	-	*	10,000	-	10,000	*
Kepos Alpha Master Fund L.P.(10)	198,416	198,416	-	*	-	-	-	*
Kepos Special Opportunities Master Fund L.P.(10)	62,658	62,658	-	*	-	-	-	*
Meteora Capital Partners, LP(11)	185,054	185,054	-	*	-	-	-	*
MMCAP International Inc. SPC(12)	121,520	121,520	-	*	166,666	-	166,666	*
Owl Creek Credit Opportunities Master Fund, L.P.(13)	168,036	168,036	-	*	326,666	-	326,666	*
Sculptor SC II, LP(14)	78,322	78,322	-	*	25,569	-	25,569	*
Sculptor Special Funding, LP(15)	143,591	143,591	-	*	46,877	-	46,877	*
Sculptor Credit Opportunities Master Fund, Ltd.(16)	39,161	39,161	-	*	12,784	-	12,784	*
Radcliffe SPAC Master Fund, LP(17)	344,903	344,903	-	*	-	-	-	*
The K2 Principal Fund L.P.(18)	186,074	186,074	-	*	94,169	-	94,169	*
Spring Creek Capital, LLC(19)	253,786	253,786	-	*	-	-	-	*
Walleye Investments Fund LLC(20)	19,404	19,404	-	*	6,000	-	6,000	*
Walleye Opportunities Master Fund Ltd.(21)	29,106	29,106	-	*	-	-	-	*
Sea Hawk Multi-Strategy Master Fund Ltd.(22)	5,390	5,390	-	*	-	-	-	*
Fifth Lane Partners Fund LP(23)	85,750	85,750	-	*	-	-	-	*
Global Commodities & Investments Ltd.(24)	28,080,047	28,080,047	-	*	-	-	-	*
David Stadlin Trust(25)	26,201	26,201	-	*	26,201	26,201	-	*

*	Less than 1%

(1)	The stockholder is controlled by its manager, 10X Capital Advisors, LLC (the “Manager”). The Manager has the sole voting and dispositive power of the securities held by the stockholder. Hans Thomas and David Weisburd are the managing members of the Manager and accordingly may be deemed to have beneficial ownership of securities reported herein. Each of Mr. Thomas and Mr. Weisburd disclaims any ownership of securities reported herein other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The Stockholder’s address is 1 World Trade Center, 85th Floor, New York, NY 10007.

(2)	Cantor Fitzgerald & Co. (“CF&CO”) is the record owner of the securities. The business address of CF&CO is 110 East 59th Street, New York, NY 10022. CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor Fitzgerald, L.P. (“CFLP”) and directly or indirectly controls the managing general partner of Cantor Fitzgerald Securities (“CFS”), which indirectly is the majority owner of CF&CO. Mr. Howard Lutnick is Chairman and Chief Executive of CFGM and trustee of CFGM’s sole stockholder. CFLP, indirectly, holds a majority of the ownership interests in CFS, and therefore also indirectly, CF&CO. As such, each of CFLP, CFGM, CFS and Mr. Lutnick may be deemed to have beneficial ownership of the securities held directly by CF&CO. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The foregoing should not be construed in and of itself as an admission by any of CFLP, CFGM, CFS or Mr. Lutnick as to beneficial ownership of the securities beneficially owned, directly, CF&CO.

(3)	Polar Multi-Strategy Master Fund (“Polar Fund”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar fund and has control and discretion over the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The ultimate natural person who has voting and dispositive power over the shares held by the Polar Fund is Paul Sabourin as Chief Investment Officer of PAMPI. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, ON M5J 0E6.

(4)	P. Schoenfeld Asset Management LP, or PSAM, is the investment manager of PSAM WorldArb Master Fund Ltd and Peter Schoenfeld is the CEO of PSAM. PSAM and Peter Schoenfeld have voting and investment power over the shares held directly by PSAM WorldArb Master Fund Ltd. Each of PSAM and Peter Schoenfeld disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The stockholder’s business address is 1350 Avenue of the Americas, 21st Floor, New York, NY 10019.

(5)	P. Schoenfeld Asset Management LP, or PSAM, is the investment manager of Lumyna Specialist Funds – Event Alternative Fund. Peter Schoenfeld is the CEO of PSAM. PSAM and Peter Schoenfeld have voting and investment power over the shares held directly by Lumyna Specialist Funds – Event Alternative Fund. Each of PSAM and Peter Schoenfeld disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The stockholder’s business address is 1350 Avenue of the Americas, 21st Floor, New York, NY 10019

(6)	Alberta Investment Management Corporation is a body corporate established as an agent of the Crown in right of the Province of Alberta and manages funds on behalf of a diverse set of Alberta public sector clients for which it serves as investment manager. The stockholder’s business address is 1600-10250 101 Street NW, Edmonton, AB, T5J 3P4, Canada.

(7)	The stockholder’s business address is 625 Floyd Street, Englewood Cliffs, NJ 07632..

(8)	The stockholder’s business address is 540 East 200 South, Salt Lake City, Utah 84102.

(9)	The shares are held in trust by Gundy CO for The HGC Fund LP. Sean Kallir is the Chief Executive Officer of The HGC Fund LP and has the power to vote or dispose of such shares. Mr. Kallir disclaims beneficial ownership of the shares held by the stockholder. The stockholder’s business address is 1073 Yonge St, 2nd Floor, Toronto, ON, M4W 2L2.

(10)	Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The stockholder’s business address is 11 Times Square, 35th Floor, New York, NY 10036.

(11)	The stockholder’s business address is 250 West 55th Street, Fl 30A, New York, NY 10019.

(12)	The stockholder’s business address is Mourant Governance Service (Cayman) Ltd., 94 Solaris Avenue, Camana Bay, P.O. Box 1348, Grand Cayman KY1-1104, Cayman Islands.

(13)	Owl Creek Asset Management, L.P., as investment advisor to the Selling Stockholder may be deemed to control the Selling Stockholder. Owl Creek GP, L.L.C., as general partner of Owl Creek Asset Management, L.P., may be deemed to control Owl Creek Asset Management, L.P. Jeffrey A. Altman, as managing member of Owl Creek GP, LLC, may be deemed to control such general partner.

(14)	Sculptor SC GP, LP ("SCGP"), a Delaware limited partnership, is the general partner of Sculptor SC II, LP ("SCSC"), a Delaware limited partnership. Sculptor SC GP, LLC ("SCLLC"), a Delaware limited liability company, is the general partner of SCGP. Sculptor Capital Advisors LP ("Advisors"), a Delaware limited partnership, is the sole member of SCLLC. Sculptor Capital Holding Corporation (“SCHC”), a Delaware corporation, is the general partner of Advisors. Sculptor Capital Management, Inc. (“SCU”), a Delaware corporation, is the sole shareholder of SCHC. Rithm Capital Corp. ("RITM"), a Delaware corporation, is the sole shareholder of SCU and is publicly traded on the New York Stock exchange. Accordingly SCGP, SCLLC, Advisors, SCHC, SCU and RITM, may be deemed to be beneficial owners of SCSC. The stockholder’s business address is 9 West 57TH Street, 39th Floor, New York, NY 100193.

(15)	Sculptor Special Funding, LP (“NRMD”), a Cayman Islands company is wholly owned by Sculptor Master Fund, Ltd. ("SCMD"), a Cayman Islands company. Sculptor Capital LP (“Sculptor”), a Delaware limited partnership, is the investment manager to SCMD. Sculptor Capital Holding Corporation (“SCHC”), a Delaware corporation, is the general partner of Sculptor. Sculptor Capital Management, Inc. (“SCU”), a Delaware corporation is the sole shareholder of SCHC. Rithm Capital Corp. ("RITM"), a Delaware corporation, is the sole shareholder of SCU and is publicly traded on the New York Stock exchange. Accordingly, SCMD, Sculptor, SCHC, SCU and RITM, may be deemed to be beneficial owners of NRMD. The stockholder’s business address is 9 West 57TH Street, 39th Floor, New York, NY 100193.

(16)	Sculptor Capital LP (“Sculptor”), a Delaware limited partnership, is the investment manager to Sculptor Credit Opportunities Master Fund, Ltd. ("SCCO"), a Cayman Islands company. Sculptor Capital Holding Corporation (“SCHC”), a Delaware corporation, is the general partner of Sculptor. Sculptor Capital Management, Inc. (“SCU”), a Delaware corporation is the sole shareholder of SCHC. Rithm Capital Corp. ("RITM"), a Delaware corporation, is the sole shareholder of SCU and is publicly traded on the New York Stock exchange. Accordingly, Sculptor, SCHC, SCU and RITM, may be deemed to be beneficial owners of SCCO. The stockholder’s business address is 9 West 57TH Street, 39th Floor, New York, NY 100193.

(17)	Pursuant to an investment management agreement, Radcliffe Capital Management, L.P. (“RCM”) serves as the investment manager of the stockholder. RGC Management Company, LLC (“Management”) is the general partner of RCM. Steve Katznelson and Christoper Hinkel serve as the managing members of Management. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The stockholder’s business address is 50 Monument Road, Suite 300, Bala Cynwyd, PA 19004.

(18)	The stockholder’s business address is 2 Bloor St. West, Suite 801, Toronto, Ontario, M4W 3E2.

(19)	The stockholder’s business address is 4111 East 37th St. N., Wichita, KS, 67220.

(20)	The stockholder’s business address is 2800 Niagara Lane N., Plymouth, MN 55447.

(21)	The stockholder’s business address is 2800 Niagara Lane N., Plymouth, MN 55447.

(22)	The stockholder’s business address is 2800 Niagara Lane N., Plymouth, MN 55447.

(23)	The stockholder’s business address is 3300 N IH-35, Suite 380, Austin, TX 78705.

(24)	Vasile Frank Timis is the majority owner of Global Commodities & Investments Ltd., and has voting and dispositive power with respect to the shares held by Global Commodities & Investments Ltd. The address of Mr. Timis and Global Commodities & Investments Ltd. is Second floor, Strathvale House, 90 North Church Street, George Town, Grand Cayman. Mr. Timis disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(25)	The stockholder’s business address is 27 Turtle Rock Court, Tiburon, CA 94920.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2021 to which we, 10X II and AFRAG have been a participant, in which:

●	the amount involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation” or that were approved by our compensation committee.

10X II

Founder Shares

On February 18, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of 10X II in exchange for issuance of an aggregate of 7,666,667 Class B ordinary shares, par value $0.0001 per share. On October 19, 2021, the Sponsor forfeited at no cost 1,000,000 Class B ordinary shares in connection with the election by the underwriters of 10X II’s initial public offering not to exercise an option granted to the underwriters to cover over-allotments. Following the closing of the initial public offering, the Sponsor agreed to transfer an aggregate of 1,334,339 founder shares to the Anchor Investors for the same price originally paid for such shares. In connection with the Extension Meetings, 10X II, the Sponsor, the Anchor Investors and certain other shareholders of 10X II entered into non-redemption agreements whereby the Anchor Investors and those certain shareholders agreed for the benefit of 10X II to (i) vote the Subject 10X II Equity Securities in favor of amending 10X II’s amended and restated memorandum and articles of association to extend the date by which 10X II must consummate a business combination, cease its operations and wind-up its business and redeem the issued and outstanding public shares, until May 13, 2023. In connection with these commitments from the Anchor Investors and those certain shareholders, the Sponsor agreed to transfer an aggregate of 1,358,618 Class B ordinary shares prior to the consummation of the Business Combination. The founder shares automatically converted into Common Stock upon consummation of the Business Combination on a one-for-one basis.

Related Party Loans

On February 18, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the initial public offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and payable on the earlier to occur of (i) December 31, 2021 or (ii) the completion of the initial public offering. Upon the closing of the initial public offering, 10X II repaid $87,369 under the Note and the Note is no longer available to 10X II.

On November 14, 2022, the Sponsor agreed to loan 10X II up to $800,000 pursuant to a promissory note (as amended and restated on November 14, 2022, the “New Note”). The New Note is non-interest bearing, unsecured and due at the earlier of the consummation of the Business Combination and the day prior to the date the Company must elect to liquidate and dissolve in accordance with the provisions of the Amended and Restated Memorandum and Articles of Association. On May 17, 2023, 10X II amended and restated the New Note and the Sponsor agreed to loan 10X II up to $2,500,000 pursuant to the second amended and restated promissory note. The amended and restated New Note bears no interest and is repayable in full upon the earlier of the consummation of the Business Combination and the day prior to the date 10X II elects to liquidate and dissolve in accordance with the provisions of the Amended and Restated Memorandum and Articles of Association (the “Maturity Date”). Up to $1,500,000 of the principal amount of the amended and restated New Note could also be converted into additional private placement-equivalent units, at a price of $10.00 per unit, at the option of the holder of the amended and restated New Note at any time on or prior to the Maturity Date. As of the closing of the Business Combination, approximately $2,200,000 remained outstanding under the New Note, of which $395,000 was repaid out of the trust funds released in connection with the Business Combination.

On November 14, 2022, 10X II issued an unsecured promissory note (as amended and restated on November 14, 2022, the “2022 Note”) to the Sponsor for an aggregate principal amount of up to $800,000 for working capital purposes (“Working Capital Loan”). The 2022 Note bore no interest and was repaid in full upon consummation of our initial business combination.

Administrative Support Agreement

10X II entered into an agreement that provides that from August 10, 2021 through the earlier of consummation of an initial business combination and the liquidation, 10X II will pay the Sponsor $20,000 per month for office space and secretarial and administrative services provided to 10X II. 10X II ceased paying these monthly fees upon the consummation of a business combination.

In addition, the Sponsor, officers and directors, or their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on 10X II’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Private Placement Units

Simultaneously with the closing of the initial public offering, the Sponsor and Cantor purchased an aggregate of 655,000 private placement units at a price of $10.00 per private placement unit in a private placement, generating gross proceeds of $6.55 million. 455,000 of the private placement units were sold to the Sponsor and 200,000 private placement units were sold to Cantor. No underwriting discounts or commissions were paid with respect to sale of the private placement units. The issuance of the private placement units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The proceeds from the private placement units were added to the proceeds from the initial public offering held in the Trust Account. Effective as of the closing of the Business Combination, each private placement units automatically split into their component securities representing one share of Common Stock and one third of one warrant.

Amended and Restated Registration Rights Agreement

On August 10, 2021, 10X II entered into a registration rights agreement pursuant to which the Sponsor, Cantor and Anchor Investors and their permitted transferees, if any, are entitled to certain registration rights with respect to the private placement units, the securities issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares. At the Closing, AFRAG, the Sponsor and other holders of AFRAG Common Stock entered into the Amended and Restated Registration Rights Agreement, which superseded the registration rights agreement, and pursuant to which, among other things, the Sponsor and such holders were granted certain customary registration rights, demand rights and piggyback rights with respect to their respective shares of Common Stock.

AFRAG

Gora Seck

AFRAG entered into an agreement with AN IMMOBILIER SARL, of which Gora Seck, AFRAG’s minority shareholder and the President of LFT, one of its wholly owned subsidiaries, is a sole shareholder, to lease a camp for residential purposes for a 12-month period for the semi-permanent staff on the LFT Farm from August 16, 2021. The camp is located in Yetti Yone Colon at Richard Toll, which is a locality in the region of St Louis, in the north-west of Senegal, adjacent to the LFT Farm. The total area of the field where the camp is located is 5 hectares including 2 hectares unfenced, the camp is located on the watercourse which connects the Lac de Guiers to the Senegal river. AFRAG agreed to rent the camp at €10,000 per month for the term of the rental, for a total payment of €120,000. The agreement was not renewed upon its expiration but may be renewed in the future, if needed.

Monitor Power Systems

African Discovery Group, Inc. or AFDG, a company of which AFRAG’s Chairman and CEO is a majority shareholder, has an agreement in place with Monitor Power Systems (“MPS”), for a 5-year term from May 2019 to provide power generation projects. MPS agreed to pay AFDG a fee of $0.002 per kilowatt hour for power that is actually generated and for which MPS actually receives revenue for the duration of the project. MPS is expected to build an independent power project using solar generation at LFT at a material discount to current tariff paid to Senelec, that is expected to boost consistency of power supply necessary for water irrigation, operations and processing.

Global Commodities

AFRAG entered into two unsecured, related party loans with its majority shareholder, Global Commodities. As of September, 2022, the total obligations under such related party loans were $16,130,513, all of which was converted into AFRAG equity on November 1, 2022. The first loan agreement dated May 2021 did not contemplate any interest rate and had a 60-month rolling term following the creation of payables within each year. The second loan dated June 2021 had an interest rate of 0% and matured 12 months from the date of the agreement.

In February 2018 AFRAG issued a note in the principal amount for the Euro equivalent of $5,919,915 payable in connection with its acquisition of LFT. Global Commodities provided a payment guarantee to the selling stockholders in the LFT acquisition for the entire outstanding amount of the note payable. The note payable does not contemplate an interest rate. As of November 30, 2023 the euro equivalent of approximately $215,000 remained outstanding.

On October 31, 2022 we issued 380 shares of our common stock, or 1,373,647 shares following the 1-to-3,614.8601 split effective November 1, 2022, to Global Commodities in consideration for approximately $13.7 million of strategic services provided by Global Commodities. The services arrangement was not documented, but contemplated advice to our Board of Directors and executive officers, assistance with operational consulting, investor and strategic customer introductions and assistance with structuring and negotiating our agreement with the mayor and local governments of Ingall and Aderbissinat.

Alan Kessler

AFRAG entered into an amended and restated advisor agreement, as of May 21, 2022, with AFDG which governs the terms pursuant to which Alan Kessler serves as AFRAG’s Chief Executive Officer and Executive Chairman. The terms of the advisor agreement are detailed above in “Employment Agreements with Named Executive Officers.”

AFRAG Support Agreement

AFRAG’s majority stockholder, Global Commodities & Investments Ltd., entered into a support agreement, dated as of November 3, 2022 (the “AFRAG Support Agreement”) with 10X II and AFRAG, pursuant to which Global Commodities & Investments Ltd. agreed to (i) vote at any meeting of the stockholders of AFRAG all shares of common stock of AFRAG held of record or thereafter acquired in favor of the Proposals, (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to such securities, prior to the Closing of the Business Combination, in each case, on the terms and subject to the conditions set forth in the AFRAG Support Agreement.

Policies and Procedures for Related Person Transactions

Our board of directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of our officers or one of our directors;

●	any person who is known to be the beneficial owner of more than 5% of our voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than 5% of our voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our common stock and any consideration received by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

●	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

●	tax-exempt entities;

●	controlled foreign corporations; and

●	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for a material number of days in the taxable year of the disposition of our common stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the business combination is completed.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of our common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

The selling securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling warrants, shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the warrants or shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, shares of common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants shares of common stock in the course of hedging the positions they assume. The selling securityholders may also sell warrants or shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the warrants or common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants or options by payment of cash, however, we will receive the exercise price of such warrants or options.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the warrants or shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS

Morrison Cohen LLP has passed upon the validity of our common stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of 10X Capital Venture Acquisition Corp. II as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from February 10, 2021 through December 31, 2021, appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC (“Withum”), independent registered public accounting firm, as set forth in their report thereon (which contains explanatory paragraphs relating to the substantial doubt about the ability of 10X Capital Venture Acquisition Corp. II to continue as a going concern), appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of African Agriculture, Inc. as of December 31, 2022 and 2021, and for the years then ended, included in this prospectus and in the registration statement have been so included in reliance on the report of Whitley Penn LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On December 12, 2023, the Audit Committee of the Board approved the engagement of M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm effective as of December 12, 2023 to audit the Company’s consolidated financial statements for the year ended December 31, 2023. The Audit Committee of the resolved that Withum would be dismissed as the Company’s independent registered public accounting firm effective as of December 12, 2023. Accordingly, Withum was informed that it would be dismissed as the Company’s independent registered public accounting firm effective as of December 12, 2023. On December 12, 2023, the Company disclosed the dismissal of Withum in a Current Report on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://africanagriculture.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

10X CAPITAL VENTURE ACQUISITION CORP. II UNAUDITED FINANCIAL STATEMENTS AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

10X CAPITAL VENTURE ACQUISITION CORP. II AUDITED FINANCIAL STATEMENTS AS DECEMBER 31, 2022 AND 2021 AND FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM FEBRUARY 10, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

Report of Independent Registered Public Accounting Firm	F-29
Consolidated Balance Sheets as of December 31, 2022 and December 31, 2021	F-30
Consolidated Statements of Operations for the year ended December 31, 2022 and for the period from February 10, 2021 (Inception) through December 31, 2021	F-31
Consolidated Statements of Changes in Shareholders’ Deficit for the year ended December 31, 2022 and for the period from February 10, 2021 (Inception) through December 31, 2021	F-32
Consolidated Statements of Cash Flows for the year ended December 31, 2022 and for the period from February 10, 2021 (Inception) through December 31, 2021	F-33
Notes to Consolidated Financial Statements	F-34

AFRICAN AGRICULTURE, INC. UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 AND DECEMBER 31, 2022 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

AFRICAN AGRICULTURE, INC. AUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2022 AND 2021 AND FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2022 AND 2021

10X CAPITAL VENTURE ACQUISITION CORP. II

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets:
Current assets:
Cash	$17,450	$36,675
Prepaid expenses	92,949	137,073
Total current assets	110,399	173,748
Cash held in Trust Account	22,442,184	-
Investments held in Trust Account	-	47,264,548
Total Assets	$22,552,583	$47,438,296

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$3,153,214	$2,969,033
Accrued expenses	8,837,319	6,768,920
Promissory note - related party	1,625,213	600,000
Non-redemption agreements liabilities	400,702	-
Total current liabilities	14,016,448	10,337,953
Forward purchase options liabilities	172	331,777
Deferred underwriting fee payable	7,000,000	7,000,000
Total Liabilities	21,016,620	17,669,730

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 2,119,553 and 4,642,030 shares issued and outstanding at redemption value of approximately $10.54 and $10.16 per share as of September 30, 2023 and December 31, 2022, respectively	22,342,184	47,164,548

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of September 30, 2023 and December 31, 2022	-	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,655,000 and 655,000 shares issued and outstanding (excluding 2,119,553 and 4,642,030 shares subject to possible redemption) as of September 30, 2023 and December 31, 2022, respectively	166	66
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,666,667 and 6,666,667 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	567	667
Additional paid-in capital	-	-
Accumulated deficit	(20,806,954)	(17,396,715)
Total shareholders’ deficit	(20,806,221)	(17,395,982)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$22,552,583	$47,438,296

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP. II

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
General and administrative expenses	$985,544	$1,768,741	$3,161,142	$7,583,664
Administrative expenses - related party	60,000	60,000	180,000	180,000
Loss from operations	(1,045,544)	(1,828,741)	(3,341,142)	(7,763,664)
Change in fair value of forward purchase options liabilities	176,828	-	331,605
Change in fair value of non redemption agreement liabilities	(500,877)	-	(478,196)	-
Loss in connection with non-redemption agreements	-	-	(130,418)	-
Income from cash and investments held in Trust Account	260,232	902,743	1,201,552	1,192,958
Net loss	$(1,109,361)	$(925,998)	$(2,416,599)	$(6,570,706)

Basic and diluted weighted average redeemable and non-redeemable shares outstanding, Class A ordinary shares	3,774,553	20,655,000	4,481,227	20,655,000
Basic and diluted net loss per share, Class A ordinary shares	$(0.12)	$(0.03)	$(0.23)	$(0.24)
Basic and diluted weighted average shares outstanding, Class B ordinary shares	5,666,667	6,666,667	6,161,172	6,666,667
Basic and diluted net loss per share, Class B ordinary shares	$(0.12)	$(0.03)	$(0.23)	$(0.24)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP. II

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the Three and Nine Months Ended September 30, 2023

	Class A		Class B		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2022	655,000	$66	6,666,667	$667	$-	$(17,396,715)	$(17,395,982)
Increase in redemption value of Class A ordinary shares subject to possible redemption	-	-	-	-	-	(501,501)	(501,501)
Net loss	-	-	-	-	-	(906,456)	(906,456)
Balance - March 31, 2023 (Unaudited)	655,000	66	6,666,667	667	-	(18,804,672)	(18,803,939)
Shareholder non-redemption agreement	-	-	-	-	43,473	-	43,473
Conversion of Class B ordinary shares to Class A ordinary shares	1,000,000	100	(1,000,000)	(100)	-	-	-
Increase in redemption value of Class A ordinary shares subject to possible redemption	-	-	-	-	(43,473)	(396,346)	(439,819)
Net loss	-	-	-	-	-	(400,782)	(400,782)
Balance - June 30, 2023 (Unaudited)	1,655,000	166	5,666,667	567	-	(19,601,800)	(19,601,067)
Shareholder non-redemption agreement	-	-	-	-	164,439	-	164,439
Increase in redemption value of Class A ordinary shares subject to possible redemption	-	-	-	-	(164,439)	(95,793)	(260,232)
Net loss	-	-	-	-	-	(1,109,361)	(1,109,361)
Balance - September 30, 2023 (Unaudited)	1,655,000	$166	5,666,667	$567	$-	$(20,806,954)	$(20,806,221)

For the Three and Nine Months Ended September 30, 2022

	Class A		Class B		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2021	655,000	$66	6,666,667	$667	$-	$(6,646,356)	$(6,645,623)
Net loss	-	-	-	-	-	(1,906,041)	(1,906,041)
Balance - March 31, 2022 (Unaudited)	655,000	66	6,666,667	667	-	(8,552,397)	(8,551,664)
Increase in redemption value of Class A ordinary shares subject to possible redemption	-	-	-	-	-	(195,699)	(195,699)
Net loss	-	-	-	-	-	(3,738,667)	(3,738,667)
Balance - June 30, 2022 (Unaudited)	655,000	$66	6,666,667	$667	$-	$(12,486,763)	$(12,486,030)
Increase in redemption value of Class A ordinary shares subject to possible redemption	-	-	-	-	-	(902,743)	(902,743)
Net loss	-	-	-	-	-	(925,998)	(925,998)
Balance - September 30, 2022 (Unaudited)	655,000	$66	6,666,667	$667	$-	$(14,315,504)	$(14,314,771)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP. II

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(2,416,599)	$(6,570,706)
Adjustments to reconcile net loss to net cash used in operating activities:
Income from investments held in Trust Account	(1,201,552)	(1,192,958)
Change in fair value of forward purchase options liabilities	(331,605)	-
Change in fair value of non redemption agreement liabilities	478,196	-
Loss in connection with non- redemption agreements	130,418	-
Changes in operating assets and liabilities:
Prepaid expenses	44,124	88,032
Accounts payable	184,181	2,470,256
Accrued expenses	2,068,399	3,993,845
Net cash used in operating activities	(1,044,438)	(1,211,531)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account for payment to redeeming shareholders	26,023,916	-
Net cash provided by investing activities	26,023,916	-

Cash Flows from Financing Activities:
Payment to redeeming shareholders	(26,023,916)	-
Proceeds from promissory note - related party	1,025,213	-
Net cash used in financing activities	(24,998,703)	-

Net Change in Cash	(19,225)	(1,211,531)
Cash - Beginning of period	36,675	1,358,622
Cash - End of period	$17,450	$147,091

Supplemental disclosure of noncash investing and financing activities:
Conversion of Class B ordinary shares to Class A ordinary shares	$100	$-
Shareholder non-redemption agreement	$207,912	$-
Subsequent accretion of Class A ordinary shares subject to possible redemption to redemption amount as of September 30, 2023	$1,201,552	$1,098,442

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

10X Capital Venture Acquisition Corp. II (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on February 10, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

As of September 30, 2023, the Company had not commenced any operations. All activity for the period from February 10, 2021 (inception) through September 30, 2023 relates to the Company’s formation and the Initial Public Offering (as defined below), and, since the closing of the Initial Public Offering, the search for and efforts toward completing an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of investment income from the proceeds held in the Trust Account (as defined below).

The Company’s Sponsor is 10X Capital SPAC Sponsor II LLC, a Cayman Islands limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 10, 2021. On August 13, 2021, the Company consummated its initial public offering (the “Initial Public Offering”) of 20,000,000 units (the “Units”) at $10.00 per Unit, generating gross proceeds of $200.0 million, and incurring offering costs of approximately $21.7 million, of which $7.0 million was for deferred underwriting commissions (see Note 6). Each Unit is comprised of one Class A ordinary share, par value $0.0001 per share (the “Public Shares”) and one-third of one redeemable warrant (the “Public Warrants”), each whole warrant entitling the holder to purchase one Public Share.

Simultaneously with the consummation of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 655,000 Units (the “Private Units”) to the Sponsor and Cantor Fitzgerald & Co. (“Cantor”), at a price of $10.00 per Private Unit, generating gross proceeds of approximately $6.6 million. Each Private Unit is comprised of one Class A ordinary share (a “private placement share”) and one-third of one redeemable warrant (each whole warrant, a “private placement warrant”), with each whole warrant entitling the holder to purchase one private placement share at an exercise price of $11.50 per share.

Following the closing of the Initial Public Offering on August 13, 2021, $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units and $12,515 overfunded by Sponsor, which was returned to the Sponsor on August 17, 2021, was placed in a Trust Account (“Trust Account”) and is being invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, up to $100,000 to pay dissolution expenses, the proceeds from the Initial Public Offering and the sale of the Private Units will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of the Public Shares if the Company is unable to complete the initial Business Combination within 21 months from the closing of the Initial Public Offering, subject to applicable law, and (iii) the redemption of the Public Shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of its obligation to redeem 100% of the Public Shares if the Company has not consummated the initial Business Combination within 21 months from the closing of the Initial Public Offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (excluding the amount of deferred underwriting discounts held and taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the public shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, subject to the limitations and on the conditions described herein. The amount in the Trust Account at September 30, 2023 was $10.54 per Public Share.

The Class A ordinary shares subject to possible redemption is recorded at a redemption value and classified as temporary equity, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). In such case, the Company will proceed with a Business Combination if the Company seeks shareholder approval, and a majority of the issued and outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to the second amended and restated memorandum and articles of association which the Company adopted upon the consummation of the Initial Public Offering (as amended on May 10, 2023, the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or vote at all. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial shareholders agreed to waive their redemption rights with respect to their Founder Shares, the private placement shares underlying the Private Units and Public Shares in connection with the completion of a Business Combination. The Sponsor will not have any redemption rights in connection with the Converted Shares (as defined below), and the Converted Shares will be subject to the restrictions on transfer included in the letter agreement entered into by the Sponsor in connection with the Initial Public Offering.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

The Company has until December 13, 2023 with the option to extend up to two times, by an additional month each time, upon approval by the Company’s board of directors, up until February 13, 2024 (the “Combination Period”) (see discussion below), to complete the Business Combination. On August 8 2023, the Board approved the extension of the date by which the Company is required to complete an initial business combination until September 13, 2023 (the “First Optional Extension”). On September 11, 2023, the Board approved the extension of the date by which the Company is required to complete an initial business combination until October 13, 2023. On October 10, 2023, the Board approved the extension of the date by which the Company is required to complete an initial business combination until November 13, 2023. On November 8, 2023, the Board approved an extension of the date by which 10X II is required to complete an initial business combination from November 13, 2023 until December 13, 2023. If the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to any Founder Shares, the private placement shares underlying the Private Units, and Public Shares they hold in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to any Founder Shares and Public Shares they hold in connection with a shareholder vote to approve an amendment to the Amended and Restated Memorandum and Articles of Association, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period or any extended period of time that the Company may have to consummate the Business Combination as a result of an amendment to the Amended and Restated Memorandum and Articles of Association (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the Business Combination within the Combination Period). The Sponsor will not have any redemption rights in connection with the Converted Shares (as defined below), and the Converted Shares will be subject to the restrictions on transfer included in the letter agreement entered into by the Sponsor in connection with the Initial Public Offering.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the assets in the Trust Account, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Proposed Business Combination

On November 2, 2022, the Company entered into an Agreement and Plan of Merger (as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of January 3, 2023, and as may be further amended, supplemented or otherwise modified from time to time, the “AA Merger Agreement”), by and among the Company, 10X AA Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and African Agriculture, Inc., a Delaware corporation (“African Agriculture”). The AA Merger Agreement and the transactions contemplated thereby were approved by the Company’s board of directors (the “Board”) and the board of directors of African Agriculture.

Pursuant to the AA Merger Agreement, the Company will, subject to obtaining the required shareholder approvals and at least one day prior to the Effective Time (as defined in the AA Merger Agreement), change the Company’s jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware at least one day prior to the Closing (the “Domestication”). Following the Domestication, AA Merger Sub will merge with and into African Agriculture (the “Merger”), with African Agriculture surviving the Merger as the Company’s wholly owned subsidiary. In connection with the Domestication, the Company will change their name to “African Agriculture Holdings Inc.” (“New African Agriculture”). The Domestication, the Merger and the other transactions contemplated by the AA Merger Agreement are hereinafter referred to as the “Business Combination.”

In accordance with the terms and subject to the conditions of the AA Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of African Agriculture issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive the number of shares of duly authorized, validly issued, fully paid and nonassessable common stock of New African Agriculture (“New African Agriculture Common Stock”) equal to the quotient obtained by dividing (x) the quotient obtained by dividing (i) the sum of (1) $450,000,000 and (2) the aggregate amount of any Company Pre-Closing Financing (as defined in the AA Merger Agreement) by (ii) ten dollars ($10.00) by (y) the sum, without duplication, of the aggregate number of shares of common stock of African Agriculture that are (i) issued and outstanding immediately prior to the Effective Time, (ii) issuable upon the exercise or settlement of options or restricted stock units of African Agriculture (whether or not then vested or exercisable) that are outstanding immediately prior to the Effective Time, or (iii) issuable upon conversion of any African Agriculture convertible note issued prior to the date of the AA Merger Agreement and outstanding at the Effective Time (the “Merger Consideration”).

The AA Merger Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination, including, but not limited to, (i) by the Company’s or African Agriculture’s mutual written consent, (ii) by the Company, subject to certain exceptions, if any of the representations and warranties of African Agriculture are not true and correct or if African Agriculture fails to perform any of its respective covenants or agreements set forth in the AA Merger Agreement such that certain conditions to the Company’s obligations cannot be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by African Agriculture, subject to certain exceptions, if any of the representations and warranties made by the Company are not true and correct or if the Company fails to perform any of its covenants or agreements set forth in the AA Merger Agreement such that the condition to the obligations of African Agriculture cannot be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements, as applicable, are not cured or cannot be cured within certain specified time periods, (iv) by either the Company or African Agriculture if the closing of the Merger (the “Closing”) has not occurred on or before December 13, 2023 (the “Termination Date”); provided that the Termination Date may be extended at the Company’s discretion up to February 13, 2024 provided further that such date is prior to the deadline by which the Company must complete the Company’s initial business combination under the Company’s organizational documents, (v) by either African Agriculture or the Company if the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or other law; (vi) by either the Company or African Agriculture if the Extension Proposal (as defined below) is not duly approved on or before November 13, 2022, (vii) prior to obtaining the required approvals by the Company’s shareholders, by African Agriculture if the Company’s Board changes its recommendation that the Company’s shareholders approve the proposals included in the proxy statement/prospectus or fails to include such recommendation in the proxy statement/prospectus, (viii) by African Agriculture if certain required shareholders approvals are not obtained after the conclusion of a meeting of the Company’s shareholders held for the purpose of voting on such approvals, and (ix) by the Company if the required approvals by African Agriculture stockholders have not been obtained within ten (10) business days following the date that the Registration Statement (as defined in the AA Merger Agreement) is disseminated by African Agriculture to its stockholders.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

African Agriculture will be obligated to pay the Company a termination fee equal to 2.0% of the aggregate Merger Consideration if the AA Merger Agreement is terminated pursuant to clauses (ii) or (iv) of the preceding paragraph; provided that in the case of a termination under clause (iv) above, African Agriculture will only be required to pay the termination fee if the transactions contemplated by the AA Merger Agreement were not consummated prior to the Termination Date primarily due to failure of African Agriculture to provide information required to obtain SEC clearance of the Registration Statement (as defined in the AA Merger Agreement). The Company will be obligated to pay African Agriculture a termination fee equal to 2.0% of the Merger Consideration if the AA Merger Agreement is terminated pursuant to clause (iii) of the preceding paragraph.

On January 3, 2023, the parties to the AA Merger Agreement entered into the First Amendment, pursuant to which African Agriculture has agreed to provide all necessary assistance and cooperation in connection with a shareholder vote to amend the Amended and Restated Memorandum and Articles of Association to further extend the term of the Company, if necessary, including paying all reasonable out-of-pocket fees and expenses of African Agriculture, the Company and AA Merger Sub (including, but not limited to, fees and expenses of outside counsel and any other agents, advisors, consultants, experts and financial advisors, employed by or on behalf of African Agriculture, the Company or AA Merger Sub) related to such extension.

Acquiror Support Agreement

Concurrently with the execution of the AA Merger Agreement, the Company entered into the Acquiror Support Agreement (the “Acquiror Support Agreement”) with African Agriculture, and the sponsor and the Company’s directors and officers (collectively, the “Class B Holders”), pursuant to which the Class B Holders agreed to, among other things, (i) vote at any shareholder meeting or pursuant to any action of written resolution of the Company’s shareholders all of their Class B ordinary shares, par value $0.001 per share, held of record or thereafter acquired in favor of the Business Combination, the Domestication and the other Proposals (as defined in the AA Merger Agreement) and (ii) be bound by certain other covenants and agreements related to the Business Combination, in each case, on the terms and subject to the conditions set forth in the Acquiror Support Agreement. Additionally, for a period ending six months after the Closing (the “First Lock-up Period”), the Class B Holders will be subject to a lock-up with respect to one-third of the Lock-Up Shares (as defined in the Acquiror Support Agreement), and for a period beginning six months after the Closing and ending twelve months after the Closing (the “Second Lock-up Period”), the Class B Holders will be subject to a lock-up with respect to the remaining two-thirds of the Lock-Up Shares; provided that the lock-up shall expire upon the date on which the last reported sale price of the shares of New African Agriculture Common Stock exceeds $12.00 per share for any twenty (20) trading days within any consecutive thirty (30) trading day period during the Second Lock-up Period.

African Agriculture Support Agreements

In connection with the execution of the AA Merger Agreement, the Company entered into a support agreement (the “African Agriculture Support Agreements”) with African Agriculture’s majority stockholder, Global Commodities & Investments Ltd., and African Agriculture pursuant to which Global Commodities & Investments Ltd. agreed to (i) vote at any meeting of the stockholders of African Agriculture all shares of common stock of African Agriculture held of record or thereafter acquired in favor of the Business Combination, (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to such securities prior to the Closing of the Business Combination, in each case, on the terms and subject to the conditions set forth in the African Agriculture Support Agreements.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Standby Equity Purchase Agreement

Concurrently with the execution of the AA Merger Agreement, the Company entered into the Standby Equity Purchase Agreement (“SEPA”) with Yorkville Advisors Global, LP (“Yorkville”), pursuant to which, subject to the consummation of the Business Combination, African Agriculture Holdings, Inc., a Delaware corporation (“New African Agriculture”) has the option, but not the obligation, to issue, and Yorkville shall subscribe for, an aggregate amount of up to $100 million of New African Agriculture Common Stock at the time of New African Agriculture’s choosing during the term of the agreement, subject to certain limitations, including caps on issuance and subscriptions based on trading volumes. Each advance under the SEPA (an “Advance”) may be for an aggregate amount of New African Agriculture Common Stock purchased at 96% of the Market Price during a one-day pricing period or 97% of the Market Price during a three-day pricing period elected by New African Agriculture. The “Market Price” is defined in the SEPA as the VWAP (as defined below) during the trading day, in the case of a one day pricing period, or the lowest daily VWAP of the three consecutive trading days, in the case of a three day pricing period, commencing on the trading day on which New African Agriculture submits an Advance notice to Yorkville. “VWAP” means, for any trading day, the daily volume weighted average price of New African Agriculture Common Stock for such date on Nasdaq as reported by Bloomberg L.P. during regular trading hours or such other period in the case of a one-day trading period. The SEPA will continue for a term of three years commencing from the sixth trading day following the closing of the Business Combination (the “SEPA Effective Date”).

Pursuant to the SEPA, New African Agriculture will pay to Yorkville a commitment fee of $1.0 million, which is to be paid on the SEPA Effective Date. New African Agriculture can elect to pay the commitment fee by issuing New African Agriculture Common Stock to Yorkville in an amount equal to the commitment fee divided by the average daily VWAP for the five consecutive trading days prior to the SEPA Effective Date.

Forward Purchase Agreement

Simultaneously with the execution of the AA Merger Agreement, the Company and African Agriculture entered into an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Agreement”) with Vellar Opportunity Fund SPV LLC - Series 8 (“Vellar”), a client of Cohen & Company Financial Management, LLC (“Cohen”). Pursuant to the Forward Purchase Agreement, Vellar intends, but is not obligated, to purchase through a broker in the open market (a) the Company’s Class A ordinary shares, par value $0.0001 per share, including from public shareholders who elect to redeem their shares (such purchased shares, the “Recycled Shares”) in connection with the extraordinary general meeting to vote to approve the Business Combination. Vellar may also purchase additional Shares in an issuance from the Company (such shares, the “Additional Shares” and, together with the Recycled Shares, the “Subject Shares”). Pursuant to the Forward Purchase Agreement, Vellar may purchase up to 4,000,000 shares, subject to automatic reduction to equal the amount of the Company’s ordinary shares outstanding as of the redemption deadline and subject to increase to up to 10,000,000 shares upon mutual agreement of the Company and Vellar (the “Maximum Number of Shares”). Vellar has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination. The Forward Purchase Agreement provides that on the earlier of (i) one business day after the closing of the Business Combination and (ii) the date any assets from the Trust Account are disbursed in connection with the Business Combination (the “Prepayment Date”), the Company will pay to Vellar, out of funds held in its trust account, an amount (the “Prepayment Amount”) equal to (x) the price per-share paid to public shareholders who elect to redeem their shares in connection with the extraordinary general meeting (the “Initial Price”) multiplied by (y) the number of Recycled Shares on the Prepayment Date. On the Prepayment Date, the Company shall also pay to Vellar, out of funds held in its trust account, an amount equal to the product of (x) the greater of (a) 5% of the Maximum Number of Shares and (b) 200,000 and (y) the Initial Price (the “Share Consideration”), and Vellar shall use such Share Consideration to purchase shares of New African Agriculture (the “Share Consideration Shares”). The Company shall also reimburse Vellar up to $0.05 per Share for expenses actually incurred in connection with Vellar’s acquisition of the shares. No later than two days prior to the Prepayment Date, the Company may request that Vellar provide it an amount in cash of up to 10% of the product of (a) all shares purchased by Vellar pursuant to the Forward Purchase Agreement and (b) the Initial Price (the “Prepayment Shortfall”) and Vellar shall pay the Prepayment Shortfall either (i) on the Prepayment Date, in which case such amount shall be deducted from the Prepayment Amount, or (ii) if Vellar submits a request to register the resale of the shares it holds prior to the Prepayment Date, one business day following the effective date of the resale registration statement. If the Company elects to receive the Prepayment Shortfall the Share Consideration shall be increased to the product of (x) the greater of (a) 10% of the Maximum Number of Shares and (b) 400,000 and (y) the Initial Price.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

From time to time following the Closing but prior to the Maturity Date (as defined below), Vellar, in its discretion, may declare an early termination (an “Optional Early Termination”) of the Forward Purchase Agreement with regard to all or a portion of the Subject Shares (such shares “Terminated Shares”) and remit to New African Agriculture an amount equal to the number of Terminated Shares multiplied by a price (the “Reset Price”) that adjusts on the first scheduled trading day of each month to be the lowest of (a) the then-current Reset Price, (b) $10.00 and (c) the VWAP for the last ten trading days of the prior month, but in no case less than $6.00; and may sell the Subject Shares, at any time and at any sales price, and, by notice to the Company, apply the proceeds of such sales to offset the Prepayment Shortfall, until such time as the Prepayment Shortfall has been fully repaid, to the extent the Company elects to receive the Prepayment Shortfall; provided, that Vellar may not declare an Optional Early Termination in respect of any Subject Shares sold to repay the Prepayment Shortfall. In addition, Vellar would not declare an Optional Early Termination in respect of Share Consideration Shares, nor would it make payments to New African Agriculture in respect of any Share Consideration Shares it subsequently sells. To the extent New African Agriculture, following the closing of the Business Combination, sells, enters into any agreement to sell or grants any right to reprice, or otherwise dispose of or issues any shares or any securities of New African Agriculture or any of its subsidiaries which would entitle the holder thereof to acquire at any time shares at an effective price per share less than the then existing Reset Price then the Reset Price shall be modified to equal such reduced price. The Forward Purchase Agreement matures on the earlier to occur of (a) three years after the closing of the Business Combination Agreement and (b) the date specified by Vellar in a written notice delivered at Vellar’s discretion if either (i) the VWAP of the shares during 20 out of 30 consecutive trading days is less than $3.00 per share, (ii) the Company fails to register the Backstop Shares as required by the Backstop Agreement, or (iii) the shares cease to be listed on a national securities exchange (such date, the “Maturity Date”). Upon the occurrence of the Maturity Date, the Company is obligated to pay to Vellar an amount equal to the product of (a) (x) the Maximum Number of Shares, less (y) the number of Terminated Shares, multiplied by (b) $2.00 (the “Maturity Consideration”) payable either in cash or in shares at the option of New African Agriculture. On the Maturity Date, Vellar shall return to New African Agriculture a number of shares of New African Agriculture Common Stock equal to the number of Recycled Shares less the number of Terminated Shares. In the event that the Maturity Shares are not (i) (a) registered for resale under an effective registration statement or (b) eligible to be transferred by Vellar without any restrictions and (ii) bear a restrictive legend (collectively, the “Share Conditions”), Vellar would be entitled to receive such number of shares equal to 225% of the Maturity Shares (the “Penalty Shares”); provided that if the Share Conditions are satisfied within 120 days of the Maturity Date, Vellar shall return to the Company the number of Penalty Shares that are valued in excess of the Maturity Consideration based on the 10-day VWAP ending on such date that the Maturity Shares satisfied the Share Conditions. At Vellar’s option, the Company will pay the Maturity Consideration on a net basis such that Vellar retains a number of shares due to the Company upon the Maturity Date equal to the number of Maturity Shares payable to Vellar, only to the extent the number of shares due to the Company is at least equal to the number of Maturity Shares payable to Vellar, with any remaining Maturity Consideration to be paid in newly issued shares. The Maturity Date may be accelerated upon occurrences described in the Forward Purchase Agreement. A break-up fee equal to $500,000 shall be payable, jointly and severally, by the Company and African Agriculture to Vellar in the event the Forward Purchase Agreement is terminated by either the Company or African Agriculture, subject to certain exceptions. the Company and African Agriculture may terminate the Forward Purchase Agreement, without penalty, if the number of shares tendered by public shareholders for redemption in connection with the shareholder vote to approve the Business Combination represent less than 75% of the total outstanding Class A ordinary shares subject to redemption. The Company has agreed to file, upon the request of Vellar, a registration statement with the SEC registering the resale of the Subject Shares and the Share Consideration Shares under the Securities Act, within 30 days following such request. The Forward Purchase Agreement contains additional representations, warranties, indemnities, agreements and termination rights of the parties thereto. If the Company has not completed the initial business combination within such time period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Cayman Islands Companies Law to provide for claims of creditors and the requirements of other applicable law.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Extensions

Concurrently with the execution of the AA Merger Agreement, certain Initial Public Offering anchor investors of the Company (the “Initial 10X II Anchor Investors”) entered into non-redemption agreements (the “Initial Non-Redemption Agreements”) with the Company and the Sponsor.

On November 4, 2022, additional IPO anchor investors of 10X II (the “Additional 10X II Anchor Investors” and together with the Initial 10X II Anchor Investors, the “10X II Anchor Investors”) entered into non-redemption agreements (collectively, the “Additional Non-Redemption Agreements” and together with the Initial Non-Redemption Agreements, the “Non-Redemption Agreements”) with the Company and the Sponsor.

Pursuant to the Non-Redemption Agreements, such 10X II Anchor Investors agreed for the benefit of the Company to (i) vote certain Public Shares now owned or hereafter acquired (the “Subject 10X II Equity Securities”), representing 3,355,743 Public Shares in the aggregate, in favor of the proposal to amend the Company’s organizational documents to extend the time the Company is permitted to close a Business Combination and (ii) not redeem the Subject 10X II Equity Securities in connection with such proposal. In connection with these commitments from the 10X II Anchor Investors, the Sponsor has agreed to transfer to each 10X II Anchor Investor an amount of its Founder Shares following the Closing of the Merger.

On November 9, 2022, the Company’s shareholders approved, by special resolution, the proposal to amend and restate the Company’s amended and restated memorandum and articles of association, to extend the date by which the Company must (1) consummate a Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete such Business Combination, and (3) redeem all of the Public Shares included as part of the Units sold in the Initial Public Offering, from November 13, 2022 to May 13, 2023 (the “First Extension,” and such proposal, the “First Extension Proposal”). In connection with the Company’s solicitation of proxies in connection with the Extension Proposal, the Company was required to permit the public shareholders to redeem their Public Shares. Of the Public Shares outstanding with redemption rights, a total of 212 of the Company’s shareholders elected to redeem an aggregate total of 15,357,970 Public Shares at a per share redemption price of $10.09. As a result of such redemptions, approximately $154.9 million was removed from the Trust Account to pay such holders.

On May 2, 2023, and May 5, 2023, certain investors of the Company (the “Second Extension 10X II Investors”) entered into non-redemption agreements (the “Second Extension Non-Redemption Agreements”) with the Company and the Sponsor. Pursuant to the Second Extension Non-Redemption Agreements, the Second Extension 10X II Investors agreed for the benefit of the Company to (i) vote certain Public Shares owned or acquired (the “Second Extension Subject 10X II Equity Securities”) in favor of the Second Extension Proposal (as defined below) and (ii) not redeem the Second Extension Subject 10X II Equity Securities in connection with the Second Extension Proposal. In exchange for these commitments from the Second Extension 10X II Investors, the Sponsor agreed to transfer to the Second Extension 10X II Investors (a) an aggregate of 189,011 Founder Shares (as defined in Note 5) in connection with the Second Extended Date (as defined below) and (b) to the extent the Company’s board of directors agrees to further extend the date to consummate a Business Combination to the Additional Extension Date (as defined below), an aggregate amount of up to 567,032 Founder Shares, which includes the Founder Shares referred to in clause (a), on or promptly after the consummation of the Business Combination. As of September 30, 2023, 252,014 shares were due to be transferred to the Second Extension 10X II Investors.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

The Company estimated the fair value of the investor interests attributable to the Founder Shares to be $103,231 or $0.13 per share as of November 4, 2022 and $130,418 or $0.23 per share as of May 5, 2023. The fair value for November 4, 2022 was determined using a discount for the probability of liquidation approach with a discount of 1.3% for the probability of liquidation and the value per shares as of the valuation date of $9.91. The fair value for May 5, 2023 was determined using a discount for the probability of liquidation approach with a discount of 2.2% for the probability of liquidation and the value per shares as of the valuation date of $10.25. Each Non-Redeeming Stockholder acquired from the Sponsor an indirect economic interest in such Founder Shares. The indirect economic interests were evaluated under ASC 480 and ASC 815. The value of the shares in the Initial Extension, and the shares eligible to be earned in the Additional Extension will be treated as an expense. The shares that have been earned in connection with the approval of the Second Extension Proposal with a fixed-for-fixed value will be credited to additional paid-in capital. The remaining shares affiliated with any monthly extensions up to the Additional Extension Date will be treated as a derivative liability as a result of the variability in the value of shares due to the amount of shares held by the Investor (3.5% of the number of non-redeemed Class A ordinary shares). As the shares affiliated with any monthly extensions up to the Additional Extension Date become determinable and therefore fixed-for-fixed, the value of those shares will be transferred from a liability to equity. Any changes in the fair value of the shares will be recognized as an expense in the period of remeasurement.

On May 10, 2023, in connection with the extraordinary general meeting of shareholders, shareholders agreed to, among other things, amend the Company’s second amended and restated memorandum and articles of association to further extend the date by which the Company has to consummate a Business Combination (the “Second Extension Proposal”) from May 13, 2023 to August 13, 2023 (the “Second Extended Date”) and to allow the board of directors of the Company, without shareholder approval, to elect to further extend the date to consummate a Business Combination after the Second Extended Date up to six times, by an additional month each time, up to February 13, 2024 (the “Additional Extension Date”). On August 8, 2023, the Board approved the Optional Extension. On September 11, 2023, the Board approved the extension of the date by which the Company is required to complete an initial business combination until October 13, 2023. On October 10, 2023, the Board approved the extension of the date by which the Company is required to complete an initial business combination until November 13, 2023. On November 8, 2023, the Board approved the extension of the date by which the Company is required to complete an initial business combination until December 13, 2023. On May 10, 2023, in connection with the Company’s solicitation of proxies in connection with the Extension Proposal, the Company was required to permit the public shareholders to redeem their Public Shares. Of the Public Shares outstanding with redemption rights, the Company’s shareholders elected to redeem an aggregate total of 2,522,477 Public Shares at a per share redemption price of $10.32. As a result of such redemptions, approximately $26 million was removed from the Trust Account to pay such holders, and approximately $22.4 million remained in the Trust Account as of September 30, 2023. Following the redemptions and as of September 30, 2023, the Company had 2,119,553 Public Shares, including the Public Shares underlying the Units outstanding, with redemption rights outstanding.

Additionally, on May 15, 2023, pursuant to the terms of the Charter, the Sponsor elected to convert 1,000,000 Class B Ordinary Shares held by it on a one-for-one basis into Class A Ordinary Shares, with immediate effect (such shares, the “Converted Shares”). The Sponsor will not have any redemption rights in connection with the Converted Shares, and the Converted Shares will be subject to the restrictions on transfer included in the letter agreement entered into by the Sponsor in connection with the IPO. Following such conversion, and as a result of the redemptions described above, as of September 30, 2023 there are an aggregate of 3,774,553 Class A Ordinary Shares issued and outstanding and 5,666,667 Class B Ordinary Shares issued and outstanding.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Liquidity and Going Concern

As of September 30, 2023, the Company had $17,450 in cash and a working capital deficit of approximately $13.9 million.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover certain expenses on behalf of the Company in exchange for issuance of Founder Shares (as defined in Note 5), and loan proceeds from the Sponsor of approximately $87,000 under an unsecured promissory note. The Company fully repaid the amounts borrowed under the unsecured promissory note upon closing of the Initial Public Offering on August 13, 2021. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates provided the Company with $1,625,213 under the amended and restated New Note (as defined in Note 5) (of which up to $1.5 million may be converted at the lender’s option into warrants to purchase the Company’s Class A ordinary shares at an exercise price of $11.50 per share).

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity condition and date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after February 13, 2024. The unaudited condensed consolidated financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern. The Company intends to complete an initial Business Combination before the Combination Period. Over this time period, the Company will be using the funds outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating a Business Combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on April 17, 2023. The interim results for the three and nine months ended September 30, 2023, are not necessarily indicative of the results to be expected for the year ending December 31, 2023, or for any future periods.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2023 and December 31, 2022.

Investments Held in Trust Account

As of September 30, 2023, the assets held in the Trust Account were held in a demand deposit account. As of December 31, 2022, the Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invested in U.S. government securities and generally had a readily determinable fair value, or a combination thereof. The Company’s investments held in the Trust Account in the demand deposit funds are recognized at fair value. When the Company’s investments held in the Trust Account were comprised of U.S. government securities, the investments were classified as trading securities. When the Company’s investments held in the Trust Account were comprised of money market funds, the investments were recognized at fair value. The demand deposit funds, trading securities, and investments in money market funds are presented on the condensed consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in Trust Account in the accompanying condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Promissory Note-Related Party

The Company notes that the amended and restated New Note (as defined below in Note 5) includes a conversion option. The conversion option was evaluated under ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). In accordance with ASC 815-10-15-74, the conversion feature is not required to be bifurcated from the note. The conversion feature was considered to be immaterial and considering the other terms of the amended and restated New Note, management believes the fair value of the amended and restated New Note is approximately equal to the carrying value.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Public Warrants and the Private Placement Warrants are classified in accordance with ASC Topic 480, “Distinguishing Liabilities and Equity” (“ASC 480”), and ASC 815, which provides that the warrants are not precluded from equity classification. Equity-classified contracts were initially measured at fair value (or allocated value). Subsequent changes in fair value will not be recognized as long as the contracts continue to be classified in equity in accordance with ASC 480 and ASC 815.

The Forward Purchase Agreement (defined in Note 1) is recognized as a derivative liability in accordance with ASC 815. Accordingly, the Company recognizes the instrument as an asset or liability at fair value and with changes in fair value recognized in the Company’s condensed consolidated statements of operations. The estimated fair value of the Forward Purchase Agreement is measured at fair value using a Monte Carlo simulation model.

The transfer to the Second Extension 10X II Investors of Founder Shares in connection with the approval of the Second Extension Proposal is classified in accordance with ASC 480 and ASC 815, which provides that the Founder Shares are not precluded from equity classification. Equity-classified contracts were initially measured at fair value (or allocated value). Subsequent changes in fair value will not be recognized as long as the contracts continue to be classified in equity in accordance with ASC 480 and ASC 815.

The transfer to the Second Extension 10X II Investors of Founder Shares to the extent the Company’s board of directors agrees to further extend the date to consummate a Business Combination to the Additional Extension Date is recognized as a derivative liability in accordance with ASC 815. Accordingly, the Company recognizes the instrument as an asset or liability at fair value and with changes in fair value recognized in the Company’s condensed consolidated statements of operations. The estimated fair value of the Non-Redemption Agreement is measured at fair value using a discount for the probability of liquidation approach.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with Public Warrants are recognized net in equity. Offering costs associated with the Class A ordinary shares were charged against the carrying value of Class A ordinary shares upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Class A Ordinary Shares Subject to Possible Redemption

Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to possible redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity (deficit). The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, all outstanding Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed consolidated balance sheets.

Under ASC 480, the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of the redeemable Class A ordinary shares resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Loss per Ordinary Share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net loss per ordinary share is calculated by dividing the net loss by the weighted average ordinary shares outstanding for the respective period.

The calculation of diluted net loss per ordinary shares does not consider the effect of the Public Warrants, the Private Placement Warrants and any warrants underlying any Working Capital Units (as defined in Note 5) issued to the Sponsor, officers or directors upon future conversions of the amended and restated New Note, if any, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net loss per share is the same as basic net loss per share for the three and nine months ended September 30, 2023 and 2022. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The following table presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of ordinary shares:

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2023		2022		2023		2022
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Net loss	$(443,517)	$(665,844)	$(700,048)	$(225,950)	$(1,089,917)	$(1,498,510)	$(4,967,410)	$(1,603,296)
Denominator:
Basic and diluted weighted average shares outstanding	3,774,553	5,666,667	20,655,000	6,666,667	4,481,227	6,161,172	20,655,000	6,666,667
Basic and diluted net loss per share	$(0.12)	$(0.12)	$(0.03)	$(0.03)	$(0.23)	$(0.23)	$(0.24)	$(0.24)

Income Taxes

The Company follows the guidance of accounting for income taxes under ASC 740, “Income Taxes”, which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with Cayman Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s unaudited condensed consolidated financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”), which simplifies the accounting for convertible instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 allows for a modified or full retrospective method of transition. For smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, and should be applied on a full or modified retrospective basis, with early adoption permitted for fiscal years beginning after December 15, 2020. The Company adopted ASU 2020-06 on January 1, 2023. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

On August 13, 2021, the Company consummated its Initial Public Offering of 20,000,000 Units at a purchase price of $10.00 per Unit, generating gross proceeds of $200,000,000. Of the 20,000,000 Units sold, 19,780,000 Units were purchased by qualified institutional buyers not affiliated with the Sponsor or any member of the management team (the “Anchor Investors”).

Each Unit consists of one Class A ordinary share, and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). Each warrant will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the Business Combination, or earlier upon redemption or liquidation.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Cantor purchased an aggregate of 655,000 Private Units, at a price of $10.00 per Unit, for an aggregate purchase price of $6,550,000, in a private placement.

If the Company does not complete a Business Combination within the Combination Period, the Private Units will expire worthless. The Private Units, including the private placement shares and private placement warrants each underlying the Private Units are subject to the transfer restrictions. The Private Units have terms and provisions that are identical to those of the Units sold in the Initial Public Offering.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In February 2021, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain of the offering and formation costs in exchange for an aggregate of 7,666,667 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”), 1,000,000 of which were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised. The option expired on September 25, 2021, and subsequently, the Sponsor forfeited 1,000,000 Class B ordinary shares. Additionally, contingent upon the consummation of the Business Combination, the Sponsor has agreed to transfer an aggregate of 1,334,339 Class B ordinary shares to the Anchor Investor for the same price originally paid for such shares. The Class B ordinary shares will automatically convert into Class A ordinary shares upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 8. The Company determined that the fair value of these Class B ordinary shares was approximately $10.0 million (or approximately $7.50 per share) using a Monte Carlo simulation. The Company recognized the excess fair value of these Class B ordinary shares, over the price sold to the Anchor Investors, as an expense of the Initial Public Offering resulting in a charge against the carrying value of Class A ordinary shares subject to possible redemption. On May 15, 2023, the Sponsor converted 1,000,000 Class B ordinary shares into 1,000,000 Class A ordinary shares.

The initial shareholders and the Anchor Investors have agreed not to transfer, assign or sell any of their Class B ordinary shares until after, or concurrently with, the consummation of the initial Business Combination.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company would repay the Working Capital Loans. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of the Working Capital Loans may be convertible into additional units of the Company (“Working Capital Units”) at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Units. On November 14, 2022, the Sponsor agreed to loan the Company up to $800,000 pursuant to a promissory note (as amended and restated on November 14, 2022, the “New Note”). The New Note is non-interest bearing, unsecured and due at the earlier of the consummation of the Business Combination and the day prior to the date the Company must elect to liquidate and dissolve in accordance with the provisions of the Amended and Restated Memorandum and Articles of Association. On May 17, 2023, the Company amended and restated the New Note and the Sponsor agreed to loan the Company up to $2,500,000 pursuant to the second amended and restated promissory note. The amended and restated New Note bears no interest and is repayable in full upon the earlier of the consummation of the Company’s initial Business Combination and the day prior to the date the Company elects to liquidate and dissolve in accordance with the provisions of the Amended and Restated Memorandum and Articles of Association (the “Maturity Date”). Up to $1,500,000 of the principal amount of the amended and restated New Note may also be converted into additional private placement-equivalent units, at a price of $10.00 per unit, at the option of the holder of the amended and restated New Note at any time on or prior to the Maturity Date. As of September 30, 2023 and December 31, 2022, the Company had $1,625,213 and $600,000 outstanding under the amended and restated New Note , respectively. Management considers the conversion option within the amended and restated New Note to be immaterial. As the conversion option was considered to be immaterial and considering other terms of the amended and restated New Note, management believes the fair value of the amended and restated New Note is approximately equal to the carrying value.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Administrative Support Agreement

The Company pays an affiliate of the Sponsor $20,000 per month for office space and secretarial and administrative services. Upon the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will cease paying these monthly fees. For the three months ended September 30, 2023 and 2022, the Company incurred and paid $60,000 and $60,000 of administrative support expense, respectively. For the nine months ended September 30, 2023 and 2022, the Company incurred and paid $180,000 and $180,000 of administrative support expense, respectively. As of September 30, 2023 and December 31, 2022, there were no administrative support fees outstanding.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Class B ordinary shares, private placement units, and warrants that may be issued upon conversion of the amended and restated New Note (and any Class A ordinary shares and warrants issuable upon the exercise of the private placement units and units that may be issued upon conversion of the amended and restated New Note and upon conversion of the Class B ordinary shares) are entitled to registration rights pursuant to a registration rights agreement dated August 10, 2021 requiring the Company to register such securities for resale (in the case of the Class B ordinary shares, only after conversion to Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of effectiveness to purchase up to an additional 3,000,000 Units at the Initial Public Offering price less the underwriting discounts and commissions. The option expired on September 25, 2021.

The underwriter was entitled to an underwriting discount of approximately $4.0 million, paid upon the closing of the Initial Public Offering. In addition, $7.0 million was recorded as payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Contingent Fee Arrangements

On October 21, 2022 the Company entered into an arrangement with Canaccord Genuity LLC (“Canaccord”) to obtain certain financial advisory and equity capital market advisory services. Canaccord would be entitled to an aggregate fee of up to $1,500,000. In addition, Canaccord would also be eligible for a discretionary incentive fee of $250,000. Per the arrangement, a portion of the fee is payable upon execution of the letter agreement with Canaccord, a portion is payable upon delivery of a fairness opinion by Canaccord and the remainder of the fee (plus any discretionary incentive fee for these services) is contingent upon the closing of a Business Combination and therefore are not included as liabilities on the accompanying condensed consolidated balance sheets. Under the arrangement, the Company will also reimburse Canaccord for reasonable expenses. As of September 30, 2023, no expenses have been claimed.

Pursuant to the SEPA, New African Agriculture will pay to Yorkville a commitment fee of $1.0 million, which is to be paid on the SEPA Effective Date. New African Agriculture can elect to pay the commitment fee by issuing New African Agriculture Common Stock to Yorkville in an amount equal to the commitment fee divided by the average daily VWAP for the five consecutive trading days prior to the SEPA Effective Date. Per the arrangement, the Yorkville commitment fee is contingent upon the closing of a Business Combination and therefore is not included as a liability on the accompanying condensed consolidated balance sheets.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

NOTE 7. CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION

The Company’s Class A ordinary shares contain certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2023 and December 31, 2022, there were 2,119,553 and 4,642,030 Class A ordinary shares outstanding which were subject to possible redemption, respectively.

The Class A ordinary shares subject to possible redemption reflected on the accompanying condensed consolidated balance sheets as of September 30, 2023 and December 31, 2022 are reconciled in the following table:

Gross proceeds	$200,000,000
Less:
Redemption of Class A ordinary share subject to possible redemption	(154,906,130)
Plus:
Increase in redemption value of Class A ordinary shares subject to possible redemption	2,070,678
Class A ordinary shares subject to possible redemption at December 31, 2022	47,164,548
Increase in redemption value of Class A ordinary shares subject to possible redemption	501,501
Class A ordinary shares subject to possible redemption at March 31, 2023	47,666,049
Increase in redemption value of Class A ordinary shares subject to possible redemption	439,819
Redemptions of Class A ordinary shares	(26,023,916)
Class A ordinary shares subject to possible redemption at June 30, 2023	22,081,952
Increase in redemption value of Class A ordinary shares subject to possible redemption	260,232
Class A ordinary shares subject to possible redemption at September 30, 2023	$22,342,184

NOTE 8. SHAREHOLDERS’ DEFICIT

Preference shares - The Company is authorized to issue 1,000,000 preference shares at par value of $0.0001 each. As of September 30, 2023 and December 31, 2022, there were no preference shares issued or outstanding.

Class A ordinary shares - The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2023 and December 31, 2022, there were 1,655,000 and 655,000 Class A ordinary shares issued and outstanding, excluding 2,119,553 and 4,642,030 Class A ordinary shares subject to possible redemption, respectively, classified outside of permanent equity on the condensed consolidated balance sheets.

Class B ordinary shares - The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of September 30, 2023 and December 31, 2022 there were 5,666,667 and 6,666,667 Class B ordinary shares issued and outstanding, respectively (see Note 5).

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with the consummation of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the Business Combination in excess of the number of Class A ordinary shares or equity-linked securities issued in the Company’s Initial Public Offering, the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders and not including the Class A ordinary shares underlying the Private Units), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A ordinary shares or equity-linked securities or rights exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the Business Combination and any Working Capital Units issued to the Sponsor, officers or directors upon conversion of the amended and restated New Note, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Holders of record of the Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders.

On May 15, 2023, the Sponsor converted 1,000,000 Class B ordinary shares into 1,000,000 Class A ordinary shares.

Warrants - As of September 30, 2023 and December 31, 2022, there were 6,885,000 warrants (6,666,667 Public Warrants and 218,333 Private Warrants included in the Private Units) outstanding. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustments as described herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any founder shares or private placement shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummates the Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustments as described herein.

The warrants cannot be exercised until 30 days after the completion of the initial Business Combination, and will expire at five p.m., New York City time, five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the Unit solely for the Class A ordinary share underlying such Unit.

Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the private placement warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of the Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The private placement warrants underlying the Private Units, as well as any warrants underlying Working Capital Units the Company issues to the Sponsor, officers, directors, initial shareholders or their affiliates in payment of the amended and restated New Note made to the Company, are identical to the Public Warrants.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2023 and December 31, 2022 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value at each respective date:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
September 30, 2023
Assets
Cash held in Trust Account	$22,442,184	$22,442,184	$-	$-
Liabilities
Derivative liabilities - Forward Purchase Agreement	$172	$-	$-	$172
Derivative liabilities - Non Redemption Agreement	$400,702	$-	$-	$400,702

December 31, 2022
Assets
Funds that invest in U.S. Treasury Securities	$47,264,548	$47,264,548	$-	$-
Liabilities
Derivative liabilities - Forward Purchase Agreement	$331,777	$-	$-	$331,777

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers to/from Levels 1, 2, and 3 during the for the three and nine months ended September 30, 2023 and 2022.

Level 1 instruments include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The estimated fair value of the Forward Purchase Agreement was measured at fair value using a Monte Carlo simulation model, which was determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. Any changes in these assumptions can change the valuation significantly.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates related to the Forward Purchase Agreement:

	As of September 30, 2023	As of December 31, 2022
Expected redemption price	$10.54	$10.48
Stock price	$10.60	$9.89
Volatility	45%	65.0%
Term (years)	3.1	3.50
Risk-free rate	4.8%	4.49%
Cost of debt	13.66%	14.80%

The Company estimated the fair value of the investor interests attributable to the Founder Shares in connection with the Non-Redemption Agreements (see Note 1) was determined using a discount for the probability of liquidation approach. The discount for the probability of liquidation approach was determined based on Level 3 inputs. The Company estimated the fair value of the investor interests attributable to the Founder Shares to be $130,418 or $0.23 per share as of May 5, 2023. The fair value for May 5, 2023 was determined using a discount for the probability of liquidation approach with a discount of 2.2% for the probability of liquidation and the value per shares as of the valuation date of $10.25. The fair value was estimated to be $400,702 or $0.17 per share as of September 30, 2023. The fair value for September 30, 2023 was determined using a discount of 15% for the probability of liquidation and the value per shares as of the valuation date of $10.6.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates related to the Non-Redemption Agreements:

	As of September 30, 2023	As of May 5, 2023
Expected redemption price	$11.50	$11.50
Stock price	$10.60	$10.25
Volatility	51%	57.0%
Term (years)	5.12	5.44
Risk-free rate	4.5%	3.35%
Discount rate(1)	85%	2.2%

(1)	The valuation as of May 5, 2023 implied the probability of success based on the Company’s public warrants. Subsequent valuation dates during the three months ended September 30, 2023 utilized additional market information as the probability implied by the warrant value did not reflect the Company’s progress toward completing a Business Combination.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

The change in the fair value of the forward purchase agreement and non-redemption agreements liabilities, measured with Level 3 inputs, for the nine months ended September 30, 2023 is summarized as follows:

Derivative liabilities at January 1, 2022	$-
Loss on entry into forward purchase agreement	295,330
Change in fair value of derivative liabilities	36,447
Derivative liabilities at December 31, 2022	331,777
Change in fair value of derivative liabilities	190,109
Derivative liabilities at March 31, 2023	521,886
Loss on entry into non redemption agreements	86,945
Change in fair value of derivative liabilities	(367,567)
Derivative liabilities at June 30, 2023	241,264
Non-redemption agreements liabilities transferred to equity	(164,439)
Change in fair value of derivative liabilities	324,049
Derivative liabilities at September 30, 2023	$400,874

The Company recognized a gain in connection with the change in the fair value of forward purchase options liabilities of $5,000 and $159,777 in the condensed consolidated statements of operations for the three and nine months ended September 30, 2023, respectively. The Company recognized a loss in connection with the change in the fair value of non-redemption agreement liabilities of $500,877 and $478,196 in the condensed consolidated statements of operations for the three and nine months ended September 30, 2023, respectively. The Company recognized a loss in connection with the issuance of non-redemption agreements of $130,418 in the condensed consolidated statements of operations for the nine months ended September 30, 2023.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the unaudited condensed consolidated balance sheets date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events other than the event described below that required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On October 10, 2023, the Board approved the extension of the date by which the Company is required to complete an initial business combination until November 13, 2023. On November 8, 2023, the Board approved an extension of the date by which 10X II is required to complete an initial business combination from November 13, 2023 until December 13, 2023.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

10X Capital Venture Acquisition Corp. II

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of 10X Capital Venture Acquisition Corp. II (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from February 10, 2021 through December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from February 10, 2021 through December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination  by May 13, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2021.

New York, New York

April 17, 2023

PCAOB Number 100

10X CAPITAL VENTURE ACQUISITION CORP. II

CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
Assets
Current assets:
Cash	$36,675	$1,358,622
Prepaid expenses	137,073	183,695
Total current assets	173,748	1,542,317
Investments held in Trust Account	47,264,548	200,005,484
Total Assets	$47,438,296	$201,547,801

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$2,969,033	$130,384
Accrued expenses	6,768,920	1,063,040
Promissory note – related party	600,000	—
Total current liabilities	10,337,953	1,193,424
Derivative liabilities	331,777	—
Deferred underwriting commissions	7,000,000	7,000,000
Total Liabilities	17,669,730	8,193,424

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, $0.0001 par value; 4,642,030 and 20,000,000 shares issued and outstanding at redemption value of approximately $10.16 and $10.00 per share as of December 31, 2022 and 2021, respectively	47,164,548	200,000,000

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of December 31, 2022 and 2021	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 655,000 shares issued and outstanding (excluding 4,642,030 and 20,000,000 shares subject to possible redemption) as of December 31, 2022 and 2021	66	66
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,666,667 shares issued and outstanding as of December 31, 2022 and 2021	667	667
Accumulated deficit	(17,396,715)	(6,646,356)
Total shareholders’ deficit	(17,395,982)	(6,645,623)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$47,438,296	$201,547,801

The accompanying notes are an integral part of these consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP. II

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Period From February 10, 2021 (inception) Through December 31, 2021
General and administrative expenses	$10,273,098	$1,459,011
Administrative expenses — related party	240,000	86,667
Loss from operations	(10,513,098)	(1,545,678)
Other income (expenses):
Change in fair value of derivative liabilities	(36,447)	—
Income from investments held in Trust Account	2,165,194	5,484
Loss on Forward Purchase Agreement	(295,330)	—
Total other income	1,833,417	5,484
Net loss	$(8,679,681)	$(1,540,194)

Weighted average shares outstanding, Class A ordinary shares	18,677,398	8,961,092
Basic and diluted net loss per share, Class A ordinary shares	$(0.34)	$(0.10)
Weighted average shares outstanding, Class B ordinary shares	6,666,667	6,482,052
Basic and diluted net loss per share, Class B ordinary shares	$(0.34)	$(0.10)

The accompanying notes are an integral part of these consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP. II

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM FEBRUARY 10, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholder’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — February 10, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	7,666,667	767	24,233	—	25,000
Fair value of Public Warrants included in the Units sold in the Initial Public Offering	—	—	—	—	4,733,334	—	4,733,334
Sales of Private Placement Units	655,000	66	—	—	6,549,934	—	6,550,000
Contribution from Sponsor upon sale of Founder Shares to Anchor Investors	—	—	—	—	10,341,127	—	10,341,127
Forfeiture of Class B ordinary shares	—	—	(1,000,000)	(100)	100	—	—
Accretion of Class A ordinary shares subject to possible redemption	—	—	—	—	(21,648,728)	(5,106,162)	(26,754,890)
Net loss	—	—	—	—	—	(1,540,194)	(1,540,194)
Balance — December 31, 2021	655,000	66	6,666,667	667	—	(6,646,356)	(6,645,623)
Increase in redemption value of Class A ordinary shares subject to possible redemption	—	—	—	—	—	(2,070,678)	(2,070,678)
Net loss	—	—	—	—	—	(8,679,681)	(8,679,681)
Balance — December 31, 2022	655,000	$66	6,666,667	$667	$—	$(17,396,715)	$(17,395,982)

The accompanying notes are an integral part of these consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP. II

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	For the Period From February 10, 2021 (inception) Through December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(8,679,681)	$(1,540,194)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party in exchange for issuance of Class B ordinary shares	—	11,697
General and administrative expenses paid by Sponsor under promissory note	—	34
Change in fair value of derivative liabilities	36,447	—
Loss on Forward Purchase Agreement	295,330	—
Income from investments held in Trust Account	(2,165,194)	(5,484)
Changes in operating assets and liabilities:
Prepaid expenses	46,622	(183,695)
Accounts payable	2,838,649	98,384
Accrued expenses	5,705,880	993,040
Net cash used in operating activities	(1,921,947)	(626,218)

Cash Flows from Investing Activities:
Principal deposited in Trust Account	—	(200,000,000)
Withdrawal for redemption payment	154,906,130	—
Net cash provided by (used in) investing activities	154,906,130	(200,000,000)

Cash Flows from Financing Activities:
Advances from related party	—	1,650
Proceeds received from initial public offering, gross	—	200,000,000
Proceeds received from private placement	—	6,550,000
Redemption payment of Class A ordinary shares subject to possible redemption	(154,906,130)	—
Proceeds from promissory note	600,000	—
Repayment of promissory note	—	(87,369)
Offering costs paid	—	(4,479,441)
Net cash provided by (used in) financing activities	(154,306,130)	201,984,840

Net change in cash	(1,321,947)	1,358,622

Cash — beginning of the period	1,358,622	—
Cash — end of the period	$36,675	$1,358,622

Supplemental disclosure of noncash investing and financing activities:
Offering costs paid by related party in exchange for Founder Shares	$—	$13,303
Offering costs included in accounts payable	$—	$32,000
Offering costs included in accrued expenses	$—	$70,000
Offering costs paid by related party under promissory note	$—	$85,685
Value of Class B ordinary shares transferred to Anchor Investors	$—	$10,341,127
Forfeiture of Class B ordinary shares	$—	$100
Deferred underwriting fee	$—	$7,000,000

The accompanying notes are an integral part of these consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Organization and General

10X Capital Venture Acquisition Corp. II (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on February 10, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from February 10, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the Initial Public Offering (as defined below), and, since the closing of the Initial Public Offering, the search for and efforts toward completing an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s Sponsor is 10X Capital SPAC Sponsor II LLC, a Cayman Islands limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 10, 2021. On August 13, 2021, the Company consummated its initial public offering (the “Initial Public Offering”) of 20,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units offered, the “Public Shares” and with respect to the warrants included in the Units offered, the “Public Warrants”) at $10.00 per Unit, generating gross proceeds of $200.0 million, and incurring offering costs of approximately $21.7 million, of which $7.0 million was for deferred underwriting commissions (Note 7).

Simultaneously with the consummation of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 655,000 Units (the “Private Units”) to the Sponsor and Cantor Fitzgerald & Co. (“Cantor”), at a price of $10.00 per Private Unit, generating gross proceeds of approximately $6.6 million.

Following the closing of the Initial Public Offering on August 13, 2021, $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units and $12,515 overfunded by Sponsor, which was returned to the Sponsor on August 17, 2021, was placed in a Trust Account (“Trust Account”) and is being invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Initial Public Offering and the sale of the Private Units will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of the Public Shares if the Company is unable to complete the initial Business Combination within 21 months from the closing of the Initial Public Offering, subject to applicable law, and (iii) the redemption of the Public Shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of its obligation to redeem 100% of the Public Shares if the Company has not consummated the initial Business Combination within 21 months from the closing of the Initial Public Offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders.

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (excluding the amount of deferred underwriting discounts held and taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940. There is no assurance that the Company will be able to successfully effect a Business Combination.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

The Company will provide the public shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, subject to the limitations and on the conditions described herein. The amount in the Trust Account at December 31, 2022 was $10.16 per Public Share.

The Class A ordinary shares subject to redemption is recorded at a redemption value and classified as temporary equity, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which the Company adopted upon the consummation of the Initial Public Offering (as amended and restated on November 9, 2022, the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or vote at all. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial shareholders agreed to waive their redemption rights with respect to their Founder Shares, Private Placement Shares and Public Shares in connection with the completion of a Business Combination.

The Company has only 21 months from the closing of the Initial Public Offering (the “Combination Period”), or May 13, 2023 (see discussion below), to complete the initial Business Combination. If the Company is unable to complete the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The initial shareholders, Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to any Founder Shares and Public Shares they hold in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to any Founder Shares and Public Shares they hold in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period or any extended period of time that the Company may have to consummate the initial Business Combination as a result of an amendment to the Company’s amended and restated memorandum and articles of association (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Combination Period).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the assets in the Trust Account, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

Proposed Business Combination

On November 2, 2022, the Company entered into an Agreement and Plan of Merger (as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of January 3, 2023, and as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, 10X AA Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and African Agriculture, Inc., a Delaware corporation (“African Agriculture”).

Concurrently with the execution of the Merger Agreement and on November 4, 2022, certain Initial Public Offering anchor investors of the Company (the “Initial 10X II Anchor Investors”) entered into non-redemption agreements (the “Initial Non-Redemption Agreements”) with the Company and the Sponsor.

On November 8, 2022, an additional investor of the Company (together with the Initial 10X II Anchor Investors, the “10X II Investors”) entered into a non-redemption agreement (together with the Initial Non-Redemption Agreements, the “Non-Redemption Agreements”) with the Company and the Sponsor.

Pursuant to the Non-Redemption Agreements, such 10X II Investors agreed for the benefit of the Company to (i) vote certain of the Company’s ordinary shares now owned or acquired (the “Subject 10X II Equity Securities”), representing 3,705,743 ordinary shares of the Company in the aggregate, in favor of the proposal to amend the Company’s organizational documents to extend the time the Company is permitted to close a Business Combination and (ii) not redeem the Subject 10X II Equity Securities in connection with such proposal. In connection with these commitments from the 10X II Investors, Sponsor has agreed to transfer to each 10X II Investor an amount of its Class B ordinary shares on or promptly after the consummation of the Business Combination.

Standby Equity Purchase Agreement

Concurrently with the execution of the AA Merger Agreement, the Company entered into the Standby Equity Purchase Agreement (“SEPA”) with Yorkville, pursuant to which, subject to the consummation of the Business Combination, New African Agriculture has the option, but not the obligation, to issue, and Yorkville shall subscribe for, an aggregate amount of up to $100 million of New African Agriculture Common Stock at the time of New African Agriculture’s choosing during the term of the agreement, subject to certain limitations, including caps on issuance and subscriptions based on trading volumes. Each advance under the SEPA (an “Advance”) may be for an aggregate amount of New African Agriculture Common Stock purchased at 96% of the Market Price during a one-day pricing period or 97% of the Market Price during a three-day pricing period elected by New African Agriculture. The “Market Price” is defined in the SEPA as the VWAP (as defined below) during the trading day, in the case of a one day pricing period, or the lowest daily VWAP of the three consecutive trading days, in the case of a three day pricing period, commencing on the trading day on which New African Agriculture submits an Advance notice to Yorkville. “VWAP” means, for any trading day, the daily volume weighted average price of New African Agriculture Common Stock for such date on Nasdaq as reported by Bloomberg L.P. during regular trading hours or such other period in the case of a one-day trading period. The SEPA will continue for a term of three years commencing from the sixth trading day following the closing of the Business Combination (the “SEPA Effective Date”).

Pursuant to the SEPA, New African Agriculture will pay to Yorkville a commitment fee of $1.0 million, which is to be paid on the SEPA Effective Date. New African Agriculture can elect to pay the commitment fee by issuing New African Agriculture Common Stock to Yorkville in an amount equal to the commitment fee divided by the average daily VWAP for the five consecutive trading days prior to the SEPA Effective Date.

Forward Purchase Agreement

Simultaneously with the execution of the Merger Agreement, the Company and African Agriculture entered into an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Agreement”) with Vellar Opportunity Fund SPV LLC — Series 8 (“Seller”), a client of Cohen & Company Financial Management, LLC (“Cohen”). Pursuant to the Forward Purchase Agreement, Seller intends, but is not obligated, to purchase through a broker in the open market (a) the Company’s Class A ordinary shares, par value $0.0001 per share (the “Shares”), after the date of the Company’s redemption deadline from holders of Shares, including those who have elected to redeem Shares (such purchased Shares, the “Recycled Shares”) pursuant to the redemption rights set forth in the Company’s amended and restated memorandum and articles of association in connection with the Business Combination and (b) additional Shares in an issuance from the Company (such Shares, the “Additional Shares” and, together with the Recycled Shares, the “Subject Shares”). The aggregate total Subject Shares will be 4,000,000, subject to automatic reduction to equal the amount of the Company’s ordinary shares outstanding as of the redemption deadline and subject to increase to up to 10,000,000 upon mutual agreement of the Company and Seller (the “Maximum Number of Shares”). Seller has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

Extension

On November 9, 2022, the Shareholders approved, by special resolution, the proposal to amend and restate the Company’s Amended and Restated Memorandum and Articles of Association (as amended and restated, the “Second A&R Charter”), to extend the date by which the Company must (1) consummate an initial Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete such initial Business Combination, and (3) redeem all of the Class A ordinary shares included as part of the Units sold in the Company’s Initial Public Offering, from November 13, 2022 to May 13, 2023 (the “Extension,” and such proposal, the “Extension Proposal”). In connection with the Company’s solicitation of proxies in connection with the Extension Proposal, the Company was required to permit the public shareholders to redeem their Public Shares. Of the Public Shares outstanding with redemption rights, a total of 212 of the Company’s shareholders elected to redeem 15,357,970 Public Shares at a per share redemption price of $10.09. As a result of such redemptions, approximately $154.9 million was removed from the Trust Account to pay such holders, and approximately $47.3 million remained in the Trust Account as of December 31, 2022. Following the redemptions and as of December 31, 2022, the Company had 4,642,030 public shares, including the public shares underlying the Units outstanding, with redemption rights outstanding.

Liquidity and Going Concern

As of December 31, 2022, the Company had approximately $37,000 in cash and a working capital deficit of approximately $10.2 million.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover certain expenses on behalf of the Company in exchange for issuance of Founder Shares (as defined in Note 6), and loan proceeds from the Sponsor of approximately $87,000 under the Note (as defined in Note 6). The Company fully repaid the amounts borrowed under the unsecured promissory note upon closing of the Initial Public Offering on August 13, 2021. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates provided the Company with $600,000 in Working Capital Loans (as defined in Note 6) (of which up to $1.5 million may be converted at the lender’s option into warrants to purchase the Company’s Class A ordinary shares at an exercise price of $11.50 per share).

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity condition and date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after May 13, 2023. The consolidated financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern. The Company intends to complete an initial Business Combination before the mandatory liquidation date. Over this time period, the Company will be using the funds outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating an initial Business Combination.

Risks and Uncertainties

In February 2022, the Russian Federation commenced a military action against Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation, Belarus and other territories and individuals. Further, the impact of this military action and related sanctions on the world economy are not determinable as of the date of these consolidated financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statement is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, regularly exceeds the Federal Deposit Insurance Corporation limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2022 and 2021.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on investments held in the Trust Account in the accompanying consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Working Capital Loan — Related Party

The Company accounts for its New Note (as defined below in Note 5) under ASC Topic 815, Derivatives and Hedging (“ASC 815”). Under ASC 815-15-25, the election can be made at the inception of a financial instrument to account for the instrument under the fair value option under ASC Topic 825, Financial Instruments (“ASC 825”). The primary reason for electing the fair value option is to provide better information on the financial liability amount given current market and economic conditions of the Company. As a result of applying the fair value option, the Company records each draw at fair value with a gain or loss recognized at issuance, and subsequent changes in fair value recorded as change in the fair value of convertible note — related party on the accompanying consolidated statements of operations. The fair value are classified on a combined basis with the loan in promissory note — related party in the accompanying consolidated balance sheets.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Public Warrants and the Private Placement Warrants are classified in accordance with ASC 480 and ASC 815, which provides that the warrants are not precluded from equity classification. Equity-classified contracts were initially measured at fair value (or allocated value). Subsequent changes in fair value will not be recognized as long as the contracts continue to be classified in equity in accordance with ASC 480 and ASC 815.

The Forward Purchase Agreement (defined in Note 1) is recognized as a derivative liability in accordance with ASC 815. Accordingly, the Company recognizes the instrument as an asset or liability at fair value and with changes in fair value recognized in the Company’s consolidated statements of operations. The estimated fair value of the Forward Purchase Agreement is measured at fair value using a Monte Carlo simulation model.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with Public Warrants are recognized net in equity. Offering costs associated with the Class A ordinary shares were charged against the carrying value of Class A ordinary shares upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A Ordinary Shares Subject to Possible Redemption

Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, all outstanding Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s consolidated balance sheets.

Under ASC 480, the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of the redeemable Class A ordinary shares resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average ordinary shares outstanding for the respective period.

The calculation of diluted net income (loss) per ordinary shares does not consider the effect of the Public Warrants, the Private Placement Warrants and the Rights to purchase an aggregate of 20,000,000 Class A ordinary shares since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the year ended December 31, 2022 and for the period from February 10, 2021 (inception) through December 31, 2021. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The following table presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of ordinary shares:

	For the Year Ended December 31, 2022		For the Period From February 10, 2021 (inception) Through December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net loss per ordinary share:
Numerator:
Allocation of net loss	$(6,396,522)	$(2,283,159)	$(893,718)	$(646,476)

Denominator:
Basic and diluted weighted average ordinary shares outstanding	18,677,398	6,666,667	8,961,092	6,482,052
Basic and diluted net loss per ordinary share	$(0.34)	$(0.34)	$(0.10)	$(0.10)

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Income Taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s consolidated financial statement. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, “Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”), which simplifies the accounting for convertible instruments. The guidance removes certain accounting models that separate the embedded conversion features from the host contract for convertible instruments. ASU 2020-06 allows for a modified or full retrospective method of transition. This update is effective for fiscal years beginning after January 1, 2024, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact this change will have on its consolidated financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3 — Initial Public Offering

On August 13, 2021, the Company consummated its Initial Public Offering of 20,000,000 Units at a purchase price of $10.00 per Unit, generating gross proceeds of $200,000,000. Of the 20,000,000 Units sold, 19,780,000 Units were purchased by qualified institutional buyers not affiliated with the Sponsor or any member of the management team (the “Anchor Investors”).

Each Unit consists of one Class A ordinary share, and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). Each warrant will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Cantor purchased an aggregate of 655,000 Private Units, at a price of $10.00 per Unit, for an aggregate purchase price of $6,550,000, in a private placement.

If the Company does not complete the initial Business Combination within the Combination Period, the Private Units will expire worthless. The Private Units, including the private placement shares and private placement warrants each underlying the Private Units are subject to the transfer restrictions. The Private Units have terms and provisions that are identical to those of the Units sold in the Initial Public Offering.

Note 5 — Related Party Transactions

Founder Shares

In February 2021, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain of the offering and formation costs in exchange for an aggregate of 7,666,667 Class B ordinary shares, par value $0.0001 per share, 1,000,000 of which were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised. The option expired on September 25, 2021, and subsequently, the Sponsor forfeited 1,000,000 Class B ordinary shares. Additionally, upon consummation of the Business Combination, the Sponsor agreed to transfer an aggregate of 1,334,339 Class B ordinary shares to the Anchor Investor for the same price originally paid for such shares. The Class B ordinary shares will automatically convert into Class A ordinary shares upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 8. The Company determined that the fair value of these Class B ordinary shares was approximately $10.0 million (or approximately $7.50 per share) using a Monte Carlo simulation. The Company recognized the excess fair value of these Class B ordinary shares, over the price sold to the Anchor Investors, as an expense of the Initial Public Offering resulting in a charge against the carrying value of Class A ordinary shares subject to possible redemption.

The initial shareholders and the Anchor Investors have agreed not to transfer, assign or sell any of their Class B ordinary shares until after, or concurrently with, the consummation of the initial Business Combination.

Promissory Note-Related Party

The Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and due at the earlier of December 31, 2021 or the closing of the IPO. The Company fully repaid the promissory note in the amount of $87,369 upon the closing of IPO. As of December 31, 2022 and 2021, there was no outstanding balance under the promissory note. Subsequent to the repayment, the promissory note is no longer available to the Company.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of the Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Units. At December 31, 2022 and 2021, no such Working Capital Loans were outstanding. On November 14, 2022, the Sponsor agreed to loan the Company up to $800,000 pursuant to a promissory note (as amended and restated on November 14, 2022, the “New Note”). The New Note is non-interest bearing, unsecured and due at the earlier of the consummation of the Company’s initial business combination and the day prior to the date the Company must elect to liquidate and dissolve in accordance with the provisions of the Second A&R Charter. As of December 31, 2022 and 2021, the Company had $600,000 and $0 outstanding under the Working Capital Loans.

Administrative Support Agreement

The Company pays an affiliate of the Sponsor $20,000 per month for office space and secretarial and administrative services. Upon the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2022 and for the period from February 10, 2021 (inception) through December 31, 2021, the Company incurred and paid approximately $240,000 and $87,000 of administrative support expense, respectively. As of December 31, 2022 and 2021, there were no outstanding balances under this agreement.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

The executive officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made by the Company to the officers or directors. For the year ended December 31, 2022 and 2021, the Company incurred approximately $240,000 and $3,500, respectively in such costs and there were no outstanding amounts as of December 31, 2022 and 2021, respectively, payable to the executive officers and directors as reflected in the accounts payable on the accompanying balance sheets.

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Class B ordinary shares, private placement units, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares and warrants issuable upon the exercise of the private placement units and units that may be issued upon conversion of Working Capital Loans and upon conversion of the Class B ordinary shares) are entitled to registration rights pursuant to a registration rights agreement dated August 10, 2021 requiring the Company to register such securities for resale (in the case of the Class B ordinary shares, only after conversion to Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities.

In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of effectiveness to purchase up to an additional 3,000,000 Units at the Initial Public Offering price less the underwriting discounts and commissions. The option expired on September 25, 2021.

The underwriter was entitled to an underwriting discount of approximately $4.0 million, paid upon the closing of the Initial Public Offering. In addition, approximately $7.0 million was recorded as payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Contingent Fee Arrangement

On October 21, 2022 the Company entered into an arrangement with Canaccord Genuity LLC (“Canaccord”) to obtain financial advisory and equity capital market advisory services and to act as the Company’s placement agent in connection with raising capital with a specific target in its search for a Business Combination. Canaccord would be entitled to a capital markets advisory fee of $1.0 million. In addition, Canaccord would also be entitled to a discretionary incentive fee of $250,000. Per the arrangement, the capital markets advisory fee and discretionary incentive fee for these services is contingent upon the closing of a Business Combination and therefore are not included as liabilities on the accompanying consolidated balance sheets. Under the arrangement, the Company will also reimburse Canaccord for reasonable expenses. As of December 31, 2022, no expenses have been claimed.

Note 7 — Class A Ordinary Shares Subject to Possible Redemption

The Company’s Class A ordinary shares contain certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2021, there were 20,000,000 Class A ordinary shares outstanding which were subject to possible redemption. As of December 31, 2022, there were 4,642,030 Class A ordinary shares outstanding which were subject to possible redemption.

The Class A ordinary shares subject to possible redemption reflected on the accompanying consolidated balance sheet is reconciled in the following table:

Gross proceeds	$200,000,000
Less:
Proceeds allocated to Public Warrants	(4,733,334)
Class A ordinary share issuance costs	(22,021,556)
Plus:
Accretion of carrying value to redemption value	26,754,890
Class A ordinary share subject to possible redemption as of December 31, 2021	200,000,000
Redemption of Class A ordinary shares subject to possible redemption	(154,906,130)
Increase in redemption value of Class A ordinary shares subject to possible redemption	2,070,678
Class A ordinary share subject to possible redemption as of December 31, 2022	$47,164,548

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Shareholders’ Deficit

Preference Shares — The Company is authorized to issue a total of 1,000,000 preference shares at par value of $0.0001 each. As of December 31, 2022 and 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 655,000 Class A ordinary shares issued and outstanding, excluding 4,642,030 and 20,000,000 Class A shares subject to possible redemption and classified outside of permanent equity on the consolidated balance sheets, respectively.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were 6,666,667 Class B ordinary shares issued and outstanding (see Note 5).

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination in excess of the number of Class A ordinary shares or equity-linked securities issued in our Initial Public Offering, the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders and not including the Class A ordinary shares underlying the Private Units), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities or rights exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Units issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of founder shares will never occur on a less than one-for-one basis.

Holders of record of the Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders.

Warrants — As of December 31, 2022, there were 6,885,000 warrants (6,666,667 Public Warrants and 218,333 Private Warrants included in the Private Placement Units) outstanding. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustments as described herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any founder shares or private placement shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. No warrants are currently outstanding. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustments as described herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any founder shares or private placement shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Shareholders’ Deficit (cont.)

The warrants cannot be exercised until 30 days after the completion of the initial Business Combination, and will expire at five p.m., New York City time, five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the Unit solely for the Class A ordinary share underlying such Unit.

Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the private placement warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of the Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The private placement warrants underlying the Private Units, as well as any warrants underlying additional Units the Company issues to the Sponsor, officers, directors, initial shareholders or their affiliates in payment of Working Capital Loans made to the Company, are identical to the Public Warrants.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2022 and 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value at each respective date.

December 31, 2022

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Funds that invest in U.S. Treasury Securities	$47,264,548	$—	$—
Liabilities:
Derivative liabilities – Forward Purchase Agreement	$—	$—	$331,777

December 31, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Funds that invest in U.S. Treasury Securities	$200,005,484	$—	$—
Liabilities:
Derivative liabilities – Forward Purchase Agreement	$—	$—	$—

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers to/from Levels 1, 2, and 3 during the year ended December 31, 2022 and for the period from February 10, 2021 (inception) through December 31, 2021.

Level 1 instruments include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The estimated fair value of the Forward Purchase Agreement was measured at fair value using a Monte Carlo simulation model, which was determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. Any changes in these assumptions can change the valuation significantly.

10X CAPITAL VENTURE ACQUISITION CORP. II

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements (cont.)

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	At initial issuance date	As of December 31, 2022
Expected redemption price	$10.33	$10.48
Stock price	$10.04	$9.89
Volatility	65.0%	65.0%
Term (years)	3.50	5.67
Risk-free rate	4.49%	4.18%
Cost of debt	14.8%	12.4%

The change in the fair value of the forward purchase agreement assets and liabilities, measured with Level 3 inputs, for year ended December 31, 2022 is summarized as follows:

Derivative liabilities at January 1, 2022	$—
Loss on entry into Forward Purchase Agreement	295,330
Change in fair value of derivative liabilities	36,447
Derivative liabilities at December 31, 2022	$331,777

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date consolidated financial statements were available to be issued. Based upon this review, the Company determined that, except for the below, there have been no events that have occurred that would require adjustments to the disclosures in the consolidated financial statements.

Subsequent to December 31, 2022, the Company borrowed an additional $200,000 under the New Note. As a result, as of the date of the financial statements, the Company had $800,000 outstanding as promissory note — related party.

AFRICAN AGRICULTURE, INC.
CONSOLIDATED BALANCE SHEETS

	Unaudited
	September 30,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$34,497	$10,058
Inventory - current	260,054	314,849
Prepaid expenses	963,738	989,703
Accounts receivable	36,958	87,755
Other receivable	10,826	103,115
Total current assets	1,306,073	1,505,480

Long-term inventory	109,667	276,581
Property, plant, and equipment, net	2,043,187	2,222,521
Operating lease right-of-use asset	6,642,096	2,318,959
Intangible asset, net	4,456,809	4,543,818
Deposits	11,876	11,977
Total assets	$14,569,708	$10,879,336

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$6,552,462	$4,703,191
Accrued expenses	1,529,252	832,346
Seller note payable - current	1,958,333	1,664,631
Operating lease liabilities - current	16,070	14,514
Other payables	176,708	123,237
Short term convertible notes	1,969,321	1,969,321
Short term debt	988,925	586,425
Related party payables - current	625,879	-
Total current liabilities	13,816,950	9,893,665

Non-current liabilities
Accrual for contingent liabilities	2,236,841	2,271,181
Operating lease liabilities, net of current	6,796,367	2,352,645
Related party payables	211,398	108,277
Total liabilities	$23,061,556	$14,625,768

Commitments and Contingencies Shareholders’ deficit:

Common stock; par value $0.0001, 70,000,000 shares authorized, 39,141,705 issued and outstanding at September 30, 2023 and December 31, 2022	3,914	3,914
Additional paid-in-capital	61,115,793	36,867,572
Accumulated deficit	(69,575,490)	(40,558,626)
Accumulated other comprehensive loss	(36,065)	(59,292)
Total shareholders’ deficit	(8,491,848)	(3,746,432)

Total liabilities and shareholders’ deficit	$14,569,708	$10,879,336

See accompanying notes to unaudited consolidated financial statements

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the nine months ended September 30,
	2023	2022
Revenue
Sales	$1,451,236	$330,291
Cost of goods sold	1,031,135	319,711
Gross profit	420,101	10,580
Operating expenses:
Employee compensation	24,163,737	561,492
Professional fees	3,760,393	2,896,365
Equipment rental	19,329	77,826
Operating lease expense	165,079	302,027
Amortization	87,009	87,009
Depreciation	177,194	196,349
Utilities and fuel	61,410	67,578
Travel and entertainment	104,920	117,697
Program development and design	-	101,893
Other operating expenses	272,234	308,032
Total operating expenses	28,811,305	4,716,268
Loss from operations	(28,391,204)	(4,705,688)

Other (income) expenses:
Foreign currency exchange gain	(17,563)	(297,886)
Loss on sale of assets	-	21,281
Interest expense - related party	33,078	517,085
Interest expense - other	618,588	276,642
Other income	(8,443)	-
Total other expense	625,660	517,122

Loss before provision for income tax	(29,016,864)	(5,222,810)

Provision for income tax	-	-

Net loss	$(29,016,864)	$(5,222,810)

Loss per share	(0.75)	(0.14)

See accompanying notes to unaudited consolidated financial statements

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	For the nine months ended September 30,
	2023	2022
Comprehensive loss
Net loss	$(29,016,864)	$(5,222,810)
Foreign currency translation adjustment	23,227	642,178
Total comprehensive loss	$(28,993,637)	$(4,580,632)

See accompanying notes to unaudited consolidated financial statements

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)

			Additional		Accumulated Other
	Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	(Loss) Income	Total
Balance, January 1, 2022	36,148,601	$3,615	$1,160,297	$(14,305,129)	$(655,675)	$(13,796,892)
Foreign currency translation	-	-	-	-	642,178	642,178
Imputed interest expense on shareholder loan	-	-	517,084	-	-	517,084
Net loss	-	-	-	(5,222,810)	-	(5,222,810)
Balance, September 30, 2022	36,148,601	3,615	1,677,381	(19,527,939)	(13,497)	(17,860,440)

Balance, January 1, 2023	39,141,705	3,914	36,867,572	(40,558,626)	(59,292)	(3,746,432)
Foreign currency translation	-	-	-	-	23,227	23,227
Imputed interest expense on shareholder loan	-	-	33,078	-	-	33,078
Share based compensation	-	-	24,215,143	-	-	24,215,143
Net loss	-	-	-	(29,016,864)	-	(29,016,864)
Balance, September 30, 2023	39,141,705	$3,914	$61,115,793	$(69,575,490)	$(36,065)	$(8,491,848)

See accompanying notes to unaudited consolidated financial statements

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the nine months ended Sept 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(29,016,864)	$(5,222,810)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	177,194	196,349
Amortization	87,009	87,009
Loss on sale of equipment	-	45,189
Share based compensation	24,215,143	-
Foreign currency exchange gain	(17,563)	(297,886)
Non-cash interest expense	651,666	793,727
Non-cash lease expense	165,079	206,760
Changes in operating assets and liabilities:
Inventory	221,544	(377,299)
Prepaid expenses	25,965	(649,988)
Accounts receivable	51,185	(59,678)
Other receivable	93,498	(6,808)
Accounts payable	1,857,862	2,487,126
Accrued expenses	350,541	179,462
Accrual for contingent liabilities	(14,857)	(148,462)
Other payables	55,804	-
Net cash used in operating activities	(1,096,794)	(2,767,309)

Cash flows from investing activities:
Proceeds from sales of equipment	-	29,370
Property, plant, and equipment purchases	(13,563)	(188,614)
Net cash used in investing activities	(13,563)	(159,244)

Cash flows from financing activities:
Proceeds from related party payables	729,000	1,755,605
Principal repayments on seller note payable	-	(1,076,350)
Proceeds of debt issuance	402,500	2,306,821
Net cash provided by financing activities	1,131,500	2,986,076

Effect of exchange rate changes on cash	3,296	(73,195)

Net (decrease) increase in cash and cash equivalents	24,439	(13,672)
Cash and cash equivalents at beginning of period	10,058	19,093
Cash and cash equivalents at end of period	$34,497	$5,421
Supplemental Cash Flow Information:
Income taxes paid	$-	$-
Interest paid	$-	$-
Non-cash items
Operating lease right-of-use asset assumed through operating lease obligation	$4,338,175	$2,336,336
Accounts payable relieved to convertible debt	$-	$152,500

See accompanying notes to unaudited consolidated financial statements

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 1 — ORGANIZATION

African Agriculture, Inc. (the “Company”), is focused on commercial farming, fishery logistics and management, and carbon offset production. The Company was incorporated in the State of Delaware on May 7, 2021. Under a Contribution Agreement dated June 24, 2021, by and between the shareholders of Agro Industries Corp and African Agriculture, Inc., Agro Industries Corp agreed to transfer all of its right, title and interest into the Company in exchange for common shares in the Company, with the shareholders of Agro Industries Corp becoming the shareholders of African Agriculture, Inc. pro rata to their existing ownership. Effective for this transaction, the Company owns 100% of Agro Industries Corp, formerly Agro Industries Corp Sub One, a company that was incorporated in the Cayman Islands on January 15, 2018 (“Agro Industries”). The Company is deemed the accounting predecessor and will be the successor for reporting purposes, meaning that prior to formation of the Company, the financials of the Company are the financials of Agro Industries for such previous periods.

Agro Industries has a wholly owned subsidiary, Les Fermes De La Teranga (“LFT”), which is a Senegalese Company formed in Dakar, Senegal. On February 28, 2018, Agro Industries, purchased approximately 91% of the outstanding equity of LFT. During 2021, the shareholders of LFT completed a share swap to enable Agro Industries shareholders to contribute their shares in exchange for shares of African Agriculture resulting in Agro Industries, the 100% owner of LFT, becoming a wholly owned subsidiary of African Agriculture. In March 2022, the Company formed a 100% owned subsidiary named African Agriculture Niger SA for purposes of developing operations in Niger.

In November 2022, the Company entered into a definitive Business Combination Agreement with 10X Capital Venture Acquisition Corp. II (Nasdaq: VCXA). If the Company and VCXA successfully complete the business combination, the Company will merge with and into a subsidiary of VCXA in exchange for VCXA shares being issued to existing shareholders of the Company, with the result being that the Company will become a wholly owned subsidiary of VCXA and the Company’s existing shareholders will become the majority shareholders of VCXA. The potential business combination is still subject to various closing conditions including a shareholders vote.

On November 1, 2022, the Company approved a 3,614.8601-for-1 common stock split and increased the total number of shares authorized to be issued to 70,000,000 common shares. Unless noted otherwise, all previously reported shares have been retroactively adjusted to reflect this stock split.

On July 25, 2023, the Company formed a wholly owned subsidiary African Agriculture Mauritania LLC SARL for purposes of developing operations in Mauritania.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such SEC rules and regulations and accounting principles applicable for interim periods. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The information included in the quarterly financial information should be read in connection with the audited consolidated financial statements and accompanying notes as of and for the years ended December 31, 2022 and 2021, which are included in this filing.

In the opinion of management, the consolidated financial statements as of September 30, 2023, and for the nine months ended September 30, 2023, reflect all adjustments, which are normal recurring adjustments, necessary to present a fair statement of financial position, results of operations and cash flows. The results of operations for the nine months ended September 30, 2023 are not necessarily indicative of the operating results for the full year or any future periods.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Uses and Sources of Liquidity

The consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern within one year from the date of issuance of these consolidated financial statements.

For the nine months ended September 30, 2023 and 2022, the Company incurred a net loss of approximately $29.0 million and $5.2 million, respectively, and used cash in continuing operations of $1.1 million and $2.8 million, respectively. The Company’s operations have historically been financed principally by loans from its majority shareholder, Global Commodities and Investments Limited, a Cayman Islands registered limited liability company (“Global Commodities”) and its affiliated entities. The Company’s primary sources of liquidity to date are loans from Global Commodities, sales of unneeded fixed assets from the prior ownership, various convertible and short-term debt instruments issued by the Company as well as the sale of alfalfa, which began during the second quarter of 2022. The Company does not have sufficient cash on hand or available liquidity to meet its obligations through the twelve months following the date the consolidated financial statements are issued. This condition raises substantial doubt about the Company’s ability to continue as a going concern should capital not be introduced.

On a go-forward basis the primary sources of liquidity are expected to be cash from operations, potential capital raises, grants and debt financing if available and deemed in the best interests of the Company and its shareholders. The Company’s liquidity requirements are to expand development of alfalfa production, finance current operations, meet financial commitments, fund organic growth and/or acquisitions, if any, and service debt, if outside debt financing is obtained. The liquidity requirements will fluctuate with the level and pace of expansion of the acreage being planted, harvested and sold, the effects of the timing between the settlement of payables and receivables, and our general working capital needs for ongoing operations. Estimating liquidity requirements is highly dependent on farming yields, then-current market conditions, including selling prices, costs of all farming inputs, market volatility and our then existing capital structure and requirements. It is anticipated that once the Company has fully developed the Senegal property it will have sufficient resources to fund the ongoing operations of the Company.

In connection with this Business Combination Agreement VCXA and the Company have secured a $100 million equity line of credit facility from an affiliate of Yorkville Advisors. In addition, VCXA and the Company have secured an up to $100 million backstop commitment to help offset the impact of potential shareholder redemptions from a client of Cohen & Company Financial Management, LLC. The liquidity from these agreements will be available to the Company only following a successful closing of the business combination agreement and a resulting merger with VCXA.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation. The portion of a subsidiary owned by other investors is shown as non-controlling interest on the consolidated financial statements. After taking into account the impact of the Contribution Agreement discussed in Note 1, the Company now owns 100% of Agro Industries Corp and therefore the Company no longer records any non-controlling interest.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (“$”), which is the reporting currency of the Company. The functional currency of the Company is the United States dollar. The functional currency of the Company’s subsidiaries located in Senegal and Niger is the West African Franc (“CFA”).

For the entities whose functional currencies are the CFA, results of operations and cash flows are translated at average exchange rates during the period (1 CFA=$0.001651 for the nine-months ended September 30, 2023 and 1 CFA=$0.001614 for the nine-months ended September 30, 2022), assets and liabilities are translated at the current exchange rate at the end of the period (1 CFA=$0.001614 at September 30, 2023, and 1 CFA=$0.001628 at December 31, 2022), and equity is translated at blended historical exchange rates. The resulting translation adjustments are included in determining other comprehensive income. Transaction gains and losses are reflected in the consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions by management include, among others, useful lives and impairment of long-lived assets, contingent liabilities, imputed interest expense and income taxes including the valuation allowance for deferred tax assets. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in bank accounts, cash in time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less. As of September 30, 2023 and December 31, 2022 cash balances were held at JP Morgan Chase and in various banks in Senegal and Niger. There were no cash equivalents at September 30, 2023 or December 31, 2022.

Property, plant, and equipment

Property, plant, and equipment consist of farming and farming support equipment, and office equipment. All property, plant and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property, plant and equipment are depreciated on a straight-line basis over the following periods:

Buildings	40 years
Irrigation equipment	20 years
Industrial equipment	6-10 years
Office furniture and equipment	5 years
Motor vehicle and transportation equipment	10 years
Other equipment	3 years

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leases

The Company determines if an arrangement is a lease at inception. To the extent an arrangement represents a lease, the Company classifies that lease as an operating lease or a finance lease under Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) and its related ASUs (“ASC 842”).

The Company capitalizes operating leases on its Consolidated Balance Sheets through a Right-of-Use (“ROU”) asset and a corresponding lease liability. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the operating lease. Operating lease ROU assets and obligations are recognized at the commencement date of an arrangement based on the present value of lease payments over the lease term utilizing an interest rate that the Company would have incurred to borrow over a similar term the funds necessary to purchase the leased asset. Operating leases are included in “Operating lease right-of-use assets, net,” “Current portion of operating lease liabilities,” and “Non-current operating lease liabilities” in the Company’s Consolidated Balance Sheets as of September 30, 2023, and December 31, 2022. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

For additional information regarding the Company’s leases, see Note 4 — Leases.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the basis of the first-in, first-out method; market is based upon estimated replacement costs. Costs included in inventory primarily include the following: cost of seeds, farming inputs such as fertilizer, gypsum, water and fuel as well as inbound freight cost. Each pivot is cleared, treated with fertilizer and various phytosanitary products and seeded ahead of the life cycle of alfalfa, which we currently estimate to be approximately three years. These initial costs are amortized using a straight-line method over that life cycle. The portion of these costs expected to amortize after twelve months is included in long-term inventory.

Intangible Asset

The intangible asset consists of a land use right of 20,000 hectares provided by way of a Senegal Presidential decree. The value of the intangible was established based on its estimated fair value at the time of the asset purchase of LFT by Agro Industries in 2018. Amortization of the intangible asset is calculated on a straight-line basis over the remaining term of the decree, which at the time of the purchase had 44 years of a 50-year term remaining. As of September 30, 2023, approximately 39 years remain under this decree. Refer to Note 5 for further discussion.

Impairment of Long-Lived Assets

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial position. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. There was no impairment charge for the nine-months ended September 30, 2023 or 2022.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1 —	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 —	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 —	inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments include cash and cash equivalents, receivables, accounts payable and accrued expenses, advances from prospective customers/distributors, amounts due to related parties, notes payable and contingent liabilities. The carrying values of these financial instruments approximate their fair values due to the short-term maturities of these instruments.

For the periods presented, there were no financial assets or liabilities measured at fair value.

Income Taxes

The Company follows the liability method in accounting for income taxes in accordance with ASC topic 740 (“ASC 740”), Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

The Company applies the provisions of ASC 740 to account for uncertainty in income taxes. ASC 740 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the consolidated financial statements.

The Company will classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the consolidated statements of operations.

Revenue Recognition

The Company’s revenue is derived from the sale of agricultural products. The Company recognizes revenue in accordance with ASC 606. To achieve that core principle, the Company applies the following steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract;

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes its revenue at a point in time when it satisfies a performance obligation and transfers control of the product, primarily bales of alfalfa, to the respective customer. For domestic product sales, the Company meets its performance obligation upon the shipment of the products from its facilities to its customer. For international product sales, the Company meets its performance obligation upon delivery of the products to the customer’s international carrier. The Company does not provide any services to its customers currently.

The amount of revenue recognized is based on the fixed transaction price. Contracts for the Company’s products are negotiated on a per-contract basis at a regional level. Contracts vary in volume and price but typically have a single performance obligation, the delivery of bales of alfalfa.

The Company’s payment terms vary by the type and location of its customers and type of product. The Company receives cash equal to the invoice amount for its product sales, and payment terms typically range from 30 to 90 days from the date the Company invoices a customer. Since the period between the delivery of the Company’s products and the Company’s receipt of customer payment for these products and services is not expected to exceed one year, the Company has elected not to calculate or disclose a financing component for its customer contracts. The Company excludes sales taxes, value added taxes, and other taxes it collects concurrent with revenue producing activities from revenue. The Company’s contract assets at September 30, 2023, December 31, 2022 and December 31, 2021consisted of accounts receivable, which totaled $36,958, $87,755 and $0, respectively.

Share-based compensation

The Company measures compensation expense for all stock-based awards in accordance with ASC Topic 718, Compensation — Stock Compensation. Share-based compensation is measured at fair value on grant date and recognized as compensation expense ratably over the course of the requisite service period. The fair value of restricted stock units (“RSUs”) is typically determined based on the fair value of the related shares on the date of grant. The Company has elected to record forfeitures of employee awards as they occur.

Comprehensive Loss

Comprehensive loss is defined as the decrease in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive loss is reported in the consolidated statements of comprehensive loss, including net loss and foreign currency translation adjustments, presented net of tax.

Earnings per Share

Earnings per share are computed by dividing net income/(loss) applicable to the weighted number of shares outstanding during the period. The Company completed a share split on November 1, 2022 in the ratio of 3,614.8601:1.There were 39,141,705 shares outstanding at both September 30, 2023 and December 31, 2022. Neither the RSUs granted during the year ended December 31, 2022 nor the 291,911 shares that would be issued if the Company’s Convertible Promissory Notes that were issued during 2022 were converted by their terms as of September 30, 2023 were included in the calculations of earnings per share as these instruments are anti-dilutive.

Accounting Changes

Leases — ASC 842

On January 1, 2022, and effective January 1, 2022, the Company adopted ASU 2016-02, “Leases (Topic 842)” using the modified retrospective transition method allowing it to apply the new standard at the adoption date and to recognize a cumulative-effect adjustment to the opening balance of retained earnings on the date of adoption. Under this transition method, the prior comparative period continues to be reported under the accounting standards in effect for that period.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company elected to use the package of practical expedients permitted which allows (i) an entity not to reassess whether any expired or existing contracts are or contain leases; (ii) an entity need not reassess the lease classification for any expired or existing leases; and (iii) an entity need not reassess any initial direct costs for any existing leases. The Company made an accounting policy election to adopt the short-term lease exception which allows the Company to not recognize on the balance sheet those leases with terms of 12 months or less resulting in short-term lease payments being recognized in the condensed consolidated statements of income on a straight-line basis over the lease term. All of the Company’s leases were previously classified as operating and are similarly classified as operating lease under the new standard.

Adoption of the new standard resulted in recognition of right-of-use assets and related lease liabilities of $2,336,336 as of January 1, 2022. There was no cumulative effect on retained earnings upon adoption.

Revenue from Contracts with Customers — ASC 606

The Company adopted ASC 606 — Revenue from Contracts with Customers, effective January 1, 2022. Prior to 2022, the Company had no revenue from contracts with customers.

Upon adoption of ASC 606, the Company recognizes revenue when the product is received by the customer for domestic transactions or by the customer’s international carrier for its international transactions. The Company believes this better reflects the point at which the customer has control of the product as required by ASC 606. The adoption of ASC 606 did not have a material impact on the Company’s consolidated financial statements.

NOTE 3 — Property Plant and Equipment

Property plant and equipment, net consists of the following:

	September 30, 2023	December 31, 2022
Buildings	$93,997	$94,825
Office furniture and equipment	105,545	105,172
Irrigation and industrial equipment	4,257,422	4,291,465
Motor vehicle and transportation equipment	23,235	20,672
Other equipment	371,573	368,973
Total	4,851,772	4,881,107
Less: accumulated depreciation	(2,808,585)	(2,658,586)
Property, plant, and equipment, net	$2,043,187	$2,222,521

NOTE 4 — LEASEs

On January 1, 2022, and effective January 1, 2022, the Company adopted ASC 842. Under ASC 842, the Company determines if an arrangement is a lease at inception. Leases with an initial term of 12 months or less are not recorded in the Company’s Consolidated Balance Sheets. Leases with an initial term greater than 12 months are recognized in the Company’s Consolidated Balance Sheets based on lease classification as either operating or financing. The Company may enter into lease agreements that include lease and non-lease components for which the Company has elected to not separate for all classes of underlying assets. The Company’s current lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company may also sublease its ROU assets to third parties in the future.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 4 — LEASEs (cont.)

As a lessee, the Company’s current operating lease portfolio consists of three operating leases for farmland. Operating lease ROU assets and operating lease obligations are recognized based on the present value of the future minimum lease payments at commencement date. As the Company’s leases do not provide an implicit borrowing rate, the Company uses its incremental borrowing rate based on the lease information available at the commencement date in determining the present value of future payments. The initial incremental borrowing rate utilized for the Fass Lease (as defined below) and Niger Land Right (as defined below) was based upon the interest rate associated with the Company’s analysis of borrowing rates relating to “Senegal, 6.25% 2033, USD International Bonds” adjusted for credit and political risks. The Company believes this rate is a proxy for its incremental borrowing rate that would be utilized if it were to acquire assets or fund its working capital needs in Senegal and Niger. For the Company’s recently signed lease in Mauritania as there is no reference or comparable debt issuances, the Company utilized the same reference rate used for Niger Land Right, however adjusted the rate to also consider the increasing global rates since the commencement date of the Niger Land Right.

The Company’s current three leases are under long-term (greater than one year) non-cancellable term leases. The Company had one short-term lease and may also enter into other short-term or month-to-month operating leases in the future as required by its operations.

Operating leases are included in “Operating lease right-of-use assets, net,” “Current portion of operating lease liabilities,” and “Non-current operating lease liabilities” in the Company’s Consolidated Balance Sheets as of September 30, 2023 and December 31, 2022.

Operating Leases

The Company has a non-cancellable convention agreement with the Fass Ngom community in Senegal (“Fass Lease”) that provides for the right to use 5,000 hectares. The original agreement was signed in 2018, but revised in 2021, largely on the same terms, for a 15-year term.

On November 27, 2021 and December 5, 2021, the Company and Agro Industries signed binding definitive agreements with the mayor and local governments of Aderbissinat and Ingall, respectively, in Niger each under a 49-year term for the right to use and development the land (“Niger Land Right”). The project will involve the planting of up to 1.1 million hectares of trees in each of Aderbissinat and Ingall, for an aggregate of 2.2 million hectares, to optimize the production of carbon credits and commercial production of alfalfa in areas to be mutually agreed upon by the parties, as well as water and usage rights. Pursuant to the Aderbissinat and Ingall agreements, the Company agreed to pay for each agreement approximately $86,000 per year. Once the sale of carbon credits commences the annual payment amount will increase to approximately $1.1 million for each of the Aderbissinat and Ingall leases. In addition, during the first year of the sale of carbon credits, we are required to pay an additional $129,000 for each agreement for budgetary support to each region. To date no carbon credits have been sold.

Following the formation of the Company’s Mauritanian subsidiary a lease signed between the Company, the community of Gie Dynn and the Government of Mauritania (the “Mauritania Lease”) became effective. This lease is for 20 years and covers 2,033 hectares of land. Of this land, 80%, or 1,626 hectares will be used by the Company for farming alfalfa with the balance being farmed, at the Company’s cost, at the direction of the community. The Company has agreed to invest up to $30 million into this project over the next 20 years. The annual cost of the 1,626 hectares will be $300 per hectare per annum, subject to an annual increase consistent with the household consumption index (a proxy for local inflation). In addition, the Company will pay 5% of annual net profits earned on the 1,626 hectares to the community subject to an annual minimum payment of approximately $122,000.

The Fass Lease, the Niger Land Right and the Mauritania Lease are operating leases under ASC 842.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 4 — LEASEs (cont.)

Short-term Lease

In August 2021, the Company entered into a one-year lease agreement with a company that its wholly-owned by Gora Seck for residential accommodations (“Seck Lease”) for use by employees. The monthly lease rate for this lease was approximately $11,200 per month. As this lease was not longer than 12 months, the lease expense was recognized on a straight-line basis over the lease term. This lease was not renewed in 2022.

The associated lease costs have been recognized in our consolidated statement of operations as follows:

	For the nine months ended September 30,
	2023	2022
Operating lease cost	$165,079	$206,760
Short-term lease cost	$—	$95,268

Other information about the lease amounts recognized in our consolidated financial statements is as follows:

September 30, 2023
Weighted-average remaining lease term – operating leases	27.9 years
Weighted-average incremental borrowing rate – operating leases	11.18%

Our lease liabilities as reported on the accompanying consolidated balance sheet consists of the following:

September 30, 2023
Gross lease liabilities	$21,123,379
Less: Imputed interest	14,310,942
Present value of lease liabilities	$6,812,437
Less: current portion of lease liabilities	16,070
Total long-term lease liabilities	$6,796,367

The following summarizes our rent payments for the Fass Lease, the Niger Land Right and the Mauritania Lease operating leases as of September 30, 2023:

2023 (remaining)	$324,436
2024	825,657
2025	826,533
2026	827,426
2027	828,338
Thereafter	17,490,989
$21,123,379

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 5 — Intangible Asset

The Company recognized an intangible asset in connection with the purchase of LFT related to the 50-year land use right of 20,000 hectares provided by way of a Republic of Senegal Presidential Decree.

The intangible asset, net consists of the following:

	September 30, 2023	December 31, 2022
Land use right	$5,104,546	$5,104,546
Less: Accumulated amortization	(647,737)	(560,728)
Intangible asset, net	$4,456,809	$4,543,818

Scheduled amortization of the land use right at March 31, 2023 are as follows:

2023 (remaining)	$29,003
2024	116,012
2025	116,012
2026	116,012
2027	116,012
2028 and thereafter	3,963,758
$4,456,809

At September 30, 2023, management looked primarily at the undiscounted future cash flows of the Company, based on management’s estimates, in its assessment of whether or not this intangible asset was impaired. There were no impairments with respect to this intangible asset during the nine-months ended September 30, 2023 or 2022.

NOTE 6 — INVENTORY

The costs for establishing the seeded pivots including seeds, land preparation and various phytosanitary products that are applied prior to and in conjunction with the initial seeding, but which will not be reapplied during the growing and harvesting stages are allocated quarterly to the cost of production over the seed cycle, which we estimate will be three years. The remaining unallocated costs are included in inventory. In addition, all other ongoing costs associated with the continued growing and harvesting of each pivot are included in inventory. The allocated quarterly costs together with a harvested cost of the sold bales are allocated to cost of sales based on a first in first out method. The assessment of the recoverability of inventories and the amounts of any write-downs are based on currently available information and assumptions about future demand and market conditions. There is no contemplation of any write down of our current inventory.

	September 30, 2023	December 31, 2022
Seed costs, fertilizer, other direct costs to be allocated over cycle – current	$219,334	$221,264
Inventory available for sale	736	61,067
Seed inventory	25,208	28,387
Fertilizer and other phytosanitary materials	14,776	4,131
Inventory – current	$260,054	$314,849
Long term inventory	109,667	276,581
Total inventory	$369,721	$591,430

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 7 — Related Party Payables and Transactions

During the normal course of business, the Company may enter into transactions with significant shareholders, directors and principal officers and their affiliates.

The Company has an unsecured payable due to a related party, the majority shareholder, Global Commodities & Investments Ltd. (“Global Commodities”). The related party payable does not have a stated interest rate. The payable between Global Commodities, and the Company has a 60-month rolling term following the creation of payables within each year. These payables are West African CFA Franc denominated and translated at year end spot rates. Since the time of the acquisition of LFT by Agro Industries, the majority shareholder has continued to provide funding to support the working capital needs of the business. Each new funding has been added to the principal of the related party payable. The balance of the related party loan, $16,130,522, was converted into equity during 2022. Global Commodities continued to provide funds to the Company as a related party payable after this conversion. The Company entered into a Payoff, Waiver and Release Agreement (the “GCIL Payoff Agreement”) in October 2022 with Global Commodities. The GCIL Payoff Agreement called for, among other things, the issuance of Company shares in repayment of $16,130,522. The GCIL Payoff Agreement calls for the termination of all outstanding principal amount of loans and all unpaid interest through the date of such payoff.

In January 2023, the Company issued to a related party, 10X Capital SPAC Sponsor II LLC an additional $225,000 Promissory Note bearing no interest. This Note maturity is the earlier of (i) the receipt of funds by Borrower from an equity, equity-linked, or debt financing and (ii) the Closing of the VCXA Merger Agreement. In May 2023, the $225,000 Promissory Note issued to the related party was amended and an additional $62,000 was issued pursuant to this note. The amendment further provided that the Note can be drawn on up to $750,000 in the aggregate. As part of this amendment, the Company agreed to issue to the Promissory Note holder a number of shares of the Company’s Common Stock, par value $0.0001 per share (the “Extension Shares”), equal to the number of Class B ordinary shares, par value $0.0001 per share, of 10X Capital Venture Acquisition Corp. II transferred to investors in connection with any past or future extensions of the deadline by which VCXA must consummate an initial business combination. In June through September an additional $338,879 was issued pursuant to this Promissory Note.

The Company previously had a related party loan with a minority shareholder, which also had no stated interest rate or maturity. The related party payable to the minority shareholder, was converted into equity in LFT during 2021.

The related party obligations of the Company are comprised of the following:

	September 30, 2023	December 31, 2022
Global Commodities	$211,398	$108,277
10X Capital SPAC Sponsor II LLC	625,879	-
Total	$837,277	$108,277

As of September 30, 2023, the related party payable has the following maturity schedule:

2023 (remaining)	$625,879
2024	—
2025	—
2026	—
2027	108,277
2028	103,121
$837,277

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 7 — Related Party Payables and Transactions (cont.)

In addition, to the shareholder loans, Global Commodities provided a loan repayment guarantee to the sellers of the LFT shares in the 2018 transaction. Refer Note 8 — Seller Note Payable.

As the related party payables have no stated interest rate, an imputed interest rate has been applied against such loan to represent an arms-length arrangement between the Company and the related party. The Company estimates comparable debt as of the date of the origination would incur interest of one-month SOFR plus 2.5% on an annual basis. Historically LIBOR was used as a reference rate, however as LIBOR is phased out, the Company began using SOFR. The following table summarizes imputed interest to related parties during the nine months ended September 30, 2023 and 2022. As this interest has not been paid on an annual basis it has been recorded as additional paid-in-capital.

	September 30, 2023	September 30, 2022
Imputed interest rate (SOFR + 2.5%)	7.81%	5.64%
Imputed interest – additional paid-in-capital	$33,078	$517,085

During the nine-months ended September 30, 2023 and 2022, Gora Seck who serves on the board of LFT and is a minority shareholder of the Company received consulting payments for work conducted in Senegal of approximately $86,842 and $133,708, respectively. In addition, in August 2021, the Company entered into a one-year lease agreement with a company that is majority owned by Gora Seck. The monthly lease rate for this lease was approximately $11,200 per month. This lease expired in 2022 and was not renewed.

NOTE 8 — Seller Note Payable

The Company issued a note payable to Tampieri Financial Group in connection with the LFT asset acquisition in February 2018. In November 2022, Tampieri Financial Group agreed to a delayed payment of the balance of the seller note payable. The amendment fee, which is due at the maturity of the seller note payable, is being amortized monthly over the remaining period of the seller note payable. In May 2023, the Company and Tampieri Financial Group agreed to extend the payment date of approximately $544,000 that was due on March 31, 2023 until October 31, 2023. In consideration of Tampieri Financial Group’s agreement to amend the payment schedule the Company agreed to pay interest of 6.3% per annum on this delayed portion only. The interest is due at the date of final payment.

Other than the interest related to the delayed payment on March 31, 2023, the seller note payable does not bear an interest rate. As a result, the fair value of the seller note payable was less than face value when issued in the LFT asset acquisition. The seller note payable is presented net of unamortized discount and the unamortized amendment fee.

	September 30, 2023	December 31, 2022
Seller note payable	$1,958,486	$1,976,050
Less: unamortized discount	—	—
Less: unamortized amendment fee	31,141	311,419
Add: interest on delayed instalment	30,988	—
Total	$1,958,333	$1,664,631

The remaining balance was due on October 31, 2023. The Company is in negotiation regarding the settlement or extension of this seller note payable.

Global Commodities has provided a loan repayment guarantee to Tampieri Financial Group for the amount of the outstanding seller note payable.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 9 — DEBT

During the year ended December 31, 2022, the Company issued Convertible Promissory Notes (“Notes”) the proceeds of which would be used to fund general corporate purposes. The Notes bear a simple interest rate of twelve percent (12%) per annum based on a 365-day year. The Notes have a one-year maturity. The Notes will automatically convert into common stock in the event of an IPO or upon the occurrence of another Qualified Financing or merger and acquisition transactions at a 20% discount to the IPO, another Qualified Financing offering or transaction price. There were $1,969,321 of convertible promissory notes outstanding as of both September 30, 2023 and December 31, 2022. Approximately $263,000 of the notes were with related parties of the Company.

In addition, the Company issued Promissory Notes (“Short Term Notes”) the proceeds of which would be used to fund general corporate purposes. The Notes bear a simple interest rate of sixteen percent (16%) per annum based on a 365-day year. The Notes have a four-month maturity, with an option of the Company to extend the maturity an additional four months. There were $688,925 and $586,425 of Short Term Notes outstanding as of September 30, 2023 and December 31, 2022, respectively, of which $113,925 and $41,425 were with related parties of the Company, respectively.

In February 2023, the Company issued an additional $300,000 Promissory Note. The Promissory Note bears a simple interest rate of two and a half percent (2.5%) per month based on a 30-day month. The Promissory Note has an eighteen-month maturity. In connection with this loan, the Promissory Note holder received warrants to acquire 30,000 shares in the Company at $11.50 per share.

NOTE 10 — Commitments

In June 2021, we entered into a non-binding understanding with Louisiana State University (“LSU”) to provide for a mutually-beneficial research project in which LSU will provide training, research and academic support. We continue to work with LSU to finalize the terms of the training and development project under the collaborative agreement. The term of the agreement is expected to run through June 30, 2026. The total amount to be paid by the Company to LSU has not yet been determined. Either party may terminate the agreement on 30 days’ prior written notice.

On May 14, 2022, the Company signed an agreement with the Directorate General of Water and Forests (“DGEF”) of Niger who manages forest reserves for a total area of 624,568 hectares to be reforested and developed by the Company. Under the terms of the agreement, African Agriculture will provide all necessary funds to carry out the programmed activities. The Company further agreed to distribute 10 percent of the profit from the sale of carbon credits, when they occur, to the State of Niger and to the social and development program in the concerned municipalities. Furthermore, until the sale of carbon credits, African Agriculture will allocate an amount of approximately $80,000 to the DGEF. The agreement tenure is for 25 years duration, renewable after project assessment. After the start of the project, its duration may be extended for 20 years upon agreement between the parties. We have determined that this agreement does not meet the definition of a lease.

NOTE 11 — Contingent Liabilities

Various creditors and ex-employees in Senegal commenced some form of legal action for claims relating to the period prior to our acquisition of LFT. The Company has, as a result, several legal cases that are in various stages of resolution. The contingent liability includes various legal cases and other claims. The Company recorded a contingent liability representing, in the Company’s opinion, based on our outside counsel’s review, probable loss outcome for legal claims. At September 30, 2023 and December 31, 2022, the amount of the provision for the contingent liability, is $2,236,841 and $2,271,181, respectively. While there is a possibility that additional claims relating to pre-acquisition periods might arise such an amount is unknowable and hence cannot be estimated.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 12 — EMPLOYEE AND NON-EMPLOYEE SHARE BASED COMPENSATION

In 2022, the Company’s Board of Directors approved the adoption of the African Agriculture, Inc. 2022 Incentive Plan (the “Plan”). The Plan, as amended by the Board of Directors, permits the Company to grant up to 2,885,640 shares (at December 31, 2022) of the Company’s common stock.

The Plan provides for the granting of incentive and nonqualified stock options, share appreciation rights (SARs), restricted stock, and restricted stock units to employees, non-employee directors, and consultants of the Company. Instruments granted under the Plan generally become exercisable ratably over the stated vesting terms in each award agreement following the date of grant and expire ten years from the date of grant. All stock awards are exercisable only to the extent vested. The exercise price of incentive stock awards must be at least equal to 100% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors.

In addition, and as a separate award outside of the plan the Board approved an award of 2,700,000 RSUs to African Discovery Group, Inc., a corporation majority owned by the CEO of the Company.

A summary of stock award activity and related information is as follows:

	Number of	Weighted Average Remaining Vesting Term	Grant Date
	RSUs	(in years)	Fair Value
Plan Awards:
Employees:
Nonvested at January 1, 2023	2,437,496	2.56	$24,374,960
Awarded during the period	—	—	—
Vested during the period	—	—	—
Forfeited, canceled, or expired	—	—	—
Nonvested – September 30, 2023	2,437,496	1.81	$24,374,960
Non-employees:
Nonvested at January 1, 2023	352,194	3.38	$3,521,940
Awarded during the period	—	—	—
Vested during the period	—	—	—
Forfeited, canceled, or expired	—	—	—
Nonvested – September 30, 2023	352,194	2.63	$3,521,940
Awards outside of the Plan:
Employees:
Nonvested – at January 1, 2023	2,700,000	1.17	$27,000,000
Awarded during the period	—	—	—
Vested during the period	—	—	—
Forfeited, canceled, or expired	—	—	—
Nonvested – September 30, 2023	2,700,000	0.42	$27,000,000

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 12 — EMPLOYEE AND NON-EMPLOYEE SHARE BASED COMPENSATION (cont.)

As all 2022 stock awards were granted contemporaneously with the Business Combination Agreement with VCXA, the Board of Directors determined the grant date fair value of the stock awards to be $10 per share, which is based on the per share merger consideration of the pending business combination. There were no new grants during the nine months ended September 30, 2023. As of September 30, 2023, there was approximately $25,360,000 of unamortized share-based compensation cost related to unvested stock awards. The unamortized share-based compensation is expected to be recognized over a weighted average period of approximately 1.4 years, and as the stock awards vest, the Company will record compensation and non-employee expense with the offset to additional paid-in capital.

In May 2023, the Board approved a resolution amending various RSU grants to extend the first vesting period of various RSU grants awarded in 2022 to January 2024. This change did not amend any subsequent vesting dates and hence the time to final vesting for the RSUs did not change.

The table below shows share-based compensation expense recognized in the statement of operations for the nine months ended September 30:

	2023	2022
Share based compensation expense:
Employee compensation	$23,470,956	$—
Professional fees	744,187	—
Total	$24,215,143	$—

NOTE 13 — Subsequent Events

In preparing the consolidated financial statements, the Company has evaluated all subsequent events and transactions for potential recognition of disclosure through December 12, 2023, the date the consolidated unaudited financial statements were issued.

In October 2023, the Company borrowed from a related party, 10X Capital SPAC Sponsor II LLC, an additional $144,655 covered under the existing Promissory Note. and concurrently amended the existing Promissory Note to provide that the Note can be drawn on up to $800,000 in the aggregate.

In November 2023, the Company increased the number of shares of its common stock reserved for issuance under its 2022 Incentive Plan from 2,881,727 to 9,500,000 and granted 6,699,719 restricted stock units to numerous individuals including the executive officers and directors.

In November 2022, the Company entered into certain Transaction Bonus and Release Agreements entitling a one-time transaction bonus of $700,000 upon consummation of the Business Combination with 10X Capital Venture Acquisition Corp. II. In November 2023, the Company amended these arrangements to provide that the bonuses contemplated by such Release Agreements will be recharacterized as retention bonuses payable no later than August 21, 2024, subject to each recipient’s continued service as of the payment date.

As discussed in Note 9, during the year ended December 31, 2022, the Company issued Convertible Promissory Notes with a one-year maturity. In November, the holders of these Notes and the Company desired to extend the Maturity Date to February 2024, to (i) allow for the conversion of certain of the Notes upon closing of the Business Combination with 10X Capital Venture Acquisition Corp or (ii) allow for prepayment of certain of the Notes upon closing of the transaction. In November, the Company issued approximately $333,000 Convertible Promissory Notes in settlement of various payables owing by the Company, and additionally issued approximately $66,600 in Convertible Promissory Notes.

In November 2023, the Company issued approximately $182,000 Short Term Notes, the proceeds of which would be used to fund general corporate purposes, and the Company raised $50,000 in a short-term bridge note. This note bears an interest rate of ten percent (10%) payable at the one-month maturity of the bridge note. This short-term bridge note was repaid in December.

In November 2023, in connection with the Business Combination Agreement with 10X Capital Venture Acquisition Corp. II, the Company signed an amendment to this agreement such that 10X Capital Venture Acquisition Corp. II agreed to waive the covenant requiring the Company to deliver a duly executed Offtake Agreement at closing. In consideration for this amendment, the Company agreed to issue 3,000,000 shares of the combined company to remaining public and private holders of 10X Capital Venture Acquisition Corp. II shares at the closing of the merger agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

African Agriculture, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of African Agriculture, Inc. and subsidiaries (the “Company”) as of December 31, 2022 and 2021 and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Restatement of 2021 Consolidated Financial Statements

As discussed in Note 3 to the consolidated financial statements, the accompanying consolidated financial statements as of December 31, 2021, and for the year then ended have been restated to correct misstatements.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant losses, negative cash flows from operations, and is in a deficit working capital position all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021.

/s/ Whitley Penn LLP

Houston, Texas

June 30, 2023

AFRICAN AGRICULTURE, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
		(Restated)
ASSETS
Current assets
Cash and cash equivalents	$10,058	$19,093
Inventory – current	314,849	549,739
Prepaid expenses	989,703	128,996
Accounts receivable	87,755	—
Other receivable	103,115	1,807
Total current assets	1,505,480	699,635

Long-term inventory	276,581	—
Property, plant, and equipment, net	2,222,521	2,277,979
Operating lease right-of-use asset	2,318,959	—
Intangible asset, net	4,543,818	4,659,830
Deposits	11,977	12,657
Total assets	$10,879,336	$7,650,101

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,703,191	$929,540
Accrued expenses	832,346	134,733
Seller note payable – current, net	1,664,631	2,696,428
Operating lease – liabilities – current	14,514	—
Other payables	123,237	62,685
Short term convertible notes	1,969,321	—
Short term debt	586,425	—
Total current liabilities	9,893,665	3,823,386

Non-current liabilities
Accrual for contingent liabilities	2,271,181	2,584,918
Operating lease – liabilities, net of current	2,352,645	—
Related party payables	108,277	15,038,689
Total liabilities	$14,625,768	$21,446,993

Commitments and Contingencies
Shareholders’ deficit:
Common stock; par value $0.0001, 70,000,000 shares authorized, 39,141,705 issued and outstanding at December 31, 2022, 36,148,601 shares authorized, issued and outstanding at December 31, 2021(1)	3,914	3,615
Additional paid-in-capital	36,867,572	1,160,297
Accumulated deficit	(40,558,626)	(14,305,129)
Accumulated other comprehensive loss	(59,292)	(655,675)
Total controlling interest shareholders’ deficit	(3,746,432)	(13,796,892)
Total non-controlling interest	—	—
Total shareholders’ deficit	(3,746,432)	(13,796,892)
Total liabilities and shareholders’ deficit	$10,879,336	$7,650,101

(1)	The number of shares have been retroactively adjusted to reflect the 3,614.8601stock split, effective on November 1, 2022.

See accompanying notes to consolidated financial statements.

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2022	2021
		(Restated)
Revenue
Sales	$679,196	$—
Cost of goods sold	784,351	—
Gross loss	(105,155)	—

Operating expenses:
Employee compensation	5,933,664	344,943
Professional fees	18,059,427	2,146,057
Equipment rental	89,875	95,207
Operating lease expense	346,436	—
Amortization	116,012	116,012
Depreciation	252,603	187,711
Utilities and fuel	107,024	112,092
Travel and entertainment	134,364	20,551
Program development and design	101,893	—
Other operating expenses	419,134	490,450
Total operating expenses	25,560,432	3,513,023
Loss from operations	(25,665,587)	(3,513,023)

Other (income) expenses:
Foreign currency exchange gain	(170,530)	(397,895)
Gain on sale of assets	(153,978)	(79,517)
Interest expense – related party	518,582	310,522
Interest expense – other	436,186	183,360
Other income	(42,350)	(45,351)
Total other (income) expense	587,910)	(28,881)
Loss before provision for income tax	(26,253,497)	(3,484,142)
Provision for income tax	—	—
Net loss	(26,253,497)	(3,484,142)
Less: Net loss attributable to non-controlling interests	—	75,750
Net loss attributable to controlling interests	$(26,253,497)	$(3,408,392)
Loss per share(1)	$(0.72)	$(0.10)

(1)	The number of shares have been retroactively adjusted to reflect the 3,614.8601stock split, effective on November 1, 2022

See accompanying notes to consolidated financial statements.

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the year ended December 31,
	2022	2021
		(Restated)
Comprehensive loss
Net loss	$(26,253,497)	$(3,484,142)
Foreign currency translation adjustment	596,383	493,554
Total comprehensive loss	$(25,657,114)	$(2,990,588)

Comprehensive loss attributable to controlling interests
Net loss attributable to controlling interests	$(26,253,497)	$(3,408,392)
Foreign currency translation adjustment attributable to controlling interests	596,383	392,012
Total comprehensive loss attributable to controlling interests	$(25,657,114)	$(3,016,380)

Comprehensive loss attributable to non-controlling interests
Net loss attributable to non-controlling interests	$—	$(75,750)
Foreign currency translation adjustment attributable to non-controlling interests	—	101,542
Total comprehensive loss attributable to non-controlling interests	$—	$25,792

See accompanying notes to consolidated financial statements.

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Non-controlling
	Shares	Amount	Capital	Deficit	(Loss) Income	Interest	Total
Balance January 1, 2021 (Restated)(1)	36,148,601	$3,615	$849,775	$(9,762,505)	$(1,047,687)	$(1,160,024)	$(11,116,826)
Transfer of non-controlling interest to controlling interest (Restated)	—	—	—	(1,134,232)	—	1,134,232	—
Foreign currency translation (Restated)	—	—	—	—	392,012	101,542	493,554
Imputed interest expense on shareholder loan (Restated)	—	—	310,522	—	—	—	310,522
Net loss (Restated)	—	—	—	(3,408,392)	—	(75,750)	(3,484,142)
Balance, December 31, 2021 (Restated)(1)	36,148,601	$3,615	$1,160,297	$(14,305,129)	$(655,675)	$—	$(13,796,892)

Foreign currency translation	—	—	—	—	596,383	—	596,383
Imputed interest expense on shareholder loan	—	—	518,582	—	—	—	518,582
Related party loan conversion to equity	1,619,457	162	16,130,351	—	—	—	16,130,513
Share based compensation	1,373,647	137	19,058,342	—	—	—	19,058,479
Net loss	—	—	—	(26,253,497)	—	—	(26,253,497)
Balance, December 31, 2022	39,141,705	$3,914	$36,867,572	$(40,558,626)	$(59,292)	$—	$(3,746,432)

(1)	The number of shares have been retroactively adjusted to reflect the 3,614.8601stock split, effective on November 1, 2022.

See accompanying notes to consolidated financial statements.

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2022	2021
		(Restated)
Cash flows from operating activities:
Net loss	$(26,253,497)	$(3,484,142)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	252,603	187,711
Amortization	116,012	116,012
Gain on sale of equipment	(153,978)	(79,517)
Share based compensation	19,058,479	—
Foreign currency exchange gain	(170,530)	(397,895)
Non-cash interest expense	954,768	493,882
Non-cash lease expense	262,257	—

Changes in operating assets and liabilities:
Inventory	(70,031)	(573,828)
Prepaid expenses	(862,958)	(132,307)
Accounts receivable	(86,482)	—
Other receivable	(99,933)	(1,164)
Deposits	—	(11,774)
Accounts payable	4,193,854	561,734
Accrued expenses	269,199	(177,207)
Accrual for contingent liabilities	(173,084)	—
Other payables	62,974	(41,152)
Net cash used in operating activities	(2,700,347)	(3,539,647)

Cash flows from investing activities:
Proceeds from sales of equipment	202,119	79,517
Property, plant, and equipment purchases	(366,031)	(954,503)
Net cash used in investing activities	(163,912)	(874,986)

Cash flows from financing activities:
Proceeds from related party payables	1,863,883	6,691,300
Principal repayments on seller note payable	(1,076,350)	(2,545,666)
Proceeds of debt issuance	2,161,246	—
Net cash provided by financing activities	2,948,779	4,145,634

Effect of exchange rate changes on cash	(93,555)	199,605

Net decrease in cash and cash equivalents	(9,035)	(69,394)
Cash and cash equivalents at beginning of year	19,093	88,487
Cash and cash equivalents at end of year	$10,058	$19,093
Supplemental Cash Flow Information:
Income taxes paid	$—	$—
Interest paid	$—	$—

Non-cash items
Operating lease right-of-use asset assumed through operating lease obligation	$2,336,336	$—
Accounts payable relieved to convertible debt	$394,500	$—
Conversion of related party loan to equity	$16,130,513	$—

See accompanying notes to consolidated financial statements.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 1 — ORGANIZATION

African Agriculture, Inc. (the “Company”), is focused on commercial farming, fishery logistics and management, and carbon offset production. The Company was incorporated in the State of Delaware on May 7, 2021. Under a Contribution Agreement dated June 24, 2021, by and between the shareholders of Agro Industries Corp and African Agriculture, Inc., Agro Industries Corp agreed to transfer all of its right, title and interest into the Company in exchange for common shares in the Company, with the shareholders of Agro Industries Corp becoming the shareholders of African Agriculture, Inc. pro rata to their existing ownership. Effective for this transaction, the Company owns 100% of Agro Industries Corp, formerly Agro Industries Corp Sub One, a company that was incorporated in the Cayman Islands on January 15, 2018 (“Agro Industries”). The Company is deemed the accounting predecessor and will be the successor for reporting purposes, meaning that prior to formation of the Company, the financials of the Company are the financials of Agro Industries for such previous periods.

Agro Industries has a wholly owned subsidiary, Les Fermes De La Teranga (“LFT”), which is a Senegalese Company formed in Dakar, Senegal. On February 28, 2018, Agro Industries, purchased approximately 91% of the outstanding equity of LFT. During 2021, the shareholders of LFT completed a share swap to enable Agro Industries shareholders to contribute their shares in exchange for shares of African Agriculture resulting in Agro Industries, the 100% owner of LFT, becoming a wholly owned subsidiary of African Agriculture. In March 2022, the Company formed a 100% owned subsidiary named African Agriculture Niger SA for purposes of developing operations in Niger.

In November 2022, the Company entered into a definitive Business Combination Agreement with 10X Capital Venture Acquisition Corp. II (Nasdaq: VCXA). If the Company and VCXA successfully complete the business combination, the Company will merge with and into a subsidiary of VCXA in exchange for VCXA shares being issued to existing shareholders of the Company, with the result being that the Company will become a wholly owned subsidiary of VCXA and the Company’s existing shareholders will become the majority shareholders of VCXA. The potential business combination is still subject to various closing conditions including a shareholders vote.

On November 1, 2022, the Company approved a 3,614.8601-for-1 common stock split and increased the total number of shares authorized to be issued to 70,000,000 common shares. Unless noted otherwise, all previously reported shares have been retroactively adjusted to reflect this stock split.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Uses and Sources of Liquidity

The consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern within one year from the date of issuance of these consolidated financial statements.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For the years ended December 31, 2022 and 2021, the Company incurred a net loss of approximately $26.3 million and $3.5 million, respectively, and used cash in continuing operations of $2.7 million and $3.5 million, respectively. The Company’s operations have historically been financed principally by loans from its majority shareholder, Global Commodities and Investments Limited, a Cayman Islands registered limited liability company (“Global Commodities”) and its affiliated entities. The Company’s primary sources of liquidity to date are loans from Global Commodities, sales of unneeded fixed assets from the prior ownership, various convertible and short-term debt instruments issued by the Company as well as the sale of alfalfa, which began during the second quarter of 2022. The Company does not have sufficient cash on hand or available liquidity to meet its obligations through the twelve months following the date the consolidated financial statements are issued. This condition raises substantial doubt about the Company’s ability to continue as a going concern.

On a go-forward basis the primary sources of liquidity are expected to be cash from operations, potential capital raises, grants and debt financing if available and prudent. The Company’s liquidity requirements are to finance current operations, meet financial commitments, fund organic growth and/or acquisitions, if any, and service debt, if outside debt financing is obtained. The liquidity requirements will fluctuate with the level and pace of expansion of the acreage being planted, harvested and sold, the effects of the timing between the settlement of payables and receivables, and our general working capital needs for ongoing operations. Estimating liquidity requirements is highly dependent on farming yields, then-current market conditions, including selling prices, costs of all farming inputs, market volatility and our then existing capital structure and requirements. It is anticipated that once the Company has fully developed the Senegal property it will have sufficient resources to fund the ongoing operations of the Company.

In connection with this Business Combination Agreement VCXA and the Company have secured a $100 million equity line of credit facility from an affiliate of Yorkville Advisors. In addition, VCXA and the Company have secured an up to $100 million backstop commitment to help offset the impact of potential shareholder redemptions from a client of Cohen & Company Financial Management, LLC. The liquidity from these agreements will be available to the Company only following a successful closing of the business combination agreement and a resulting merger with VCXA.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation. The portion of a subsidiary owned by other investors is shown as non-controlling interest on the consolidated financial statements. After taking into account the impact of the Contribution Agreement discussed in Note 1, the Company now owns 100% of Agro Industries Corp and therefore the Company no longer records any non-controlling interest.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (“$”), which is the reporting currency of the Company. The functional currency of the Company is the United States dollar. The functional currency of the Company’s subsidiaries located in Senegal and Niger is the West African Franc (“CFA”). For the entities whose functional currencies are the CFA, results of operations and cash flows are translated at average exchange rates during the period (1 CFA=$0.001604 for the year ended December 31, 2022 and 1 CFA=$=$0.001795 for the year ended December 31, 2021), assets and liabilities are translated at the current exchange rate at the end of the period (1 CFA=$0.001628 at December 31, 2022, and 1 CFA=$0.001720 at December 31, 2021), and equity is translated at blended historical exchange rates. The resulting translation adjustments are included in determining other comprehensive loss. Transaction gains and losses are reflected in the consolidated statements of operations.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions by management include, among others, useful lives and impairment of long-lived assets, contingent liabilities, imputed interest expense and income taxes including the valuation allowance for deferred tax assets. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in bank accounts, cash in time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less. The Company maintains cash in banks in the United States as well as in Senegal and Niger. As of December 31, 2022 cash balances were held at JP Morgan Chase and in various banks in Senegal and Niger. As of December 31, 2021, cash balances were held at JP Morgan Chase and in various banks in Senegal. There were no cash equivalents at December 31, 2022 or 2021.

Property, plant, and equipment

Property, plant, and equipment consist of farming and farming support equipment, and office equipment. All property, plant and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property, plant and equipment are depreciated on a straight-line basis over the following periods:

Buildings	40 years
Irrigation equipment	20 years
Industrial equipment	6 – 10 years
Office furniture and equipment	5 years
Motor vehicle and transportation equipment	10 years
Other equipment	4 years

Leases

The Company determines if an arrangement is a lease at inception. To the extent an arrangement represents a lease, the Company classifies that lease as an operating lease or a finance lease under Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) and its related ASUs (“ASC 842”).

The Company capitalizes operating leases on its Consolidated Balance Sheets through a Right of Use (“ROU”) asset and a corresponding lease liability. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the operating lease. Operating lease ROU assets and obligations are recognized at the commencement date of an arrangement based on the present value of lease payments over the lease term utilizing an interest rate that the Company would have incurred to borrow over a similar term the funds necessary to purchase the leased asset. Operating leases are included in “Operating lease right-of-use assets, net,” “Current portion of operating lease liabilities,” and “Non-current operating lease liabilities” in the Company’s Consolidated Balance Sheets as of December 31, 2022, and December 31, 2021. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting for finance leases under ASC 842 remained unchanged from previous accounting guidance. As of December 31, 2022, the Company had no finance leases.

For additional information regarding the Company’s leases, see Note 5 — Leases.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the basis of the first-in, first-out method; market is based upon estimated replacement costs. Costs included in inventory primarily include the following: cost of seeds, farming inputs such as fertilizer, gypsum, water and fuel as well as inbound freight cost. Each pivot is cleared, treated with fertilizer and various phytosanitary products and seeded ahead of the life cycle of alfalfa, which we currently estimate to be approximately three years. These initial costs are amortized using a straight-line method over that life cycle. The portion of these costs expected to amortize after twelve months is included in long-term inventory.

Intangible Asset

The intangible asset consists of a land use right of 20,000 hectares provided by way of a Senegal Presidential decree. The value of the intangible was established based on its estimated fair value at the time of the asset purchase of LFT by Agro Industries in 2018. Amortization of the intangible asset is calculated on a straight-line basis over the remaining term of the decree, which at the time of the purchase had 44 years of a 50-year term remaining. As of December 31, 2022, approximately 39 years remain under this decree. Refer to Note 6 and Note 7 for further discussion.

Impairment of Long-Lived Assets

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial position. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. There was no impairment charge for the years ended December 31, 2022 or 2021.

Fair Value of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1	—	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	—	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	—	inputs to the valuation methodology are unobservable and significant to the fair value.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial instruments include cash, receivables, accounts payable and accrued expenses, advances from prospective customers/distributors, amounts due to related parties, notes payable and contingent liabilities. The carrying values of these financial instruments approximate their fair values due to the short-term maturities of these instruments.

For the periods presented, there were no financial assets or liabilities measured at fair value.

Income Taxes

The Company follows the liability method in accounting for income taxes in accordance with ASC topic 740 (“ASC 740”), Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

The Company applies the provisions of ASC 740 to account for uncertainty in income taxes. ASC 740 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the consolidated financial statements.

The Company will classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the consolidated statements of operations.

Revenue Recognition

The Company’s revenue is derived from the sale of agricultural products. The Company recognizes revenue in accordance with ASC 606. To achieve that core principle, the Company applies the following steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract;

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company recognizes its revenue at a point in time when it satisfies a performance obligation and transfers control of the product, primarily bales of alfalfa, to the respective customer. For domestic product sales, the Company meets its performance obligation upon the shipment of the products from its facilities to its customer. For international product sales, the Company meets its performance obligation upon delivery of the products to the customer’s international carrier. The Company does not provide any services to its customers currently.

The amount of revenue recognized is based on the fixed transaction price. Contracts for the Company’s products are negotiated on a per-contract basis at a regional level. Contracts vary in volume and price but typically have a single performance obligation, the delivery of bales of alfalfa.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s payment terms vary by the type and location of its customers and type of product. The Company receives cash equal to the invoice amount for its product sales, and payment terms typically range from 30 to 90 days from the date the Company invoices a customer. Since the period between the delivery of the Company’s products and the Company’s receipt of customer payment for these products and services is not expected to exceed one year, the Company has elected not to calculate or disclose a financing component for its customer contracts. The Company excludes sales taxes, value added taxes, and other taxes it collects concurrent with revenue-producing activities from revenue. The Company’s contract assets at December 31, 2022 consisted of accounts receivable, which totaled $87,755. The Company did not have any contract assets at December 31, 2021.

Share-based compensation

The Company measures compensation expense for all stock-based awards in accordance with ASC Topic 718, Compensation — Stock Compensation. Share-based compensation is measured at fair value on grant date and recognized as compensation expense ratably over the course of the requisite service period. The fair value of restricted stock units (“RSUs”) is typically determined based on the fair value of the related shares on the date of grant. The Company has elected to record forfeitures of employee awards as they occur.

Comprehensive Loss

Comprehensive loss is defined as the decrease in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive loss is reported in the consolidated statements of comprehensive loss, including net loss and foreign currency translation adjustments, presented net of tax.

Earnings per Share

Earnings per share are computed by dividing net income/(loss) applicable to the weighted number of shares outstanding during the period. The Company completed a share split on November 1, 2022 in the ratio of 3,614.8601:1. At December 31, 2022 and 2021, there were 39,141,705 and 36,148,601 shares outstanding respectively, after taking effect of the stock split. Neither the 5,489,690 RSUs granted during the year, as discussed in detail in Note 15, nor the 269,817 shares that would be issued if the Company’s Convertible Promissory Notes that were issued during 2022, as discussed in detail in Note 12, were converted by their terms as of December 31, 2022 were included in the calculations of earnings per share as these instruments are anti-dilutive.

Business Combinations and Acquisitions

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Accounting Changes

Leases — ASC 842

On January 1, 2022, and effective January 1, 2022, the Company adopted ASU 2016-02, “Leases (Topic 842)” using the modified retrospective transition method allowing it to apply the new standard at the adoption date and to recognize a cumulative-effect adjustment to the opening balance of retained earnings on the date of adoption. Under this transition method, the prior comparative period continues to be reported under the accounting standards in effect for that period.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company elected to use the package of practical expedients permitted which allows (i) an entity not to reassess whether any expired or existing contracts are or contain leases; (ii) an entity need not reassess the lease classification for any expired or existing leases; and (iii) an entity need not reassess any initial direct costs for any existing leases. The Company made an accounting policy election to adopt the short-term lease exception which allows the Company to not recognize on the balance sheet those leases with terms of 12 months or less resulting in short-term lease payments being recognized in the condensed consolidated statements of income on a straight-line basis over the lease term. All of the Company’s leases were previously classified as operating and are similarly classified as operating lease under the new standard.

Adoption of the new standard resulted in recognition of right-of-use assets and related lease liabilities of $2,336,336 as of January 1, 2022. There was no cumulative effect on retained earnings upon adoption.

Revenue from Contracts with Customers — ASC 606

The Company adopted ASC 606 — Revenue from Contracts with Customers, effective January 1, 2022. Prior to 2022, the Company had no revenue from contracts with customers.

Upon adoption of ASC 606, the Company recognizes revenue when the product is received by the customer for domestic transactions or by the customer’s international carrier for its international transactions. The Company believes this better reflects the point at which the customer has control of the product as required by ASC 606. The adoption of ASC 606 did not have a material impact on the Company’s consolidated financial statements.

NOTE 3 — RESTATEMENT

The Company restated its consolidated financial statements for the year ended December 31, 2021 herein for the correction of the following errors.

●	The Company has determined that its acquisition of its wholly owned subsidiary, LFT, in 2018 should have been accounted for as an asset acquisition instead of a business combination. As a result, in 2018 the Company overstated its land use right intangible asset and should not have recognized a bargain purchase gain.

●	The Company has determined that a related party payable owed to the prior owner of LFT was relinquished in the acquisition of LFT and, as a result, the Company should not have recognized this related party payable in 2018. As a result, the Company should not have accrued an operating expense for this related party payable in 2018.

●	As a direct result of the above two error corrections imputed interest on the related party payable and amortization of the land use right asset were overstated. The reduction in the related party payable also impacted the calculation of the foreign currency translation adjustment and the allocation to the non-controlling interest.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 3 — RESTATEMENT (cont.)

The restatement of the Company’s consolidated financial statements reduced the Company’s net loss for the year ended December 31, 2021 from $4.3 million to $3.5 million. The restatement affected the following line items in the Company’s consolidated financial statements.

	December 31, 2021
	As Reported	Adjustment	As Adjusted
Consolidated Balance Sheets
Prepaid expenses	$123,996	$5,000	$128,996
Total current assets	694,635	5,000	699,635
Intangible asset, net	18,563,640	(13,903,810)	4,659,830
Total assets	21,548,911	(13,898,810)	7,650,101
Related party payables	29,656,371	(14,617,682)	15,038,689
Total liabilities	36,064,675	(14,617,682)	21,446,993
Additional paid-in-capital	3,337,560	(2,177,263)	1,160,297
Accumulated deficit	(18,541,381)	4,236,252	(14,305,129)
Accumulated other comprehensive income (loss)	688,052	(1,343,727)	(655,675)
Total controlling interest shareholders’ deficit	(14,515,764)	210,635	(14,305,129)
Total non-controlling interest	—	—	—
Total shareholders’ deficit	(14,515,764)	718,872	(13,796,892)
Total liabilities and shareholders’ deficit	21,548,911	(13,898,810)	7,650,101

	Year Ended December 31, 2021
	As Reported	Adjustment	As Adjusted
Consolidated Statements of Operations
Professional fees	$2,151,057	$(5,000)	$2,146,057
Amortization	462,165	(346,153)	116,012
Total operating expenses	3,864,176	(351,153)	3,513,023
Loss from operations	(3,864,176)	351,153	(3,513,023)
Foreign currency exchange (gain)/loss	(331,853)	(66,042)	(397,895)
Interest expense – related party	702,520	(391,998)	310,522
Total other expense (income)	429,159	(458,040)	(28,881)
Loss before provision for income tax	(4,293,335)	809,193	(3,484,142)
Net loss	(4,293,335)	809,193	(3,484,142)
Less: Net loss attributable to non-controlling interest	229,368	(153,618)	75,750
Net loss attributable to controlling interest	(4,063,967)	655,575	(3,408,392)
Net loss per share, basic(1)	$(85.87)	$85.77	$(0.10)
Net loss per share, diluted(1)	$(85.87)	$85.77	$(0.10)

(1)	The “As Reported” Net loss per share, basic and diluted have not been retroactively adjusted to reflect the 3,614.8601 stock split, effective on November 1, 2022, whereas the “As Adjusted” net loss per share basic and diluted have been retroactively adjusted to reflect this stock split.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 3 — RESTATEMENT (cont.)

	Year Ended December 31, 2021
	As Reported	Adjustment	As Adjusted
Consolidated Statements of Comprehensive Income (Loss)
Comprehensive loss
Net loss	$(4,293,335)	$809,193	$(3,484,142)
Foreign currency translation adjustment	1,860,051	(1,366,497)	493,554
Total comprehensive loss	$(2,433,284)	$(557,304)	$(2,990,588)

Comprehensive loss attributable to controlling interest
Net loss attributable to controlling interests	$(4,063,967)	$655,575	$(3,408,392)
Foreign currency translation adjustment	1,756,497	(1,364,485)	392,012
Total comprehensive loss attributable to controlling interests	$(2,307,470)	$(708,910)	$(3,016,380)

Comprehensive loss attributable to non-controlling interests
Net loss attributable to non-controlling interests	$(229,368)	$153,618	$(75,750)
Foreign currency translation adjustment	103,554	(2,012)	101,542
Total comprehensive income (loss) attributable to non-controlling interests	$(125,814)	$151,606	$25,792

	Year Ended December 31, 2021
	As Reported	Adjustment	As Adjusted
Consolidated Statements of Changes in Shareholders’ Deficit
Additional paid-in-capital
Balance, beginning of year	$2,635,040	$(1,785,265)	$849,775
Imputed interest expense on shareholder loan	702,520	(391,998)	310,522
Balance end of year	$3,337,560	$(2,177,263)	$1,160,297

Accumulated deficit
Balance, beginning of year	$(12,569,647)	$2,807,142	$(9,762,505)
Transfer of non-controlling interest to controlling interest	(1,907,767)	773,535	(1,134,232)
Net loss	(4,063,967)	655,575	(3,408,392)
Balance end of year	$(18,541,381)	$4,236,252	$(14,305,129)

Accumulated other comprehensive (loss) income
Balance, beginning of year	$(1,068,445)	$20,758	$(1,047,687)
Foreign currency translation	1,756,497	(1,364,485)	392,012
Balance end of year	$688,052	$(1,343,727)	$(655,675)

Non-controlling interest
Balance, beginning of year	$(1,781,953)	$621,929	$(1,160,024)
Transfer of non-controlling interest to controlling interest	1,907,767	(773,535)	1,134,232
Foreign currency translation	103,554	(2,012)	101,542
Net loss	(229,368)	153,618	(75,750)
Balance end of year	$—	$—	$—

Total Shareholders’ Deficit
Balance, beginning of year	$(12,785,000)	$1,668,174	$(11,116,826)
Transfer of non-controlling interest to controlling interest	—	—	—
Foreign currency translation	1,860,051	(1,366,497)	493,554
Imputed interest expense on shareholder loan	702,520	(391,998)	310,522
Net loss	(4,293,335)	809,193	(3,484,142)
Balance end of year	$(14,515,764)	$718,872	$(13,796,892)

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 3 — RESTATEMENT (cont.)

	Year Ended December 31, 2021
	As Reported	Adjustment	As Adjusted
Consolidated Statements of Cash Flows
Cash flows from operating activities
Net loss	$(4,293,335)	$809,193	$(3,484,142)
Amortization	462,165	(346,153)	116,012
Foreign currency exchange (gain) loss	(331,853)	(66,042)	(397,895)
Non-cash interest expense	885,880	(391,998)	493,882
Changes in operating assets and liabilities:
Prepaid expenses	(127,307)	(5,000)	(132,307)
Net cash used in operating activities	(3,539,647)	—	(3,539,647)

The cumulative effect of the restatement of the Company’s consolidated financial statements as of January 1, 2021 on net assets, accumulated deficit and the other components of shareholders’ deficit is as follows.

	January 1, 2021
	As Reported	Adjustment	As Adjusted
Net assets	$(12,785,000)	$1,668,174	$(11,116,826)
Shareholders’ deficit
Additional paid-in-capital	2,635,040	(1,785,265)	849,775
Accumulated deficit	(12,569,647)	2,807,142	(9,762,505)
Accumulated other comprehensive income (loss)	(1,068,445)	20,758	(1,047,687)
Total controlling interest shareholders’ deficit	(11,003,047)	1,046,245	(9,956,802)
Total non-controlling interest	(1,781,953)	621,929	(1,160,024)
Total shareholders’ deficit	$(12,785,000)	$1,668,174	$(11,116,826)

NOTE 4 — Property, Plant, and Equipment

Property, plant, and equipment, net consists of the following:

	December 31, 2022	December 31, 2021
Buildings	$94,825	$100,177
Office furniture and equipment	105,172	108,873
Irrigation and industrial equipment	4,291,465	4,812,915
Motor vehicle and transportation equipment	20,672	18,917
Other equipment	368,973	389,799
Total	4,881,107	5,430,681
Less: accumulated depreciation	(2,658,586)	(3,152,702)
Property, plant, and equipment, net	$2,222,521	$2,277,979

NOTE 5 — LEASES

On January 1, 2022, and effective January 1, 2022, the Company adopted ASC 842. Under ASC 842, the Company determines if an arrangement is a lease at inception. Leases with an initial term of 12 months or less are not recorded in the Company’s Consolidated Balance Sheets. Leases with an initial term greater than 12 months are recognized in the Company’s Consolidated Balance Sheets based on lease classification as either operating or financing. The Company may enter into lease agreements that include lease and non-lease components for which the Company has elected to not separate for all classes of underlying assets. The Company’s current lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company may also sublease its ROU assets to third parties in the future.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 5 — LEASES (cont.)

As a lessee, the Company’s current operating lease portfolio consists of three operating leases for farmland. Operating lease ROU assets and operating lease obligations are recognized based on the present value of the future minimum lease payments at commencement date. As the Company’s leases do not provide an implicit borrowing rate, the Company uses its incremental borrowing rate based on the lease information available at the commencement date in determining the present value of future payments. The initial incremental borrowing rate utilized was based upon the interest rate associated with the Company’s analysis of borrowing rates relating to “Senegal, 6.25% 2033, USD International Bonds” adjusted for credit and political risks. The Company believes this rate is a proxy for its incremental borrowing rate that would be utilized if it were to acquire assets or fund its working capital needs in Senegal and Niger.

The Company’s current three leases are under long-term (greater than one year) non-cancellable term leases. The Company had one short-term lease and may also enter into other short-term or month-to-month operating leases in the future as required by its operations.

Operating leases are included in “Operating lease right-of-use assets, net,” “Current portion of operating lease liabilities,” and “Non-current operating lease liabilities” in the Company’s Consolidated Balance Sheets as of December 31, 2022.

Operating Leases

The Company has a non-cancellable convention agreement with the Fass Ngom community (“Fass Lease”) that provides for the right to use 5,000 hectares. The original agreement was signed in 2018, but revised in 2021, largely on the same terms, for a 15-year term.

On November 27, 2021 and December 5, 2021, the Company and Agro Industries signed binding definitive agreements with the mayor and local governments of Aderbissinat and Ingall, respectively, in Niger each under a 49-year term for the right to use and development the land (“Niger Land Right”). The project will involve the planting of up to 1.1 million hectares of trees in each of Aderbissinat and Ingall, for an aggregate of 2.2 million hectares, to optimize the production of carbon credits and commercial production of alfalfa in areas to be mutually agreed upon by the parties, as well as water and usage rights. Pursuant to the Aderbissinat and Ingall agreements, the Company agreed to pay for each agreement approximately $86,000 per year. Once the sale of carbon credits commences the annual payment amount will increase to approximately $1.1 million for each of the Aderbissinat and Ingall leases. In addition, during the first year of the sale of carbon credits, we are required to pay an additional $129,000 for each agreement for budgetary support to each region. To date no carbon credits have been sold.

The Fass Lease and the Niger Land Right are operating leases under ASC 842.

Short-term Lease

In August 2021, the Company entered into a one-year lease agreement with a company that its wholly-owned by Gora Seck for residential accommodations (“Seck Lease”) for use by employees. The monthly lease rate for this lease is approximately $11,200 per month. As this lease is not longer than 12 months, the lease expense is recognized on a straight-line basis over the lease term. This lease was not renewed in 2022.

The associated lease costs have been recognized in our consolidated statement of operations as follows:

	For the years ended December 31,
	2022	2021
Operating lease cost	$262,257	$43,079
Short-term lease cost	$84,179	$47,098

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 5 — LEASES (cont.)

Other information about the lease amounts recognized in our consolidated financial statements is as follows:

December 31, 2022
Weighted-average remaining lease term – operating leases	41.9 years
Weighted-average incremental borrowing rate – operating leases	8.68%

Our lease liabilities as reported on the accompanying consolidated balance sheet consists of the following:

December 31, 2022
Gross lease liabilities	$8,968,316
Less: Imputed interest	6,601,157
Present value of lease liabilities	$2,367,159
Less: current portion of lease liabilities	14,514
Total long-term lease liabilities	$2,352,645

The following summarizes our rent payments for the Fass Lease and the Niger Land Right operating leases as of December 31, 2022:

2023	$214,898
2024	215,757
2025	216,633
2026	217,526
2027	218,438
Thereafter	7,885,064
$8,968,316

NOTE 6 — BUSINESS COMBINATIONS AND AcquisitionS

On February 28, 2018 our wholly owned subsidiary, Agro Industries, purchased approximately 91% of the outstanding equity of LFT from Tampieri Financial Group pursuant to the terms of a share purchase agreement for approximately $7.2 million. The consideration consisted of cash and a note payable issued to the seller. The balance of the amounts due to the seller, Tampieri Financial Group, are reflected in detail in Note 10.

The Company evaluated the acquisition of the purchased assets under ASC 805 and concluded that the transaction did not meet the requirements to be accounted for as a business combination and therefore was accounted for as an asset purchase. Accordingly, the Company allocated the purchase consideration, including transaction costs, to the fair value of the assets acquired and liabilities assumed.

NOTE 7 — Intangible Asset

In connection with the purchase of LFT as discussed in Note 6, the Company recognized an intangible asset related to the land use right of 20,000 hectares provided by way of a Republic of Senegal Presidential Decree. The useful life for the land use right was determined based upon the remaining term of the decree totalling approximately 44 years as of the date of the acquisition.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 7 — Intangible Asset (cont.)

The intangible asset, net consists of the following:

	December 31, 2022	December 31, 2021 (restated)
Land use right	$5,104,546	$5,104,546
Less: Accumulated amortization	(560,728)	(444,716)
Intangible asset, net	$4,543,818	$4,659,830

Scheduled amortization of the land use right at December 31, 2022 are as follows:

2023	$116,012
2024	116,012
2025	116,012
2026	116,012
2027	116,012
2028 and thereafter	3,963,758
$4,543,818

At December 31, 2022, management reviewed the undiscounted future cash flows of the Company, based on management’s estimates, in its assessment of whether or not this intangible asset was impaired. There were no impairments with respect to this intangible asset during the years ended December 31, 2022 or 2021.

NOTE 8 — INVENTORY

The costs for establishing the seeded pivots including seeds, land preparation and various phytosanitary products that are applied prior to and in conjunction with the initial seeding, but which will not be reapplied during the growing and harvesting stages are allocated quarterly to the cost of production over the seed cycle, which we estimate will be three years. The remaining unallocated costs are included in inventory. In addition, all other ongoing costs associated with the continued growing and harvesting of each pivot are included in inventory. The allocated quarterly costs together with a harvested cost of the sold bales are allocated to cost of sales based on a first in first out method. The assessment of the recoverability of inventories and the amounts of any write-downs are based on currently available information and assumptions about future demand and market conditions. There is no contemplation of any write down of our current inventory.

	December 31, 2022	December 31, 2021
Seed costs, fertilizer and other direct costs to be allocated over cycle – current	$221,264	$549,739
Inventory available for sale	61,067	—
Seed inventory	28,387	—
Fertilizer and other phytosanitary materials	4,131	—
Inventory – current	$314,849	$549,739
Long term inventory	276,581	—
Total inventory	$591,430	$549,739

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 9 — Related Party Payables and Transactions

During the normal course of business, the Company may enter into transactions with significant shareholders, directors and principal officers and their affiliates.

The Company has an unsecured payable due to a related party, the majority shareholder, Global Commodities & Investments Ltd. (“Global Commodities”). The related party payable does not have a stated interest rate. The payable between Global Commodities, and the Company has a 60-month rolling term following the creation of payables within each year. These payables are West African CFA Franc denominated and translated at year end spot rates. Since the time of the acquisition of LFT by Agro Industries, the majority shareholder has continued to provide funding to support the working capital needs of the business. Each new funding has been added to the principal of the related party payable. The balance of the related party loan, $16,130,522, was converted into equity during 2022. Global Commodities continued to provide funds to the Company as a related party payable after this conversion. The Company entered into a Payoff, Waiver and Release Agreement (the “GCIL Payoff Agreement”) in October 2022 with Global Commodities. The GCIL Payoff Agreement called for, among other things, the issuance of Company shares in repayment of $16,130,522. The GCIL Payoff Agreement calls for the termination of all outstanding principal amounts of loans and all unpaid interest through the date of such payoff.

The Company previously had a related party loan with a minority shareholder, which also had no stated interest rate or maturity. The related party payable to the minority shareholder, was converted into equity in LFT during 2021.

The related party obligations of the Company are comprised of the following:

	December 31, 2022	December 31, 2021
Global Commodities Limited	$108,277	$15,038,689
Total	$108,277	$15,038,689

As of December 31, 2022, the related party payable has the following maturity schedule:

2023	$—
2024	—
2025	—
2026	—
2027	108,277
$108,277

In addition, to the shareholder loans, Global Commodities provided a loan repayment guarantee to the sellers of the LFT shares in the 2018 transaction. Refer Note 10 — Seller Note Payable.

As the related party payables have no stated interest rate, an imputed interest rate has been applied against such loan to represent an arms-length arrangement between the Company and the related party. The Company estimates comparable debt as of the date of the origination would incur interest of one-month LIBOR plus 2.5% on an annual basis. The following table summarizes imputed interest to related parties during the years ended December 31, 2022 and 2021. As this interest has not been paid on an annual basis it has been recorded as additional paid in capital.

	December 31, 2022	December 31, 2021
Imputed interest rate (LIBOR + 2.5%)	6.89%	2.60%
Imputed interest – additional paid-in-capital	$518,582	$310,522

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 9 — Related Party Payables and Transactions (cont.)

During the years ended December 2022 and 2021, Gora Seck who serves on the board of LFT and is a minority shareholder of the Company received consulting payments for work conducted in Senegal of approximately $204,000 and $162,000, respectively. In addition, in August 2021, the Company entered into a one-year lease agreement with a company that is majority owned by Gora Seck. The monthly lease rate for this lease is $10,677 per month. This lease was not renewed See Note 5.

NOTE 10 — Seller Note Payable

The Company issued a note payable to Tampieri Financial Group in connection with the LFT asset acquisition in February 2018. In November 2022, Tampieri Financial Group agreed to a delayed payment of the balance of the seller note payable. The amendment fee, which is due at the maturity of the seller note payable, is being amortized monthly over the remaining period of the seller note payable.

The seller note payable does not bear an interest rate. As a result, the fair value of the seller note payable was less than face value when issued in the LFT asset acquisition. The seller note payable is presented net of unamortized discount and the unamortized amendment fee.

	December 31, 2022	December 31, 2021
Seller note payable	$1,976,050	$2,849,228
Less: unamortized discount	—	152,800
Less: unamortized amendment fee	311,419	—
Total	$1,664,631	$2,696,428

Of the balance, $533,860 is due by March 31, 2023 and the remaining balance is due on October 31, 2023.Global Commodities has provided a loan repayment guarantee to Tampieri Financial Group for the amount of the outstanding seller note payable.

NOTE 11 — Income Tax

There was no income tax expense from continuing operations for the years ended December 31, 2022 or 2021.

The difference between tax expense and the amount computed by applying the statutory federal income tax rate of 21% to loss before income taxes is as follows:

	For the Years Ended December 31,
	2022	2021
Statutory rate applied to pre-tax loss	$(5,513,234)	$(745,539)
Foreign exchange rate	19,863	(27,742)
State taxes	(1,021,618)	(65,323)
Permanent adjustment	3,028,628	65,210
Other foreign deferred permanent adjustment	2,060,520	728,347
Change in valuation allowance	1,425,841	45,047
Provision for income taxes	$—	$—

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 11 — Income Tax (cont.)

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	For the Years Ended December 31,
	2022	2021
Deferred tax assets (liabilities):
Research and development	$31,384	$—
Share based compensation	1,477,283	—
Net operating loss carryforwards – finite-lived	2,321,121	3,301,683
Net operating loss carryforwards – indefinite-lived	2,659,026	1,764,939
Unrealized gain on foreign currency exchange	22,636	18,987
Valuation allowance	(6,511,450)	(5,085,609)
Deferred tax assets, net of valuation allowance	$—	$—

The Company has evaluated the need for a valuation allowance on a jurisdiction-by-jurisdiction basis. The Company has considered all available evidence, both positive and negative, and based upon the weight of the available evidence, a valuation allowance has been recorded against the net deferred tax assets since the Company cannot be assured that, more likely than not, such amounts will be realized. In addition, utilization of these net operating losses is dependent upon achieving taxable results. The change in valuation allowance for deferred taxes was an increase of approximately $1.4 million, and increase of approximately $0.05 million for the years ended December 31, 2022 and December 31, 2021 respectively, primarily due to the changes in net operating loss carryforwards and share based compensation.

At December 31, 2022 and December 31, 2021, the Company has Federal net operating loss carryforwards of approximately $5.2 million and $1.1 million, which do not expire. The Company has foreign net operating loss carryforwards of approximately $11.1 million and $15.9 million at December 31, 2022 and 2021, respectively. Of the total foreign net operating loss carryforwards approximately $5.2 million do not expire, and the remaining carryforwards begin to expire in 2023.

The Company classifies interest and penalties related to unrecognized tax benefits in income tax expense. The Company has not accrued any interest or penalties as of December 31, 2022 or 2021.

NOTE 12 — DEBT

During the year ended December 31, 2022, the Company issued Convertible Promissory Notes (“Notes”) the proceeds of which would be used to fund general corporate purposes. The Notes bear a simple interest rate of twelve percent (12%) per annum based on a 365-day year. The Notes have a one-year maturity. The Notes will automatically convert in the event of an IPO or upon the occurrence of another Qualified Financing or merger and acquisition transactions at a 20% discount to the IPO, another Qualified Financing offering or transaction price. There were $1,969,321 of convertible promissory notes outstanding as of December 31, 2022, of which $263,321 were with related parties of the Company. There were no Notes outstanding as of December 31, 2021.

In addition, the Company issued Promissory Notes (“Short Term Notes”) the proceeds of which would be used to fund general corporate purposes. The Notes bear a simple interest rate of sixteen percent (16%) per annum based on a 365-day year. The Notes have a four-month maturity, with an option of the Company to extend the maturity an additional four months. There were $586,425 of Short Term Notes outstanding as of December 31, 2022, of which $41,425 were with related parties of the Company. There were no Short Term Notes outstanding as of December 31, 2021.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

Note 13 — Commitments

In June 2021, we entered into a non-binding understanding with Louisiana State University (“LSU”) to provide for a mutually-beneficial research project in which LSU will provide training, research and academic support. We continue to work with LSU to finalize the terms of the training and development project under the collaborative agreement. The term of the agreement is expected to run through June 30, 2026. The total amount to be paid by the Company to LSU has not yet been determined. Either party may terminate the agreement on 30 days’ prior written notice.

On May 14 2022, the Company signed an agreement with the Directorate General of Water and Forests (“DGEF”) of Niger who manages forest reserves for a total area of 624,568 hectares to be reforested and developed by the Company. Under the terms of the agreement, African Agriculture will provide all necessary funds to carry out the programmed activities. The Company further agreed to distribute 10 percent of the profit from the sale of carbon credits, when they occur, to the State of Niger and to the social and development program in the concerned municipalities. Furthermore, until the sale of carbon credits, African Agriculture will allocate an amount of approximately $80,000 to the DGEF. The agreement tenure is for 25 years duration, renewable after project assessment. After the start of the project, its duration may be extended for 20 years upon agreement between the parties. We have determined that this agreement does not meet the definition of a lease.

NOTE 14 — Contingent Liabilities

Various creditors and ex-employees in Senegal commenced some form of legal action for claims relating to the period prior to our acquisition of LFT. The Company has, as a result, several legal cases that are in various stages of resolution. The contingent liability includes various legal cases and other claims. The Company recorded a contingent liability representing, in the Company’s opinion, based on our outside counsel’s review, probable loss outcome for legal claims. At December 31, 2022 and December 31, 2021, the amount of the provision for the contingent liability, is $2,271,181 and $2,584,918, respectively. While there is a possibility that additional claims relating to pre-acquisition periods might arise such an amount is unknowable and hence cannot be estimated.

NOTE 15 — EMPLOYEE AND NON-EMPLOYEE SHARE BASED COMPENSATION

In 2022, the Company’s Board of Directors approved the adoption of the African Agriculture, Inc. 2022 Incentive Plan (the “Plan”). The Plan, as amended by the Board of Directors, permits the Company to grant up to 2,885,640 shares (at December 31, 2022) of the Company’s common stock.

The Plan provides for the granting of incentive and nonqualified stock options, share appreciation rights (SARs), restricted stock, and restricted stock units to employees, non-employee directors, and consultants of the Company. Instruments granted under the Plan generally become exercisable ratably over the stated vesting terms in each award agreement following the date of grant and expire ten years from the date of grant. All stock awards are exercisable only to the extent vested. The exercise price of incentive stock awards must be at least equal to 100% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors.

In addition, and as a separate award outside of the Plan, during 2022 the Board approved an award of 2,700,000 RSUs to African Discovery Group, Inc., a corporation majority owned by the CEO of the Company. Similarly, on November 1, 2022, the Company granted 1,373,647 shares of common stock to Global Commodities (the “GCI Grant”) as compensation for certain services provided to the Company since its formation.

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 15 — EMPLOYEE AND NON-EMPLOYEE SHARE BASED COMPENSATION (cont.)

A summary of stock award activity and related information is as follows:

	Number of RSUs	Weighted Average Remaining Vesting Term	Grant Date Fair Value
		(in years)
Plan Awards:
Employees:
Nonvested at beginning of year	—	—	—
Awarded during the year	2,437,496	2.72	24,374,960
Vested during the year	—	—	—
Forfeited, canceled, or expired	—	—	—
Nonvested at end of year	2,437,496	2.56	$24,374,960
Non-employees:
Nonvested at beginning of year	—	—	—
Awarded during the year	352,194	3.54	3,521,940
Vested during the year	—	—	—
Forfeited, canceled, or expired	—	—	—
Nonvested at end of year	352,194	3.38	$3,521,940

Awards outside of the Plan:
Employees:
Nonvested at beginning of year	—	—	—
Awarded during the year	2,700,000	1.33	27,000,000
Vested during the year	—	—	—
Forfeited, canceled, or expired	—	—	—
Nonvested at end of year	2,700,000	1.17	$27,000,000

Non-employees:
Awarded and vested during the year	1,373,647	—	$13,736,470

As all 2022 stock awards were granted contemporaneously with the Business Combination Agreement with VCXA, the Board of Directors determined the grant date fair value of the stock awards to be $10 per share, which is based on the per share merger consideration of the pending business combination. The grant date fair value of stock awards awarded during the years ended December 31, 2022 and 2021 totaled $68,633,370 and $0, respectively. As of December 31, 2022, there was approximately $49,575,000 of unamortized share based compensation cost related to unvested stock awards which is expected to be recognized over a weighted average period of approximately 1.9 years, and as the stock awards vest, the Company will record compensation and non-employee expense with the offset to additional paid-in capital.

The table below shows share-based compensation expense recognized in the statement of operations for the years ended December 31:

	2022	2021
Share based compensation expense:
Employee compensation	$5,158,452	$—
Professional fees	13,900,027	—
Total	$19,058,479	$—

AFRICAN AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022 AND DECEMBER 31, 2021

NOTE 16 — Subsequent Events

In preparing the consolidated financial statements, the Company has evaluated all subsequent events and transactions for potential recognition of disclosure through June 30, 2023, the date the consolidated restated financial statements were issued.

In January 2023, the Company issued to a related party an additional $225,000 Promissory Note bearing no interest. In May, 2023, this note was amended and an additional $62,000 was issued pursuant to this note. The amendment further provided that the Note can be drawn on up to $750,000 in the aggregate. This Note maturity is the earlier of (i) the receipt of funds by Borrower from an equity, equity-linked, or debt financing and (ii) the Closing of the SPAC Merger Agreement. As part of this amendment, the Company agreed to issue to the Promissory Note holder a number of shares of the Company’s Common Stock, par value $0.0001 per share (the “Extension Shares”), equal to the number of Class B ordinary shares, par value $0.0001 per share, of 10X Capital Venture Acquisition Corp. II transferred to investors in connection with any past or future extensions of the deadline by which the SPAC must consummate an initial business combination.

In February, 2023, Company issued to a related party an additional $50,000 Short Term Notes. The Notes bear a simple interest rate of sixteen percent (16%) per annum based on a 365-day year. The Notes have a four-month maturity, with an option of the Company to extend the maturity an additional four months.

In February, 2023, Company issued an additional $300,000 Promissory Note. The Note bears a simple interest rate of two and a half percent (2.5%) per month based on a 30-day month. The Notes have an eighteen-month maturity. In connection with this loan, the Promissory Note holder received warrants to acquire 30,000 shares in the Company at $11.50 per share.

In May 2023, the Board approved a resolution amending various RSU grants to extend the first vesting period of various RSU grants awarded in 2022 to January 2023. This change did not amend any subsequent vesting dates and hence the time to final vesting for the RSUs did not change.

In May 2023, the Company and Tampieri Financial Group agreed to extend the payment date of approximately $544,000 that was due on March 31, 2023 until October 31, 2023. In consideration of Tampieri Financial Group’s agreement to amend the payment schedule the Company agreed to pay interest of 6.3% per annum on this delayed payment. The interest is due at the date of final payment.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$7,678
Accounting fees and expenses	22,500
Legal fees and expenses	100,000
Financial printing and miscellaneous expenses	40,000
Total	$470,178

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The current certificate of incorporation and the bylaw of the registrant provide for indemnification by the registrant of its directors, senior officers and employees to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.

We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 15. Recent Sales of Unregistered Securities.

On February 18, 2021, the Sponsor purchased 7,666,667 of 10X II’s Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. Prior to the Sponsor’s initial investment in 10X II of $25,000, 10X II had no assets.

On October 19, 2021, the Sponsor forfeited, at no cost, 1,000,000 of 10X II’s Class B ordinary shares in connection with the election by the underwriter of 10X II’s Public Offering not to exercise an option granted to the underwriter to cover over-allotments.

In connection with the Public Offering, the Anchor Investors agreed to purchase a certain percentage of 10X II’s Units in the Public Offering. In connection with each Anchor Investor’s agreement to purchase a specified percentage of Units to be sold in 10X II’s Public Offering, the Sponsor agreed to transfer a certain number of its Founder Shares to such Anchor Investor, which could be purchased by the Anchor Investor as early as the Close Date. Following the Close Date, the Sponsor transferred an aggregate of 1,334,339 Founder Shares to the Anchor Investors for the same price originally paid by the Sponsor for such shares.

Simultaneously with the consummation of 10X II’s Public Offering, 10X II consummated the private placement of an aggregate of 655,000 Private Placement Units to the Sponsor and Cantor at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $6,550,000. No underwriting discounts or commissions were paid with respect to the Private Placement. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. In the Private Placement, the Sponsor purchased 455,000 Private Placement Units and Cantor purchased 200,000 Private Placement Units. The Private Placement Units were identical to the Units, except that the Private Placement Units (including the underlying securities) were subject to certain transfer restrictions and the holders thereof were entitled to certain registration rights, and, if held by the original holder or their permitted assigns, the underlying Private Placement Warrants (i) may be exercised on a cashless basis, (ii) are not subject to redemption and (iii) with respect to such Private Placement Warrants held by Cantor, will not be exercisable more than five years from the commencement of sales in the Public Offering. If the Private Placement Units are held by holders other than the initial purchasers or their permitted transferees, then the Private Placement Warrants included in the Private Placement Units will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants included in the Units sold in the Public Offering.

Concurrently with the execution of the AA Merger Agreement, on November 4, 2022 and on November 8, 2022, the 10X II Investors entered into the Non-Redemption Agreements with the Sponsor. Pursuant to the Non-Redemption Agreements, the 10X II Investors agreed for the benefit of the Company to (i) vote the Subject 10X II Equity Securities, representing 3,705,743 ordinary shares in the aggregate, in favor of the Extension Proposal and (ii) not redeem the Subject 10X II Equity Securities in connection with such proposal. In connection with these commitments from the 10X II Investors, the Sponsor agreed to transfer to each 10X II Investor an amount of its Founder Shares on or promptly after the consummation of the Business Combination.

The sales of the above securities, including the shares to be offered and sold in connection with the Non-Redemption Agreements, by us have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) thereof.

Item 16. Exhibits and Financial Statements.

(a)	Exhibits

		Incorporated by Reference
Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
2.1†	Agreement and Plan of Merger, dated as of November 2, 2022, by and among 10X Capital Venture Acquisition Corp. II, 10X AA Merger Sub, Inc. and African Agriculture, Inc.	Form 8-K	File No. 001-40722	2.1	November 3, 2022

2.2	First Amendment to Agreement and Plan of Merger, dated as of January 3, 2023, by and among 10X Capital Venture Acquisition Corp. II, 10X AA Merger Sub, Inc. and African Agriculture, Inc.	Form S-4/A	File No. 333-269342	2.2	October 27, 2023

2.3	Second Amendment to Agreement and Plan of Merger, dated as of November 29, 2023, by and among 10X Capital Venture Acquisition Corp. II, 10X AA Merger Sub, Inc. and African Agriculture, Inc.	Form 8-K	File No. 001-40722	2.1	November 30, 2023

3.1	Certificate of Incorporation of the Company	Form 8-K	File No. 001-40722	3.1	December 12, 2023

3.2	Bylaws of the Company	Form 8-K	File No. 001-40722	3.2	December 12, 2023

4.1	Specimen Common Stock Certificate	Form 8-K	File No. 001-40722	4.1	December 12, 2023

4.2	Specimen Warrant Certificate	Form 8-K	File No. 001-40722	4.2	December 12, 2023

4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and Registrant, dated August 10, 2021.	Form 8-K	File No. 001-40722	4.1	August 13, 2021

5.1*	Opinion of Morrison Cohen LP

10.1	Letter Agreement, dated August 10, 2021, by and among 10X Capital Venture Acquisition Corp. II, 10X Capital SPAC Sponsor II LLC, and the officers and directors of 10X Capital Venture Acquisition Corp. I.	Form 8-K	File No. 001-40722	10.1	August 13, 2021

10.2	Amended and Restated Registration Rights Agreement, dated December 6, 2023, by and among 10X Capital Venture Acquisition Corp. II, 10X Capital SPAC Sponsor II LLC, and the other holders signatory thereto.	Form 8-K	File No. 001-40722	10.2	December 12, 2023

10.3	Acquiror Support Agreement, dated November 2, 2022 by and among 10X Capital Venture Acquisition Corp. II, African Agriculture Inc., 10X Capital SPAC Sponsor II LLC and the directors and executive officers of 10X Capital Venture Acquisition Corp. II named therein.	Form 8-K	File No. 001-40722	10.1	November 3, 2022

10.4	Form of Lock-Up Agreement, by and among certain stockholders of African Agriculture Holdings Inc. and 10X Capital SPAC Sponsor II LLC	Form 8-K	File No. 001-40722	10.4	December 12, 2023

10.5	Form of Cash-Settled Equity Derivative Confirmation	Form 8-K	File No. 001-40722	10.1	November 30, 2023

10.6	Standby Equity Purchase Agreement, dated November 2, 2022, by and between 10X Capital Venture Acquisition Corp. II and YA II PN, Ltd.	Form 8-K	File No. 001-40722	10.3	November 3, 2022

10.7	Service Contract, dated July 14, 2021, by and between African Agriculture, Inc. and FGM International.	Form S-4/A	File No. 333-269342	10.10	October 27, 2023

10.8	Agreement for Delivery of Pre-Construction Activities, dated December 22, 2021, by and between African Agriculture, Inc. and Willing Hands AS.	Form S-4/A	File No. 333-269342	10.11	October 27, 2023

10.9	Engagement and Advisory Agreement, dated September 13, 2021, by and between African Agriculture, Inc. and Dr. Daniel H. Putnam.	Form S-4/A	File No. 333-269342	10.12	October 27, 2023

10.10	Framework Agreement, dated July 8, 2021, by and between African Agriculture, Inc. and MPS Infrastructure Inc.	Form S-4/A	File No. 333-269342	10.13	October 27, 2023

10.11	Amended and Restated Sales and Marketing Agreement, dated May 10, 2019, by and between Monitor Power Systems AS and African Discovery Group LLC.	Form S-4/A	File No. 333-269342	10.14	October 27, 2023

10.12	Lease Agreement, dated August 13, 2021, by and between African Agriculture, Inc. and an Immobilier SARL.	Form S-4/A	File No. 333-269342	10.15	October 27, 2023

10.13	Lease Agreement, dated December 5, 2021, by and among African Agriculture, Inc., Agro Industries Corp. and the municipality of Aderbissinat.	Form S-4/A	File No. 333-269342	10.16	October 27, 2023

10.14	Lease Agreement, dated November 27, 2021, by and among African Agriculture, Inc., Agro Industries Corp. and the municipality of Ingall.	Form S-4/A	File No. 333-269342	10.17	October 27, 2023

10.15	Partnership Agreement, dated January 2021, by and between the Farms of Teranga S.A. and the Municipality of Fass Ngom.	Form S-4/A	File No. 333-269342	10.18	October 27, 2023

10.16	Contribution Agreement, dated June 24, 2021, by and between the shareholders of Agro Industries Corp listed as signatories thereto, Agro Industries Corp. and African Agriculture, Inc.	Form S-4/A	File No. 333-269342	10.19	October 27, 2023

10.17	Amended and Restated Employment Agreement, dated May 21, 2022, by and between African Agriculture, Inc. and Harry Green.	Form S-4/A	File No. 333-269342	10.20	October 27, 2023

10.18	Amended and Restated Advisor Agreement, dated May 21, 2022, by and between African Agriculture, Inc. and African Discovery Group, Inc.	Form S-4/A	File No. 333-269342	10.21	October 27, 2023

10.19	African Agriculture, Inc. 2022 Incentive Plan and form Restricted Stock Unit Award Agreement.	Form S-4/A	File No. 333-269342	10.22	October 27, 2023

10.20	Restricted Stock Unit Award Agreement, dated November 1, 2022, by and between African Agriculture, Inc. and African Discovery Group, Inc.	Form S-4/A	File No. 333-269342	10.23	October 27, 2023

10.21	Transaction Bonus and Release, dated November 1, 2022, by and between African Agriculture, Inc. and Harry Green.	Form S-4/A	File No. 333-269342	10.24	October 27, 2023

10.22	First Amendment to Transaction Bonus and Release, dated November 27, 2023 by and between African Agriculture Inc. and Harry Green.	Form 8-K	File No. 001-40722	10.3	November 30, 2023

10.23	Transaction Bonus and Release, dated November 1, 2022, by and between African Agriculture, Inc. and African Discovery Group, Inc.	Form S-4/A	File No. 333-269342	10.25	October 27, 2023

10.24	First Amendment to Transaction Bonus and Release, dated November 27, 2023 by and between African Agriculture Inc. and African Discovery Group Inc.	Form 8-K	File No. 001-40722	10.4	November 30, 2023

10.25	African Agriculture Holdings Inc. 2023 Incentive Plan	Form S-4/A	File No. 333-269342	10.26	October 27, 2023

10.26	Master Agreement, dated February 28, 2018, by and among Gora Seck, Agro Industries Corp, Tampieri Financial Group S.p.A., Tempieri S.p.A., Davide Tampieri and Senhuile S.A.	Form S-4/A	File No. 333-269342	10.27	October 27, 2023

10.27	Intercompany Loan Agreement, dated May 10, 2021, by and among African Agriculture, Inc., Agro Industries Corp. and Global Commodities LTD.	Form S-4/A	File No. 333-269342	10.28	October 27, 2023

10.28	Partnership Agreement, dated May 14, 2022, by and between African Agriculture, Inc. and The Directorate General of Water and Forests.	Form S-4/A	File No. 333-269342	10.29	October 27, 2023

10.29	Joinder to the Letter Agreement, dated December 8, 2022, between the Company, the Sponsor and Mike Brown.	Form S-4/A	File No. 333-269342	10.30	October 27, 2023

10.30	Second Amended and Restated Promissory Note, dated October 27, 2023, between African Agriculture, Inc. and 10X Capital SPAC Sponsor II LLC.	Form S-4/A	File No. 333-269342	10.31	October 27, 2023

10.31	Partnership Contract for Project Development Commercial Agriculture, dated effective September 27, 2023, among African Agriculture, Inc., the Ministry of Agriculture and Deental Yakaare Ndema e Ngynaaka Economic Interest Grouping (GIE-DYNN).	Form S-4/A	File No. 333-269342	10.32	October 27, 2023

10.32	Form of Indemnification Agreement by and between African Agriculture Holdings Inc. and its directors and executive officers.	Form 8-K	File No. 001-40722	10.32	December 12, 2023

21.1	List of Subsidiaries of African Agriculture Holdings Inc.	Form 8-K	File No. 001-40722	21.1	December 12, 2023

23.1*	Consent of WithumSmith+Brown, PC

23.2*	Consent of Whitley Penn LLP, independent registered accounting firm for African Agriculture, Inc.

23.3	Consent of Morrison Cohen LP (included in Exhibit 5.1)

107*	Filing Fee Table

101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Filed herewith.

(b)	Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Edison, State of New York, on December 29, 2023.

AFRICAN AGRICULTURE HOLDINGS INC.

By:	/s/ Alan Kessler
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Alan Kessler and Harry Green his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, severally, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-1, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on December 29, 2023.

Name	Position

/s/ Alan Kessler	Chief Executive Officer and Director
Alan Kessler	(Principal Executive Officer)

/s/ Harry Green	Chief Financial Officer
Harry Green	(Principal Financial and Accounting Officer)

/s/ Russell Read	Director
Russell Read

/s/ Orim Graves	Director
Orim Graves

/s/ Daphne Michelle Titus	Director
Daphne Michelle Titus

/s/ Ambassador Bisa Williams	Director
Ambassador Bisa Williams

/s/ Osman Ahmed	Director
Osman Ahmed

/s/ Modest Jonathan Mero	Director
Modest Jonathan Mero